UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SeaCube Container Leasing Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common shares, par value $0.01 per share, of SeaCube Container Leasing Ltd.

	(2)	Aggregate number of securities to which transaction applies: 20,413,359 common shares

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based on 20,413,359 common shares issued and outstanding as of February 27, 2013. The fee was determined by multiplying (A) the product of (x) the number of common shares that are expected to be issued and outstanding immediately prior to the effective time of the amalgamation and (y) the consideration of $23.00 in cash per common share by (B) 0.00013640 (in accordance with Section 14(g) of the Exchange Act).

	(4)	Proposed maximum aggregate value of transaction: $469,507,257.00

	(5)	Total fee paid: $64,040.79

☐	Fee paid previously with preliminary materials.
☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $63,648.64

	(2)	Form, Schedule or Registration Statement No.: Schedule 14A – Preliminary Proxy Statement

	(3)	Filing Party: SeaCube Container Leasing Ltd.

	(4)	Date Filed: January 29, 2013

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED FEBRUARY 28, 2013

[                    ], 2013

Dear Shareholder:

SeaCube Container Leasing Ltd. (“SeaCube”), 2357575 Ontario Limited (“Buyer”) and SC Acquisitionco Ltd., a subsidiary of Buyer (“Acquisition Sub”), have entered into an Agreement and Plan of Amalgamation, dated as of January 18, 2013 (together with the Bermuda Amalgamation Agreement set forth on Exhibit A thereto, the “amalgamation agreement”). Pursuant to the terms of the amalgamation agreement, SeaCube and Acquisition Sub will amalgamate under the laws of Bermuda, and the amalgamated company will continue as a Bermuda exempted company and as a subsidiary of Buyer (the “amalgamation”).

If the amalgamation is completed, shareholders will have the right to receive $23.00 in cash, without interest and less any applicable withholding tax, for each common share, par value $0.01 per share, of SeaCube (“common shares”) that they own immediately prior to the effective time of the amalgamation.

We will hold a special general meeting of our shareholders (the “special general meeting”) in connection with the proposed amalgamation on [                    ], 2013 at [            ], local time. At the special general meeting, shareholders will be asked to vote on the proposal to approve and adopt the amalgamation agreement and to approve the amalgamation. The affirmative vote of a majority of the votes cast at the special general meeting at which a quorum is present, in accordance with SeaCube’s bye-laws, is required to approve and adopt the amalgamation agreement and to approve the amalgamation.

We cannot complete the amalgamation unless shareholders approve and adopt the amalgamation agreement and to approve the amalgamation. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special general meeting in person, please vote or otherwise submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special general meeting.

The SeaCube board of directors (the “board”) has determined that the amalgamation agreement, the amalgamation and the other transactions contemplated thereby are fair to and in the best interests of SeaCube and its shareholders and has unanimously approved the amalgamation agreement, the amalgamation and the other transactions contemplated thereby. After careful consideration, the board recommends that shareholders vote “FOR” the proposal to approve and adopt the amalgamation agreement and to approve the amalgamation.

The board also recommends that shareholders vote “FOR” the proposal to approve an adjournment of the special general meeting, if necessary or appropriate in the view of the board, to solicit additional proxies in favor of the proposal to approve and adopt the amalgamation agreement and to approve the amalgamation if there are not sufficient votes at the time of such adjournment to approve and adopt the amalgamation agreement and to approve the amalgamation.

In addition, the Securities and Exchange Commission has adopted rules that require us to seek a non-binding, advisory vote with respect to certain compensation that will or may become payable to SeaCube’s named executive officers that is based on or otherwise relates to the amalgamation. The board recommends that shareholders vote “FOR” the named executive officer amalgamation-related compensation proposal described in the accompanying proxy statement.

The obligations of SeaCube and Buyer to complete the amalgamation are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about SeaCube, the special general meeting, the amalgamation agreement and the amalgamation.

On behalf of the board, thank you for your continued support.

Sincerely,

Joseph Kwok

Chief Executive Officer

SeaCube Container Leasing Ltd.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the amalgamation, passed upon the merits of the amalgamation agreement or the transactions contemplated thereby, which would include the amalgamation, or determined if this proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement will not be filed with any government or regulatory authority in Bermuda. Neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for SeaCube’s financial soundness or the correctness of any of the statements made or opinions expressed in this proxy statement.

This proxy statement is dated [                    ], 2013 and is first being mailed to shareholders on or about [                    ], 2013.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED FEBRUARY 28, 2013

SeaCube Container Leasing Ltd.

1 Maynard Drive

Park Ridge, New Jersey 07656

NOTICE OF SPECIAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On [                    ], 2013

Dear Shareholders of SeaCube Container Leasing Ltd.:

We are pleased to invite you to attend the special general meeting (the “special general meeting”) of shareholders of SeaCube Container Leasing Ltd. (“SeaCube”), a Bermuda exempted company, which we will hold at [            ], on [                    ], 2013. The meeting will begin at [            ], local time, and is being held for the following purposes:

•

to consider and vote on a proposal to approve and adopt the Agreement and Plan of Amalgamation, dated as of January 18, 2013, by and among SeaCube, 2357575 Ontario Limited (“Buyer”) and SC Acquisitionco Ltd., a subsidiary of Buyer (together with the Bermuda Amalgamation Agreement set forth on Exhibit A thereto, the “amalgamation agreement”), a copy of which is included as Annex A to this proxy statement of which this notice forms a part, and to approve the amalgamation of SeaCube and SC Acquisitionco Ltd. upon the terms and conditions of the amalgamation agreement (the “amalgamation”);

•

to approve an adjournment of the special general meeting, if necessary or appropriate in the view of the chairman of the special general meeting, to allow the board of directors of SeaCube (the “Board”) to solicit additional proxies in favor of the proposal to approve and adopt the amalgamation agreement and to approve the amalgamation if there are not sufficient votes at the time of such adjournment to approve and adopt the amalgamation agreement and to approve the amalgamation; and

•

to consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to SeaCube’s named executive officers that is based on or otherwise relates to the amalgamation.

Only shareholders that owned our common shares at the close of business on [                    ], 2013 are entitled to notice of, and to vote at, this meeting. A list of our record shareholders will be available at our corporate headquarters located at 1 Maynard Drive, Park Ridge, New Jersey 07656, during ordinary business hours for 10 days prior to the special general meeting.

The affirmative vote of a majority of the votes cast at the special general meeting at which a quorum is present, in accordance with SeaCube’s bye-laws, is required to approve and adopt the amalgamation agreement and to approve the amalgamation. The Board recommends that SeaCube shareholders vote “FOR” the proposal to approve and adopt the amalgamation agreement and to approve the amalgamation.

As of the record date, approximately [    ]% of all common shares, par value $0.01 per share (“common shares”), entitled to vote at the special general meeting were held by Seacastle Operating Company Ltd. (“Seacastle Operating”), which is a subsidiary of Seacastle Inc. Seacastle Inc. is owned by private equity funds that are managed by affiliates of Fortress Investment Group LLC, and by certain employees of Seacastle Inc. In connection with the amalgamation agreement, on January 18, 2013 Seacastle Operating entered into a voting agreement with Buyer (the “voting agreement”), pursuant to which Seacastle Operating agreed, among other things, and subject to certain limited exceptions as set forth in the voting agreement, to vote the common shares held by it in favor of the proposal to approve and adopt the amalgamation agreement and to approve the amalgamation. The voting agreement is further described in the section entitled “The Voting Agreement” beginning on page 79.

Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company or corporation, each shareholder of the Bermuda company is entitled to receive fair value for its shares (determined on a stand-alone basis). For these purposes, the Board considers the fair value for each common share to be $23.00 per share.

Any holder of common shares who is not satisfied that he has been offered fair value for his common shares and whose shares are not voted in favor of the amalgamation agreement and the amalgamation may exercise appraisal rights under Bermuda law to have the fair value of his common shares appraised by the Supreme Court of Bermuda (the “Court”). Persons owning beneficial interests in SeaCube common shares but who are not shareholders of record should note that only persons who are shareholders of record at the close of business on [                    ], 2013 may be able to make an application for appraisal. Any holder of SeaCube common shares intending to exercise appraisal rights MUST file an application for appraisal of the fair value of his SeaCube common shares with the Court within ONE MONTH after the date of this notice of the special general meeting.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ENSURE THE PRESENCE OF A QUORUM, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, SIGN, DATE, AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

Please note that we intend to limit attendance at the special general meeting to shareholders as of the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, please bring to the special general meeting your account statement evidencing your beneficial ownership of common shares as of the record date. All shareholders should also bring photo identification.

The accompanying proxy statement provides a detailed description of the amalgamation and the amalgamation agreement. We urge you to read this proxy statement, including any documents incorporated by reference, and the attached annexes carefully and in their entirety. If you have any questions concerning the amalgamation or this proxy statement of which this notice forms a part, would like additional copies of this proxy statement or need help voting your common shares, please contact SeaCube’s proxy solicitor:

AST Phoenix Advisors

6201 15th Ave, 3rd Floor

Brooklyn, NY 11219

Banks and Brokers: (212) 493-3910

Toll-Free for Shareholders: (877) 478-5038

By Order of the Board of Directors of SeaCube Container Leasing Ltd.,

Lisa D. Leach

Vice President, General Counsel and Corporate Secretary

Park Ridge, New Jersey 07656

[                    ], 2013

i

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE AMALGAMATION TO U.S. HOLDERS	84
Tax Consequences of the Amalgamation Generally	85
U.S. Holders Who Have Not Made an Election to Treat SeaCube as a Qualified Electing Fund	85
Backup Withholding	85
APPRAISAL RIGHTS	86
FUTURE SEACUBE SHAREHOLDER PROPOSALS	88
WHERE YOU CAN FIND MORE INFORMATION	88

ii

SUMMARY OF THE AMALGAMATION

This summary highlights material information contained elsewhere in this proxy statement with respect to the Amalgamation Agreement and the Amalgamation (each, as defined below). We urge you to read the remainder of this proxy statement carefully, including the attached Annexes, and the other documents to which we have referred you. See also the section entitled “Where You Can Find More Information” beginning on page 88. We have included page references in this summary to direct you to a more complete description of the topics presented below.

All references to “SeaCube,” the “Company,” “we,” “us,” or “our” in this proxy statement refer to SeaCube Container Leasing Ltd., a Bermuda exempted company; all references in this proxy statement to “Buyer” refer to 2357575 Ontario Limited, an Ontario, Canada corporation; all references to “Acquisition Sub” refer to SC Acquisitionco Ltd., a Bermuda exempted company and a subsidiary of Buyer formed for the sole purpose of effecting the Amalgamation; all references to the “Amalgamation” refer to the amalgamation of Acquisition Sub with SeaCube upon the terms and conditions of the Amalgamation Agreement, with the amalgamated company (the “Amalgamated Company”) continuing as a Bermuda exempted company and as a subsidiary of Buyer; and, unless otherwise indicated or as the context requires, all references to the “Amalgamation Agreement” refer to the Agreement and Plan of Amalgamation, dated as of January 18, 2013, by and among SeaCube, Buyer and Acquisition Sub, a copy of which is included as Annex A to this proxy statement, together with the statutory Bermuda Amalgamation Agreement set forth on Exhibit A thereto. SeaCube, following the completion of the Amalgamation, is sometimes referred to in this proxy statement as the “Amalgamated Company.”

The Companies

SeaCube Container Leasing Ltd. (see page 19)

SeaCube is one of the world’s largest container leasing companies based on total assets. The containers it leases are among the primary means by which products are shipped internationally because they facilitate the secure and efficient movement of goods via multiple transportation modes, including ships, rail and trucks. The principal activities of the business include the acquisition, leasing, re-leasing and subsequent sale of refrigerated and dry containers and generator sets. These leases are primarily under long-term contracts to a diverse group of the world’s leading shipping lines.

SeaCube’s common shares, par value $0.01 per share (“Common Shares”), are listed with, and trade on, the New York Stock Exchange (the “NYSE”) under the symbol “BOX.”

The principal executive offices of SeaCube are located at 1 Maynard Drive, Park Ridge, New Jersey 07656; its telephone number is 201-391-0800; and its Internet website address is www.seacubecontainers.com. The information provided on or accessible through SeaCube’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Ontario Teachers’ Pension Plan Board (see page 19)

The Ontario Teachers’ Pension Plan Board (“OTPP”) was founded in 1917 and was administered by an arm of the Ontario government. In 1990, the fund was established as an independent corporation with the mandate to administer pensions and invest the plan’s assets. Over the last 20 years, OTPP has transformed itself from largely being a holder of government bonds with a C$19 billion portfolio into one of the world’s largest institutional investors. OTPP is Canada’s largest single-profession pension plan, with approximately C$117.1 billion in net assets as at December 31, 2011. It administers the pensions of approximately 300,000 active and retired teachers, and inactive members, in the province of Ontario.

The principal executive offices of OTPP are located at 5650 Yonge Street, 3 rd Floor, Toronto ON M2M 4H5, and its telephone number is 416-228-5900.

2357575 Ontario Limited (see page 19)

Buyer, a subsidiary of OTPP, is an Ontario, Canada corporation that was formed on January 16, 2013 for the sole purpose of effecting the Amalgamation.

The principal executive offices of Buyer are located at 5650 Yonge Street, 3rd Floor, Toronto ON M2M 4H5, and its telephone number is 416-228-5900.

SC Acquisitionco Ltd. (see page 19)

Acquisition Sub, a subsidiary of Buyer, is a Bermuda exempted company that was formed on January 17, 2013 for the sole purpose of effecting the Amalgamation. Upon the terms and subject to the conditions of the Amalgamation Agreement, SeaCube and Acquisition Sub will amalgamate under the laws of Bermuda, and the Amalgamated Company will continue as a Bermuda exempted company and as a subsidiary of Buyer.

The principal executive offices of Acquisition Sub are located at 5650 Yonge Street, 3rd Floor, Toronto ON M2M 4H5, and its telephone number is 416-228-5900.

The Amalgamation

A copy of the Amalgamation Agreement is attached as Annex A to this proxy statement. We encourage you to read the entire Amalgamation Agreement carefully because it is the principal document governing the Amalgamation. For more information on the Amalgamation Agreement, see the section entitled “The Amalgamation Agreement” beginning on page 60.

Form of the Amalgamation (see page 60)

If the Amalgamation is completed, at the effective time of the Amalgamation (the “Effective Time”), SeaCube and Acquisition Sub will amalgamate under the laws of Bermuda, and the Amalgamated Company will continue as a Bermuda exempted company and as a subsidiary of Buyer.

Transaction Consideration (see page 60)

Upon the terms and subject to the conditions of the Amalgamation Agreement, at the Effective Time, each Common Share (other than (i) Dissenting Shares (as defined below), (ii) Common Shares owned by the Company, Buyer, Acquisition Sub or any of their respective wholly owned subsidiaries and (iii) the Carry-Forward Share (as defined below)) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $23.00 in cash, without interest and less any applicable withholding tax (the “Transaction Consideration”). All Common Shares that have been converted in the Amalgamation will be automatically cancelled and will cease to exist pursuant to the Amalgamation Agreement.

Treatment of Restricted Shares and the Carry-Forward Share (see page 61)

At the Effective Time, any vesting condition or restrictions applicable to each restricted Common Share of SeaCube (each, a “Restricted Share”) outstanding immediately prior to the Effective Time will lapse, and each such Restricted Share will be treated in accordance with the procedures outlined above for Common Shares.

Immediately prior to the Effective Time, a third party will subscribe for one Common Share for aggregate consideration of $0.01 (the “Carry-Forward Share”), and the Company will issue the Carry-Forward Share to such person. At the Effective Time, the Carry-Forward Share will not be converted into the right to receive the Transaction Consideration; instead, the Carry-Forward Share will be converted into and become one fully paid and non-assessable Class A common share, par value $0.01 per share, of the Amalgamated Company.

Recommendation of the Board (see page 37)

After careful consideration, the board of directors of SeaCube (the “Board”) unanimously determined that the terms of the Amalgamation Agreement are fair to and in the best interests of SeaCube and the holders of Common Shares (the “Shareholders”) and unanimously approved the Amalgamation Agreement, the Amalgamation and the other transactions contemplated thereby. Certain factors considered by the Board in reaching its decision to approve the Amalgamation Agreement can be found in the section entitled “The Amalgamation—Reasons for the Amalgamation” beginning on page 35. The Board recommends that the Shareholders vote:

•	FOR the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation at the special general meeting of the Shareholders (the “Special General Meeting”);

•

FOR the proposal to adjourn the Special General Meeting, if necessary or appropriate in the view of the chairman of the Special General Meeting, to allow the Board to solicit additional proxies in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation if there are not sufficient votes at the time of such adjournment to approve and adopt the Amalgamation Agreement and to approve the Amalgamation (the “Adjournment Proposal”); and

•

FOR the proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our Named Executive Officers (as defined below) that is based on or otherwise relates to the Amalgamation (the “Named Executive Officer Amalgamation-Related Compensation Proposal”).

Opinions of Financial Advisors

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (see page 38 and Annex B)

In connection with the Amalgamation, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), SeaCube’s financial advisor, delivered to the Board a written opinion, dated January 18, 2013, as to the fairness, from a financial point of view and as of the date of the opinion, of the Transaction Consideration to be received by the Shareholders (other than Buyer and its affiliates and certain officers and employees of SeaCube who will be given the opportunity to invest in the Amalgamated Company). The full text of the written opinion, dated January 18, 2013, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is included in this proxy statement as Annex B and is incorporated by reference herein in its entirety.

BofA Merrill Lynch provided its opinion to the Board (in its capacity as such) for the benefit and use of the Board in connection with and for purposes of its evaluation of the Transaction Consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the Amalgamation and no opinion or view was expressed as to the relative merits of the Amalgamation in comparison to other strategies or transactions that might be available to SeaCube or in which SeaCube might engage or as to the underlying business decision of SeaCube to proceed with or effect the Amalgamation. BofA Merrill Lynch’s opinion does not address any other aspect of the Amalgamation and does not constitute a recommendation to any Shareholder as to how to vote or act in connection with the proposed Amalgamation or any related matter.

SeaCube has agreed to pay BofA Merrill Lynch fees, which are currently estimated to be approximately $4.2 million, for its services as financial advisor to SeaCube in connection with the Amalgamation, of which $1.0 million became payable upon the delivery of BofA Merrill Lynch’s opinion, and the remainder of which is contingent upon consummation of the Amalgamation.

Opinion of Deutsche Bank Securities Inc. (see page 44 and Annex C)

On January 18, 2013, Deutsche Bank Securities Inc. (“Deutsche Bank”) rendered its oral opinion to the Board, subsequently confirmed in writing, as to the fairness, from a financial point of view, as of the date of the opinion and based upon and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, of the Transaction Consideration of $23.00 in cash per share to be received by the Shareholders in the Amalgamation, excluding Buyer and its affiliates.

The full text of the written opinion of Deutsche Bank, dated January 18, 2013, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is included in this proxy statement as Annex C and is incorporated herein by reference. The summary of Deutsche Bank’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Deutsche Bank’s opinion was addressed to, and for the benefit and use of, the Board in connection with its consideration of the Amalgamation. Deutsche Bank’s opinion does not constitute a recommendation as to how any Shareholder should vote with respect to the Amalgamation or any other matter. Deutsche Bank did not express any opinion as to the underlying business decision of SeaCube to engage in the Amalgamation or the relative merits of the Amalgamation as compared to any alternative transactions or business strategies that might have been available to SeaCube. Furthermore, Deutsche Bank did not express any view or opinion as to the fairness of the consideration to be received by any particular Shareholder.

SeaCube has agreed to pay Deutsche Bank fees, which are currently estimated to be approximately $4.2 million, for its services as financial advisor to SeaCube in connection with the Amalgamation, of which $1.0 million became payable upon the delivery of Deutsche Bank’s opinion, and the remainder of which is contingent upon consummation of the Amalgamation.

Interests of SeaCube’s Directors and Executive Officers in the Amalgamation (see page 51)

In considering the recommendation of the Board to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, the Shareholders should be aware that the Company’s directors and executive officers may have interests in the Amalgamation that are different from, or in addition to, those of the Shareholders generally. These interests are described in the section entitled “The Amalgamation—Interests of SeaCube’s Directors and Executive Officers in the Amalgamation” beginning on page 51. The Board was aware of these interests and considered them, among other matters, in evaluating the Amalgamation Agreement, in reaching its decision to approve the Amalgamation Agreement, the Amalgamation and the other transactions contemplated thereby, and in recommending to the Shareholders that the Amalgamation Agreement be approved and adopted and that the Amalgamation be approved. These interests include the following, among others:

•

On the date the Amalgamation Agreement was signed, SeaCube and Acquisition Sub entered into letter agreements with each executive officer regarding each such executive officer’s employment with SeaCube. The letter agreements with certain executive officers, including Joseph Kwok, SeaCube’s Chief Executive Officer, and Lisa Leach, SeaCube’s General Counsel, also included arrangements with respect to equity investments by such executive in the Amalgamated Company;

•

all of SeaCube’s executive officers and certain of its directors hold Restricted Shares granted under SeaCube’s equity incentive plan or pursuant to a Restricted Share exchange agreement. Immediately prior to the Effective Time, all restrictions on such Restricted Shares will lapse and each Restricted Share will be treated in accordance with the procedures for Common Shares in the Amalgamation; and

•

all of SeaCube’s executive officers participate in the new SeaCube Key Employee Severance Plan (the “Severance Plan”), which provides that if, within the two-year period following a change in control of SeaCube, a participant’s employment is terminated, other than for death or disability, by SeaCube without “cause” or by the participant for “good reason,” the participant will be entitled to receive (i) a lump sum cash severance payment and (ii) a lump sum cash payment equal to COBRA premium costs for the amount of time remaining in the two-year period following the change in control.

Material U.S. Federal Income Tax Consequences of the Amalgamation to U.S. Holders (see page 84)

The exchange of Common Shares for cash in the Amalgamation will generally be a taxable transaction to U.S. holders for United States federal income tax purposes. In general, a U.S. holder whose Common Shares are converted into the right to receive cash in the Amalgamation will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such Common Shares and the U.S. holder’s adjusted tax basis in such Common Shares.

You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Amalgamation to U.S. Holders” beginning on page 84 for a more detailed discussion of the United States federal income tax consequences of the Amalgamation. Tax matters can be complicated, and the tax consequences of the Amalgamation to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the Amalgamation to you.

Regulatory Clearances and Approvals Required for the Amalgamation (see page 57)

CFIUS. The Amalgamation is subject to approval by the Committee on Foreign Investment in the United States (“CFIUS”). CFIUS reviews foreign acquisitions, mergers and takeovers of U.S. businesses to ensure there are no national security issues that will result from such acquisitions. SeaCube and OTPP submitted a joint voluntary notice to CFIUS on February 15, 2013, and the CFIUS review period started on February 19, 2013.

Foreign Antitrust. An approval is also necessary in connection with the Amalgamation under the applicable foreign competition laws in the Republic of Cyprus. The Commission for the Protection of Competition of the Republic of Cyprus granted unconditional clearance for the Amalgamation on February 22, 2013.

Although we expect that all required antitrust and regulatory clearances and approvals will be obtained, we cannot assure you that these clearances and approvals will be timely obtained or obtained at all or that the granting of these clearances and approvals will not involve the imposition of additional conditions on the completion of the Amalgamation, including the requirement to divest assets, or require changes to the terms of the Amalgamation Agreement. These conditions or changes could result in the conditions to the Amalgamation not being satisfied.

Expected Timing of the Amalgamation (see page 61)

We expect to complete the Amalgamation during the first half of 2013, although SeaCube cannot assure completion by any particular date, if at all. The Amalgamation is subject to various regulatory clearances and approvals and other conditions, however, and it is possible that factors outside the control of both companies could result in the Amalgamation being completed at a later time, or not at all. There may be a substantial amount of time between the Special General Meeting and the completion of the Amalgamation. We expect to complete the Amalgamation promptly following the receipt of all required approvals. If the Amalgamation is not completed by July 18, 2013, the Amalgamation Agreement may be terminated by Buyer or the Company.

Conditions to Completion of the Amalgamation (see page 74)

As more fully described in this proxy statement and in the Amalgamation Agreement, each party’s obligation to complete the Amalgamation depends on a number of conditions being satisfied or, where legally permissible, waived, including:

•

approval and adoption of the Amalgamation Agreement by the affirmative vote of a majority of the votes cast at the Special General Meeting at which a quorum is present, in accordance with SeaCube’s bye-laws (“Bye-laws”);

•	no law or order being in effect that restrains, enjoins or otherwise prohibits the consummation of the Amalgamation;

•	receipt of certain required consents and approvals;

•	the expiration or termination of the waiting periods under any applicable pre-clearance or similar approval requirement of applicable foreign competition laws;

•	receipt of a CFIUS Final Order (as defined in the Amalgamation Agreement);

•	accuracy of all representations and warranties made by the other party in the Amalgamation Agreement, subject to materiality thresholds set forth therein; and

•	performance by the other party of its obligations under the Amalgamation Agreement subject to materiality thresholds set forth therein.

Non-Solicitation and Permitted Negotiations (see page 68)

Subject to certain exceptions, the Amalgamation Agreement prohibits SeaCube from, among other things: (i) soliciting, initiating or knowingly encouraging or facilitating the submission of any proposal with respect to an alternative transaction; (ii) engaging in any discussions or negotiations with, or furnishing or disclosing any non-public information relating to SeaCube to, any person that has made or indicated an intention to make a proposal with respect to an alternative transaction; (iii) withdrawing, modifying or amending the Board’s recommendation to adopt the Amalgamation Agreement and to approve the Amalgamation at the Special General Meeting; (iv) approving, endorsing or recommending any proposal that constitutes or is reasonably likely to lead to an alternative transaction; or (v) entering into any agreement in principle, arrangement, understanding or contract relating to a proposal that constitutes or is reasonably likely to lead to an alternative transaction. SeaCube may, however, prior to the approval and adoption of the Amalgamation Agreement by the Shareholders and upon the terms and subject to the conditions set forth therein, provide information to and engage in negotiations or discussions with a third party who makes an unsolicited written acquisition proposal that constitutes, or is reasonably likely to lead to, a Superior Proposal (as defined below), if the Board determines in good faith after consultation with its financial advisors and outside counsel that engaging in such negotiations or discussions is necessary in order for the Board to comply with its fiduciary duties under applicable law.

Prior to approval and adoption of the Amalgamation Agreement by the Shareholders, the Board may, upon receipt of a Superior Proposal, change its recommendation that the Shareholders approve and adopt the Amalgamation Agreement, subject to complying with certain notice and other specified conditions set forth therein, including offering to negotiate with Buyer with respect to the terms and conditions of the Amalgamation Agreement in response to a proposal for an alternative transaction. If the Board changes its recommendation with respect to the Amalgamation Agreement, Buyer may terminate the Amalgamation Agreement.

Termination of the Amalgamation Agreement (see page 75)

Buyer, Acquisition Sub and SeaCube may mutually agree to terminate the Amalgamation Agreement at any time prior to the Effective Time. Buyer or the Company may also terminate the Amalgamation Agreement if:

•	the Amalgamation has not been completed by July 18, 2013 (the “Outside Date”);

•	the Amalgamation Agreement has been submitted to the Shareholders for approval, and they do not approve and adopt the Amalgamation Agreement;

•	any law prohibits consummation of the Amalgamation;

•	any governmental order restrains, enjoins or otherwise prohibits the consummation of the Amalgamation, and such order has become final and nonappealable; or

•

there has been a breach, subject to certain materiality thresholds, by the other party of any representation, warranty, covenant or agreement contained in the Amalgamation Agreement, which would result in a failure of the condition concerning the breaching party’s representations and warranties, or concerning the breaching party’s obligations under the Amalgamation Agreement (as described under “The Amalgamation Agreement—Conditions to Completion of the Amalgamation” on page 74) and which has not been cured by the other party within thirty days after its receipt of notice of such breach, except in the case of certain covenant breaches by the Company, which are not cured prior to the date on which the closing of the Amalgamation would have otherwise occurred if such breach were not in existence.

The Amalgamation Agreement may also be terminated by Buyer if:

•	prior to obtaining Shareholder approval, the Board withdraws, modifies or amends its recommendation in any manner adverse to Buyer, or publicly proposes to do any of the foregoing; or

•

(i) the Board approves, endorses or recommends a Superior Proposal, (ii) SeaCube enters into a contract relating to a Superior Proposal, (iii) a tender offer or exchange offer for any issued and outstanding Common Shares is commenced prior to obtaining the vote by the Shareholders to approve and adopt the Amalgamation Agreement and the Board fails to recommend against acceptance by the Shareholders of such tender offer or exchange offer within ten business days after commencement or (iv) SeaCube or the Board publicly announces an intention to take any of the actions listed in clauses (i) through (iii).

The Amalgamation Agreement may also be terminated by SeaCube in order to enter into an agreement for a Superior Proposal, provided that SeaCube has first given Buyer at least four business days’ prior notice of its intent to enter into the agreement for a Superior Proposal and SeaCube has complied with its obligation to give Buyer an opportunity to improve the terms of the Amalgamation Agreement.

See the section entitled “The Amalgamation Agreement—Termination of the Amalgamation Agreement” on page 75 for a more complete discussion of the rights of each of Buyer and SeaCube to terminate the Amalgamation Agreement.

Expenses, Termination Fees and Limited Guaranty (see page 76)

Generally, all fees and expenses incurred in connection with the Amalgamation Agreement and the transactions contemplated by the Amalgamation Agreement will be paid by the party incurring those expenses. If the Amalgamation Agreement is terminated in certain circumstances described in the section entitled “The Amalgamation Agreement—Reimbursement of Expenses, Termination Fees and Effect of Termination” beginning on page 76:

•	SeaCube may be required to pay to Buyer a termination fee of $15,500,000 (the “Company Termination Fee”); or

•

Buyer may be obligated to pay to SeaCube a reverse termination fee of $35,000,000. OTPP has provided a limited guaranty of the obligation of Buyer to pay such reverse termination fee. See the section entitled “The Amalgamation—Limited Guaranty” on page 57 for a more complete description of the limited guaranty.

Specific Performance (see page 78)

The Amalgamation Agreement provides that the parties will be entitled to an injunction or other equitable relief to prevent breaches or violations of the Amalgamation Agreement and to specifically enforce the terms and provisions of the Amalgamation Agreement except for situations where Buyer is obligated to pay to SeaCube a reverse termination fee, in which case the reverse termination fee shall be the sole remedy available to SeaCube.

Financing Related to the Amalgamation (see page 73)

On January 18, 2013, Buyer entered into an equity commitment letter with OTPP (the “Equity Commitment Letter”), pursuant to which and subject to the terms and conditions set forth therein, OTPP committed to contribute $466,632,257 (the “Equity Financing”) to Buyer immediately prior to the Effective Time. In addition, Buyer entered into a debt commitment letter (the “Debt Commitment Letter”), dated January 18, 2013, by and among Wells Fargo Bank, National Association (“Wells Fargo”), Wells Fargo Securities, LLC, OTPP and Buyer, pursuant to which and subject to the terms and conditions set forth therein, Wells Fargo has committed to provide up to $480,000,000 to refinance certain indebtedness of SeaCube.

Appraisal Rights (see page 86)

Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company or corporation, each shareholder of the Bermuda company is entitled to receive fair value for its shares (determined on a stand-alone basis). For these purposes, the Board considers the fair value for each Common Share to be $23.00 per share.

Any Shareholder who is not satisfied that he has been offered fair value for his Common Shares and whose Common Shares are not voted in favor of the Amalgamation Agreement and the Amalgamation may exercise his appraisal rights under Bermuda law to have the fair value of his Common Shares appraised by the Supreme Court of Bermuda (the “Court”). Persons owning beneficial interests in Common Shares but who are not Shareholders of record should note that only persons who are Shareholders of record may be able to make an application for appraisal. Any Shareholder intending to exercise appraisal rights MUST file an application for appraisal of the fair value of his Common Shares with the Court within ONE MONTH after the date of this notice of the Special General Meeting.

The Voting Agreement (see page 79)

Seacastle Operating Company Ltd. (“Seacastle Operating”), a subsidiary of Seacastle Inc., which is owned by private equity funds (the “Funds”) that are managed by affiliates of Fortress Investment Group LLC and by certain employees of Seacastle, Inc., has entered into the voting agreement (the “Voting Agreement”) with Buyer pursuant to which Seacastle Operating has agreed, among other things, (i) subject to certain limited exceptions as set forth in the Voting Agreement, to vote all of the Common Shares beneficially owned by it in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, (ii) to restrict its ability to sell, transfer, pledge, assign or otherwise dispose of any Common Shares, or enter into any contract or similar arrangement to do the same and (iii) not to enter into, solicit, initiate, encourage or take any other action to facilitate any inquiries with respect to a takeover proposal or frustrating transaction (each as defined in the Voting Agreement). In the event that the Amalgamation Agreement is terminated, the Voting Agreement will also terminate. As of the close of business on the record date for the Special General Meeting, the Common Shares held by Seacastle Operating represented, in the aggregate, approximately [    ]% of the issued and outstanding Common Shares.

The Special General Meeting (see page 20)

The Special General Meeting is scheduled to be held at [                    ] on [                    ], 2013 at [            ], local time. The Special General Meeting is being held in order to consider and vote on the following proposals:

•

to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, which is further described in the sections entitled “The Amalgamation” and “The Amalgamation Agreement,” beginning on pages 25 and 60, respectively;

•

to approve an adjournment of the Special General Meeting, if necessary or appropriate in the view of the chairman of the Special General Meeting, to allow the Board to solicit additional proxies in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation if there are not sufficient votes at the time of such adjournment to approve and adopt the Amalgamation Agreement and to approve the Amalgamation; and

•

to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our Named Executive Officers that is based on or otherwise relates to the Amalgamation, discussed under the section entitled “The Amalgamation—Quantification of Potential Payments to Named Executive Officers in Connection with the Amalgamation” beginning on page 55.

Only holders of record of Common Shares at the close of business on [                    ], 2013, the record date for the Special General Meeting, are entitled to notice of, and to vote at, the Special General Meeting or any

adjournments or postponements thereof. At the close of business on the record date, [            ] Common Shares were issued and outstanding, approximately [    ]% of which were held by SeaCube’s directors and executive officers. We currently expect that SeaCube’s directors and executive officers will vote their Common Shares in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, although no director or executive officer has entered into any agreement obligating such person to do so.

The presence of at least two persons at the start of the Special General Meeting representing in person or by proxy more than 50% of the votes attaching to all the issued and outstanding Common Shares will constitute a quorum for the transaction of business at the Special General Meeting. There must be a quorum for business to be conducted at the Special General Meeting. Failure of a quorum to be represented at the Special General Meeting will necessitate an adjournment or postponement and will subject SeaCube to additional expense. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum.

You may cast one vote for each Common Share you own at the close of business on the record date. The proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation requires the affirmative vote of a majority of the votes cast at the Special General Meeting at which a quorum is present, in accordance with the Bye-laws. The Adjournment Proposal and the non-binding, advisory vote on the Named Executive Officer Amalgamation-Related Compensation Proposal each require the affirmative vote of a majority of the votes cast at the Special General Meeting at which a quorum is present.

Although your failure to vote, or failure to instruct your broker, bank or other nominee to vote, will not affect the passage of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, the Adjournment Proposal and, on a non-binding, advisory basis, the Named Executive Officer Amalgamation-Related Compensation Proposal, any such failure will have the practical effect of reducing the number of affirmative votes required to achieve the required majority by reducing the total number of Common Shares from which the majority is calculated.

Delisting and Deregistration of Common Shares (see page 58)

Upon completion of the Amalgamation, Common Shares currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Litigation Relating to the Amalgamation (see page 58)

The Company is aware of six lawsuits relating to the Amalgamation Agreement filed by purported Shareholders against the Company, the Company’s directors, Acquisition Sub and Buyer. Three such lawsuits were filed in New Jersey state court, and allege, among other things, that the directors of the Company have breached their fiduciary duties to the Shareholders and that Acquisition Sub and Buyer aided and abetted the Company’s directors’ alleged breach of their fiduciary duties. Such lawsuits seek, among other things, to preliminarily and permanently enjoin the defendants from effectuating the Amalgamation, along with a declaration that the Company’s directors breached their fiduciary duties, an accounting, rescissory damages, costs and fees. Plaintiffs in one of the three state court lawsuits amended their complaint to assert disclosure claims. Such plaintiffs also filed a motion to consolidate the actions and a motion to expedite discovery. Following the filing of this motion, the parties executed a stipulation and order governing consolidation and discovery. Three additional shareholder lawsuits were filed in New Jersey federal court against the Company, the Company’s directors, Acquisition Sub and Buyer. The federal actions allege that the directors of the Company have engaged in “oppressive” conduct in violation of Section 111 of the Companies Act by entering into the Amalgamation Agreement, and that the preliminary proxy statement is false and misleading in violation of the federal securities laws.

The Company and its directors believe that the claims asserted are without merit.

Market Prices of Common Shares (see page 80)

The Transaction Consideration of $23.00 per share represents a 13.3% premium over $20.30, the closing price per Common Share on January 18, 2013 (the last trading day before the public announcement of the Amalgamation Agreement), a 25% premium over the 50-day volume-weighted average price and a 130% premium over the initial public offering price in October 2010. The closing price of Common Shares on the NYSE on [                    ], 2013, was $[        ] per share. You are encouraged to obtain current market prices of Common Shares in connection with voting your Common Shares.

QUESTIONS AND ANSWERS

The following are some questions that you, as a Shareholder, may have regarding the Amalgamation and the Special General Meeting and the answers to those questions. SeaCube urges you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the Amalgamation and the Special General Meeting. Additional important information is also contained in the Annexes to, and the documents incorporated by reference into, this proxy statement.

Q:	WHAT IS THE PURPOSE OF THE SPECIAL GENERAL MEETING?

A:	At the Special General Meeting, Shareholders will consider and act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, namely:

•	the approval and adoption of the Amalgamation Agreement and approval of the Amalgamation;

•

the approval of an adjournment of the Special General Meeting, if necessary or appropriate in the view of the chairman of the Special General Meeting, to allow the Board to solicit additional proxies in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation if there are not sufficient votes at the time of such adjournment to approve and adopt the Amalgamation Agreement and to approve the Amalgamation; and

•	the approval, on a non-binding, advisory basis, of certain compensation that will or may become payable to our Named Executive Officers that is based on or otherwise relates to the Amalgamation.

Q:	WHAT WILL I RECEIVE IN THE AMALGAMATION?

A:	If the Amalgamation is completed, Shareholders will be entitled to receive $23.00 in cash, without interest and less any applicable withholding tax, for each Common Share that they own.

Q:	WHAT DIVIDENDS WILL I RECEIVE BEFORE THE CLOSING OF THE AMALGAMATION?

A:	SeaCube will not pay a dividend with respect to the fourth quarter of 2012. The Company expects that the Amalgamation will close during the first half of 2013. If the Amalgamation has not closed prior to the scheduled payment date for its regular dividend with respect to the first quarter of 2013, SeaCube will be permitted to pay its regular dividend with respect to the first quarter of 2013 during the second quarter of 2013 in accordance with past practice. The amount of any dividend with respect to the first quarter of 2013, if declared and paid, will not exceed $0.31 per share. In 2012, the Board approved and declared a dividend with respect to the first quarter of 2012 on May 7, 2012, which was paid on June 14, 2012.

Q:	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

A:	The Board recommends that you vote as follows:

•	FOR the approval and adoption of the Amalgamation Agreement and the approval of the Amalgamation;

•

FOR the approval of an adjournment of the Special General Meeting, if necessary or appropriate in the view of the chairman of the Special General Meeting, to allow the Board to solicit additional proxies in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation if there are not sufficient votes at the time of such adjournment to approve and adopt the Amalgamation Agreement and to approve the Amalgamation; and

•	FOR the approval, on a non-binding, advisory basis, of certain compensation that will or may become payable to our Named Executive Officers that is based on or otherwise relates to the Amalgamation.

Q:	WHAT IS THE VOTE REQUIRED TO APPROVE AND ADOPT THE AMALGAMATION AGREEMENT?

A:	The proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation requires the affirmative vote of a majority of the votes cast at the Special General Meeting at which a quorum is present, in accordance with the Bye-laws.

Q:	WHAT IS THE VOTE REQUIRED TO APPROVE THE OTHER PROPOSALS?

A:	The Adjournment Proposal and the non-binding, advisory vote on the Named Executive Officer Amalgamation-Related Compensation Proposal each require the affirmative vote of a majority of the votes cast at the Special General Meeting at which a quorum is present, in accordance with the Bye-laws.

Q:	WHY AM I BEING ASKED TO CONSIDER AND VOTE ON A PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, CERTAIN COMPENSATION THAT WILL OR MAY BECOME PAYABLE TO NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE AMALGAMATION?

A:	Under SEC rules, we are required to seek a non-binding, advisory vote with respect to the compensation that may be paid or become payable to our Named Executive Officers that is based on or otherwise related to the Amalgamation, or “golden parachute” compensation.

Q:	WHAT WILL HAPPEN IF SHAREHOLDERS DO NOT APPROVE THE GOLDEN PARACHUTE COMPENSATION?

A:	Approval of the compensation that will or may become payable to our Named Executive Officers in connection with the Amalgamation is not a condition to completion of the Amalgamation. The vote is an advisory vote and will not be binding on SeaCube or the Amalgamated Company. Therefore, if the Amalgamation Agreement is approved and adopted by Shareholders and the Amalgamation is consummated, this compensation could still be payable regardless of the outcome of the advisory vote.

Q:	AM I ENTITLED TO APPRAISAL RIGHTS INSTEAD OF RECEIVING TRANSACTION CONSIDERATION?

A:	Shareholders who do not vote in favor of the Amalgamation Agreement and who are not satisfied that they have been offered fair value for their Common Shares may exercise, within one month after the date of the giving of notice convening the Special General Meeting, appraisal rights under Bermuda law to have the fair value of their Common Shares appraised by the Court subject to compliance with all of the required procedures, as described under “Appraisal Rights” beginning on page 86. Failure to follow exactly the procedures specified under the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), will result in the loss of appraisal rights. Because of the complexity of the Companies Act relating to appraisal rights, if you are considering exercising your appraisal right we encourage you to seek the advice of your own legal counsel.

Q:	DO YOU EXPECT THE AMALGAMATION TO BE TAXABLE TO THE SHAREHOLDERS?

A:	The exchange of Common Shares for cash in the Amalgamation will generally be a taxable transaction to U.S. holders for United States federal income tax purposes. In general, a U.S. holder whose Common Shares are converted into the right to receive cash in the Amalgamation will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such Common Shares and the U.S. holder’s adjusted tax basis in such Common Shares.

You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Amalgamation to U.S. Holders” beginning on page 84 for a more detailed discussion of the United States federal income tax consequences of the Amalgamation. Tax matters can be complicated, and the tax consequences of the Amalgamation to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the Amalgamation to you.

Q:	WHO MAY ATTEND THE SPECIAL GENERAL MEETING?

A:	Shareholders of record as of the close of business on [ ], 2013, or their duly appointed proxies, may attend the Special General Meeting. “Street name” holders (those whose Common Shares are held through a broker, bank or other nominee) should bring a copy of an account statement reflecting their ownership of Common Shares as of the record date. If you are a “street name” holder and you wish to vote at the Special General Meeting, you must also bring a proxy from the record holder (your broker, bank or other nominee) of the Common Shares authorizing you to vote at the Special General Meeting. We intend to limit attendance to Shareholders as of the record date. All Shareholders should bring photo identification. Cameras, recording devices and other electronic devices are not permitted at the Special General Meeting. Registration will begin at [ ], local time.

Q:	WHO IS ENTITLED TO VOTE AT THE SPECIAL GENERAL MEETING?

A:	Only holders of record of Common Shares at the close of business on [ ], 2013, the record date for the Special General Meeting, are entitled to receive notice of, and to vote at, the Special General Meeting or any adjournments or postponements thereof. At the close of business on the record date, [ ] Common Shares were issued and outstanding, approximately [ ]% of which were held by Seacastle Operating and [ ]% of which were held by SeaCube’s directors and executive officers. Pursuant to, and on the terms and conditions set forth in the Voting Agreement, Seacastle Operating has agreed to vote its Common Shares in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation. We currently expect that SeaCube’s directors and executive officers will vote their Common Shares in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, although no director or executive officer has entered into any agreement obligating such person to do so.

You may cast one vote for each Common Share you own at the close of business on the record date.

Q:	WHO IS SOLICITING MY VOTE?

A:	The Board is soliciting your proxy, and SeaCube will bear the cost of soliciting proxies. AST Phoenix Advisors has been retained to assist with the solicitation of proxies. AST Phoenix Advisors will be paid approximately $10,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the Special General Meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of Common Shares, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by AST Phoenix Advisors or by certain of SeaCube’s directors, officers, and employees, without additional compensation.

Q:	WHAT DO I NEED TO DO NOW?

A:	Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the Annexes. Whether or not you expect to attend the Special General Meeting in person, please submit a proxy to vote your Common Shares as promptly as possible so that your Common Shares may be represented and voted at the Special General Meeting.

Q:	HOW DO I VOTE IF MY SHARES ARE REGISTERED DIRECTLY IN MY NAME?

A:	If you are a record holder of Common Shares, you may vote in person at the Special General Meeting or authorize the persons named as proxies on the Proxy Card to vote your Common Shares by returning the Proxy Card by mail, through the Internet or by telephone. Although SeaCube offers four different voting methods, SeaCube encourages you to vote through the Internet, as SeaCube believes it is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the Special General Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your Proxy Card by mail. If you vote your Common Shares through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your Common Shares through the Internet or by telephone, there is no need for you to mail back your Proxy Card.

To Vote Over the Internet:

Log on to the Internet and go to the website [                ] (24 hours a day, 7 days a week). Have your Proxy Card available when you access the website. You will need the control number from your Proxy Card to vote.

To Vote By Telephone:

On a touch-tone telephone, call [                ] (24 hours a day, 7 days a week). Have your Proxy Card available when you make the call. You will need the control number from your Proxy Card to vote.

To Vote By Proxy Card:

Complete and sign the Proxy Card and mail it to the address indicated on the Proxy Card.

If you return your signed Proxy Card without indicating how you want your Common Shares to be voted with regard to a particular proposal, your Common Shares will be voted in favor of each such proposal. Proxy Cards that are returned without a signature will not be counted as present at the Special General Meeting and cannot be voted.

It is important that you vote your Common Shares. Although your failure to vote, or failure to instruct your broker, bank or other nominee to vote, will not affect the passage of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, the Adjournment Proposal and, on a non-binding, advisory basis, the Named Executive Officer Amalgamation-Related Compensation Proposal, any such failure will have the practical effect of reducing the number of affirmative votes required to achieve the required majority by reducing the total number of Common Shares from which the majority is calculated.

Q:	HOW CAN I REVOKE MY PROXY?

A:	You have the right to revoke your proxy at any time before the Special General Meeting by:

•	submitting a written notice of revocation to Office of the General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656;

•	submitting a later-dated Proxy Card;

•

attending the Special General Meeting and voting in person, which will automatically cancel any proxy previously given, or revoking your proxy in person, but your attendance alone will not revoke any proxy that you have previously given;

•	submitting another vote by telephone or over the Internet; or

•	if applicable, submitting new voting instructions to your broker, bank or other nominee.

If you choose either of the first two methods, you must submit your notice of revocation or your later-dated Proxy Card to the Corporate Secretary of SeaCube, no later than the beginning of the Special General Meeting.

If you have questions about how to vote or revoke your proxy, you should contact our Secretary at Office of the General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656.

Q:	HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

A:	If you are a beneficial owner of Common Shares and your Common Shares are held by your broker, bank or other nominee, often referred to as held in street name, you will receive a form from your broker, bank or other nominee seeking instruction as to how your Common Shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Q:	DO I NEED TO DO ANYTHING WITH MY COMMON SHARE CERTIFICATES NOW?

A:	No. After the Amalgamation is completed, if you hold certificates representing Common Shares (“Share Certificates”) prior to the Amalgamation, the paying agent for the Amalgamation (the “Paying Agent”) will send you a letter of transmittal (a “Letter of Transmittal”) and instructions for exchanging your Share Certificates for the Transaction Consideration. Upon surrender of Share Certificates for cancellation along with the executed Letter of Transmittal and other required documents described in the instructions or otherwise required by the Paying Agent in accordance with the Amalgamation Agreement, you will receive the Transaction Consideration.

Q:	WHEN IS THE PROPOSED AMALGAMATION EXPECTED TO BE CONSUMMATED?

A:	We expect to complete the Amalgamation during the first half of 2013, although SeaCube cannot assure completion by any particular date, if at all.

Q:	WHAT CONSTITUTES A “QUORUM”?

A:	The presence of at least two persons at the start of the Special General Meeting representing in person or by proxy more than 50% of the votes attaching to all the issued and outstanding Common Shares will constitute a quorum for the transaction of business at the Special General Meeting. There must be a quorum for business to be conducted at the Special General Meeting. Failure of a quorum to be represented at the Special General Meeting will necessitate an adjournment or postponement and will subject SeaCube to additional expense. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum.

Q:	WHAT IF I ABSTAIN FROM VOTING?

A:	If you attend the Special General Meeting or send in your signed Proxy Card, but abstain from voting on any proposal, you will still be counted for purposes of determining whether a quorum exists. If you abstain from voting, your abstention will not affect the passage of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, the Adjournment Proposal and, on a non-binding, advisory basis, the Named Executive Officer Amalgamation-Related Compensation Proposal; however, your abstention will have the practical effect of reducing the number of affirmative votes required to achieve the required majority by reducing the total number of Common Shares from which the majority is calculated.

Q:	WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD OR VOTE BY TELEPHONE OR OVER THE INTERNET OR IN PERSON?

A:	If you are a record holder of Common Shares and you do not sign and return your Proxy Card or vote by telephone, over the Internet or in person, your Common Shares will not be voted at the Special General Meeting. Questions concerning Share Certificates and record holders of Common Shares may be directed to American Stock Transfer & Trust Company, LLC at 6201 15th Avenue, Brooklyn, New York 11219 or by telephone at (800) 937-5449 (domestic) or (718) 921-8200 (international). If you are a beneficial owner and your Common Shares are held in street name and you do not issue instructions to your broker, your broker may vote your Common Shares at its discretion only on routine matters, but may not vote your Common Shares on non-routine matters. Under NYSE rules, all of the proposals in this proxy statement are non-routine matters. If a broker or other nominee who holds Common Shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the Common Shares, then a “broker non-vote” will occur.

It is important that you vote your Common Shares. Although your failure to vote, or failure to instruct your broker, bank or other nominee to vote, will not affect the passage of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, the Adjournment Proposal and, on a non-binding, advisory basis, the Named Executive Officer Amalgamation-Related Compensation Proposal, such failure will have the practical effect of reducing the number of affirmative votes required to achieve the required majority by reducing the total number of Common Shares from which the majority is calculated.

Q:	WHAT IS THE EFFECT OF A BROKER NON-VOTE?

A:	A broker non-vote will not affect the passage of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, the Adjournment Proposal and, on a non-binding, advisory basis, the Named Executive Officer Amalgamation-Related Compensation Proposal, although such non-vote will have the practical effect of reducing the number of affirmative votes required to achieve the required majority by reducing the total number of Common Shares from which a majority is calculated.

Q:	WHO WILL COUNT THE VOTES?

A:	The votes will be counted by one or more inspectors of votes appointed for the Special General Meeting.

Q:	CAN I PARTICIPATE IF I AM UNABLE TO ATTEND?

A:	If you are unable to attend the Special General Meeting in person, we encourage you to send in your Proxy Card or to vote by telephone or over the Internet. The Special General Meeting will not be broadcasted telephonically or over the Internet.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE SPECIAL GENERAL MEETING?

A:	SeaCube intends to announce preliminary voting results at the Special General Meeting and publish final results in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the “SEC”) following the Special General Meeting. All reports SeaCube files with the SEC are publicly available when filed.

Q:	WHAT HAPPENS IF THE AMALGAMATION IS NOT CONSUMMATED?

A:	If Shareholders do not approve and adopt the Amalgamation Agreement or if the Amalgamation is not consummated for any other reason, the Shareholders will not receive any payment for their Common Shares in connection with the Amalgamation. Instead, SeaCube will remain a public company, and Common Shares will continue to be listed and traded on the NYSE. The Amalgamation Agreement provides that, upon termination of the Amalgamation Agreement under certain circumstances, SeaCube may be required to pay to Buyer a termination fee of $15,500,000 and, in certain other circumstances, Buyer may be required to pay to SeaCube a reverse termination fee of $35,000,000. See the section entitled “The Amalgamation Agreement—Reimbursement of Expenses, Termination Fees and Effect of Termination” beginning on page 76 for a discussion of the circumstances under which such termination fees will be required to be paid.

Q:	HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT SEACUBE?

A:	SeaCube will provide copies of this proxy statement and its Annual Report to Shareholders, including its Annual Report on Form 10-K, as amended, without charge to any Shareholder who makes a written request to Office of the General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656. SeaCube’s Annual Report on Form 10-K, as amended, and other SEC filings may also be accessed at www.sec.gov or on the Investor Relations section of SeaCube’s website at www.seacubecontainers.com. SeaCube’s website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to our website provided in this proxy statement.

Q:	HOW MANY COPIES SHOULD I RECEIVE IF I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER?

A:	The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more Shareholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those Shareholders. This process, commonly referred to as “householding,” potentially provides extra convenience for Shareholders and cost savings for companies. SeaCube and some brokers may be householding SeaCube’s proxy materials by delivering a single set of proxy materials to multiple Shareholders sharing an address unless contrary instructions have been received from the affected Shareholders. Once you have received notice from your broker or SeaCube that they or it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding, and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of this proxy statement and the annual report and wish to receive only one, please notify your broker if your Common Shares are held in a brokerage account or SeaCube if you are a Shareholder of record. You can notify SeaCube by sending a written request to Office of the General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656, or by calling our Corporate Secretary at (201) 391-0800. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a Shareholder at a shared address to which a single copy of the documents was delivered.

Q:	WHO CAN HELP ANSWER MY QUESTIONS?

A:	If you have questions about the Amalgamation or the other matters to be voted on at the Special General Meeting or desire additional copies of this proxy statement or additional Proxy Cards or otherwise need assistance voting, you should contact:

AST Phoenix Advisors

6201 15th Ave, 3rd Floor

Brooklyn, NY 11219

Banks and Brokers: (212) 493-3910

Toll-Free for Shareholders: (877) 478-5038

or

SeaCube Container Leasing Ltd.

1 Maynard Drive

Park Ridge, New Jersey 07656

(201) 391-0800

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer in this proxy statement, contain certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes,” “anticipates,” “expects,” “may,” “will,” “should,” “estimates,” “intends,” “plans” and other similar expressions are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations of the Company, the expected completion and timing of the Amalgamation and other information relating to the Amalgamation, and may involve known and unknown risks over which we have no control. Those risks include, without limitation:

•	the failure to receive, on a timely basis or otherwise, the required approvals by the Shareholders and government or regulatory agencies;

•	the risk that a condition to closing of the proposed transaction may not be satisfied;

•	the Company’s and Buyer’s ability to consummate the Amalgamation;

•	the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected;

•	operating costs and business disruption may be greater than expected;

•	the ability of the Company to retain and hire key personnel and maintain relationships with providers or other business partners pending the consummation of the transaction; and

•

and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which the Company operates, as detailed from time to time in the Company’s reports filed with the SEC.

Additional information about the risks relating to the Company and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011. The Company and Buyer caution that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, Shareholders and others should carefully consider the foregoing factors and other uncertainties and potential events. We believe that the assumptions on which our forward-looking statements are based are reasonable. However, we cannot assure you that the actual results or developments we anticipate will be realized or, if realized, that they will have the expected effects on our business or operations. All subsequent written and oral forward-looking statements concerning the Amalgamation or other matters addressed in this proxy statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Forward-looking statements speak only as of the date of this proxy statement or the date of any document incorporated by reference in this proxy statement. Except as required by applicable law or regulation, we do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances.

THE COMPANIES

SeaCube Container Leasing Ltd.

SeaCube is one of the world’s largest container leasing companies based on total assets. The containers it leases are among the primary means by which products are shipped internationally because they facilitate the secure and efficient movement of goods via multiple transportation modes, including ships, rail and trucks. The principal activities of the business include the acquisition, leasing, re-leasing and subsequent sale of refrigerated and dry containers and generator sets. These leases are primarily under long-term contracts to a diverse group of the world’s leading shipping lines.

SeaCube’s common shares are listed with, and trade on, the NYSE under the symbol “BOX.”

The principal executive offices of SeaCube are located at 1 Maynard Drive, Park Ridge, New Jersey 07656; its telephone number is 201-391-0800; and its Internet website address is www.seacubecontainers.com. The information provided on or accessible through SeaCube’s website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

Ontario Teachers’ Pension Plan Board

OTPP was founded in 1917 and was administered by an arm of the Ontario government. In 1990, the fund was established as an independent corporation with the mandate to administer pensions and invest the plan’s assets. Over the last 20 years, OTPP has transformed itself from largely being a holder of government bonds with a C$19 billion portfolio into one of the world’s largest institutional investors. OTPP is Canada’s largest single-profession pension plan, with approximately C$117.1 billion in net assets as at December 31, 2011. It administers the pensions of approximately 300,000 active and retired teachers, and inactive members, in the province of Ontario.

The principal executive offices of OTPP are located at 5650 Yonge Street, 3rd Floor, Toronto ON M2M 4H5, and its telephone number is 416-228-5900.

2357575 Ontario Limited

Buyer, a subsidiary of OTPP, is an Ontario, Canada corporation that was formed on January 16, 2013 for the sole purpose of effecting the Amalgamation.

The principal executive offices of Buyer are located at 5650 Yonge Street, 3rd Floor, Toronto ON M2M 4H5, and its telephone number is 416-228-5900.

SC Acquisitionco Ltd.

Acquisition Sub, a subsidiary of Buyer, is a Bermuda exempted company that was formed on January 17, 2013 for the sole purpose of effecting the Amalgamation. Upon the terms and subject to the conditions of the Amalgamation Agreement, SeaCube and Acquisition Sub will amalgamate under the laws of Bermuda, and the Amalgamated Company will continue as a Bermuda exempted company and as a subsidiary of Buyer.

The principal executive offices of Acquisition Sub are located at 5650 Yonge Street, 3rd Floor, Toronto ON M2M 4H5, and its telephone number is 416-228-5900.

THE SPECIAL GENERAL MEETING

This proxy statement is being provided to the Shareholders as part of a solicitation of proxies by the Board for use at the Special General Meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement provides Shareholders with the information they need to know to be able to vote or instruct their vote to be cast at the Special General Meeting.

Date, Time and Place

The Special General Meeting is scheduled to be held at [                    ] on [                    ] at [                    ], local time.

Purpose of the Special General Meeting

At the Special General Meeting, the Shareholders will be asked to consider and vote on the following proposals:

•

to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, which is further described in the sections entitled “The Amalgamation” and “The Amalgamation Agreement,” beginning on pages 25 and 60, respectively;

•

to approve an adjournment of the Special General Meeting, if necessary or appropriate in the view of the chairman of the Special General Meeting, to allow the Board to solicit additional proxies in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation if there are not sufficient votes at the time of such adjournment to approve and adopt the Amalgamation Agreement and to approve the Amalgamation; and

•

to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our Named Executive Officers that is based on or otherwise relates to the Amalgamation, discussed under the section entitled “The Amalgamation—Quantification of Potential Payments to Named Executive Officers in Connection with the Amalgamation” beginning on page 55.

Recommendation of the Board

After careful consideration, the Board unanimously determined that the terms of the Amalgamation Agreement are fair to and in the best interests of SeaCube and the Shareholders and unanimously approved the Amalgamation Agreement, the Amalgamation and the other transactions contemplated thereby. Certain factors considered by the Board in reaching its decision to approve the Amalgamation Agreement can be found in the section entitled “The Amalgamation—Reasons for the Amalgamation” beginning on page 35.

The Board recommends that the Shareholders vote “FOR” the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, “FOR” the Adjournment Proposal, and “FOR” the Named Executive Officer Amalgamation-Related Compensation Proposal.

Record Date; Shareholders Entitled to Vote

Only holders of record of Common Shares at the close of business on [                    ], 2013, the record date for the Special General Meeting, will be entitled to notice of, and to vote at, the Special General Meeting or any adjournments or postponements thereof. At the close of business on the record date, [            ] Common Shares were issued and outstanding and held by [            ] holders of record.

Holders of record of Common Shares are entitled to one vote for each Common Share they own at the close of business on the record date.

Quorum

The presence of at least two persons at the start of the Special General Meeting representing in person or by proxy more than 50% of the votes attaching to all the issued and outstanding Common Shares will constitute a quorum for the transaction of business at the Special General Meeting. There must be a quorum for business to be conducted at the Special General Meeting. Failure of a quorum to be represented at the Special General Meeting will necessitate an adjournment or postponement and will subject SeaCube to additional expense. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum.

Required Vote

The proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, the Adjournment Proposal and the non-binding, advisory vote on the Named Executive Officer Amalgamation-Related Compensation Proposal each require the affirmative vote of a majority of the votes cast at the Special General Meeting at which a quorum is present, in accordance with the Bye-laws.

Failure to Vote, Abstentions and Broker Non-Votes

It is important that you vote your Common Shares. Although your failure to vote, or failure to instruct your broker, bank or other nominee to vote, will not affect the passage of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, the Adjournment Proposal and, on a non-binding, advisory basis, the Named Executive Officer Amalgamation-Related Compensation Proposal, such failure will have the practical effect of reducing the number of affirmative votes required to achieve the required majority by reducing the total number of Common Shares from which the majority is calculated.

If you attend the Special General Meeting or send in your signed Proxy Card, but abstain from voting on any proposal, you will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, the Adjournment Proposal or the Named Executive Officer Amalgamation-Related Compensation Proposal, your abstention will have the same effect as a vote against that proposal.

Broker non-votes will be counted for the purpose of determining the presence of a quorum but will not be counted for purposes of determining the outcome of the vote on any proposal.

An abstention and a broker non-vote will be counted for purposes of determining a quorum. However, if you are the Shareholder of record, and you fail to vote by proxy or by ballot at the Special General Meeting, your Common Shares will not be counted for purposes of determining a quorum. Abstentions, failures to submit a Proxy Card or vote in person and broker non-votes will be treated in the following manner with respect to determining the votes received for each of the proposals:

•

an abstention, failure to submit a Proxy Card or vote in person or a broker non-vote will not affect the passage of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, and, on a non-binding, advisory basis, the Named Executive Officer Amalgamation-Related Compensation Proposal, although any of the foregoing will have the practical effect of reducing the number of affirmative votes required to achieve the required majority by reducing the total number of Common Shares from which the majority is calculated; and

•	an abstention, a failure to submit a Proxy Card or vote in person or a broker non-vote will have no effect on the proposal to approve any adjournment of the Special General Meeting.

Voting by Seacastle Operating and by SeaCube’s Directors and Executive Officers

At the close of business on the record date, [            ] Common Shares were issued and outstanding, approximately [    ]% of which were held by Seacastle Operating and [    ]% of which were held by SeaCube’s

directors and executive officers. Pursuant to, and on the terms and conditions set forth in the Voting Agreement, Seacastle Operating has agreed to vote its Common Shares in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation. We currently expect that SeaCube’s directors and executive officers will vote their Common Shares in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, although no director or executive officer has entered into any agreement obligating such person to do so.

Voting at the Special General Meeting

If you plan to attend the Special General Meeting and wish to vote in person, you will be given a ballot at the Special General Meeting. Please note that if your Common Shares are held by a broker, bank or other nominee, and you wish to vote at the Special General Meeting, you must bring to the Special General Meeting a proxy from the record holder (your broker, bank or other nominee) of the Common Shares authorizing you to vote at the Special General Meeting.

You may also authorize the persons named as proxies on the Proxy Card to vote your Common Shares by returning the Proxy Card by mail, through the Internet or by telephone. Although SeaCube offers four different voting methods, SeaCube encourages you to vote through the Internet, as SeaCube believes it is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the Special General Meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your Proxy Card by mail. If you vote your Common Shares through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers. If you choose to vote your Common Shares through the Internet or by telephone, there is no need for you to mail back your Proxy Card.

To Vote Over the Internet:

Log on to the Internet and go to the website [                ] (24 hours a day, 7 days a week). Have your Proxy Card available when you access the website. You will need the control number from your Proxy Card to vote.

To Vote By Telephone:

On a touch-tone telephone, call [                ] (24 hours a day, 7 days a week). Have your Proxy Card available when you make the call. You will need the control number from your Proxy Card to vote.

To Vote By Proxy Card:

Complete and sign the Proxy Card and mail it to the address indicated on the Proxy Card.

If you return your signed Proxy Card without indicating how you want your Common Shares to be voted with regard to a particular proposal, your Common Shares will be voted in favor of each such proposal. Proxy Cards that are returned without a signature will not be counted as present at the Special General Meeting and cannot be voted.

If your Common Shares are held by your broker, bank or other nominee, you will receive a form from your broker, bank or other nominee seeking instruction as to how your Common Shares should be voted. If you do not issue voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may not vote your Common Shares on any of the proposals. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Revocation of Proxies

You have the right to revoke your proxy at any time before the Special General Meeting by:

•	submitting a written notice of revocation to Office of the General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656;

•	submitting a later-dated Proxy Card;

•

attending the Special General Meeting and voting in person, which will automatically cancel any proxy previously given, or revoking your proxy in person, but your attendance alone will not revoke any proxy that you have previously given;

•	submitting another vote by telephone or over the Internet; or

•	if applicable, submitting new voting instructions to your broker, bank or other nominee.

If you choose either of the first two methods, you must submit your notice of revocation or your later-dated Proxy Card to the Corporate Secretary of SeaCube, no later than the beginning of the Special General Meeting.

If you have questions about how to vote or revoke your proxy, you should contact our Secretary at Office of the General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656.

Shares Held in Name of Broker (Street Name)

If you are a beneficial owner of Common Shares and your Common Shares are held by your broker, bank or other nominee, often referred to as held in street name, you will receive a form from your broker, bank or other nominee seeking instruction as to how your Common Shares should be voted. You should contact your broker, bank or other nominee with questions about how to provide or revoke your instructions.

Tabulation of Votes

The votes will be counted by one or more inspectors of votes appointed for the Special General Meeting.

Solicitation of Proxies

The Board is soliciting your proxy, and SeaCube will bear the cost of soliciting proxies. AST Phoenix Advisors has been retained to assist with the solicitation of proxies. AST Phoenix Advisors will be paid approximately $10,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the Special General Meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, custodians and other like parties to the beneficial owners of Common Shares, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by AST Phoenix Advisors or by certain of SeaCube’s directors, officers and employees, without additional compensation.

Adjournment

In addition to the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation and the Named Executive Officer Amalgamation-Related Compensation Proposal, the Shareholders are also being asked to approve a proposal that will give the chairman of the Special General Meeting authority to adjourn the Special General Meeting for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the Amalgamation Agreement to approve the Amalgamation if there are not sufficient votes at the time of the Special General Meeting to approve the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation. If this proposal is approved, the Special General Meeting could be successively adjourned to any date. In addition, the chairman of the Special General Meeting could postpone the Special General Meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Special General Meeting is adjourned for the purpose of soliciting additional proxies, Shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation but do not indicate a choice on the Adjournment Proposal, your Common Shares will be voted in favor of the Adjournment Proposal. But if you indicate that you wish to vote against the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, your Common Shares will only be voted in favor of the Adjournment Proposal if you indicate that you wish to vote in favor of that proposal.

The Board recommends a vote “FOR” the Adjournment Proposal.

Other Information

You should not return your Share Certificates or send documents representing Common Shares with the Proxy Card. If the Amalgamation is completed, the Paying Agent for the Amalgamation will send you a Letter of Transmittal and instructions for exchanging your Share Certificates for the Transaction Consideration.

THE AMALGAMATION

The discussion of the Amalgamation in this proxy statement is qualified in its entirety by reference to the Amalgamation Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement.

Effects of the Amalgamation

Pursuant to the terms of the Amalgamation Agreement, at the Effective Time, SeaCube and Acquisition Sub will amalgamate under the laws of Bermuda, and the Amalgamated Company will continue as a Bermuda exempted company and as a subsidiary of Buyer.

Upon the terms and subject to the conditions of the Amalgamation Agreement, at the Effective Time, each Common Share (other than (i) Dissenting Shares, (ii) Common Shares owned by the Company, Buyer, Acquisition Sub or any of their respective wholly owned subsidiaries and (iii) the Carry-Forward Share) issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Transaction Consideration less any applicable withholding tax.

At the Effective Time, any vesting condition or restrictions applicable to each Restricted Share outstanding immediately prior to the Effective Time will lapse, and each such Restricted Share will be treated in accordance with the procedures outlined above for Common Shares.

Background of the Amalgamation

As part of the Company’s ongoing strategic planning process, Company management and the Board regularly review and assess the Company’s competitive position, industry trends and potential strategic initiatives. Company management also meets periodically with members of the Board in the ordinary course of business to discuss potential actions to maximize shareholder value, including strategic alternatives such as acquisitions, dispositions and business combinations.

During the first and second quarters of 2012, Joseph Kwok, Chief Executive Officer of the Company, as well as other members of Company management, had discussions in the ordinary course of business with the Board regarding the strategic direction of the Company and opportunities for maximizing shareholder value. Mr. Kwok and members of Company management discussed with the Board recent actions taken by the Company to enhance shareholder value, such as the Company’s secured notes offering completed in June 2012 and the increase in the Company’s borrowing capacity under its credit facilities, improving the Company’s liquidity and increasing its ability to invest in new container assets and pursue new growth opportunities. The Board and Company management noted that these actions, taken together with the Company’s active management of its container assets, had resulted in a significant increase in shareholder value since the Company’s initial public offering in October 2010, as reflected in the Company’s share price. The Board and Company management also discussed potential risks that the Company faced, including the effect of difficult global economic conditions on the Company’s ability to achieve its business plan, and challenges to the Company’s ability to maintain revenue growth and profit margins in future periods.

During this time period, representatives of investment banks covering the container leasing industry called on Company management. As part of the Company’s ongoing review of the industry and the Company’s competitive position within the industry, Company management routinely met with representatives of numerous investment banks, including representatives of BofA Merrill Lynch and Deutsche Bank, to discuss developments in the container leasing industry and the investment banks’ views as to strategic opportunities potentially available to the Company. In August 2012, the Board invited BofA Merrill Lynch and Deutsche Bank to attend its regularly scheduled Board meeting. The Board met on August 23, 2012, with representatives of BofA Merrill Lynch and Deutsche Bank in attendance. At the meeting, representatives of BofA Merrill Lynch and Deutsche Bank each discussed with the Board, among other things, the container leasing industry, the Company’s competitive position in the industry and strategic opportunities available to the Company to enhance shareholder value, including a potential sale of the Company.

On September 13, 2012, the Board held a telephonic meeting, with Company management and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), the Company’s legal counsel, in attendance. The Board and Company management discussed the Company’s business plan, industry trends and the potential for increasing shareholder value through implementation of the Company’s business initiatives. The Board and Company management also discussed the potential risks that the Company faced in achieving its business plan, including competition from larger strategic participants in the industry, the entry of new participants in the industry, the effect of difficult global economic conditions on the Company’s customers and the continued availability of financing on favorable terms, which was necessary for the continued growth and profitability of the Company. After a discussion of the Board’s fiduciary duties in connection with the evaluation of potential strategic alternatives, the Board determined that it would be in the best interests of the Company and its Shareholders to explore whether strategic alternatives, including a sale of the Company, would potentially give Shareholders the opportunity to maximize the value of their investment.

The Board also discussed whether BofA Merrill Lynch and Deutsche Bank should be engaged by the Company to assist it in exploring strategic alternatives. Company management reported that the Company had received and informally discussed fee proposals with each of BofA Merrill Lynch and Deutsche Bank, each of whom had indicated its willingness to assist the Company should the Board decide to explore strategic alternatives. The Board discussed the relevant experience and qualifications of several potential financial advisors, including BofA Merrill Lynch and Deutsche Bank, and also discussed the fact that BofA Merrill Lynch and Deutsche Bank had from time to time been engaged by the Company, and each was familiar with the Company and its industry. The Board then discussed and considered relationships between the Company, the Funds and their affiliated entities, on the one hand, and each of BofA Merrill Lynch and Deutsche Bank, on the other hand, including past and present engagements involving BofA Merrill Lynch, Deutsche Bank and the Funds.

After due consideration of the risks faced by the Company in the current challenging global economic environment, the Board decided to explore a possible sale of the Company as a possible method for maximizing shareholder value. The Board considered the prospects of the Company, the public markets’ valuation of the Company and other companies in the container leasing industry and the potential challenges to achieving the growth required for increased economies of scale in the Company’s business, which is important to the Company’s ability to compete with other industry participants. The fact that the Company’s initial public offering was completed in October 2010 was not material to the Board’s determination to explore a possible sale of the Company as a method for maximizing shareholder value, as the Board believed that the public markets did not fully value the Company. The Board authorized the Company to negotiate terms of engagement with each of BofA Merrill Lynch and Deutsche Bank to act as financial advisors to the Company.

The Board also considered the possible disruption to the Company’s business that could result from the public announcement of an exploratory sale process and the resulting distraction of the attention of Company management and employees, concluding that such risks could be minimized by proceeding with an exploratory sale process on a non-public basis. The Board then authorized Company management to develop, with the assistance of BofA Merrill Lynch and Deutsche Bank, a list of potential buyers of the Company, and to thereafter instruct BofA Merrill Lynch and Deutsche Bank to contact such potential buyers on a confidential basis in order to assess their interest in the Company.

Shortly thereafter, with the assistance of BofA Merrill Lynch and Deutsche Bank, Company management developed a list of potential strategic and financial buyers for the Company, including OTPP. At the instruction of Company management, representatives of BofA Merrill Lynch and Deutsche Bank contacted a total of 22 potential buyers in late September and October, including 14 financial buyers and eight strategic buyers. Four of the parties contacted during that time period executed confidentiality agreements with the Company, including OTPP, which executed a confidentiality agreement with the Company on September 21, 2012. After signing a confidentiality agreement, representatives of BofA Merrill Lynch and Deutsche Bank provided each such potential buyer non-public information about the Company, including cash flow projections and a fleet book. Each of the potential buyers was invited to submit questions via an organized Q&A process, to request expert due diligence sessions and to attend individual management presentations.

On September 21, 2012, a representative of the Company met with Bidder C (a potential financial buyer) to discuss a potential transaction with the Company. Bidder C had been previously identified as a potential buyer of the Company, but had not previously been contacted by the Company’s financial advisors. Shortly thereafter, on September 24, 2012, representatives of BofA Merrill Lynch and Deutsche Bank sent Bidder C a confidentiality agreement, which Bidder C executed on October 11, 2012.

The Company held a management presentation for OTPP on November 2, 2012. Representatives of OTPP attended the presentation, at which members of Company management, including Mr. Kwok, Stephen Bishop, the Company’s Chief Financial Officer and Chief Operating Officer, and Lisa Leach, the Company’s General Counsel, provided OTPP with an overview of the Company’s business, its operations, its fleet assets, its customers and its financing arrangements. Representatives of BofA Merrill Lynch also attended the management presentation.

A telephonic meeting of the Board was held on November 5, 2012, with Company management and representatives of BofA Merrill Lynch and Deutsche Bank in attendance. Representatives of BofA Merrill Lynch and Deutsche Bank presented the Board with an overview of the sale process to date, and noted that while several potential buyers continued to review the opportunity, OTPP and Bidder C had each indicated a desire to pursue a transaction on an expedited basis. The Board determined to grant OTPP and Bidder C access to a virtual data room set up by the Company. The Board, Company management and representatives of BofA Merrill Lynch and Deutsche Bank then discussed five additional strategic buyers, including Bidder A and Bidder B, that had not yet been contacted by representatives of BofA Merrill Lynch and Deutsche Bank, and their potential interest in the Company, as well as their ability to make an offer to purchase of the Company. The Board and Company management also discussed risks associated with sharing competitively sensitive information with such potential strategic buyers, and determined that such risks could be managed through virtual data room procedures and should not preclude the inclusion of such strategic buyers in the sale process. After discussion, the Board authorized representatives of BofA Merrill Lynch and Deutsche Bank to contact the five additional potential strategic buyers, including Bidder A and Bidder B, to assess their interest in a transaction involving the Company. Thereafter, representatives of BofA Merrill Lynch and Deutsche Bank contacted Bidder A and Bidder B, as well as the other strategic bidders identified by Company management. Each of Bidder A and Bidder B expressed interest in exploring a transaction with the Company. Bidder A executed a confidentiality agreement with the Company on November 12, 2012, and Bidder B executed a confidentiality agreement with the Company on November 27, 2012.

The Company held management presentations for Bidder C on November 7, 2012.

Bidder D, a non-U.S. potential financial bidder, executed a confidentiality agreement on November 15, 2012. Bidder E, a non-U.S. potential strategic bidder, executed a confidentiality agreement on November 21, 2012.

On November 15, 2012, potential buyers were provided with a draft of the agreement and plan of amalgamation prepared by Skadden (the “Auction Draft”).

Beginning on November 15, 2012, representatives of BofA Merrill Lynch and Deutsche Bank, at the direction of Company management, sent prospective buyers first round process letters requesting that buyers submit by December 5, 2012 a detailed, non-binding indication of interest to purchase 100% of the equity of the Company.

On November 20, 2012, OTPP’s legal counsel, Sullivan & Cromwell LLP (“Sullivan & Cromwell”), sent an initial due diligence request list to the Company.

On November 26, 2012, OTPP had a telephonic meeting with Company management and representatives of BofA Merrill Lynch and Deutsche Bank regarding OTPP’s ongoing due diligence review of the Company. The following day, Sullivan & Cromwell submitted priority due diligence requests to Company management. Over the next several weeks, OTPP conducted a due diligence review of the Company and its business.

On December 5, 2012, the deadline for submitting non-binding indications of interest, the Company received preliminary indications of interest from OTPP, Bidder A and Bidder C. Prior to the bid deadline, Bidder B indicated to representatives of BofA Merrill Lynch and Deutsche Bank that it would be unable to submit a preliminary indication of interest by the deadline. Company management, after consulting with representatives of BofA Merrill Lynch, Deutsche Bank and Skadden, extended the deadline by two days for Bidder B.

OTPP submitted a preliminary indication of interest on December 5, 2012 that contemplated a purchase price in the range of $22.00 – $23.00 per share in cash and contemplated retaining certain members of Company management following the closing of the amalgamation. Bidder A submitted a preliminary indication of interest that contemplated a purchase price of $20.00 – $21.00 per share, with 50% of the consideration payable in cash and 50% in stock consideration. Bidder A also indicated that any transaction between the Company and Bidder A would require approval of Bidder A’s shareholders. Bidder C submitted a preliminary indication of interest that contemplated a purchase price of $22.00 per share, with 50% cash consideration and 50% stock consideration. Bidder C’s preliminary indication of interest contemplated effecting the combination of the Company and Bidder C through a reverse merger with the Company, whereby the Company would continue as a publicly traded entity. The purchase price ranges included in the initial indications of interest represented a premium of 8.3% to 24.6% over the closing price per Common Share on December 4, 2012, the last trading day before initial indications of interest were received.

On December 6, 2012, Bidder B submitted a preliminary indication of interest that contemplated a purchase price in the range of $21.00 – $22.00 per share in cash.

On December 11, 2012, the Board held a telephonic meeting. Company management, Skadden and representatives of BofA Merrill Lynch and Deutsche Bank were in attendance. At the meeting, representatives of BofA Merrill Lynch and Deutsche Bank described the sales process and summarized the four bids received to date using materials previously circulated to the Board. Representatives of BofA Merrill Lynch and Deutsche Bank noted that they had contacted 32 potential buyers, including 16 strategic buyers and 16 financial buyers. Of these 32 potential buyers, 10 had signed confidentiality agreements and thereafter received confidential information about the Company. Fifteen potential buyers had notified representatives of BofA Merrill Lynch and Deutsche Bank that they had formally withdrawn from the sale process, and representatives of BofA Merrill Lynch and Deutsche Bank reported to the Board that 13 potential bidders had neither withdrawn nor submitted a non-binding indication of interest as of that date, two of which (Bidder D and Bidder E) had informed representatives of BofA Merrill Lynch and Deutsche Bank that each expected to submit a non-binding indication of interest within the following two weeks. After summarizing the status of the sale process, representatives of BofA Merrill Lynch and Deutsche Bank described each bid in detail. The Board discussed the merits of each bid, including completion risk, the form of consideration, the timing to completion and the price ranges indicated by each bidder. The Board also discussed that OTPP’s offer contemplated the retention of certain members of Company management following the closing of the amalgamation. The Board requested that it be kept fully informed of the terms proposed by OTPP with respect to the continued employment by, and the terms of any roll-over investment by Company management in, the amalgamated company. After consideration of the merits of each bid, the Board decided to invite OTPP and Bidder B to the final round of the sale process. The Board also authorized Company management to communicate directly with OTPP regarding the proposed terms of their continued employment and investment in the amalgamated company and instructed Company management to keep the Board informed as to the status of such discussions. In addition, the Board instructed representatives of BofA Merrill Lynch and Deutsche Bank to inform each of Bidder A and Bidder C that each would be permitted to advance to the final round of the sale process if it raised its price. The Board also instructed representatives of BofA Merrill Lynch and Deutsche Bank to continue their efforts to solicit indications of interest from potential buyers (including Bidder D and Bidder E).

Following the meeting, representatives of BofA Merrill Lynch and Deutsche Bank called each of Bidder A and Bidder C and conveyed the message of the Board with respect to advancing to the next round of the process. Bidder C indicated that it was unwilling to raise its price and was dropping out of the process. Bidder A told representatives of BofA Merrill Lynch and Deutsche Bank that it would consider the Board request. Thereafter, representatives of BofA Merrill Lynch and Deutsche Bank contacted Bidder D and Bidder E, each of whom indicated that it was withdrawing from the sale process.

On December 12, 2012, Sullivan & Cromwell, on behalf of OTPP, sent a markup of the Auction Draft to Skadden. After review of the OTPP markup of the Auction Draft, certain members of the Board, Company management, Skadden and representatives of BofA Merrill Lynch and Deutsche Bank held a call on December 14 to discuss the principal issues raised by OTPP’s Auction Draft markup. Skadden highlighted certain issues in OTPP’s markup, including, among other things: (i) the inclusion of a reverse termination fee (of an unspecified amount) whereby in the event that certain consents (a list of which consents was not provided) were not received and Buyer was unable to refinance or replace the indebtedness underlying such consents, then the Company’s sole recourse would be to terminate the agreement and plan of amalgamation and receive the reverse termination fee from Buyer and Acquisition Sub; (ii) the absence of any covenant obligating Buyer and Acquisition Sub to use a specified level of efforts to obtain lender consents; (iii) OTPP’s proposal to increase the Company termination fee from 2.5% to 4.0% of the Company’s equity value, payable by the Company to Acquisition Sub if the agreement and plan of amalgamation is terminated by either party under certain circumstances, including a termination by the Company in order to enter into another transaction that constituted a superior proposal; (iv) a prohibition on the Company paying any dividends between signing and closing; (v) the addition of a condition that no more than 5.0% of the Shareholders seek appraisal under Bermuda law; (vi) the removal of certain materiality qualifiers from, and reducing the applicable materiality standards for, certain of the Company’s representations and warranties and covenants; and (vii) the inclusion of a recital that Acquisition Sub shall have entered into letter agreements with certain members of Company management concurrently with the execution of the agreement and plan of amalgamation with respect to their continued employment by the amalgamated company following the closing of the amalgamation. Following the call, Skadden informed Sullivan & Cromwell that Skadden would provide a markup of the agreement and plan of amalgamation, and informed Sullivan & Cromwell that a final round process letter would set forth the timing for receipt of final bids.

On December 13, 2012, Bidder A informed representatives of BofA Merrill Lynch and Deutsche Bank that it was willing to increase the purchase price range in its indication of interest to $22.00 – $23.00 per share. After consulting with, and at the direction of, Company management, representatives of BofA Merrill Lynch and Deutsche Bank invited Bidder A to the final round of the sale process.

Company management gave presentations to OTPP and its financial advisor on December 17, 2012 at BofA Merrill Lynch’s New York offices and to Bidder A on December 18 at Skadden’s New York offices. Messrs. Kwok and Bishop, Ms. Leach, Robert Howarth, the Company’s Controller, and David Doorley, the Company’s Treasurer, were in attendance from the Company at each management presentation, together with representatives of BofA Merrill Lynch and Deutsche Bank. Topics covered in the management presentations included Company and industry overviews, growth strategies, commercial overviews and financial information. Company management met with Bidder B in the San Francisco Bay Area on December 19, 2012 and delivered a similar management presentation to Bidder B.

Following the presentation to OTPP on December 17, 2012, members of Company management met with representatives of OTPP to discuss the terms of continued employment of certain members of Company management by the amalgamated company following the closing of the amalgamation, as well as the potential investment by certain members of Company management in the amalgamated company.

Beginning on December 19, 2012, representatives of BofA Merrill Lynch and Deutsche Bank, on behalf of the Company, sent final round process letters to OTPP, Bidder A and Bidder B, which process letters requested bidders to submit a final binding offer to acquire 100% of the equity of the Company, together with a markup of the agreement and plan of amalgamation that such bidder would be prepared to execute immediately, by January 10, 2013.

On December 19, 2012, a proposed form of voting agreement prepared by Skadden was uploaded to the virtual data room, pursuant to which Seacastle Operating would agree to vote a number of Common Shares beneficially owned by it equal to 40% of the Common Shares issued and outstanding in favor of the amalgamation. The voting agreement would terminate if, among other reasons, the agreement and plan of amalgamation was terminated by the Company in order to enter into another transaction that constituted a superior proposal.

On December 24, representatives of OTPP sent Mr. Kwok draft letter agreements proposed to be entered into with certain members of Company management relating to such persons’ proposed continued employment by, and investment in, the amalgamated company following the closing of the amalgamation.

Skadden and Sullivan & Cromwell exchanged markups of the agreement and plan of amalgamation and continued to negotiate the issues that remained open between the parties during the last weeks of December and the first weeks of January. Sullivan & Cromwell also identified the consents OTPP expected to include on a schedule to the Amalgamation Agreement, which would give rise to the payment of the reverse termination fee by Buyer if Buyer and Acquisition Sub did not close and such consents had not been obtained, or the related indebtedness was not refinanced or replaced. Sullivan & Cromwell also informed Skadden that OTPP would seek the consent of the lenders under a credit agreement with CLI Funding IV LLC (the “CLIF IV Credit Agreement”), a subsidiary of the Company, (which lenders included an affiliate of Deutsche Bank) prior to entering into the agreement and plan of amalgamation.

On December 28, 2012, Skadden sent members of the Board and Company management a list of remaining open issues regarding the agreement and plan of amalgamation and the voting agreement, which included the reverse termination fee, the amount of the Company termination fee, the restriction on dividend payments and the appraisal condition. On December 31, 2012, Skadden sent Sullivan & Cromwell an issues list substantially similar to the one provided by Skadden to members of the Board and Company management.

On January 4, 2013, certain Board members, Company management and representatives of BofA Merrill Lynch, Deutsche Bank and Skadden participated in a call on which representatives of BofA Merrill Lynch and Deutsche Bank provided an update on the sale process and on recent discussions with each of the bidders. Representatives of BofA Merrill Lynch and Deutsche Bank noted that OTPP remained the most active bidder and had completed nearly all of its due diligence. Mr. Kwok reported that OTPP was engaged in discussions with certain members of Company management, including Messrs. Kwok and Bishop and Ms. Leach, relating to their proposed continued employment by, and investment in, the amalgamated company, and that Mr. Kwok had participated in several calls with representatives of OTPP on the topic. Representatives of BofA Merrill Lynch and Deutsche Bank also noted that Bidder A had informed them that it was considering making a bid consisting of greater than 50% stock consideration, despite the fact that its preliminary indication of interest contemplated 50% stock consideration and 50% cash consideration. Representatives of BofA Merrill Lynch and Deutsche Bank then provided an update relating to Bidder B, who had informed representatives of BofA Merrill Lynch and Deutsche Bank in late December that it would likely not be in a position to submit a bid by the January 10, 2013 bid deadline and regardless of timing, its bid would likely be at the lower end of the $21.00 – $22.00 purchase price range included in its preliminary indication of interest. Representatives of BofA Merrill Lynch and Deutsche Bank reported that they had encouraged Bidder B to remain in the process and to submit a bid by the deadline.

Subsequently, Bidder B informed representatives of BofA Merrill Lynch and Deutsche Bank that it would likely not be able to submit a bid until the end of January at the earliest and reiterated that its bid would be toward the lower end of its range. Representatives of BofA Merrill Lynch and Deutsche Bank then informed Company management that all of the potential buyers, other than Buyer, Bidder A and Bidder B, had either formally dropped out of the sale process or were no longer active in the sale process.

Following the January 4, 2013 call with Company management, representatives of BofA Merrill Lynch and Deutsche Bank, at the direction of Company Management, continued to encourage Bidder A to submit a bid by the January 10 bid deadline. Representatives of BofA Merrill Lynch and Deutsche Bank encouraged Bidder A to contact Skadden, through its counsel, to discuss the agreement and plan of amalgamation.

On January 6, 2013, Sullivan & Cromwell sent additional comments from counsel to Wells Fargo, Buyer’s debt financing source. Skadden and Sullivan & Cromwell continued to discuss the remaining open issues in the agreement and plan of amalgamation.

At a meeting on January 8, 2013, Mr. Kwok met with representatives of OTPP to further discuss the continued employment of Messrs. Kwok and Bishop and Ms. Leach, as well as several other employees of the Company, and the terms of their investments in the equity of the amalgamated company.

Also on January 9, 2013, Bidder A informed representatives of BofA Merrill Lynch and Deutsche Bank that it was considering a structure whereby Bidder A would merge into or amalgamate with the Company, and the surviving company or amalgamated company, as applicable, would be a Bermudian entity. Bidder A also informed representatives of BofA Merrill Lynch and Deutsche Bank that its offer would contemplate that a majority of the consideration to be received by Shareholders would be in the form of stock.

On January 10, 2013, representatives of the Company, BofA Merrill Lynch, Deutsche Bank and Skadden discussed the structure proposed by Bidder A, and certain potential issues raised by such a structure, including legal, accounting and regulatory complexity.

OTPP and Bidder A submitted final offer letters on January 10, 2013. Bidder B did not submit an offer letter and informed representatives of BofA Merrill Lynch and Deutsche Bank that it would not be in a position to submit a final offer until the end of January at the earliest, and that its offer would be at the lower end of the range of $21.00 – $22.00 per share included in its preliminary indication of interest.

OTTP’s offer letter included a purchase price of $22.60 per share in cash. OTPP also submitted with the offer letter a proposed form of equity commitment letter from OTPP for the full purchase price and a debt commitment letter from Wells Fargo to be utilized in the event certain lender consents are not obtained prior to the closing of the amalgamation. The offer letter specified that it would expire at 12:00 p.m. (New York City time) the following day, January 11, 2013. OTPP also submitted with its offer letter markups of the agreement and plan of amalgamation and voting agreement, as well as a draft of a limited guaranty from OTPP guaranteeing payment of the reverse termination fee. OTPP’s offer letter stated that, among other things, (i) OTPP had substantially completed its due diligence; (ii) OTPP’s investment committee had approved the proposed transaction; and (iii) OTPP was requesting an exclusivity period of 15 days. OTPP’s markup of the agreement and plan of amalgamation included, among other things, (i) a reverse termination fee of 7.0% payable in the event that lender consents under two Company credit facilities are not received prior to the closing of the amalgamation and Buyer is unable to refinance such facilities; (ii) a Company termination fee of 3.5% (reduced from OTPP’s previous proposal of 4.0%); (iii) a prohibition on the Company paying any dividends between signing and closing; and (iv) the 5.0% appraisal condition. OTPP’s offer letter also contemplated that certain members of Company management would enter into letter agreements concurrently with the execution of the agreement and plan of amalgamation with respect to their continued employment by the amalgamated company following the closing, as well as their investment in the equity of the amalgamated company at Closing.

Bidder A’s offer letter included a purchase price of $21.00 per share, comprised of 80% stock consideration and 20% cash consideration. Bidder A’s offer letter contemplated the inversion structure, as previously discussed with representatives of BofA Merrill Lynch and Deutsche Bank, but the offer lacked specificity with regard to, among other things, the steps necessary to effect the transaction as described. Bidder A’s offer letter included a debt commitment letter that it characterized as sufficient to complete the transaction, including the repayment of any debt of the Company or Bidder A that would be accelerated by the transaction. Bidder A’s offer letter did not include a markup of the agreement and plan of amalgamation, but rather, Bidder A provided a high-level issues list which lacked specificity. In addition, Bidder A’s offer letter noted that it believed it could complete its due diligence and negotiate a definitive agreement within 30 days, and requested an exclusivity period of 30 days. Moreover, Bidder A’s offer letter indicated that the transaction would require approval from Bidder A’s shareholders.

Later on January 10, 2013, representatives of the Company, BofA Merrill Lynch, Deutsche Bank and Skadden held a call to discuss the terms of the offers set forth in the two offer letters received by the Company. Following the call, at the request of representatives of BofA Merrill Lynch and Deutsche Bank made on behalf of the Company, OTPP extended the expiration time of its offer from 12:00 p.m. (New York City time) on January 11 until 6:00 p.m. (New York City time) on January 11, so the Board could convene a meeting to discuss and consider the terms of the offers.

In advance of the Board meeting to be held on January 11, 2013, Skadden sent various discussion materials to the Board, which materials included, among other items, (i) an executive summary of the proposed plan of amalgamation and ancillary documents received from OTPP and (ii) an issues list summarizing the open issues that remained in the draft agreement and plan of amalgamation.

On January 11, 2013, the Board held a telephonic meeting. Members of Company management and representatives of BofA Merrill Lynch, Deutsche Bank and Skadden were also in attendance. Representatives of BofA Merrill Lynch and Deutsche Bank updated the Board regarding the sale process, summarizing the terms of the two offers received from OTPP and Bidder A. The Board also discussed the lender consents required in connection with OTPP’s offer, and noted that OTPP had expressed an interest in seeking consent under the CLIF IV Credit Agreement prior to entering into any definitive agreements with the Company. The Board authorized the appropriate affiliate of Deutsche Bank to enter into discussions with OTPP in connection with any required waivers or consents under the CLIF IV Credit Agreement. Thereafter, Skadden discussed with the Board the fiduciary duties of directors in connection with evaluating strategic alternatives. The Board then discussed OTPP’s request for 15 days of exclusivity and the impending expiration of OTPP’s offer at 6:00 p.m. that day. The Board considered the merits of the two offers, noting that OTPP’s offer contemplated the payment of all-cash consideration, did not include any burdensome conditions and had a relatively short timeline to signing and closing of the amalgamation. The Board also discussed Bidder A’s offer, and in particular noted that Bidder A’s offer contemplated a lower price than OTPP’s offer and that 80% of the consideration would be paid in stock. The Board also noted the potential complexity of the inversion structure proposed by Bidder A, and the potentially longer timeline to completion given the need to obtain Bidder A stockholder approval. The Board considered the relative benefits and risks of the two offers, including the benefits of OTPP’s all-cash offer and the risks associated with Bidder A’s majority-stock consideration, complex structure and required approvals. The Board concluded that OTPP’s offer was more attractive and determined that it would be willing to enter into exclusivity with OTPP if OTPP were to increase its price. The Board confirmed that it was making no decision at this time as to whether to authorize a sale of the Company. The Board authorized representatives of BofA Merrill Lynch and Deutsche Bank to seek a higher price from OTPP as a condition to agreeing to an exclusivity period, and authorized Company management and Skadden to negotiate the proposed final terms of the amalgamation agreement and ancillary documentation and report back to the Board at a subsequent meeting to seek authorization for a sale of the Company, if agreement were reached on the terms of the agreement and plan of amalgamation and ancillary documents. The Board then instructed representatives of BofA Merrill Lynch and Deutsche Bank to inform Bidder A that the Board was considering engaging another bidder on an exclusive basis and, therefore, needed Bidder A’s best and final offer on price. The Board similarly instructed representatives of BofA Merrill Lynch and Deutsche Bank to inform Bidder B that the Board was considering engaging another bidder on an exclusive basis and, therefore, needed to know whether anything had changed with regard to Bidder B’s expected offer price and timing. Representatives of BofA Merrill Lynch and Deutsche Bank called each of Bidder A and Bidder B to convey the Board’s message. Bidder A told representatives of BofA Merrill Lynch and Deutsche Bank that it was unwilling to change the terms of its proposal. Bidder B told representatives of BofA Merrill Lynch and Deutsche Bank that it was not in a position to submit an offer for the Company at this time, and that its expectations with respect to the likely range of its purchase price had not changed.

Shortly thereafter, representatives of BofA Merrill Lynch and Deutsche Bank confirmed to members of the Board that Bidders A and B had not changed their positions with respect to price or timing and that, based on the feedback received from Bidders A and B, neither BofA Merrill Lynch nor Deutsche Bank believed that any of the bidders would be willing to further improve their offers. Members of the Board then instructed representatives of BofA Merrill Lynch and Deutsche Bank to inform OTPP that the Company would be willing to grant OTPP exclusivity if OTPP raised its offer price from $22.60 per share and permitted the Company to continue to pay its regularly scheduled quarterly dividend between signing and closing. OTPP agreed to raise its offer price to $23.00 per share and although it maintained the prohibition on the Company’s payment of its regular quarterly dividend with respect to the quarter ended December 31, 2012, OTPP indicated that it would permit the Company to pay its regularly scheduled quarterly dividend with respect to the quarter ended March 31, 2012 if the amalgamation has not closed by then. At the Board’s instruction, representatives of BofA Merrill Lynch and Deutsche Bank told OTPP that on those terms, the Company would agree to negotiate exclusively with OTPP for a 15-day period. OTPP and the Company subsequently executed an agreement providing for exclusivity until 5:00 p.m. (New York City time) on January 26, 2013. The exclusivity agreement also provided that if the Company and OTPP could not reach a definitive agreement and the Company subsequently entered into a merger, amalgamation, combination or similar transaction representing 20% or more of the fair market value of the Company and its subsidiaries within 75 days from January 11, 2013, then the Company would be required to reimburse OTPP for its documented, out-of-pocket expenses, up to a maximum of $3,000,000. Later that evening, Skadden sent Sullivan & Cromwell a draft of the Company disclosure letter related to the agreement and plan of amalgamation.

Skadden and Sullivan & Cromwell continued to discuss the terms of the agreement and plan of amalgamation and ancillary documents. On January 14, 2013, Skadden and Sullivan & Cromwell prepared a joint issues list, which Skadden sent to members of the Board and Company management. The principal remaining issues included, among other things, the (i) the amount of the reverse termination fee, (ii) the amount of the Company termination fee and (iii) whether the agreement would include an appraisal condition.

On January 15, 2013, Company management and representatives of BofA Merrill Lynch, Deutsche Bank and Skadden held a call to discuss the remaining open issues. Following the call, Skadden called Sullivan & Cromwell to discuss the remaining open issues, although no resolution was reached.

Also on January 15, 2013, Skadden reviewed and discussed with members of Company management the terms of draft letter agreements provided by OTPP relating to such persons’ proposed continued employment by, and investment in, the amalgamated company following the closing of the amalgamation. Later that day, members of Company management engaged separate outside counsel to assist in the negotiation of the letter agreements.

In advance of a Board meeting to be held on January 18, 2013, Skadden sent the Board discussion materials, which included, among other items, (i) an updated executive summary of the OTPP agreement and plan of amalgamation and ancillary documentation, (ii) revised drafts of the OTPP agreement and plan of amalgamation and ancillary documents, (iii) an outline of Skadden’s presentation to the Board addressing the Board’s fiduciary duties and (iv) proposed Board resolutions for consideration. In addition, representatives of BofA Merrill Lynch and Deutsche Bank circulated their respective presentations to the Board.

On January 18, 2013, Skadden sent to Sullivan & Cromwell a proposal to resolve the remaining open terms, which included (i) a reverse termination fee of $35,000,000 (approximately 7.5% of the Company’s equity value), (ii) a Company termination fee of $15,500,000 (approximately 3.3% of the Company’s equity value) and (iii) an 8.0% appraisal condition. Shortly thereafter, Sullivan & Cromwell informed Skadden that such proposal was acceptable to OTPP.

Later that day, the Board met telephonically to consider the final terms of the agreement and plan of amalgamation and the Amalgamation. Representatives of BofA Merrill Lynch, Deutsche Bank and Skadden

updated the Board on the status of negotiations with OTPP. Also at this meeting, representatives of BofA Merrill Lynch reviewed with the Board certain financial analyses of the Transaction Consideration and delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated January 18, 2013, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the Transaction Consideration to be received by the Shareholders (other than OTPP and its affiliates and certain officers and employees of the Company who will be given the opportunity to invest in the Amalgamated Company), was fair, from a financial point of view, to such holders. BofA Merrill Lynch’s financial analysis and written opinion is described below in “—Opinions of Financial Advisors—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated” beginning on page 38. Following BofA Merrill Lynch’s presentation, representatives of Deutsche Bank reviewed with the Board certain financial analyses of the Transaction Consideration and delivered Deutsche Bank’s oral opinion, which opinion was subsequently confirmed in a written opinion dated January 18, 2013, to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, limitations, qualifications and conditions described therein, the Transaction Consideration of $23.00 in cash per share was fair, from a financial point of view, to the holders of Common Shares (other than Buyer and its affiliates). Deutsche Bank’s financial analysis and written opinion is described below in “—Opinions of Financial Advisors—Opinion of Deutsche Bank Securities Inc.” beginning on page 44.

Representatives of BofA Merrill Lynch and Deutsche Bank were then excused from the meeting. Skadden again reviewed in detail the terms of the Amalgamation Agreement and ancillary documents, as well as the Board’s fiduciary duties. The Board also discussed the relationships that BofA Merrill Lynch and Deutsche Bank had with OTPP and the Funds and their respective affiliated entities. Each of BofA Merrill Lynch and Deutsche Bank had noted that they maintained business relationships with OTPP and the Funds and their respective affiliated entities in the ordinary course. The Board also discussed the fact that certain members of Company management, including Messrs. Kwok and Bishop and Ms. Leach, were entering into arrangements with OTPP with respect to their continued employment by the amalgamated company. In addition, the Board noted that each of Mr. Kwok and Ms. Leach had committed to invest in the equity of the amalgamated company at closing.

Following additional discussion and deliberation, the Board approved the Amalgamation Agreement, the Amalgamation and the other transactions contemplated by the Amalgamation Agreement and authorized the Company to enter into the Amalgamation Agreement. In accordance with Bermuda law, the Board also determined that the fair value of the Common Shares was $23.00 per share.

Later on January 18, 2013, Sullivan & Cromwell circulated execution versions of the Amalgamation Agreement and the ancillary documents reflecting the agreement reached earlier that day. Concurrently with the execution of the Amalgamation Agreement and ancillary documents, certain members of management entered into letter agreements with OTPP and the Company with respect to their continued employment by the Amalgamated Company following Closing and their commitments to invest in the equity of the Amalgamated Company at Closing. Shortly thereafter, the Company and OTPP issued a joint press release announcing the transaction.

On January 22, 2013, the Company filed a Current Report on Form 8-K with the SEC disclosing the execution of the Amalgamation Agreement and filing the Amalgamation Agreement as an exhibit, among other documents.

Reasons for the Amalgamation

In the course of the Board making the determinations described above in “—Background of the Amalgamation” beginning on page 25, the Board consulted with management of the Company, as well as the Company’s legal and financial advisors, and considered the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

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the fact that the price proposed by Buyer reflected extensive negotiations between the parties and their respective advisors, and represented the highest offer price that the Company received for the Common Shares after a broad competitive solicitation of interest as well as the Board’s and financial advisors’ belief that the agreed price was the highest price per share Buyer was willing to agree to and the highest any buyer would offer;

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the fact that the Board sought offers to purchase from a broad group of 32 potential buyers, including financial and strategic buyers, 11 of whom entered into confidentiality agreements with the Company and received information related to the Company;

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the fact that the Transaction Consideration of $23.00 per share to be received by the holders of Common Shares in the Amalgamation represents a significant premium over the market price at which Common Shares traded prior to the announcement of the execution of the Amalgamation Agreement, including the fact that the Transaction Consideration of $23.00 represented a premium of approximately:

•	13.3% over the closing price per Common Shares on January 18, 2013, the last trading day before the public announcement of the Amalgamation Agreement;

•	25% over the 50-day volume-weighted average price; and

•	130% over the Company’s initial public offering price in October 2010.

•	the fact that the Common Shares have never traded at prices higher than the Transaction Consideration since the Company went public in October 2010;

•	the fact that the Transaction Consideration is all cash, which provides liquidity and certainty of value to the Shareholders;

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the Company’s current and historical financial condition, results of operations, competitive position, strategic options and prospects, as well as the financial plan and prospects if the Company were to remain an independent public company and the potential impact of those factors on the trading price of Common Shares (which cannot be quantified numerically);

•	the prospective risks to the Company as an independent public company, including the risks and uncertainties with respect to:

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achieving the Company’s growth plans in light of the current and foreseeable market conditions, including the risks and uncertainties in the U.S. and global economy generally and the container leasing industry specifically; and

•	the “risk factors” set forth in the Company’s Form 10-K for the fiscal year ended December 31, 2011.

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the support of the Company’s largest Shareholder, Seacastle Operating, which beneficially owned approximately 42.0% of the aggregate outstanding Common Shares as of January 18, 2013 and will be receiving the same form and amount of Transaction Consideration for its Common Shares as all other Shareholders;

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the opinion of BofA Merrill Lynch, dated January 18, 2013, to the Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Transaction Consideration to be received by the Shareholders (other than Buyer and its affiliates and certain officers and employees of

SeaCube who will be given the opportunity to invest in the Amalgamated Company), as more fully described below in the section entitled “—Opinions of Financial Advisors—Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated” beginning on page 38;

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the opinion of Deutsche Bank, dated January 18, 2013, to the Board as to the fairness, from a financial point of view, as of the date of the opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described therein, of the Transaction Consideration to the Shareholders, excluding Buyer and its affiliates, and the financial analyses related thereto prepared by Deutsche Bank and described below in “—Opinions of Financial Advisors—Deutsche Bank Securities Inc.” beginning on page 44;

•	the terms of the Amalgamation Agreement and the related agreements, including:

•	the limited number and nature of the conditions to Buyer’s obligation to consummate the Amalgamation;

•	the Company’s ability, under certain limited circumstances, to furnish information to and conduct negotiations with any third party regarding a Takeover Proposal;

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the Company’s ability to terminate the Amalgamation Agreement in order to accept a Superior Proposal, subject to paying Buyer the Company Termination Fee, which the Board determined was reasonable in light of, among other things, the benefits of the Amalgamation to the Shareholders, the typical size of such fees in similar transactions and the likelihood that a fee of such size would not preclude or unreasonably restrict the emergence of alternative transactions proposals as more fully described in “The Amalgamation Agreement—Reimbursement of Expenses, Termination Fees and Effect of Termination” beginning on page 76;

•	the ability of the Company to seek specific performance in the event that Buyer fails to close, except in circumstances where the Company’s remedy is limited to receipt of the reverse termination fee;

•	the expectation that there will not be significant antitrust or regulatory impediments to the transaction, and that there will be no significant delays in receiving such approvals; and

•

the inclusion of the sizeable Buyer Termination Fee in circumstances where Buyer fails to close, and (i) certain consents are not received and (ii) the proceeds of the Debt Commitment Financing are not available to Buyer to refinance or replace the indebtedness underlying such consents.

•	the fact that the Amalgamation Agreement contains customary terms and was the product of arm’s-length negotiations; and

•

the availability of appraisal rights to holders of Common Shares who properly exercise their statutory rights under Section 106 of the Companies Act (see the section entitled “Appraisal Rights” beginning on page 86.

The Board also considered and balanced against the potentially positive factors a number of potentially negative factors concerning the Amalgamation, including the following factors:

•

the fact that following the completion of the Amalgamation, the Company will no longer exist as an independent public company and that the Company’s existing Shareholders will not be able to participate in any future earnings or growth of the Company, or in any future appreciation in value of Common Shares;

•	the risk that the Amalgamation might not be completed;

•	the fact that the Transaction Consideration consists of cash and will therefore be taxable to the Shareholders for U.S. federal income tax purposes;

•

the restrictions on the Company’s ability to solicit or engage in discussions or negotiations with a third party regarding a Takeover Proposal and the requirement that the Company pay Buyer the Company Termination Fee if the Board accepts a Superior Proposal;

•

the inclusion of the Buyer Termination Fee, which, in certain circumstances, represents the Company’s sole and exclusive remedy in the event the Company terminates the Amalgamation Agreement as a result of Buyer failing to close, and at such time (i) certain consents from Company lenders have not been received and (ii) the proceeds of the Debt Commitment Financing are not available to Buyer to refinance or replace the indebtedness underlying such consents.

•

the fact that, while the Amalgamation is expected to be completed, there are no assurances that all conditions to the parties’ obligations to complete the Amalgamation will be satisfied or waived, and as a result, it is possible that the Amalgamation may not be completed, as described under “The Amalgamation Agreement—Conditions to Completion of the Amalgamation” beginning on page 74;

•

the possibility of disruption to the Company’s business that could result from the announcement of the Amalgamation and the resulting distraction of management’s attention from day-to-day operations of the business and its ability to attract and retain key employees during the pendency of the Amalgamation;

•

the fact that the Company has incurred and will incur substantial expenses related to the transactions contemplated by the Amalgamation Agreement, regardless of whether the Amalgamation is consummated; and

•

the fact that the Amalgamation Agreement prohibits the Company from taking a number of actions relating to the conduct of its business prior to the closing without prior consultation with Buyer, which may delay or prevent the Company from undertaking business opportunities that may arise during the pendency of the Amalgamation, whether or not the Amalgamation is completed.

During its consideration of the transaction with Buyer, the Board was also aware of and considered that the Company’s directors and executive officers may have interests in the Amalgamation that differ from, or are in addition to, their interests as Shareholders generally, as described under “—Interests of SeaCube’s Directors and Executive Officers in the Amalgamation” beginning on page 51.

After taking into account all of the factors set forth above, as well as others, the Board determined that the potentially positive factors outweighed the potentially negative factors. The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but summarizes the material information and factors considered by the Board in its consideration of the Amalgamation. The Board reached the decision to recommend and approve the Amalgamation Agreement, the Amalgamation and the other transactions contemplated by the Amalgamation Agreement, in light of the factors described above and other factors the Board felt were appropriate. In view of the variety of factors and the quality and amount of information considered, the Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and individual members of the Board may have given different weights to different factors. The Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, management of the Company, BofA Merrill Lynch, Deutsche Bank and Skadden, as financial and legal advisors respectively, and considered the factors overall to be favorable to, and to support, its determinations. It should be noted that this explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Note Regarding Forward-Looking Statements” beginning on page  18.

Recommendation of the Board

After careful consideration, the Board has unanimously determined that the Transaction Consideration constitutes fair value for each Common Share. Under Bermuda law, in the event of an amalgamation of a

Bermuda company with another company or corporation, each shareholder of the Bermuda company is entitled to receive fair value for its shares (determined on a stand-alone basis). For these purposes, the Board considers the fair value for each Common Share to be $23.00 per share. The Board, in accordance with the Companies Act, has deemed it advisable and fair to, and in the best interests of, Shareholders to enter into the Amalgamation Agreement and to consummate the Amalgamation and the other transactions contemplated by the Amalgamation Agreement.

For these purposes, the Board considers the fair value for each Common Share to be $23.00 per share.

The Board recommends a vote “FOR” the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation.

Opinions of Financial Advisors

Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated

SeaCube has retained BofA Merrill Lynch to act as SeaCube’s financial advisor in connection with the Amalgamation. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. SeaCube selected BofA Merrill Lynch to act as SeaCube’s financial advisor in connection with the Amalgamation on the basis of BofA Merrill Lynch’s experience in transactions similar to the Amalgamation and its reputation in the investment community.

On January 18, 2013, at a meeting of the Board held to evaluate the Amalgamation, BofA Merrill Lynch delivered to the Board an oral opinion, which was confirmed by delivery of a written opinion dated January 18, 2013, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the Transaction Consideration to be received by the Shareholders (other than Buyer and its affiliates and certain officers and employees of SeaCube who will be given the opportunity to invest in the Amalgamated Company) was fair, from a financial point of view, to such holders.

The full text of BofA Merrill Lynch’s written opinion to the Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this document and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Board for the benefit and use of the Board (in its capacity as such) in connection with and for purposes of its evaluation of the Transaction Consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the Amalgamation and no opinion or view was expressed as to the relative merits of the Amalgamation in comparison to other strategies or transactions that might be available to SeaCube or in which SeaCube might engage or as to the underlying business decision of SeaCube to proceed with or effect the Amalgamation. BofA Merrill Lynch’s opinion does not address any other aspect of the Amalgamation and does not constitute a recommendation to any Shareholder as to how to vote or act in connection with the proposed Amalgamation or any related matter.

In connection with rendering its opinion, BofA Merrill Lynch:

•	reviewed certain publicly available business and financial information relating to SeaCube;

•

reviewed certain internal financial and operating information with respect to the business, operations and prospects of SeaCube furnished to or discussed with BofA Merrill Lynch by the management of SeaCube, including certain financial forecasts relating to SeaCube prepared by the management of SeaCube (the “SeaCube management forecasts”);

•	discussed the past and current business, operations, financial condition and prospects of SeaCube with Company management;

•	reviewed the trading history for Common Shares and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial and stock market information of SeaCube with similar information of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial terms of the Amalgamation to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

•

considered the results of BofA Merrill Lynch’s efforts and other efforts on behalf of SeaCube to solicit, at the direction of SeaCube, indications of interest and definitive proposals from third parties with respect to a possible acquisition of SeaCube;

•	reviewed the Amalgamation Agreement and the Voting Agreement; and

•	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of Company management that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the SeaCube management forecasts, BofA Merrill Lynch was advised by SeaCube, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of SeaCube as to the future financial performance of SeaCube. BofA Merrill Lynch did not make or was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of SeaCube, nor did it make any physical inspection of the properties or assets of SeaCube. BofA Merrill Lynch did not evaluate the solvency or fair value of SeaCube or Buyer under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of SeaCube, that the Amalgamation would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Amalgamation, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on SeaCube or the contemplated benefits of the Amalgamation.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the Amalgamation (other than the Transaction Consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Amalgamation or any terms, aspects or implications of any rollover, co-investment or other arrangements, agreements or understandings entered into in connection with the Amalgamation or otherwise. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the Transaction Consideration to be received by the Shareholders (other than Buyer and its affiliates and certain officers and employees of SeaCube who will be given the opportunity to invest in the Amalgamated Company) and no opinion or view was expressed with respect to any consideration received in connection with the Amalgamation by the holders of any other class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Amalgamation, or class of such persons, relative to the Transaction Consideration. Furthermore, no opinion or view was expressed as to the relative merits of the Amalgamation in comparison to other strategies or transactions that might be available to SeaCube or in which SeaCube might engage or as to the underlying business decision of SeaCube to proceed with or effect the Amalgamation. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any Shareholder should vote or act in connection with the Amalgamation or any related matter. Except as described above, SeaCube imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee.

The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

SeaCube Financial Analyses

Selected Publicly Traded Companies Analysis. BofA Merrill Lynch reviewed publicly available financial and stock market information for SeaCube and the following three publicly traded companies in the transportation equipment/container leasing and management industry:

•	CAI International, Inc.

•	TAL International Group, Inc.

•	Textainer Group Holdings Limited

BofA Merrill Lynch reviewed, among other things, per share equity values, based on closing share prices on January 17, 2013, of SeaCube and the selected publicly traded companies as a multiple of calendar year 2013 estimated earnings per share (“EPS” or “2013 Price/Earnings”). BofA Merrill Lynch also reviewed per share equity values, based on closing share prices on January 17, 2013, of SeaCube and the selected publicly traded companies as a multiple of book value per share as of September 30, 2012, or September 2012 Price/Book Value. This analysis indicated high, low, mean and median multiples for 2013 Price/Earnings of 9.3x, 6.4x, 7.3x and 6.8x (which analysis includes the implied EPS multiple for TAL International Group, Inc. on a pre-tax basis because it has a higher effective tax rate than SeaCube and the other selected publicly traded companies), respectively, and for September 2012 Price/Book Value of 2.3x, 1.6x, 2.0x and 2.0x, respectively.

BofA Merrill Lynch then applied calendar year 2013 EPS multiples of 6.4x to 9.3x derived from the selected publicly traded companies to SeaCube’s calendar year 2013 estimated EPS (adjusted for non-cash interest) (“2013E EPS”) and applied book value multiples of 1.6x to 2.3x derived from the selected publicly traded companies to SeaCube’s book value as of September 30, 2012. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts’ estimates, and estimated financial data of SeaCube were based on the SeaCube management forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for SeaCube, rounded to the nearest $0.25 per share, as compared to the Transaction Consideration:

Implied Per Share Equity Value Reference Ranges for SeaCube		Transaction Consideration
2013E EPS	Book Value as of September 30, 2012
$19.00 - $27.50	$19.25 - $27.75	$23.00

No company used in this analysis is identical or directly comparable to SeaCube. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which SeaCube was compared.

Selected Precedent Transactions Analysis

BofA Merrill Lynch reviewed, to the extent publicly or otherwise available, financial information relating to the following eight selected transactions involving companies in the transportation equipment/container leasing and management industry:

Announcement Date	Acquiror	Target

• September 2011	• HNA Group Company Limited/Bravia Capital Partners	• GE SeaCo*

• February 2011	• Vestar Capital Partners/Warburg Pincus LLC	• Triton Container International Limited*

• August 2007	• CRX Acquisition Ltd.	• The Cronos Group

• April 2007	• Fortress Investment Group LLC	• Interpool, Inc.

• June 2006	• Fortress Investment Group LLC	• Carlisle Leasing International LLC*

• November 2004	• TAL International Group, Inc.	• Transamerica Maritime Containers**

• October 2000	• Interpool, Inc.	• Transamerica Leasing Inc.—N. America Intermodal division**

• October 2000	• Interpool, Inc.	• The Cronos Group***

*	Transactions included only in the calculation of the mean and median multiples summarized below because multiples were not publicly available for those transactions but were otherwise available to BofA Merrill Lynch.
**	Transactions excluded from the high, low, mean and median multiples summarized below because multiples were not publicly available for those transactions.
***	Transaction excluded from the high, low, mean and median multiples summarized below because it was not completed.

BofA Merrill Lynch reviewed transaction equity values, calculated based on the consideration payable in the selected transaction, as a multiple of the target company’s last fiscal year earnings as of the date of the transaction (“Price/Earnings”), and latest available book value as of the date of the transaction (“Price/Book Value”). This analysis indicated high, low, mean and median multiples for Price/Earnings of 12.3x, 8.7x, 9.7x and 9.5x, respectively, and for Price/Book Value of 1.5x, 1.4x, 1.7x and 1.6x, respectively.

BofA Merrill Lynch then applied EPS multiples of 8.7x to 12.3x derived from the selected transactions to SeaCube’s calendar year 2012 estimated EPS (adjusted to exclude non-cash interest based on the SeaCube management forecasts) (“2012E EPS”), and applied book value multiples of 1.4x to 1.5x derived from the selected transactions to SeaCube’s book value as of September 30, 2012. Estimated financial data of the selected transactions were based on publicly and otherwise available information at the time of announcement of the relevant transaction. Estimated financial data of SeaCube were based on the SeaCube management forecasts. This analysis indicated the following approximate implied per share equity value reference ranges for SeaCube, rounded to the nearest $0.25 per share, as compared to the Transaction Consideration:

Implied Per Share Equity Value Reference Ranges for SeaCube		Transaction Consideration
2012E EPS	Book Value as of September 30, 2012
$22.25 - $31.50	$17.00 - $18.00	$23.00

No company, business or transaction used in this analysis is identical or directly comparable to SeaCube or the Amalgamation. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which SeaCube and the Amalgamation were compared.

Discounted Cash Flow Analysis

BofA Merrill Lynch performed a discounted cash flow analysis of SeaCube to calculate the estimated present value of the standalone levered, after-tax free cash flows that SeaCube was forecasted to generate during SeaCube’s fiscal years 2013 through 2015 based on the SeaCube management forecasts. BofA Merrill Lynch calculated terminal values for SeaCube by applying exit multiples of 6.4x to 9.3x to SeaCube’s normalized terminal year estimated earnings. The cash flows and terminal values were then discounted to present value as of December 31, 2012 using discount rates ranging from 18.75% to 22.75%, which were based on an estimate of SeaCube’s estimated cost of equity. This analysis indicated the following approximate implied per share equity value reference ranges for SeaCube, rounded to the nearest $0.25 per share, as compared to the Transaction Consideration:

Implied Per Share Equity Value Reference Range for SeaCube	Transaction Consideration
$16.75 - $24.75	$23.00

Other Factors

In rendering its opinion, BofA Merrill Lynch also reviewed and considered other factors, including:

•	historical trading prices of Common Shares during the one-year period ended January 17, 2013, noting that the low and high closing prices during such period were $14.68 and $19.72, respectively;

•

present value of analyst share price targets for Common Shares in recently published, publicly available research analysts’ reports, noting that the low and high share price targets discounted to present value utilizing a cost of equity of 20.75% ranged, when rounded to the nearest $0.25 per share, from $16.50 to $20.00;

•	historical average multiples of Price/Book Value and next twelve months Price/Earnings since January 17, 2008 of SeaCube and the selected publicly traded companies referred to above; and

•	the implied premiums of the Transaction Consideration to the closing price of Common Shares as of January 17, 2013 and its historical share prices, including:

•	the 16.6% premium to the closing price of Common Shares on January 17, 2013 of $19.72 per share;

•	the 21.5% premium to the volume weighted average price per Common Share (“VWAP”), for the 30-day period ending January 17, 2013 of $18.94 per share;

•	the 25.2% premium to the VWAP for the 90-day period ending January 17, 2013 of $18.38 per share;

•	the 26.9% premium to the VWAP for the 180-day period ending January 17, 2013 of $18.13 per share;

•	the 43.3% premium to the VWAP for the 360-day period ending January 17, 2013 of $16.05 per share;

•	the 16.6% premium to the 52-week high closing price of Common Shares for the period ending January 17, 2013 of $19.72 per share; and

•	the 16.6% premium to the all-time high closing price of Common Shares of $19.72 per share.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to the Board in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of SeaCube. The estimates of the future performance of SeaCube in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the Transaction Consideration and were provided to the Board in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of SeaCube.

The type and amount of consideration payable in the Amalgamation was determined through negotiations between SeaCube and Buyer, rather than by any financial advisor, and was approved by the Board. The decision to enter into the Amalgamation Agreement was solely that of the Board. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by the Board in its evaluation of the proposed Amalgamation and should not be viewed as determinative of the views of the Board or management with respect to the Amalgamation or the Transaction Consideration.

SeaCube has agreed to pay BofA Merrill Lynch for its services in connection with the Amalgamation an aggregate fee currently estimated to be approximately $4.2 million, $1.0 million of which was payable upon the rendering of its opinion and the remainder of which is contingent upon consummation of the Amalgamation. SeaCube also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of SeaCube, Buyer and certain of their respective affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Fortress Investment Group LLC (“Fortress”) an affiliate of SeaCube, and certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to an affiliate of Fortress in connection with a mergers and acquisition transaction, (ii) having acted or acting as an administrative agent and/or a bookrunner and arranger for, and a lender (including in some instances, a letter of credit or swing line lender) under, certain term loans, letters of credit and other credit facilities and arrangements of Fortress and certain of its affiliates, (iii) having acted or acting as underwriter for various equity and/or debt (including convertible debt) offerings undertaken by Fortress and certain of its affiliates, and (iv) having provided or providing certain treasury and trade management services and products and certain equity, derivatives and foreign exchange trading services to Fortress and certain of its affiliates. During the calendar years 2011 and 2012, BofA Merrill Lynch and its affiliates received or derived, directly or indirectly, aggregate revenues of approximately $111 million from Fortress and certain of its controlled affiliates identified to BofA Merrill Lynch by Fortress for commercial, corporate, and investment banking services.

In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to OTPP and certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including having provided or providing equity, commodity, derivatives and foreign exchange trading services to OTPP. During the calendar years 2011 and 2012, BofA Merrill Lynch and its affiliates received or derived, directly or indirectly, aggregate revenues of approximately $16.4 million from OTPP for commercial, corporate, and investment banking services.

Opinion of Deutsche Bank Securities Inc.

At the January 18, 2013 meeting of the Board, Deutsche Bank rendered its oral opinion to the Board, subsequently confirmed in writing, that, as of such date and based upon and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, the Transaction Consideration of $23.00 in cash per share to be received by the Shareholders in the Amalgamation was fair from a financial point of view to such Shareholders, excluding Buyer and its affiliates.

The full text of Deutsche Bank’s written opinion, dated January 18, 2013, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is included in this proxy statement as Annex C and is incorporated herein by reference. The summary of Deutsche Bank’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Deutsche Bank’s opinion was addressed to, and was for the use and benefit of, the Board in connection with its consideration of the Amalgamation. Deutsche Bank’s opinion does not constitute a recommendation as to how any Shareholder should vote with respect to the Amalgamation or any other matter. Deutsche Bank’s opinion was limited to the fairness, from a financial point of view, of the $23.00 per share Transaction Consideration to be received by the Shareholders (other than Buyer and its affiliates) and does not address any other terms of the Amalgamation, the Amalgamation Agreement or any other agreement entered into or to be entered into in connection with the Amalgamation. Deutsche Bank was not asked to, and Deutsche Bank’s opinion did not, address the fairness of the Amalgamation, or any consideration received in connection therewith, to the holders of any other class of securities, creditors or other constituencies of SeaCube, nor did it address the fairness of the contemplated benefits of the Amalgamation. Deutsche Bank did not express any opinion as to the underlying business decision of SeaCube to engage in the Amalgamation or the relative merits of the Amalgamation as compared to any alternative transactions or business strategies that might have been available to SeaCube. Also, Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any officers, directors or employees of SeaCube, or any class of such persons, in connection with the Amalgamation relative to the Transaction Consideration to be received by the Shareholders or otherwise. Furthermore, Deutsche Bank did not express any view or opinion as to the fairness of the consideration to be received by any particular Shareholder.

In connection with Deutsche Bank’s role as financial advisor to SeaCube, and in arriving at its opinion, Deutsche Bank reviewed certain publicly available financial and other information concerning SeaCube, and certain internal analyses, financial forecasts and other information relating to SeaCube prepared by management of SeaCube. Deutsche Bank also held discussions with Company management and other representatives and advisors of SeaCube regarding the businesses and prospects of SeaCube. In addition, Deutsche Bank:

•	reviewed the reported prices and trading activity for the Common Shares;

•

compared certain financial and stock market information for SeaCube with, to the extent publicly available, similar information for certain other companies it considered relevant whose securities are publicly traded;

•	reviewed, to the extent publicly available, the financial terms of certain recent business combinations which it deemed relevant;

•	reviewed the Amalgamation Agreement and the form of Bermuda amalgamation agreement attached thereto; and

•	performed such other studies and analyses and considered such other factors as it deemed appropriate.

Deutsche Bank did not assume responsibility for independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning SeaCube, including, without limitation, any financial information considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank, with the knowledge and permission of the Board, assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare, obtain or review any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of SeaCube, Buyer or any of their respective subsidiaries, nor did Deutsche Bank evaluate the solvency or fair value of SeaCube, Buyer or the Amalgamated Company under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank assumed, with the knowledge and permission of the Board, that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of SeaCube as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank’s opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Deutsche Bank expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which it becomes aware after the date of its opinion.

For purposes of rendering its opinion, Deutsche Bank assumed, with the knowledge and permission of the Board, that in all respects material to its analysis, the Amalgamation would be consummated in accordance with the terms of the Amalgamation Agreement and the form of Bermuda amalgamation agreement attached thereto, without any waiver, modification or amendment of any term, condition or agreement that would be material to its analysis. Deutsche Bank also assumed, with the knowledge and permission of the Board, that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Amalgamation would be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions would be imposed that would be material to its analysis. Deutsche Bank is not a legal, regulatory, tax or accounting expert and Deutsche Bank relied on the assessments made by SeaCube and its other advisors with respect to such issues.

Deutsche Bank’s opinion was approved and authorized for issuance by a Deutsche Bank fairness opinion review committee.

Summary of Material Financial Analyses

The following is a summary of the material financial analyses contained in the presentation that was made by Deutsche Bank to the Board on January 18, 2013 and that were used in connection with rendering its opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Deutsche Bank, nor does the order in which the analyses are described represent the relative importance or weight given to the analyses by Deutsche Bank. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Deutsche Bank’s analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before January 17, 2013, and is not necessarily indicative of current market conditions.

Historical Trading Analysis

Deutsche Bank reviewed the historical closing prices of the Common Shares for the period commencing with SeaCube’s initial public offering on the IPO Date and for the 52-week period ended January 17, 2013 and noted that the $23.00 per share Transaction Consideration was higher than the all-time high closing price for the Common Shares of $19.72 per share on January 17, 2013.

Selected Companies Analysis

Deutsche Bank reviewed and compared certain financial information and commonly used valuation measurements for SeaCube with corresponding financial information and valuation measurements for the following selected freight container leasing companies:

•	CAI International, Inc.

•	Textainer Group Holdings Limited

•	TAL International Group, Inc.

Although none of the selected companies is directly comparable to SeaCube, the companies included were chosen because they are U.S.-listed publicly traded companies with operations that, for purposes of analysis, may be considered similar to certain operations of SeaCube. Accordingly, the analysis of publicly traded companies was not simply mathematical. Rather, it involved complex considerations and qualitative judgments, reflected in the opinion of Deutsche Bank, concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the valuation of such companies.

Based on the closing prices of the common stock of the selected companies on January 17, 2013, information contained in the most recent public filings of the selected companies, analyst consensus estimates of adjusted earnings per share (“EPS”), for SeaCube and the selected companies and estimates of adjusted EPS prepared by management of SeaCube, Deutsche Bank calculated the following multiples with respect to SeaCube and each of the selected companies:

•	price as a multiple of estimated adjusted EPS (“adjusted P/E multiples”), for each of 2012 and 2013, respectively;

•	price as a multiple of book value as of September 30, 2012; and

•	total enterprise value (“TEV”), as a multiple of net book value of revenue generating assets (“NBVRA”), as of September 30, 2012.

Deutsche Bank also calculated the same multiples based on the $23.00 per share Transaction Consideration.

For purposes of this analysis, net income for SeaCube and each of the selected companies was adjusted to reflect non-cash interest, net of tax and total enterprise value for SeaCube and each of the selected companies was adjusted to reflect minority interests, preferred stock and equity investments.

The results of this analysis are summarized as follows:

ADJ. P/E
	2012E	2013E
Selected Companies
High	9.9x	9.5x
Low	7.5x	6.6x
Median	9.5x	9.0x
SeaCube
Management Projections	7.7x	6.6x
Analyst Consensus Estimates	8.3x	7.2x
Amalgamation	9.7x	8.4x

	PRICE / BOOK VALUE	TEV/NBVRA
	9/30/2012	9/30/2012
Selected Companies
High	2.26x	1.54x
Low	1.71x	1.11x
Median	2.12x	1.16x
SeaCube
January 17, 2013	1.63x	1.09x
Amalgamation	1.91x	1.13x

Based in part upon the multiples of the selected companies described above, Deutsche Bank then calculated a range of estimated implied values per Common Share by applying multiples of 7.5x to 10.0x to 2012 estimated adjusted net income, multiples of 7.5x to 9.5x to 2013 estimated adjusted net income and multiples of 1.71x to 2.26x to book value as of September 30, 2012, in each case as provided by management of SeaCube, resulting in ranges of implied values of approximately $19.25 to $25.50 per Common Share, $22.25 to $28.25 per Common Share and $20.75 to $27.50 per Common Share, respectively.

Selected Precedent Transactions Analysis

Deutsche Bank reviewed publicly available information relating to the following seven selected acquisition transactions in the freight container leasing industry announced since October 2004 (the “selected precedent transactions”):

Date Announced	Target	Acquirer
August 2011	GE Seaco	HNA Group Company and Bravia Capital Partners
February 2011	Triton Container International Limited	Warburg Pincus LLC and Vestar Capital Partners
July 2010	Cronos Ltd.	Kelso & Company and Transportation Capital Group
February 2008	Mobile Storage Group Inc.	Mobile Mini, Inc.
April 2007	Interpool Inc.	Fortress Investment Group LLC
December 2005	Carlisle Leasing International LLC	Fortress Investment Group LLC
October 2004	Transamerica Maritime Containers	TAL International Group, Inc.

With respect to each selected precedent transaction and based on publicly available information, Deutsche Bank calculated the multiples of the target’s total enterprise value (“TEV”), to each of its revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”), respectively, for the twelve-month period prior to announcement of the applicable transaction. For purposes of this analysis EBITDA was adjusted to reflect cash collection on direct finance leases. Deutsche Bank also compared, for informational purposes, these multiples to the corresponding multiples for the Amalgamation.

The results of this analysis are summarized as follows:

TEV as Multiple of
Selected Transactions	LTM Revenue	LTM Adj. EBITDA
Low	2.3x	4.8x
Mean	4.6x	6.4x
Median	5.1x	6.3x
High	6.4x	7.6x
Amalgamation	8.9x	6.1x

Although none of the selected precedent transactions is directly comparable to the proposed Amalgamation, the companies that participated in the selected precedent transactions are such that, for purposes of analysis, the selected transactions may be considered similar to the proposed Amalgamation.

Based in part upon the multiples of the selected precedent transactions described above, Deutsche Bank calculated a range of estimated implied values per Common Share by applying multiples of 6.0x to 6.5x to last twelve months adjusted EBITDA of SeaCube as of September 30, 2012, resulting in a range of implied values of approximately $21.75 to $28.50 per Common Share.

Discounted Cash Flow Analysis

Deutsche Bank performed a discounted cash flow analysis to determine a range of implied present values per Common Share as of December 31, 2012. Deutsche Bank applied discount rates ranging from 17.0% to 19.0%, reflecting estimates of SeaCube’s cost of equity, to the estimated future unlevered free cash flows of SeaCube for the years 2012 through 2015, as provided by management of SeaCube, and to a range of estimated terminal values of SeaCube at the end of such period, respectively, to determine a range of implied equity values for SeaCube as of December 31, 2012. The range of terminal values was calculated by applying multiples ranging from 8.0x to 10.0x to estimated adjusted net income in 2016 assuming no incremental investments in direct finance leases and no cash benefit from the issuance or repayment of debt in the terminal year. This analysis resulted in a range of implied present values per Common Share as of December 31, 2012 of approximately $19.50 to $24.50.

General

The preparation of a fairness opinion is a complex process involving the application of subjective business and financial judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. Deutsche Bank believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all analyses and factors could create a misleading view of the process underlying its opinion. In arriving at its fairness determination, Deutsche Bank did not assign specific weights to any particular analyses.

In conducting its analyses and arriving at its opinion, Deutsche Bank utilized a variety of generally accepted valuation methods. The analyses were prepared solely for the purpose of enabling Deutsche Bank to provide its opinion to the Board as to the fairness, from a financial point of view, of the $23.00 per share Transaction Consideration to be received by the Shareholders (other than Buyer and its affiliates) as of the date of its opinion and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. As described above, in connection with its analyses, Deutsche Bank made, and was provided by management of SeaCube with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Deutsche Bank, SeaCube or Buyer. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of SeaCube, Buyer, or their respective advisors, future results or actual values may be materially different from these forecasts or assumptions.

The terms of the Amalgamation, including the Transaction Consideration, were determined through arm’s-length negotiations between SeaCube and Buyer and were approved by the Board. Although Deutsche Bank provided advice to the Board during the course of these negotiations, the decision to enter into the Amalgamation was solely that of the Board. As described above under “—Reasons for the Amalgamation,” the opinion and presentation of Deutsche Bank to the Board were only one of a number of factors taken into consideration by the Board in making its determination to approve the Amalgamation Agreement and the transactions contemplated by it, including the Amalgamation.

SeaCube selected Deutsche Bank as financial advisor to connection with the Amalgamation based on Deutsche Bank’s qualifications, expertise, reputation and experience in mergers and acquisitions. Pursuant to an engagement letter between SeaCube and Deutsche Bank, dated January 7, 2013, SeaCube has agreed to pay Deutsche Bank fees, which are currently estimated to be approximately $4.2 million, for its services as the financial advisor of SeaCube, of which $1.0 million became payable upon delivery of Deutsche Bank’s opinion (or would have become payable if Deutsche Bank had advised the Board that it was unable to render an opinion that the Transaction Consideration was fair, from a financial point of view, to the Shareholders), and the remainder of which is contingent upon consummation of the Amalgamation. SeaCube has also agreed to reimburse Deutsche Bank for reasonable fees, expenses and disbursements of Deutsche Bank’s counsel and Deutsche Bank’s reasonable travel and other out-of-pocket expenses incurred in connection with the Amalgamation or otherwise arising out of Deutsche Bank’s engagement. SeaCube also agreed to indemnify Deutsche Bank and certain related persons to the fullest extent lawful against certain liabilities, including certain liabilities under the federal securities laws arising out of its engagement or the Amalgamation.

Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. Deutsche Bank is an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) and other financial services to OTPP and its affiliates and portfolio companies for which they have received compensation of approximately €19.4 million for financial advisory and certain financing services during calendar years 2011 and 2012, and for which they may receive compensation in the future, including having acted as joint bookrunner with respect to a term loan and revolving credit facility for GNC Corporation, an affiliate of OTPP, in March 2011, as joint bookrunner with respect to the initial public offering, and multiple subsequent offerings, of Class A common stock of GNC Holdings Inc., an affiliate of OTPP, by GNC Holdings Inc. and certain of its shareholders, including an affiliate of OTPP, commencing in March 2011, as financial advisor to AOT Bedding Super Holdings LLC, an affiliate of OTPP (“AOT”), in connection with the acquisition of a majority stake by Advent International announced in October 2012, as joint bookrunner with respect to an offering of 8.125% senior unsecured notes by AOT in October 2012, and as joint lead arranger and joint bookrunner with respect to a term loan and asset-backed loan for AOT in October 2012. In addition, one or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) and other financial services to SeaCube or its affiliates for which they have received compensation of approximately €1.4 million for financial advisory and certain financing services during calendar years 2011 and 2012, and for which they may receive compensation in the future, including having acted as joint bookrunner in connection with SeaCube’s initial public offering of

9,500,000 Common Shares in October 2010. Members of the DB Group also have acted as joint lead arranger and administrative agent with respect to, and as a lender under, the $150,000,000 amended and restated revolving credit facility of Container Leasing International, LLC, a subsidiary of SeaCube, since November 2010 (under which the DB Group has an aggregate credit commitment of approximately $50,000,000 as of the date hereof). Further, a member of the DB Group is a lender to CLI Funding IV LLC (“CLIF IV”), a subsidiary of SeaCube, pursuant to a credit agreement under which the DB Group has an aggregate commitment of approximately $100,000,000 as of the date hereof. As a condition to its willingness to proceed with the Amalgamation, Buyer has required the appropriate member of the DB Group and the other lenders to CLIF IV to waive the change of control provisions contained in, and to permit the incurrence of subordinated indebtedness under, the documentation related to the CLIF IV indebtedness. At the request of the Board, the appropriate members of the DB Group entered into discussions with OTPP regarding such waivers and, with the knowledge and permission of the Board, entered into a Consent and Amendment, dated January 18, 2013 (the “Consent”), with the other lenders to CLIF IV (collectively, the “CLIF IV Lenders”) and the Company, pursuant to which the CLIF IV Lenders granted the Company the requested waivers and agreed to certain amendments to the CLIF IV credit agreement and management agreement which would, among other things, permit the incurrence of subordinated indebtedness following the Effective Time. Finally, one or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) and other financial services to Fortress, an affiliate of SeaCube, portfolio companies owned by funds managed by affiliates of Fortress, and their respective affiliates for which they have received, and in the future may receive, compensation. During calendar years 2011 and 2012, one or more members of DB Group have received compensation of approximately €15.6 million from Fortress and certain of such portfolio companies (other than SeaCube) which are controlled by investment funds managed by affiliates of Fortress (as identified to Deutsche Bank by Fortress) for financial advisory and certain financing services. The DB Group may also provide investment and commercial banking services to SeaCube, OTPP, Fortress and their respective affiliates and portfolio companies in the future, for which the DB Group would expect to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of OTPP, SeaCube, Fortress and their respective affiliates and portfolio companies for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Certain Company Forecasts

The Company does not as a matter of general practice, develop or publicly disclose long-term forecasts or internal projections of its future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, certain financial forecasts were prepared by Company management and made available to the Board, BofA Merrill Lynch and Deutsche Bank in connection with the Board’s exploration of strategic alternatives. Such financial projections were also provided to OTPP, Buyer, Acquisition Sub and their financial advisor during the due diligence process.

The financial projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. Since the projections cover multiple years, such information by its nature becomes less reliable with each successive year. These financial projections are subjective in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, these financial projections constitute forward-looking information and are subject to risks and uncertainties, including the various risks set forth in the Company’s Form 10-K for the year ended December 31, 2011 and the other reports filed by the Company with the SEC.

The financial projections were prepared solely for internal use and not with a view toward public disclosure or toward complying with generally accepted accounting principles (“GAAP”), the published guidelines of the

SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The financial projections included below were prepared by Company management. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the financial projections included below, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the financial projections. Furthermore, the financial projections do not take into account any circumstances or events occurring after the date they were prepared. Nonetheless, a summary of the projections is provided in this proxy statement only because the projections were made available to Buyer and also to the Board, BofA Merrill Lynch and Deutsche Bank. The financial forecasts are not fact and should not be relied upon as being necessarily indicative of future results, and readers of this information statement are cautioned not to place undue reliance on this information.

The following table presents a summary of the material unaudited projections prepared by Company management and given to Buyer:

Summary Financial Projections

(dollars in millions)

	Year Ending December 31,
	2011A	2012E	2013E	2014E	2015E
Total revenue	$169	$199	$214	$230	$246
Gross profit	$163	$193	$208	$225	$240
EBITDA	$140	$169	$183	$199	$214
EBIT	$93	$115	$126	$138	$148
Adjusted net income (1)	$44	$52	$60	$71	$78
Adjusted EBITDA (2)	$240	$291	$337	$395	$447

(1)	Adjusted net income is defined as net income (loss) before non-cash interest expense related to amortization of deferred financing fees, terminations and modifications of derivative instruments, losses on retirement of debt, fair value adjustments on derivative instruments, loss on swap terminations, and write-offs of goodwill.
(2)	Adjusted EBITDA is defined as income (loss) from continuing operations before income taxes, interest expenses including loss on retirement of debt, depreciation and amortization, fair value adjustments on derivative instruments, loss on terminations and modification of derivative instruments, gain on sale of assets, and write-offs of goodwill plus principal collections on direct finance lease receivables.

Except as may be required by applicable securities laws, the Company does not intend to update or otherwise revise the financial projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the financial projections are shown to be in error or no longer appropriate.

Interests of SeaCube’s Directors and Executive Officers in the Amalgamation

In considering the recommendation of the Board to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, the Shareholders should be aware that the Company’s directors and executive officers may have interests in the Amalgamation that are different from, or in addition to, those of the Shareholders generally. The Board was aware of these interests and considered them, among other matters, in evaluating the Amalgamation Agreement, in reaching its decision to approve the Amalgamation Agreement, the Amalgamation and the other transactions contemplated thereby, and in recommending to the Shareholders that the Amalgamation Agreement be approved and adopted and that the Amalgamation be approved. These interests are described below.

Equity Interests of SeaCube’s Executive Officers and Directors

All of SeaCube’s executive officers and certain of its directors hold Restricted Shares granted under SeaCube’s equity incentive plan or pursuant to a Restricted Share exchange agreement. At the Effective Time, any vesting condition or restrictions applicable to each Restricted Share outstanding immediately prior to the Effective Time will lapse, and each such Restricted Share will be treated in accordance with the procedures for Common Shares.

Summary Table

The following table shows, as of February 27, 2013, the number of outstanding Restricted Shares held by each executive officer and director of SeaCube and the total dollar value of Transaction Consideration that each such executive officer and director will receive in respect of his Restricted Shares in connection with the Amalgamation, subject to any applicable withholding tax.

Name	Number of Restricted Shares	Total Transaction Consideration in Respect of Restricted Shares
Executive Officers
Joseph Kwok	62,501	$1,437,523
Stephen P. Bishop	49,526	$1,139,098
Lisa D. Leach	18,750	$431,250
Non-Employee Directors
Paul R. Goodwin	10,000	$230,000
Douglas A. Hacker	10,000	$230,000
Donald P. Hamm	10,000	$230,000
Martin Tuchman	13,698	$315,054

Employment Arrangements and Letter Agreements

SeaCube previously entered into employment agreements with Messrs. Kwok and Bishop. Pursuant to these agreements, if either of their employment with SeaCube terminates under certain circumstances, then each of Messrs. Kwok and Bishop will be entitled to certain severance benefits as generally described below. On the date the Amalgamation Agreement was signed, SeaCube and Acquisition Sub entered into letter agreements with each executive officer (including Ms. Leach) regarding each such executive officer’s employment with SeaCube. The letter agreements with Mr. Kwok and Ms. Leach also included arrangements with respect to equity investments by such executive in the Amalgamated Company as generally described below.

Joseph Kwok

Mr. Kwok is party to an employment agreement with SeaCube, effective as of May 13, 2010, pursuant to which Mr. Kwok serves as Chief Executive Officer of SeaCube. Upon termination of Mr. Kwok’s employment, other than due to death or disability, by SeaCube without “cause” or by Mr. Kwok for “good reason” (each as defined in Mr. Kwok’s employment agreement), subject to Mr. Kwok’s execution of a release of claims (and the expiration of the applicable revocation period) within 60 days following the date of termination, SeaCube will pay an amount in cash equal to one year of base salary (as in effect on the date of termination) payable in equal monthly installments for a one-year period commencing after the 60th day following the termination of employment and if any performance bonus has been earned with respect to a completed calendar year, but not yet paid at the time of such termination, any such performance bonus will be paid as soon as practicable following the termination of employment. Mr. Kwok’s employment agreement contains non-compete and employee, customer and supplier non-solicitation covenants that remain effective for one year following a termination of employment for any reason. If any payments or benefits provided to Mr. Kwok under his employment agreement or any other plan, agreement or arrangement would be subject to federal excise tax as excess parachute payments, then SeaCube will reduce such payments or benefits to the extent necessary to avoid such tax consequences.

Mr. Kwok is party to a letter agreement with SeaCube and Acquisition Sub, dated January 18, 2013, which provides that Mr. Kwok will continue to be bound by the terms of his employment agreement described above, as amended by the letter agreement effective as of the closing of the Amalgamation, and that he will not resign from employment with SeaCube without “good reason” (as such term is defined in the employment agreement) prior to the closing of the Amalgamation. Under the letter agreement, Mr. Kwok agrees that the Amalgamation will not trigger a “good reason” event under his employment agreement or the Severance Plan (as described below).

Mr. Kwok’s letter agreement further provides that his employment agreement will be amended, effective as of the closing of the Amalgamation, to increase his annual base salary to $425,000, specify that substantially all of his working time will be devoted to the Company, specify that the target for his annual performance bonus will be 100% of his base salary and the maximum will be 175% of his base salary, remove a provision allowing up to 50% of his performance bonus to be granted as restricted shares and revise the definitions of “cause” and “change in control” to be determined by reference to the corporate structure following the Amalgamation. The letter agreement also confirms that the closing of the Amalgamation will cause accelerated vesting of Mr. Kwok’s outstanding Restricted Shares. Pursuant to the letter agreement, Mr. Kwok agrees to enter into a subscription agreement prior to the closing of the Amalgamation to invest $2.25 million in the Amalgamated Company. As an inducement to Mr. Kwok’s continued employment following the closing of the Amalgamation, the letter agreement provides that Mr. Kwok will be granted options to purchase common shares of the Amalgamated Company upon or as soon as practicable following the closing of the Amalgamation covering a number of common shares of the Amalgamated Company representing approximately 33.75% of the option pool to be established pursuant to a stock option plan of the Amalgamated Company. Mr. Kwok’s letter agreement will become null and void in the event the closing of the Amalgamation does not occur. If Mr. Kwok resigns without good reason or is terminated for cause prior to the closing of the Amalgamation, he will continue to be required to make the $2.25 million investment in the Amalgamated Company.

Stephen Bishop

Mr. Bishop is party to an employment agreement with SeaCube, effective as of May 18, 2010, pursuant to which Mr. Bishop serves as Chief Financial Officer and Chief Operating Officer. Upon termination of Mr. Bishop’s employment, other than due to death or disability, by SeaCube without “cause” or by Mr. Bishop for “good reason” (each as defined in Mr. Bishop’s employment agreement), subject to Mr. Bishop’s execution of a release of claims (and the expiration of the applicable revocation period) within 60 days following the date of termination, SeaCube will pay an amount in cash equal to one year of base salary (as in effect at the date of termination) payable in equal monthly installments for a one-year period commencing after the 60th day following the termination of employment and if any performance bonus has been earned with respect to a completed calendar year, but not yet paid at the time of such termination, any such performance bonus will be paid as soon as practicable following the termination of employment. Mr. Bishop’s employment agreement contains non-compete and employee, customer and supplier non-solicitation covenants that remain effective for one year following a termination of employment for any reason. If any payments or benefits provided to Mr. Bishop under his employment agreement or any other plan, agreement or arrangement would be subject to federal excise tax as excess parachute payments, then SeaCube will reduce such payments or benefits to the extent necessary to avoid such tax consequences.

Mr. Bishop is party to a letter agreement with SeaCube and Acquisition Sub, dated January 18, 2013, which provides that Mr. Bishop will continue to be bound by the terms of his employment agreement described above, as amended by the letter agreement effective as of the closing of the Amalgamation, and that he will not resign from employment with SeaCube for any reason prior to the closing of the Amalgamation. Mr. Bishop agrees that the Amalgamation will not trigger a “good reason” event under his employment agreement or the Severance Plan (as described below).

Mr. Bishop’s letter agreement further provides that his employment agreement will be amended, effective as of the closing of the Amalgamation, to increase his annual base salary to $315,000, specify that the target for his annual performance bonus will be 50% of his base salary and the maximum will be 75% of his base salary, remove a provision allowing up to 50% of his performance bonus to be granted as restricted shares and revise the definition of “change in control” to be determined by reference to the corporate structure following the Amalgamation. The letter agreement confirms that the closing of the Amalgamation will cause accelerated vesting of Mr. Bishop’s outstanding Restricted Shares. The letter agreement also provides that upon the six-month anniversary of the closing of the Amalgamation, Mr. Bishop’s employment is expected to be terminated without “cause” (as such term is defined in the employment agreement) and, upon such termination of employment, Mr. Bishop will be entitled to severance benefits under the Severance Plan (but not his employment agreement, which provides lesser benefits than the Severance Plan). If Mr. Bishop resigns for any reason prior to the six-month anniversary of the closing of the Amalgamation, Mr. Bishop will not be entitled to receive any severance benefits. Mr. Bishop’s letter agreement will become null and void in the event the closing of the Amalgamation does not occur.

Lisa Leach

Ms. Leach is party to a letter agreement with SeaCube and Acquisition Sub, dated January 18, 2013, which provides that Ms. Leach will not resign from employment with SeaCube without “good reason” prior to the closing of the Amalgamation and, from and after the closing of the Amalgamation, Ms. Leach’s employment with SeaCube as General Counsel and Vice President will be governed by a new employment agreement to be entered into between Ms. Leach, SeaCube and the Amalgamated Company in connection with the closing of the Amalgamation. The letter agreement provides that the new employment agreement will provide for payment of an annual base salary of $288,000, eligibility to receive annual discretionary cash performance bonuses with a target of 50% of base salary and a maximum of 75% of base salary, and participation in SeaCube’s benefit plans and programs. In the event that Ms. Leach’s employment is terminated, other than by reason of death or disability, by SeaCube without “cause” or by Ms. Leach for “good reason” (as such terms will be defined in the new employment agreement), Ms. Leach will be entitled to receive, subject to her execution of a release of claims, cash severance equal to her annual base salary, payable in equal monthly installments for one year following the effectiveness of such release of claims. Ms. Leach will be subject, pursuant to the new employment agreement, to non-compete and employee, customer and supplier non-solicitation covenants that will remain effective through one year following a termination of employment for any reason.

Pursuant to the letter agreement, Ms. Leach agrees that the Amalgamation will not trigger a “good reason” event under her new employment agreement or the Severance Plan. The letter agreement confirms that the closing of the Amalgamation will cause accelerated vesting of Ms. Leach’s outstanding Restricted Shares. Ms. Leach agrees to enter into a subscription agreement prior to the closing of the Amalgamation to invest $500,000 in the Amalgamated Company. As an inducement to Ms. Leach’s continued employment following the closing of the Amalgamation, the letter agreement provides that Ms. Leach will be granted options to purchase common shares of the Amalgamated Company upon or as soon as practicable following the closing of the Amalgamation covering a number of common shares of the Amalgamated Company representing approximately 7.5% of the option pool to be established pursuant to a stock option plan of the Amalgamated Company. The letter agreement will become null and void in the event the closing of the Amalgamation does not occur. If Ms. Leach resigns without good reason or is terminated for cause prior to the closing of the Amalgamation, she will continue to be required to make the $500,000 investment in the Amalgamated Company.

Severance Plan

Each of SeaCube’s executive officers participates in the new Key Employee Severance Plan, which provides that if, within the two-year period following a change in control of SeaCube, a participant’s employment is terminated, other than for death or disability, by SeaCube without “cause” or by the participant for “good reason,” the participant will be entitled to receive (i) a lump sum cash severance payment (as described below) and (ii) a lump sum cash payment equal to COBRA premium costs for the amount of time remaining in the two-year period following the change in control. The benefits payable pursuant to the Severance Plan would be reduced by any severance benefits paid to a participant pursuant to any other agreement, policy or plan, including an employment agreement. The closing of the Amalgamation would constitute a change in control within the meaning of the Severance Plan.

The lump sum cash payment for the executive officers would equal the sum of (i) two times (in the case of Mr. Kwok) or one and a half times (in the case of Mr. Bishop and Ms. Leach) the sum of (A) the participant’s base salary and (B) the cash portion of the participant’s annual bonus in respect of the year preceding the severance event (the “Prior Annual Bonus”), and (ii) an amount equal to the Prior Annual Bonus pro-rated for the year in which the severance event occurs.

If any payments or benefits provided under the Severance Plan or any other plan, agreement or arrangement would be subject to federal excise tax as excess parachute payments, then SeaCube will reduce such payments or benefits to the extent necessary to avoid such tax consequences if the reduced payment amount is greater than or equal to the full payment amount net of such federal excise tax.

Payments under the Severance Plan are subject to the execution of a release of claims, perpetual confidentiality and nondisparagement covenants, and noncompetition and employee, customer and supplier nonsolicitation covenants. The restrictive covenants applicable to Messrs. Kwok and Bishop are effective for one year following a termination of employment for any reason. The restrictive covenants applicable to Ms. Leach are effective for one year following a termination of employment for “cause,” resignation without “good reason” or retirement, or six months following a termination of employment without “cause” or for “good reason.”

Transaction Bonus

Certain SeaCube employees, including Ms. Leach, who previously provided and are expected to continue to provide key support with respect to the transactions contemplated by the Amalgamation Agreement are eligible to receive transaction bonuses. Ms. Leach is eligible to receive a $100,000 transaction bonus award (to the extent it will not fail to be tax deductible as a golden parachute payment), provided that she remains employed by SeaCube through the closing of the Amalgamation.

Quantification of Potential Payments to Named Executive Officers in Connection with the Amalgamation

In accordance with Item 402(t) of Regulation S-K, the table below entitled “Golden Parachute Compensation” sets forth the compensation that is based on or otherwise relates to the Amalgamation that may become payable to each of Joseph Kwok, Stephen Bishop and Lisa Leach (together, the “Named Executive Officers”). Please see the section entitled “—Interests of SeaCube’s Directors and Executive Officers in the Amalgamation” above for further information regarding this compensation.

The amounts indicated below are estimates of the amounts that would be payable assuming, solely for purposes of the table below, that the Amalgamation is consummated on April 30, 2013, and the employment of each of the Named Executive Officers was terminated other than for “cause” or the Named Executive Officer resigned for “good reason” (as such terms are defined in the Severance Plan) in each case on that date. As described below, some of the amounts set forth in the table would be payable by virtue of the consummation of the Amalgamation (“single trigger” payments), while other amounts would be payable only if such a termination of employment occurs in connection with the Amalgamation (“double-trigger” payments). In addition to the assumptions regarding the consummation date of the Amalgamation and termination of the employment of the Named Executive Officers, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a Named Executive Officer in connection with the Amalgamation may differ significantly from the amounts set forth below.

Golden Parachute Compensation

Name	Cash ($) (1)	Equity ($) (2)	Perquisites / Benefits ($) (3)	Other ($) (4)	Total ($) (5)
Joseph Kwok	2,250,685	1,437,523	49,916	—	3,738,124
Stephen Bishop	1,016,610	1,139,098	49,916	—	2,205,624
Lisa Leach	827,877	431,250	34,014	100,000	1,393,141

(1)	The amounts in this column represent the aggregate dollar amount of cash severance payments which the Named Executive Officers are entitled to receive pursuant to their employment agreements and the Severance Plan. The benefits payable pursuant to the Severance Plan would be reduced by any severance benefits paid under any other agreement, policy or plan, including an employment agreement. The cash severance payment payable pursuant to the Severance Plan benefits is determined by reference to (i) two times (in the case of Mr. Kwok) or one and a half times (in the case of Mr. Bishop and Ms. Leach) the sum of (A) the participant’s base salary and (B) the cash portion of the Named Executive Officer’s annual bonus in respect of the year preceding the severance event (the “Prior Annual Bonus”), and (ii) an amount equal to the Prior Annual Bonus pro-rated for the year in which the severance event occurs. These cash severance payments are “double-trigger” arrangements. None of the amounts shown in this column is “single-trigger,” i.e., none will be payable to a Named Executive Officer in connection with the Amalgamation unless a qualifying termination of employment occurs within two years following the Amalgamation.
(2)	The amounts in this column represent the value of accelerated vesting of outstanding Restricted Shares held by the Named Executive Officers, which will be treated in accordance with the procedures for Common Shares, as described under the section “—Interests of SeaCube’s Directors and Executive Officers in the Amalgamation—Equity Interests of SeaCube’s Executive Officers and Directors” above. These awards are “single-trigger” arrangements, and any vesting conditions and restrictions applicable to each Restricted Share will lapse in connection with the Amalgamation regardless of whether a qualifying termination of employment occurs following the Amalgamation. The table below shows the calculation of the amounts in this column.

Name	Restricted Shares (#)	Total Value ($) (a)
Joseph Kwok	62,501	1,437,523
Stephen Bishop	49,526	1,139,098
Lisa Leach	18,750	431,250

(a)	The values have been calculated by multiplying the number of Restricted Shares by the Transaction Consideration.
(3)	The amounts in this column represent the value of cash lump sum payments equal to the cost of COBRA premiums necessary for each Named Executive Officer and, where applicable, the Named Executive Officer’s spouse and dependents, to continue participating in SeaCube’s medical, dental and vision plans from the date of the qualifying termination of employment until the second anniversary of the closing date of the Amalgamation. These amounts are attributable to “double-trigger” arrangements. None of the amounts shown in this column will be payable to a Named Executive Officer in connection with the Amalgamation unless a qualifying termination of employment occurs within two years following the Amalgamation.
(4)	The amount in this column represents the value of the transaction bonus described under the heading “—Interests of SeaCube’s Directors and Executive Officers in the Amalgamation” above. The transaction bonus is a “single-trigger” arrangement and will be paid upon the closing of the Amalgamation (to the extent it does not fail to be tax deductible as a golden parachute payment), subject to continued employment with SeaCube until such date.
(5)	The amounts in this column represent the total values of the amounts described in notes (1)—(4) above.

Financing Related to the Amalgamation

Equity Financing. On January 18, 2013, Buyer entered into the Equity Commitment Letter, pursuant to which and subject to the terms and conditions set forth therein, OTPP committed to contribute the Equity Financing to Buyer immediately prior to the Effective Time. OTPP’s commitment to contribute the Equity Financing will terminate upon the earliest to occur of: (i) the consummation of the Amalgamation, (ii) the valid termination of the Amalgamation Agreement in accordance with its terms or (iii) the three month anniversary of the Outside Date if the Amalgamation has not been consummated, subject, in the case of clauses (ii) and (iii), to extension in certain circumstances in which litigation is brought under the Amalgamation Agreement. SeaCube is an express third-party beneficiary of the Equity Commitment Letter and has the right, under the circumstances in which SeaCube would be permitted by the Amalgamation Agreement to obtain specific performance or damages, to seek specific performance by Buyer to enforce the equity commitment or damages, as applicable.

Debt Financing. On January 18, 2013, Buyer entered into the Debt Commitment Letter, pursuant to which, subject to the terms and conditions set forth therein, Wells Fargo has committed to provide up to $480,000,000 (the “Debt Financing”) to refinance certain indebtedness of SeaCube. Buyer intends to utilize the Debt Financing if the certain consents related to such indebtedness are not obtained prior to the closing of the Amalgamation. The Debt Financing is not being using to finance any portion of the aggregate Transaction Consideration. Wells Fargo’s commitment to provide the Debt Financing is subject to no “manager default,” “event of default” or “early amortization event” occurring and continuing under (and as defined in) any agreement relating to the Company’s indebtedness or management agreement of SeaCube or its subsidiaries on the closing of the Amalgamation, as well as certain customary conditions. Wells Fargo’s commitment to provide the Debt Financing will terminate upon the earliest to occur of: (i) the consummation of the Amalgamation, (ii) the termination of the Amalgamation Agreement in accordance with its terms or (iii) 5 p.m. (New York City time) on the Outside Date, if the Amalgamation shall not have been consummated by such time.

Limited Guaranty

On January 18, 2013, OTPP and SeaCube entered into a limited guaranty (the “Limited Guaranty”), pursuant to which OTPP agreed to guarantee the obligation of Buyer to pay to SeaCube, under certain circumstances, a reverse termination fee of $35,000,000. The Limited Guaranty will terminate upon the earliest of: (i) the consummation of the Amalgamation, (ii) the three-month anniversary of the termination of the Amalgamation Agreement if no claim is brought alleging any guaranteed obligations are due and owing under the Limited Guaranty prior to such three-month anniversary, subject to extension in certain circumstances, (iii) the valid termination of the Amalgamation Agreement (other than a termination for which Buyer is obligated to pay the reverse termination fee) and (iv) the date that OTPP’s obligations have been fully performed under the Limited Guaranty.

Regulatory Clearances and Approvals Required for the Amalgamation

CFIUS. The Amalgamation is subject to approval by CFIUS. CFIUS reviews foreign acquisitions, mergers and takeovers of U.S. businesses to ensure there are no national security issues that will result from such acquisitions. SeaCube and OTPP submitted a joint voluntary notice to CFIUS on February 15, 2013, and the CFIUS review period started on February 19, 2013.

Foreign Antitrust. An approval is also necessary in connection with the Amalgamation under the applicable foreign competition laws in the Republic of Cyprus. The Commission for the Protection of Competition of the Republic of Cyprus granted unconditional clearance for the Amalgamation on February 22, 2013.

Although we expect that all required antitrust and regulatory clearances and approvals will be obtained, we cannot assure you that these clearances and approvals will be timely obtained or obtained at all or that the granting of these clearances and approvals will not involve the imposition of additional conditions on the completion of the Amalgamation, including the requirement to divest assets, or require changes to the terms of the Amalgamation Agreement. These conditions or changes could result in the conditions to the Amalgamation not being satisfied.

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by the Shareholders and the completion of the Amalgamation.

Material U.S. Federal Income Tax Consequences of the Amalgamation to U.S. Holders

The exchange of Common Shares for cash in the Amalgamation will generally be a taxable transaction to U.S. holders for United States federal income tax purposes. In general, a U.S. holder whose Common Shares are converted into the right to receive cash in the Amalgamation will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such Common Shares and the U.S. holder’s adjusted tax basis in such Common Shares.

You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Amalgamation to U.S. Holders” beginning on page 84 for a more detailed discussion of the United States federal income tax consequences of the Amalgamation. Tax matters can be complicated, and the tax consequences of the Amalgamation to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the Amalgamation to you.

Delisting and Deregistration of Common Shares

Upon completion of the Amalgamation, the Common Shares currently listed on the NYSE will cease to be listed on the NYSE and will subsequently be deregistered under the Exchange Act.

Litigation Relating to the Amalgamation

The Company is aware of six class action lawsuits filed by purported Shareholders. Three of these lawsuits were filed in the Superior Court of New Jersey Chancery Division: Bergen County, and are captioned Lee v. SeaCube Container Leasing Ltd., et al., C.A. No. C-000040-13 (filed January 25, 2013), Gilbert v. SeaCube Container Leasing Ltd., et al., C.A. No. L-000780-13 (filed January 28, 2013), and Forslind v. SeaCube Container Leasing Ltd., et al., C.A. No. C-000050-13 (filed February 4, 2013) (the “New Jersey Actions”). The New Jersey Actions allege, among other things, that the directors of the Company have breached their fiduciary duties to the Shareholders by failing to maximize shareholder value in connection with the Amalgamation Agreement, and that Acquisition Sub and Buyer aided and abetted those breaches of fiduciary duty. The New Jersey Actions further allege that the directors breached their fiduciary duties by agreeing to the no solicitation provision and termination fee provision in the Amalgamation Agreement. The New Jersey Actions seek, among other things, to preliminarily and permanently enjoin the defendants from effectuating the Amalgamation Agreement, along with a declaration that the Company’s directors breached their fiduciary duties, an accounting, rescissory damages, costs and fees.

On February 7, 2013, plaintiffs in the above captioned Lee v. SeaCube Container Leasing Ltd. filed an amended complaint revising their allegations regarding the alleged breach of the Company’s directors’ fiduciary duties to assert disclosure claims. Such plaintiffs also filed a motion to consolidate the actions and a motion to expedite discovery. Following the filing of this motion, the parties executed a stipulation and order governing consolidation and discovery. Discovery in the New Jersey Actions has commenced.

Three additional actions were filed in the United States District Court for the District of New Jersey, captioned Rubin v. SeaCube Container Leasing Ltd., et al., C.A. No. 13-874 (D.N.J.) (filed February 12, 2013), The Duckpond CRT UTD 2/14/2003 v. SeaCube Container Leasing Ltd., et al., C.A. No. 13-904 (D.N.J.) (filed February 14, 2003), and Van Velkenburg v. Kwok, et al., C.A. No. 2:13-cv-01041 (D.N.J.) (filed February 20, 2013) (the “Federal Actions”). The Federal Actions allege, among other things, that the directors of the Company have engaged in “oppressive” conduct in violation of Section 111 of the Companies Act by entering into the Amalgamation Agreement, and that the preliminary proxy statement is false and misleading in violation of sections 14(a) and 20(a) of the Exchange Act, and Rule 14(a)-9 promulgated thereunder. The Federal Actions seek, among other things, to preliminarily and permanently enjoin the defendants from effectuating the Amalgamation Agreement, along with a declaration that the Company’s directors breached their fiduciary duties and that the Amalgamation Agreement is “oppressive,” an accounting, rescissory damages, costs and fees.

The Company and its directors believe that the claims asserted are without merit.

Appraisal Rights

Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company or corporation, each shareholder of the Bermuda company is entitled to receive fair value for its shares (determined on a stand-alone basis). For these purposes, the Board considers the fair value for each Common Share to be $23.00 per share.

Any Shareholder who is not satisfied that it has been offered fair value for its Common Shares and whose Common Shares are not voted for the approval and adoption of the Amalgamation Agreement and the Amalgamation shall have the right to seek appraisal of the fair value of its Common Shares in cash as determined by the Court, but only if the Shareholder complies with all of the applicable requirements of the Companies Act, which are summarized in this proxy statement. This appraisal amount could be more than, the same as, or less than the value of the Transaction Consideration. Any Shareholder intending to exercise appraisal rights must, among other things, file its application for appraisal of the fair value of its Common Shares with the Court within ONE MONTH after the date of the giving of notice convening the Special General Meeting. Failure to follow exactly the procedures specified under the Companies Act will result in the loss of appraisal rights. Because of the complexity of the Companies Act relating to appraisal rights, if you are considering exercising your appraisal right we encourage you to seek the advice of your own legal counsel.

Common Shares held by any Shareholder who properly applies to the Court for the appraisal of its Common Shares (each such Common Share, a “Dissenting Share”) pursuant to the Companies Act will be converted into the right to receive the Transaction Consideration and if the Transaction Consideration is less than the fair value of the Common Shares as appraised by the Court, the applicable Shareholder shall also receive the difference between the Transaction Consideration and the fair value appraised by the Court, as further described in the section entitled “Appraisal Rights” beginning on page 86. If, after the completion of the Amalgamation, any holder of Common Shares which has applied to the Court for an appraisal of such Common Shares fails to perfect or otherwise waives, withdraws or loses his right to appraisal under the Companies Act, the Common Shares held by such Shareholder will be treated as if the Common Shares had been converted into the right to receive the Transaction Consideration only pursuant to the terms of the Amalgamation Agreement.

THE AMALGAMATION AGREEMENT

The following summary describes certain material provisions of the Amalgamation Agreement and is qualified in its entirety by reference to the Amalgamation Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Amalgamation Agreement that may be important to you. We encourage you to read the Amalgamation Agreement carefully and in its entirety, as it is the principal document governing the Amalgamation.

The Amalgamation Agreement is included in this proxy statement to provide you with information regarding its terms, and is not intended to provide any factual information about the Company, Buyer or any of their respective subsidiaries or affiliates. Such information can be found elsewhere in this proxy statement or in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” beginning on page 88. The representations, warranties and covenants contained in the Amalgamation Agreement have been made solely for the purposes of the Amalgamation Agreement and as of specific dates and solely for the benefit of the parties to the Amalgamation Agreement and:

•	are not intended as statements of fact, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate;

•

have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Amalgamation Agreement, which disclosures are not reflected in the Amalgamation Agreement itself;

•	may no longer be true as of a given date; and

•	may apply standards of materiality in a way that is different from what may be viewed as material by you or other Shareholders.

Accordingly, you should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amalgamation Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, the representations, warranties, covenants and other provisions of the Amalgamation Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information” beginning on page 88.

Terms of the Amalgamation; Transaction Consideration; Memorandum of Association; Bye-Laws; Directors

The Amalgamation Agreement provides that, upon the terms and subject to the conditions set forth in the Amalgamation Agreement and in accordance with the Companies Act, at the Effective Time, Acquisition Sub and the Company will amalgamate under the laws of Bermuda, and the Amalgamated Company will continue as a Bermuda exempted company and as a subsidiary of Buyer.

At the Effective Time, each Common Share (other than (i) Dissenting Shares, (ii) Common Shares owned by the Company, Buyer, Acquisition Sub or any of their respective wholly owned subsidiaries and (iii) the Carry-Forward Share), issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $23.00 in cash, without interest and less any applicable withholding tax. All Common Shares that have been converted in the Amalgamation will be automatically cancelled and will cease to exist pursuant to the Amalgamation Agreement.

At the Effective Time, the memorandum of association of the Amalgamated Company shall be as set forth in Exhibit A to the Amalgamation Agreement, the bye-laws of the Amalgamated Company will be the bye-laws of Acquisition Sub, which are attached as Exhibit B to the Amalgamation Agreement and the directors of Acquisition Sub immediately prior to the Effective Time will become the directors of the Amalgamated Company.

Completion of the Amalgamation

The closing of the Amalgamation will take place on the fourth business day after the day on which the last of those conditions to the completion of the Amalgamation set forth in the Amalgamation Agreement (other than any conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) is satisfied or waived or at such other time as the Company and Buyer may agree in writing. The Amalgamation will become effective upon the issuance of a certificate of amalgamation by the Registrar of Companies in Bermuda or such other time as such certificate may specify.

We expect to complete the Amalgamation during the first half of 2013, although SeaCube cannot assure completion by any particular date, if at all. The Amalgamation is subject to various regulatory clearances and approvals and other conditions, however, and it is possible that factors outside the control of the parties to the Amalgamation Agreement could result in the Amalgamation being completed at a later time, or not at all. There may be a substantial amount of time between the Special General Meeting and the completion of the Amalgamation. We expect to complete the Amalgamation promptly following the receipt of all required approvals. If the Amalgamation is not completed by July 18, 2013, the Amalgamation Agreement may be terminated by Buyer or the Company.

Treatment of Restricted Shares and the Carry-Forward Share

At the Effective Time, any vesting conditions or restrictions applicable to each Restricted Share outstanding immediately prior to the Effective Time will lapse, and each such Restricted Share will be treated in accordance with the procedures outlined above for Common Shares.

Immediately prior to the Effective Time, a third party will subscribe for one Common Share for the aggregate consideration of $0.01, and the Company will issue the Carry-Forward Share to such person. At the Effective Time, the Carry-Forward Share will be converted into and become one Class A common share of the Amalgamated Company.

Payment Procedure

At or prior to the Effective Time, Buyer will provide funds to the Paying Agent in amounts sufficient for the payment of the aggregate Transaction Consideration payable under the Amalgamation Agreement.

As promptly as practicable (but not later than three business days) following the Effective Time, Buyer will cause the Paying Agent to mail a Letter of Transmittal and instructions to you. The Letter of Transmittal and instructions will explain how to surrender your Share Certificates or book-entry shares (“Book-Entry Shares”) in exchange for the Transaction Consideration. You should not return your Share Certificates or Letter of Transmittal with the enclosed proxy card and you should not forward your Share Certificates or Letter of Transmittal to the Paying Agent without the Letter of Transmittal you will receive after the Special General Meeting.

You will not be entitled to receive the Transaction Consideration until you surrender your Share Certificate to the Paying Agent, together with a duly executed Letter of Transmittal and any other documents as the Paying Agent may reasonably require. No interest will accrue or be paid on any amount payable upon surrender of the Share Certificates. Any holder of Book-Entry Shares will not be required to deliver a Share Certificate but may, if required by the Paying Agent, be required to deliver an executed Letter of Transmittal to the Paying Agent to receive the Transaction Consideration that such holder is entitled to receive. Each holder of record of one or more Book-Entry Shares whose Common Shares were converted into the right to receive the Transaction Consideration will automatically upon the Effective Time or following the Paying Agent’s receipt of the applicable Letter of Transmittal (or, at any later time at which such Book-Entry Shares will be so converted) be entitled to receive the Transaction Consideration to which such holder is entitled to receive under the Amalgamation Agreement. The Transaction Consideration may be paid to a person other than the person in whose name the surrendered Share Certificate is registered so long as (A) the surrendered Share Certificate is accompanied by all required documents to evidence and effect the transfer and (B) the person requesting payment must either pay any applicable share transfer taxes or establish, to the satisfaction of Buyer and the Paying Agent, that such share transfer taxes have been paid or are not applicable.

Immediately prior to the Effective Time, the Company’s share transfer books will be closed, and there will be no further registration of transfers of outstanding Common Shares that were outstanding immediately prior to the Effective Time.

Buyer, the Amalgamated Company and the Paying Agent are entitled to deduct and withhold from any Transaction Consideration payable under the Amalgamation Agreement such amounts required to be deducted or withheld under applicable laws.

None of the Paying Agent, Buyer or the Amalgamated Company will be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Transaction Consideration deposited with the Paying Agent that remains undistributed to the holders of Share Certificates or Book-Entry Shares for one year after the Effective Time will be delivered, upon demand, to Buyer. If you have not surrendered your Common Shares within one year after the Effective Time, you may only look to Buyer for the payment of the applicable Transaction Consideration.

If you have lost a Share Certificate, or if it has been stolen or destroyed, then before you are entitled to receive the Transaction Consideration, you will be required to make an affidavit of that fact and to post a bond in the form reasonably required by Buyer as indemnity against any claim that may be made against Buyer on account of the alleged loss, theft or destruction of such Share Certificate.

As promptly as practicable following the execution of the Amalgamation Agreement, we will mail to each holder of Restricted Shares a letter describing the treatment of such Restricted Shares under the Amalgamation Agreement.

All Dissenting Shares will be cancelled and converted as of the Effective Time into the right to receive the Transaction Consideration. In the event that the fair value of a Dissenting Share, as determined by the Court, is greater than the Transaction Consideration, then the difference in value will be paid by the Amalgamated Company within thirty days of the final Court appraisal of the fair value of such Dissenting Shares. Additionally, in the event that a holder of Dissenting Shares fails to perfect, effectively withdraws or otherwise waives any right to appraisal, its Common Shares will be cancelled and converted as of the Effective Time into the right to receive the Transaction Consideration for each such Dissenting Share held by such holder.

Representations and Warranties

The Company’s Representations and Warranties. In the Amalgamation Agreement, the Company makes certain representations to Buyer and Acquisition Sub with respect to itself and its subsidiaries that are subject, in some cases, to specified exceptions and qualifications contained in the Amalgamation Agreement or in the Company disclosure letter delivered in connection therewith. These include representations and warranties relating to, among other things:

•

the Company and its subsidiaries’ due organization, valid existence and good standing in their respective jurisdictions of organization and jurisdictions where the Company and its subsidiaries are doing business and power and/or authority to operate such businesses;

•	the Company and its subsidiaries’ due qualification or license to do business as a foreign entity and good standing in each jurisdiction in which such qualification or license is necessary;

•

the Company’s power and authority to enter into, and perform its obligations under, the Amalgamation Agreement and to consummate the transactions contemplated by the Amalgamation Agreement, subject to obtaining shareholder approval;

•	the Board’s approval and adoption of the Amalgamation Agreement, the Amalgamation and the other transactions contemplated by the Amalgamation Agreement;

•	that the execution, delivery and performance of the Amalgamation Agreement has been duly authorized, subject to obtaining shareholder approval;

•	the enforceability of the Amalgamation Agreement against the Company;

•	the Company’s memorandum of association and Bye-laws and the equivalent organizational documents of its subsidiaries that were made available to Buyer;

•	the minutes of meetings of the Shareholders, the Board and all committees of the Board held since January 1, 2011 that were made available to Buyer;

•

the subsidiaries of the Company, the jurisdictions of their organization, the equity interests held by the Company and the absence of any liens on the Company’s ownership of the equity interests in its subsidiaries;

•	consents and approvals of governmental or regulatory entities required as a result of the Amalgamation;

•

the absence of conflicts with, or breaches or violations of, the Company’s organizational documents, applicable laws or orders or certain contracts as a result of entering into or performing the Amalgamation Agreement or consummating the Amalgamation;

•

consents, approvals or other authorization of, filings with, or notification to anyone under certain contracts required as a result of entering into or performing the Amalgamation Agreement or consummating the Amalgamation;

•

any termination, cancellation, amendment, modification, early amortization event, default (including any manager default or event of default) or acceleration of indebtedness or of any rights or obligations under certain contracts caused by entering into or performing the Amalgamation Agreement or consummating the Amalgamation;

•	any liens on the Company’s assets caused by entering into or performing the Amalgamation Agreement or consummating the Amalgamation;

•	the Company’s capitalization and the capitalization of its subsidiaries;

•	the vote of the Shareholders required in connection with the approval of the Amalgamation Agreement, the Amalgamation and the other transactions contemplated by the Amalgamation Agreement;

•

any shareholder agreements or voting agreements which the Company or its subsidiaries are a party to with respect to the voting of any shares of the Company or any of its subsidiaries other than the Voting Agreement with Seacastle Operating;

•

the Company’s SEC filings since January 1, 2011 and the financial statements contained therein, and internal control over financial reporting and the absence of any joint venture, off-balance sheet partnership or any similar contract;

•

the absence of liabilities of the Company and its subsidiaries, other than as set forth on the Company’s consolidated December 31, 2011 balance sheet on Form 10-K, incurred in the ordinary course of business since December 31, 2011, incurred in connection with the transactions contemplated by the Amalgamation Agreement or arising from contractual arrangements entered into in the ordinary course of business;

•	conduct of business in the ordinary course and the absence of certain actions, material changes or events since December 31, 2011;

•	the absence of certain litigation or outstanding court orders against the Company or its subsidiaries;

•	the material contracts of the Company and its subsidiaries and the absence of any breach or violation of, or default under, any material contract;

•	the Company’s employee benefit plans;

•	labor matters affecting the Company and its subsidiaries;

•	tax matters affecting the Company and its subsidiaries;

•	the absence of any private letter ruling of the IRS or other tax authorities;

•	environmental matters affecting the Company and its subsidiaries;

•	the intellectual property owned or used by the Company and its subsidiaries;

•	real and personal property owned or leased by the Company and its subsidiaries;

•

possession of all permits necessary to operate the Company’s and its subsidiaries’ properties and carry on their respective businesses and the absence of any conflict with, or default or violation of, applicable laws or such permits;

•	compliance with applicable laws, including the Foreign Corrupt Practices Act and certain export control laws;

•	the insurance policies of the Company and its subsidiaries, and the absence of policy limit breaches and pending claims under insurance policies in effect at any time since January 1, 2011;

•	the inapplicability of takeover statutes;

•	the absence of certain interested party transactions;

•	receipt by the Board of the opinions of BofA Merrill Lynch and Deutsche Bank;

•	the absence of any undisclosed broker’s or finder’s fees other than fees payable to BofA Merrill Lynch or Deutsche Bank;

•	the absence of any notice that certain customers of the Company intend to cancel, terminate or otherwise modify or not renew their relationship with the Company or any of its subsidiaries; and

•	the eligibility of assets constituting any part of the borrowing base under any agreements relating to certain Company indebtedness for inclusion in such borrowing base.

Many of the Company’s representations and warranties are qualified such that they are not breached if the Company fails to disclose matters that would not have a material adverse effect on the Company. For the purposes of the Amalgamation Agreement, a material adverse effect is any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, is materially adverse to the business, operations, properties, assets, condition (financial or otherwise) or liabilities of the Company and its subsidiaries, taken as a whole, or would prevent or materially delay the consummation of the Amalgamation and the other transactions contemplated by the Amalgamation Agreement or prevent or materially impair or delay the ability of the Company to perform its obligations under the Amalgamation Agreement. No event, circumstance, change or effect resulting from the following, alone or in combination, constitute, or are taken into account in determining whether there has been, or will be, a material adverse effect with respect to the Company:

•

a change in general economic or financial market conditions (except to the extent such a change has had a disproportionate effect on the Company and its subsidiaries as compared to other persons in the industries in which the Company and its subsidiaries conduct their businesses);

•

changes affecting the industries generally in which the Company or its subsidiaries conduct business (except to the extent such a change has had a disproportionate effect on the Company and its subsidiaries as compared to other persons in the industries in which the Company and its subsidiaries conduct their businesses);

•

any change in law or interpretations thereof or any change in GAAP or other accounting principles or requirements (except to the extent such a change has had a disproportionate effect on the Company and its subsidiaries as compared to other persons in the industries in which the Company and its subsidiaries conduct their businesses);

•

any natural disaster, epidemic, acts of terrorism or war (except to the extent such event, circumstance, change or effect has had a disproportionate effect on the Company and its subsidiaries as compared to other persons in the industry in which the Company and its subsidiaries conduct their businesses);

•

that is demonstrated to have resulted from the announcement of the execution of the Amalgamation Agreement or the pendency or consummation of the Amalgamation or any other transactions contemplated by the Amalgamation Agreement;

•

any decline in the market price, or change in trading volume, of the Common Shares (except this will not apply to the underlying cause or causes of any such decline or change or prevent any such underlying cause from being taken into account in determining whether a material adverse effect with respect to the Company has occurred); and

•	compliance with the terms of, or the taking of any action required by, the Amalgamation Agreement or with the prior written consent of Buyer.

In addition, many of the Company’s representations and warranties are qualified as to the actual knowledge of certain executive officers of the Company; provided that each such officer is deemed to have actual knowledge of information that such officer would reasonably be expected to know in the normal and ordinary course exercise of his job responsibilities. This means that if a particular knowledge-qualified representation or warranty is not true, unless one or more of such individuals knew of such failure to be true and accurate, such failure will not result in a breach of the Amalgamation Agreement.

Buyer’s and Acquisition Sub’s Representations and Warranties. In the Amalgamation Agreement, Buyer and Acquisition Sub make certain representations and warranties that are subject, in some cases, to specified exceptions and qualifications contained in the Amalgamation Agreement. The representations and warranties relate to, among other things:

•	their due organization, valid existence and good standing in their respective jurisdictions of organization and power and/or authority to operate their businesses;

•	their power and authority to enter into, and to perform their obligations under, the Amalgamation Agreement and to consummate the transactions contemplated by the Amalgamation Agreement;

•	their boards’ approval and adoption of the Amalgamation Agreement, the Amalgamation and the other transactions contemplated by the Amalgamation Agreement;

•	that the execution, delivery and performance of the Amalgamation Agreement has been duly authorized;

•	the enforceability of the Amalgamation Agreement against them;

•	consents and approvals of governmental or regulatory entities required as a result of the Amalgamation;

•

the absence of conflicts with, or breaches or violations of, their organizational documents, applicable laws or orders or certain contracts as a result of entering into or performing the Amalgamation Agreement or consummating the Amalgamation;

•

consents, approvals or other authorizations of, or filings with, or notifications to anyone under certain contracts required as a result of entering into or performing the Amalgamation Agreement or consummating the Amalgamation;

•	the absence of any business activities or operations of Acquisition Sub;

•	their having sufficient cash immediately prior to the Effective Time to consummate the Amalgamation and to make all payments contemplated by the Amalgamation Agreement;

•

on and as of the date of closing, the Amalgamated Company and its subsidiaries, as a whole, will not be insolvent, have incurred debts beyond its ability to pay as they become due or be engaged in business or a transaction for which its property would constitute unreasonably small capital;

•

that no transfer of property is being made or obligation is being incurred in connection with the transactions contemplated by the Amalgamation Agreement with the intent to hinder, delay or defraud either present or future creditors of Buyer, Acquisition Sub, the Company or its subsidiaries;

•	the absence of litigation or outstanding court orders against them that would materially delay or prevent the consummation of the Amalgamation;

•	clarification that the Company will not be responsible for any broker’s or finder’s fees based upon arrangements made by or on behalf of Buyer or Acquisition Sub;

•	the delivery and effectiveness of the Limited Guaranty; and

•

the delivery and effectiveness of each of the Equity Commitment Letter and Debt Commitment Letter and their sufficiency to fund the payment of the Transaction Consideration, pay any required fees and satisfy all of the obligations of Buyer and Acquisition Sub contemplated under the Amalgamation Agreement.

Conduct of Business Pending the Amalgamation

From the date of the Amalgamation Agreement to the closing, without the prior consent of Buyer, the Company agrees that it will, and will cause its subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice, and use commercially reasonable efforts to preserve intact its business organization to retain the services of its current officers and key employees and to preserve the goodwill of its customers, suppliers and other persons with whom it has business relationships, except for relationships the Company determines not to preserve in accordance with prudent business judgment (other than relationships with certain customers, with respect to whom the Company must consult with Buyer prior to making any such determination).

In addition, the Company agreed, during the same period, not to take any of the following actions, or cause its subsidiaries to take such actions without the prior written consent of Buyer (which consent may not be unreasonably withheld, conditioned or delayed):

•	amend its memorandum of association or Bye-laws (by merger, amalgamation, consolidation or otherwise);

•

make, declare or pay any dividend or distribution of cash, shares or property on any shares in the capital of the Company (except for the Company’s regularly scheduled quarterly dividend in an amount not to exceed $0.31 per Common Share with respect to the quarter ending March 31, 2013) and dividends by a wholly owned subsidiary of the Company organized in the United States to other subsidiaries or to the Company;

•

adjust, subdivide, consolidate or reclassify its share capital or issue or authorize or propose to issue any securities in respect of, in lieu of or in substitution for, shares of the Company or its subsidiaries, except as otherwise allowed by the Amalgamation Agreement in connection with compensation and benefits;

•

redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire, directly or indirectly, any of its shares or any securities convertible or exchangeable into or exercisable for any of its shares, except as otherwise allowed by the Amalgamation Agreement in connection with compensation and benefits;

•	grant any person any right or option to acquire any shares, except as otherwise allowed by the Amalgamation Agreement in connection with compensation and benefits;

•

issue, deliver or sell any additional shares or any securities convertible or exchangeable into or exercisable for any of its shares or such securities (other than pursuant to the vesting of Restricted Shares outstanding as of the date of the Amalgamation, except as otherwise allowed by the Amalgamation Agreement in connection with compensation and benefits);

•

enter into any contract, understanding or arrangements concerning the sale, voting, registration or repurchase of shares except for those allowed by the Amalgamation Agreement in connection with compensation and benefits;

•

(i) increase the compensation or benefits payable or to become payable to any of its directors, officers, consultants, independent contractors or employees, except for the payment of cash bonuses for calendar year 2012 in the ordinary course consistent with past practice and in an amount and on terms that have been subject to review and approval by Buyer, (ii) grant any severance or termination pay to any of its directors, officers or employees (except pursuant to existing agreements, plans or policies consistent with past practice), (iii) grant any equity awards to or enter into any new employment or severance agreement with any of its directors, officers, consultants, independent contractors or employees or (iv) become a party to, establish, adopt, enter into, amend, terminate or take any action to accelerate rights under any of the Company’s employee benefit plans, except in each case (A) to the extent required by applicable laws, (B) for increases in salary, wages and benefits of employees who are not officers in the ordinary course of business consistent with past practice that do not exceed 5% individually or 3% in the aggregate or (C) in conjunction with new hires, promotions or other changes in job status in the ordinary course of business consistent with past practice;

•

hire, terminate or take any actions that constitute “good reason” in respect of employees whose agreements with the Company contain such a concept or reassign any employees other than (i) the hiring, termination or reassignment of non-officer employees in the ordinary course of business consistent with past practice or (ii) the termination of employees for cause;

•	enter into, renegotiate or modify any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

•

acquire by merger, amalgamation, consolidation, acquisition of equity interests or assets, or otherwise any business or corporation, partnership, limited liability company, joint venture or other entity or division thereof, or any substantial portion thereof, except for (i) transactions between the Company and any wholly-owned subsidiary of the Company or transactions between any such wholly-owned subsidiaries and (ii) certain permitted capital expenditures;

•

sell, lease, license, transfer, pledge, encumber, grant, abandon, let lapse or otherwise dispose of assets (including the Company’s and its subsidiaries’ shares) other than (i) the sale or lease of inventory in the ordinary course of business consistent with past practice, (ii) the disposition of used or excess equipment in the ordinary course of business consistent with past practice or (iii) dispositions of other assets utilized in the Company’s or its subsidiaries’ operations not in excess of $5,000,000 as measured by book value (so long as the asset is sold for at least fair market value, but if sold for less than fair market value, then as measured by fair market value) in the aggregate provided that no such disposition can be made if it would result in (A) an “event of default” or an “early amortization event” under (and as defined in) any agreement relating to indebtedness of the Company or (B) if applicable, the amounts outstanding under any agreement relating to certain Company indebtedness to exceed the borrowing base (or any similar concept limiting the incurrence of indebtedness under any such agreement), unless the proceeds from such disposition will be used to prepay amounts outstanding under such agreement and, as a result, the amounts outstanding under such agreement would be less than the applicable borrowing base (or such similar concept);

•

enter into or materially modify or terminate, cancel or request any material change to any material contract, other than in the ordinary course of business consistent with past practice or as otherwise permitted by the Amalgamation Agreement;

•

enter into a contract that would limit the Company, its subsidiaries or, after the Effective Time, Buyer or its subsidiaries from engaging or competing in any line of business, in any geographic area or with any person;

•	enter into or modify a contract constituting or relating to a related-party transaction;

•

incur, assume, prepay or guarantee indebtedness, issue or sell any debt securities or warrants or other rights to acquire debt securities of the Company or its subsidiaries (excluding the Debt Financing) or enter into any “keep well” or similar agreement other than (i) trade payables and other trade debt and (ii) indebtedness incurred since the date of the Amalgamation Agreement under the Company’s or any of its subsidiaries’ existing credit facilities (net of any repayments under such facilities) in the ordinary course of business consistent with prior practice;

•

make any loans, advances or capital contributions to, or investments in, any other person, other than to any subsidiaries of the Company, in the ordinary course of business consistent with past practice, or make or forgive any loans to Company directors, officers, employees or consultants;

•	make any change in its accounting policies or procedures, other than as required by a change in GAAP or Regulation S-X of the SEC;

•

amend any material tax return, settle or compromise any audit or claim relating to taxes or make or change any material tax election or change its tax accounting methods, principles or practices (other than as required by applicable law), consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, or surrender any claim for a refund of taxes;

•

except as specifically permitted, settle any legal action other than the settlement of legal actions that (i) are solely for monetary damages for an amount not to exceed $2,000,000 in the aggregate and/or additions or modifications to public disclosures or (ii) would not be reasonably expected to prohibit or restrict the Company and its subsidiaries from operating their business in substantially the same manner as operated on the date of the Amalgamation Agreement;

•	fail to use reasonable efforts to maintain existing insurance policies or comparable replacement policies to the extent available for a reasonable cost;

•	make capital expenditure payments in excess of permitted amounts;

•	cancel any material indebtedness or waive any claims or rights of substantial value, in each case, other than in the ordinary course of business;

•	take any action in contravention of the sanctions administered by the Office of Foreign Assets Control of the US Department of the Treasury and all applicable regulations issued pursuant thereto; or

•	agree to do any of the foregoing.

Non-Solicitation and Permitted Negotiations

Non-Solicitation. From the date of the Amalgamation Agreement until the Effective Time, except as specified below, the Company and its subsidiaries will not, and the Company will direct its representatives not to:

•

solicit, initiate or knowingly encourage or take any other action to knowingly facilitate the submission of any proposal that constitutes or is reasonably likely to lead to a Takeover Proposal (as defined below);

•

engage in discussions or negotiations with, or furnish or disclose any non-public information relating to the Company or any of its subsidiaries to, any person that has made or indicated an intention to make a proposal that constitutes or is reasonably likely to lead to a Takeover Proposal;

•	withdraw, modify or amend the recommendation to the Shareholders that they approve and adopt the Amalgamation Agreement (the “Board Recommendation”) in any manner adverse to Buyer;

•	approve, endorse or recommend any proposal that constitutes or is reasonably likely to lead to a Takeover Proposal; or

•	enter into any agreement in principle, arrangement, understanding or contract relating to a proposal that constitutes or is reasonably likely to lead to a Takeover Proposal.

The Amalgamation Agreement requires the Company (and for the Company to cause its subsidiaries and direct its representatives) to immediately cease any existing solicitations, discussions or negotiations with any person that has made or indicated an intention to make a proposal that constitutes or is reasonably likely to lead to a Takeover Proposal and to request the prompt return or destruction of any confidential information provided to any such person prior to the date of the Amalgamation Agreement.

The Company is required to notify Buyer, promptly upon receipt of (i) any Takeover Proposal or indication by any person considering making any Takeover Proposal or (ii) any request for non-public information relating to the Company or any of its subsidiaries other than requests for information in the ordinary course of business and unrelated to a Takeover Proposal. The Company will provide Buyer promptly with the identity of such person and a description of the material terms and conditions of such Takeover Proposal, indication or request, and any related communications to or by the Company or its representatives.

A “Takeover Proposal” means any inquiry, proposal or offer from a third party relating to:

•

a merger, amalgamation, consolidation, share exchange or business combination involving the Company or any of its subsidiaries representing 20% or more (based on the fair market value thereof, or determined by the Board in good faith) of the assets of the Company and its subsidiaries, taken as a whole;

•

a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 20% or more (based on the fair market value thereof, or determined by the Board in good faith) of the assets of the Company and its subsidiaries, taken as a whole;

•

a purchase or sale of shares or other securities, in a single transaction or series of related transactions, representing 20% or more of the voting power of the share capital of the Company, including by way of a tender offer or exchange offer;

•	a reorganization, recapitalization, liquidation or dissolution of the Company; or

•	any other transaction having a similar effect to those described above.

Permitted Negotiations. Subject to compliance with the restrictions described above, if, prior to obtaining shareholder approval of the Amalgamation Agreement, the Company receives a bona fide written Takeover Proposal not solicited in violation of the above restrictions and the Board determines in good faith, after consultation with its financial advisor and outside counsel, that such Takeover Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal (as defined below) and that, with regard to each of the following actions, after consultation with its outside counsel, the Board determines that engaging in such discussions or negotiations is necessary in order for the Board to comply with its fiduciary duties under applicable law, the Company and its representatives and the Board may:

•	engage in discussions or negotiations with the person who has made such Takeover Proposal (and its representatives) regarding such Takeover Proposal; or

•

furnish or disclose any non-public information relating to the Company or any of its subsidiaries to the person who has made such Takeover Proposal (and its representatives), but only so long as the Company has caused such person to enter into a confidentiality agreement (negotiations and discussions with respect to which are expressly permitted following the requisite Board determination)

with the Company on terms and conditions not materially less favorable to the Company than the confidentiality agreement entered into between the Company and OTPP on September 21, 2012 (the “Confidentiality Agreement”), provided that all such information has previously been provided to Buyer or is provided to Buyer prior to or substantially concurrently with the time it is provided to such person.

Additionally, subject to compliance with the restrictions described above, the Company, its representatives and the Board will be permitted to, at any time prior to obtaining shareholder approval of the Amalgamation Agreement, in response to a bona fide written Takeover Proposal not solicited in violation of the above restrictions, (1) withdraw, modify or amend the Board Recommendation in a manner adverse to Buyer, (2) approve, endorse or recommend such Takeover Proposal or (3) cause or permit the Company to terminate the Amalgamation Agreement in order to concurrently enter into an agreement regarding a Superior Proposal, if (A) the Company receives from the person submitting such Takeover Proposal an executed confidentiality agreement (which the Company may negotiate with the person during the four business day notice period) in a customary form that is no less favorable to the Company than the Confidentiality Agreement and (B) the Board determines (x) in good faith, after consultation with its financial advisor and outside counsel, that such Takeover Proposal constitutes a Superior Proposal and (y) after consultation with outside legal counsel, that such action is necessary in order for the Board to comply with its fiduciary duties under applicable law; provided that the Board will not withdraw, modify or amend the Board Recommendation in a manner adverse to Buyer (an “Adverse Recommendation Change”) or approve, endorse or recommend such Takeover Proposal, and the Company may not terminate the Amalgamation Agreement pursuant to clause (3) above, until (I) after the fourth business day following Buyer’s receipt of written notice (a “Notice of Superior Proposal”) from the Company advising Buyer that the Board intends to take such action and specifying the reasons therefor, including the material terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board and, if applicable, a statement that the Board intends to terminate the Amalgamation Agreement (it being understood and agreed that any amendment to the financial terms of such Superior Proposal will require a new Notice of Superior Proposal and a new four business day period), (II) during such four business day period following Buyer’s receipt of a Notice of Superior Proposal, in determining whether to make an Adverse Recommendation Change, to endorse or recommend such Takeover Proposal or to cause or permit the Company to so terminate the Amalgamation Agreement, (A) the Company will have offered to negotiate with (and, if accepted, negotiate with) Buyer in making such commercially reasonable adjustments to the terms and conditions of the Amalgamation Agreement as would enable the Company to proceed with the Amalgamation and the other transactions contemplated by the Amalgamation Agreement, and (B) the Board will have determined, after considering the results of such negotiations and the revised proposals made by Buyer, if any, that the Superior Proposal giving rise to such Notice of Superior Proposal continues to be a Superior Proposal, and (III) payment of the Company Termination Fee (as defined below).

Notwithstanding the foregoing, the Board is permitted to (i) disclose to the Shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9, or Item 1012(a) of Regulation M-A promulgated under the Exchange Act and (ii) make such other public disclosure if it determines, after consultation with outside legal counsel, that such action is necessary in order for the Board to comply with its fiduciary duties under applicable laws, it being understood, however, that the Board is not permitted to make an Adverse Recommendation Change or take any of the other actions referred to in the preceding paragraph, except, in each case, to the extent permitted by the preceding paragraph.

A “Superior Proposal” means a bona fide Takeover Proposal for at least 50% of the shares or assets of the Company (i) which the Board determines (after consultation with its financial advisor and outside counsel) is on terms and conditions more favorable from a financial point of view to the Shareholders of the Company than those contemplated by the Amalgamation Agreement, (ii) the conditions to the consummation of which are all reasonably capable of being satisfied without undue delay, and (iii) for which financing, to the extent required, is then committed or, in the judgment of the Board (after consultation with its financial advisor and outside counsel), is reasonably likely to be available.

Actions to be Taken to Complete the Amalgamation

Other Actions. Buyer and the Company have agreed that they will not, and they will not permit any of their respective subsidiaries or affiliates to, take any action that could reasonably be expected to result in any of the conditions set forth in the Amalgamation Agreement not being satisfied or satisfaction of those conditions being materially delayed, except, in the case of the Company, to the extent the Board withdraws, modifies or amends its recommendation to the Shareholders to approve and adopt the Amalgamation Agreement and the transactions contemplated thereby, in accordance with the terms of the Amalgamation Agreement.

Access to Information; Confidentiality. The Company has agreed that it will provide to Buyer and its representatives reasonable access to officers, employees, agents, properties, books and records of the Company and its subsidiaries and promptly furnish Buyer with information concerning the Company and its subsidiaries as Buyer reasonably requests. However, the parties also agreed that no such investigation will affect or modify any representation or warranty made in the Amalgamation Agreement. Both Buyer and the Company have agreed to comply with, and to cause their respective representatives to comply with, the Confidentiality Agreement with respect to such information.

Calling of Shareholder Meeting. Subject to the non-solicitation provision (described above), the Company will call and hold the Company shareholders meeting as promptly as practicable following the date of the Amalgamation Agreement for the purpose of voting on the approval and adoption of the Amalgamation Agreement; provided, however, that without the prior written consent of Buyer, the Company shareholders meeting will not be held later than 30 business days after the clearance of this proxy statement by the SEC. The Company has also agreed to use its reasonable best efforts to solicit or cause to be solicited from its Shareholders proxies in favor of the approval and adoption of the Amalgamation and the Amalgamation Agreement and take all other action necessary or advisable to secure the requisite company vote.

Reasonable Best Efforts. In accordance with applicable law, each of the parties has agreed to use reasonable best efforts to take, or cause to take, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions to each party’s obligation under the Amalgamation Agreement to complete the Amalgamation are satisfied and to consummate the transactions contemplated by the Amalgamation Agreement as promptly as practicable.

Consents, Filings and Further Action. In accordance with applicable law, Buyer and the Company have agreed to use reasonable best efforts to (i) obtain from any governmental entities any actions, non-actions, clearances, waivers, consents, approvals, permits or orders required to be obtained by the Amalgamation Agreement and (ii) make all necessary registrations and filings, and thereafter make any other submissions required or deemed appropriate by either Buyer or the Company, in connection with the transactions contemplated by the Amalgamation Agreement. Buyer and the Company have agreed to cooperate and consult with each other in connection with the making of all such filings and notifications. Neither Buyer nor the Company will file any document if the other party has reasonably objected to the filing of such document.

Neither Buyer nor the Company will consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by the Amalgamation Agreement at the behest of any governmental entity without the consent of the other party (not to be unreasonably withheld or delayed).

Each of the parties will contact CFIUS as promptly as practicable following the date of the Amalgamation Agreement and request an informal consultation, following which the parties will jointly prepare and submit a draft voluntary notice, and after resolution of any comments or questions received from CFIUS, will prepare and submit a joint voluntary notice to CFIUS and the parties will respond to any inquiries from CFIUS in respect of the CFIUS filing, and the parties will use their reasonable best efforts to respond within the time frame set forth thereby.

Employee Matters

For a period of one year following the Amalgamation, Buyer will cause the Amalgamated Company to provide employees of the Company and its subsidiaries (which we refer to as employees) with compensation and benefits (other than equity compensation) that are no less favorable in the aggregate than those provided under the Company’s compensation and benefit plans, programs, policies, practices and arrangements in effect at the Effective Time; provided that during such one-year period, the terms of the Amalgamation Agreement will not prevent the amendment or termination of any specific plan, program or arrangement, require that the Amalgamated Company provide or permit investment in the securities of Buyer or the Amalgamated Company interfere with the Amalgamated Company’s right or obligation to make such changes as are necessary to comply with applicable law. Nothing precludes the Amalgamated Company from terminating an employee.

Buyer will and will cause the Amalgamated Company to honor the Company’s obligations under certain of the Company’s compensation and benefit plans and individual agreements with the Company, subject to any amendment or termination that may be permitted by such agreements and the Company’s employee benefit plans unless otherwise stated in the Amalgamation Agreement. During the one-year period following the Amalgamation, Buyer will provide severance benefits to employees that suffer an involuntary termination of employment without cause that are no less favorable than benefits offered to such employees immediately before the date of the Amalgamation Agreement.

Each employee will be credited under the employee benefit plans of the Company and its affiliates with his years of service for which such employee was credited before the Amalgamation under any similar employee benefit plans with the Company and its affiliates, except for purposes of vesting or eligibility for any plans which are frozen to new participants, benefit accrual under any defined benefit pension plans or to the extent it would result in duplication of benefits.

Each employee will be immediately eligible to participate in any and all new benefit plans to the extent coverage under such plans replaces coverage under a comparable employee benefit plan in which such employee participated immediately before the Amalgamation. For the purposes of each new plan providing certain health benefits, Buyer will use commercially reasonable efforts to cause all pre-existing conditions, exclusions and actively-at-work requirements of such new plan to be waived for each employee and his covered dependents and cause any eligible expenses incurred by such employee and his covered dependents during a specified period to be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his covered dependents as if such amounts had been paid in accordance with such new plan.

Directors’ and Officers’ Indemnification and Insurance

From and after the Effective Time, Buyer and the Amalgamated Company will cause all rights to indemnification, advancement of expenses and exculpation in favor of any present or former director or officer of the Company or any of its subsidiaries in effect as of the date of the Amalgamation Agreement to continue for at least six years after the Amalgamation, or longer if a such a period is provided for in the applicable agreement in effect as of the date of the Amalgamation Agreement. Buyer will guarantee such performance by the Amalgamated Company.

Buyer will cause the Amalgamated Company to indemnify each present and former director and officer of the Company or any of its subsidiaries to the fullest extent allowed by applicable law for all acts and omissions arising out of or relating to their services as directors or officers of the Company or its subsidiaries prior to the Effective Time. If any such director or officer becomes involved in any legal action in connection with any matter occurring prior to or at the Effective Time, Buyer will cause the Amalgamated Company to pay as incurred such director’s or officer’s legal fees, costs and expenses incurred in connection with such legal action, subject to the Amalgamated Company’s receipt of an undertaking by or on behalf of such director or officer, if and only to the extent required by the applicable law, to repay such fees, costs and expenses if it is ultimately determined under applicable law that such director or officer is not entitled to be indemnified.

Prior to the Effective Time, the Company will and, if the Company is unable to, Buyer will cause the Amalgamated Company to, as of the Effective Time, obtain and fully pay for “tail” insurance policies with a claims period of at least six years after the Effective Time, which obligation may be satisfied by extending the officers’ and directors’ liability insurance policies maintained by the Company and its subsidiaries or by providing for policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous with respect to claims arising out of or relating to events which occurred before or at the Effective Time so long as the Amalgamated Company is not required to pay an annual premium in excess of 300% of the last annual premium paid by the Company for such insurance prior to the date of the Amalgamation Agreement. If the Amalgamated Company is unable to obtain such insurance coverage for an amount less than or equal to such maximum premium, the Amalgamated Company will instead obtain as much comparable insurance as possible for an annual premium equal to such maximum premium.

Financing Relating to the Amalgamation

Each of Buyer and Acquisition Sub will use its reasonable best efforts to obtain proceeds of the Equity Financing and the Debt Financing on the terms and conditions described in the Equity Commitment Letter and the Debt Financing Letter. Buyer and Acquisition Sub may not agree to or permit any amendment, supplement or other modification to be made to, or any waiver of any material provision or remedy under, the Equity Commitment Letter, the Debt Financing Letter or the definitive agreements relating to the financings without the consent of the Company.

If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Buyer and Acquisition Sub will use reasonable best efforts to obtain alternative debt financing from alternative sources in an amount sufficient (when combined with cash on hand and other financing arrangements) to consummate the transactions contemplated by the Amalgamation Agreement as promptly as practicable following the occurrence of such event; provided that Buyer and Acquisition Sub are not required to seek or accept such alternative debt financing if the terms or conditions are less favorable to Buyer (in its reasonable judgment) than the Debt Financing to be replaced.

The Company will use its reasonable best efforts to provide and cause its subsidiaries and representatives to provide all necessary cooperation in connection with any financing efforts that Buyer may undertake in connection with any debt financing, in connection with obtaining consents from the Company’s lenders or noteholders under the Company’s existing financing arrangements as may be reasonably requested by Buyer; provided that none of the Company or any of its subsidiaries will be required to pay any commitment or other similar fee or incur any other liability and that Buyer will be solely responsible for all out-of-pocket expenses of the Company incurred in connection with the foregoing.

The Company will ensure that assets meeting the eligibility requirements for inclusion in the borrowing base under any agreements relating to certain Company indebtedness are sufficient to support any outstanding indebtedness thereunder and that no “manager default,” “event of default” or “early amortization event” (as such terms are defined in the Company’s management agreements or agreements related to Company indebtedness) shall have occurred and be continuing under any management agreement or agreement relating to Company indebtedness.

Standstill Agreements and Confidentiality Agreements

Absent a Takeover Proposal, until the Effective Time, the Company may not terminate, amend, modify or waive any provision of any confidentiality agreement not entered into in the ordinary course of business or any agreement by a third party not to acquire assets or securities of the Company to which the Company or any of its subsidiaries is a party, other than the Confidentiality Agreement.

At any time before obtaining shareholder approval of the Amalgamation Agreement, the Company will not have to comply with the obligations described in the preceding paragraph if the Board determines, after consultation with outside legal counsel, that it is necessary in order for the Board to comply with the Board’s fiduciary duties under applicable law; provided that the Company will not take any otherwise prohibited action in reliance on the foregoing exception until after the third business day following Buyer’s receipt of written notice from the Company advising Buyer that the Company intends to take such action and specifying the nature of the action to be taken, it being understood and agreed that in determining whether to authorize the Company to take such action, the Board will take into account any changes to the financial terms of the Amalgamation Agreement proposed by Buyer to the Company in response to such written notice.

Related Party Transactions

Effective immediately prior to the Effective Time, the Company will cause certain related-party transactions to be terminated without the creation of any liability with respect to the Company or any of its subsidiaries upon such termination.

Conditions to Completion of the Amalgamation

The obligations of each of the Company, Buyer and Acquisition Sub to complete the Amalgamation are subject to the satisfaction of the following conditions:

•	approval and adoption of the Amalgamation Agreement by the Shareholders;

•

any waiting period, together with any extensions thereof, applicable to the consummation of the Amalgamation under any applicable pre-clearance or similar approval requirement of applicable foreign competition laws have expired or been terminated;

•	a CFIUS Final Order has been obtained;

•

all other consents, approvals and authorizations of any governmental entities required to consummate the Amalgamation have been obtained free of any condition that would reasonably be expected to have a material adverse effect on the Company or Buyer; and

•	no law or order being in effect that restrains, enjoins or otherwise prohibits the consummation of the Amalgamation.

The obligations of Buyer and Acquisition Sub to effect the Amalgamation are subject to the following additional conditions, unless Buyer waives them:

•

the representations and warranties of the Company related to the Company’s authorized and outstanding share capital are true and correct in all respects, except for de minimus inaccuracies, as of the date of the Amalgamation Agreement and as of the Effective Time as though made as of the Effective Time;

•

the representation and warranty that no event, occurrence, development or state of circumstances or facts that has had or would be reasonably expected to have a material adverse effect on the Company is true and correct in all respects as of the date of the Amalgamation Agreement and as of the Effective Time as though made as of the Effective Time;

•

the other representations and warranties of the Company being true and correct in all respects, without regard to any “Company Material Adverse Effect,” “materiality” or similar qualifications contained in them, as of the date of the Amalgamation Agreement and as of the Effective Time as though made as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of such representations and warranties to be true and correct in all respects would not reasonably be expected to have a material adverse effect on the Company;

•	no more than 8% of the Common Shares are Dissenting Shares;

•

the company has performed in all respects all obligations required to be performed by it with respect to the covenants of the Company relating to (i) acquisitions of businesses, (ii) dispositions of assets, (iii) capital expenditures, (iv) the borrowing base under any agreements relating to certain Company indebtedness and (v) any “management default,” “event default” or “early amortization event” (as such terms are defined in the Company’s management agreements or agreements relating to the Company indebtedness);

•	the Company has performed in all material respects all other obligations required to be performed by it under the Amalgamation Agreement; and

•	Buyer has received a certificate, signed by the chief executive officer or chief financial officer of the Company, attesting to the Company’s compliance with the above described conditions.

The obligation of the Company to effect the Amalgamation is subject to the following additional conditions, unless the Company waives them:

•

the representations and warranties of Buyer and Acquisition Sub being true and correct in all respects, without regard to any “material adverse effect,” “materiality” or similar qualifications contained in them, as of the date of the Amalgamation Agreement and as of the Effective Time as though made as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of such representations and warranties to be true and correct in all respects would not reasonably be expected to result in any event, circumstance, development, change or effect that is or would be reasonably expected to prevent or materially delay the consummation of the Amalgamation and the other transactions contemplated by the Amalgamation Agreement;

•	each of Buyer and Acquisition Sub has performed in all material respects all obligations required to be performed by it under the Amalgamation Agreement; and

•	the Company has received a certificate, signed by a senior executive officer of Buyer, attesting to Buyer’s and Acquisition Sub’s compliance with the above described conditions.

Termination of the Amalgamation Agreement

The Amalgamation Agreement may be terminated at any time prior to the Effective Time:

•	by mutual written agreement of the Company, Buyer and Acquisition Sub;

•	by either the Company or Buyer, if:

•	the Amalgamation has not been completed by July 18, 2013;

•	the Amalgamation Agreement has been submitted to the Shareholders for approval, and they do not approve and adopt the Amalgamation Agreement;

•	any law prohibits consummation of the Amalgamation; or

•	any governmental order restrains, enjoins or otherwise prohibits consummation of the Amalgamation, and such order has become final and nonappealable;

•	by Buyer if:

•	the Board withdraws, modifies or amends the Board Recommendation in any manner adverse to Buyer or publicly proposes to do so;

•

(i) the Board approves, endorses or recommends a Superior Proposal, (ii) the Company enters into a contract relating to a Superior Proposal, (iii) a tender offer or exchange offer for any issued and outstanding Common Shares is commenced prior to obtaining the vote by the Shareholders to approve and adopt the Amalgamation Agreement and the Board fails to recommend against acceptance of such tender offer or exchange offer by the Shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by the Shareholders, which will constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten business days after commencement or (iv) the Company or the Board publicly announces its intentions to do any of the actions listed in clauses (i) through (iii); or

•

The Company breaches any of its representations, warranties, covenants or agreements contained in the Amalgamation Agreement, where such breach would give rise to the failure of the condition for the Amalgamation concerning the Company’s representations and warranties or concerning the Company’s performance obligations under the Amalgamation Agreement and where such breach has not been cured by the Company (x) within thirty after the Company’s receipt of written notice of such breach by Buyer or (y) solely with respect to any breach of the covenants of the Company relating to (i) the borrowing base under any agreements relating to certain Company indebtedness and (ii) any “manager default,” “event of default” or “early amortization event” (as such terms are defined in the Company’s management agreements or agreements relating to the Company indebtedness), prior to the date on which the closing would otherwise occur under the Amalgamation Agreement if such breach were not in existence.

•	or by the Company if:

•

the Amalgamation Agreement is terminated in order to concurrently enter into an agreement regarding a Superior Proposal, if the Board determines after consultation with outside legal counsel that it is necessary to do so in order to comply with its fiduciary duties under applicable law; provided that the Company may not terminate the Amalgamation Agreement until (I) after the fourth business day following Buyer’s receipt of written notice from the Company advising Buyer that the Board intends to take such action and specifying the reasons therefor, including the material terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board and, if applicable, a statement that the Board intends to terminate the Amalgamation Agreement (it being understood and agreed that any amendment to the financial terms of such Superior Proposal will require a new Notice of Superior Proposal and a new four business day period), (II) during such four business day period following Buyer’s receipt of a Notice of Superior Proposal, in determining whether to make an Adverse Recommendation Change, to endorse or recommend such Takeover Proposal or to cause or permit the Company to so terminate it, (A) the Company will have offered to negotiate with (and, if accepted, negotiated with) Buyer in making such commercially reasonable adjustments to the terms and conditions of the Amalgamation Agreement as would enable the Company to proceed with the Amalgamation and the other transactions contemplated by the Amalgamation Agreement and (B) the Board will have determined, after considering the results of such negotiations and the revised proposals made by Buyer, if any, that the Superior Proposal giving rise to such Notice of Superior Proposal continues to be a Superior Proposal and (III) payment of the Company Termination Fee; or

•

Buyer breaches any of its representations, warranties, covenants or agreements contained in the Amalgamation Agreement, where such breach would give rise to the failure of the condition for the Amalgamation concerning Buyer’s representations and warranties or concerning Buyer’s performance obligations under the Amalgamation Agreement and where such breach has not been cured by Buyer within thirty after Buyer’s receipt of written notice of such breach by the Company.

Reimbursement of Expenses, Termination Fees and Effect of Termination

Expense Reimbursement. In general, each party’s expenses will be paid for by the party incurring such expenses whether or not the Amalgamation is consummated, and Buyer and the Company will share equally each of the filing fees with respect to the filings required by applicable law other than foreign competition laws, which filing fees will be paid by Buyer.

Company Termination Fee. The Company will be obligated to pay, or cause to be paid, to Acquisition Sub as liquidated damages and not as a penalty and as the sole and exclusive remedy of Buyer and Acquisition Sub a termination fee of $15,500,000 if the Amalgamation Agreement is terminated under any of the following circumstances:

•

the Company terminates the Amalgamation Agreement in order to enter into a contract relating to a Superior Proposal, in which event the Company must pay such fee before or substantially concurrently with such termination;

•	Buyer terminates the Amalgamation Agreement because the Board withdraws, modifies or amends the Board’s recommendation in any manner adverse to Buyer, or publicly proposes to do so;

•

Buyer terminates the Amalgamation Agreement because (i) the Board approves, endorses or recommends a Superior Proposal, (ii) the Company enters into a contract relating to a Superior Proposal, (iii) a tender offer or exchange offer for any issued and outstanding Common Shares is commenced prior to obtaining the vote by the Shareholders to approve and adopt the Amalgamation Agreement and the Board fails to recommend against acceptance of such tender offer or exchange offer by the Shareholders (including, for this purpose by taking no position with respect to the acceptance of such tender offer or exchange offer by its Shareholders, which will constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten business days after commencement or (iv) the Company or the Board publicly announces its intention to do any of the foregoing, in which case the Company must pay such fee within five business days of such termination; or

•

(A) a Takeover Proposal (substituting “50%” for each occurrence of 20% in the definition of Takeover Proposal) is made or proposed to the Company or otherwise publicly announced (and not withdrawn); (B) the Amalgamation Agreement is terminated by either Buyer or the Company because either (i) the Amalgamation has not been consummated by the Company or by Buyer prior to the Outside Date or (ii) the Amalgamation Agreement has been submitted to the Shareholders and the required vote is not obtained; and (C) within 12 months following the date of termination, the Company enters into a contract providing for the implementation of, or consummates, any Takeover Proposal (substituting “50%” for each occurrence of 20% in the definition of Takeover Proposal), in which case the Company must pay such fee within five business days of the Company entering into the contract.

Reverse Termination Fee. Buyer will be obligated to pay, or cause to be paid to the Company, within five business days of termination of the Amalgamation Agreement, as liquidated damages and not as a penalty and as the sole and exclusive remedy of the Company, a reverse termination fee of $35,000,000 if (i) all of the conditions to Buyer’s and Acquisitions Sub’s obligations to close have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the closing) and the Amalgamation Agreement is terminated by the Company due to the failure of Buyer and Acquisition Sub to consummate the Amalgamation within the allotted time period under the Amalgamation Agreement and (ii)(A) specified consents relating to the refinancing of certain Company credit facilities have not been received and (B) the Debt Financing contemplated necessary to refinance or replace the indebtedness related to such consents has not been funded and will not be funded at the closing.

Effect of Termination

If the Amalgamation Agreement is validly terminated, it shall become void and of no further force and effect, with no liability on the part of any party (other than certain provisions relating to confidentiality, expenses, termination, termination fees and certain general provisions, each of which will survive such termination), except that if such termination results from (a) the intentional and in bad faith failure of any party to perform its obligations, (b) the intentional and in bad faith breach by any party of its representations or warranties or (c) fraud, then, if the remedy of specific performance is not available, such party will be fully liable for any liabilities incurred or suffered by the other party as a result of such failure or breach. An “intentional and in bad faith” breach or failure means, pursuant to the terms of the Amalgamation Agreement, a material breach or failure, as applicable, that is a consequence of an omission by, or act undertaken by or caused by, the breaching party with the knowledge that the omission or taking or causing of such act would, or would reasonably be expected to, cause a breach of the Amalgamation Agreement.

Specific Performance

The Amalgamation Agreement provides that the parties will be entitled to an injunction or other equitable relief to prevent breaches or violations of the Amalgamation Agreement and to specifically enforce the terms and provisions of the Amalgamation Agreement except for situations where Buyer is obligated to pay to SeaCube a reverse termination fee, in which case the reverse termination fee shall be the sole remedy available to SeaCube. SeaCube is an express third-party beneficiary of the Equity Commitment Letter and has the right, under the circumstances in which SeaCube would be permitted by the Amalgamation Agreement to obtain specific performance or damages, to seek specific performance by Buyer to enforce the equity commitment or damages, as applicable.

Third-Party Beneficiaries

The Amalgamation Agreement is not intended to confer any rights or remedies upon any person other than the parties to the Amalgamation Agreement except for: (a) the right of any present or former director or officer of the Company or any of its subsidiaries to enforce the provisions set forth in the indemnification covenant contained in the Amalgamation Agreement directly, (b) the right of holders of Common Shares and Restricted Shares to receive the Transaction Consideration pursuant to the terms of the Amalgamation Agreement (a claim with respect to which shall be enforceable only by the Company, in its sole and absolute discretion, on behalf of the such holders) and (c) the right of the financing parties to enforce certain general provisions, including those relating to governing law, waiver of jury trial and claims against any of the financing parties.

Amendment, Waiver and Extension of the Amalgamation Agreement

Amendment. The Amalgamation Agreement may be amended by the parties at any time prior to the Effective Time, whether before or after shareholder approval of the Amalgamation, provided that (A) no amendment that requires further approval by the Shareholders under applicable law will be made without such further required approval and (B) such amendment has been duly approved by the boards of directors of each of Acquisition Sub and the Company notwithstanding certain exceptions set out in the Amalgamation Agreement.

Extension; Waiver. At any time prior to the Effective Time, the Company, on the one hand, and Buyer and Acquisition Sub on the other hand, may, with respect to the other party, extend the time for the performance of any of the obligations of such party, waive any inaccuracies in the representations and warranties of the other party contained in the Amalgamation Agreement or any document delivered under the Amalgamation Agreement, or subject to applicable law, waive compliance with any of the Amalgamation Agreement covenants or conditions. Any agreement on the part of a party to any extension or waiver will only be valid if set forth in a written instrument signed by such party. The failure of any party to assert any of its rights under the Amalgamation Agreement does not constitute a waiver of such rights.

THE VOTING AGREEMENT

In connection with the Amalgamation Agreement, on January 18, 2013, Buyer and Seacastle Operating entered into the Voting Agreement, pursuant to which Seacastle Operating has agreed, among other things, (i) subject to certain limited exceptions as set forth in the Voting Agreement, to vote all of the Common Shares beneficially owned by it in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, (ii) to restrict its ability to sell, transfer, pledge, assign or otherwise dispose of any Common Shares, or enter into any contract or similar arrangement to do the same and (iii) not to enter into, solicit, initiate, encourage or take any other action to facilitate any inquiries with respect to a takeover proposal or frustrating transaction (each as defined in the Voting Agreement). The Voting Agreement will terminate if the Amalgamation Agreement is terminated in accordance with its terms, including in the event of a termination by SeaCube of the Amalgamation Agreement in order to enter into a definitive agreement with a third party making an unsolicited written acquisition proposal that the Board, in the exercise of its fiduciary duties, determines to be a Superior Proposal.

As of [                    ], 2013, Seacastle Operating beneficially owned Common Shares which, in the aggregate, represent approximately [    ]% of the Common Shares.

The foregoing discussion of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, a copy of which is included as Annex D to this proxy statement and which is incorporated by reference into this proxy statement.

VOTE ON ADJOURNMENT

The Shareholders are being asked to approve a proposal that will give the chairman of the Special General Meeting authority to adjourn the Special General Meeting for the purpose of soliciting additional proxies in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation if there are not sufficient votes at the time of the Special General Meeting to approve the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation. If this proposal is approved, the Special General Meeting could be successively adjourned to any date. In addition, the chairman of the Special General Meeting could postpone the Special General Meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the Special General Meeting is adjourned for the purpose of soliciting additional proxies, Shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on any proposal, or if you indicate that you wish to vote in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation but do not indicate a choice on the Adjournment Proposal, your Common Shares will be voted in favor of the Adjournment Proposal. But if you indicate that you wish to vote against the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, your Common Shares will only be voted in favor of the Adjournment Proposal if you indicate that you wish to vote in favor of that proposal.

The Board recommends a vote “FOR” the Adjournment Proposal.

MARKET PRICE OF COMMON SHARES AND DIVIDEND INFORMATION

Common Shares are listed on the NYSE under the symbol “BOX.” The following table sets forth on a per share basis the low and high sales prices of Common Shares as reported by the NYSE since October 29, 2010 (the “IPO Date”), which is the first date that our Common Shares were publicly traded.

	Low		High
Fiscal 2013:
First Fiscal Quarter (through [ ])	[	]	[	]
Fiscal 2012:
Fourth Fiscal Quarter	17.05		18.99
Third Fiscal Quarter	17.02		19.25
Second Fiscal Quarter	16.31		18.92
First Fiscal Quarter	14.52		17.93
Fiscal 2011:
Fourth Fiscal Quarter	12.03		15.54
Third Fiscal Quarter	10.75		17.46
Second Fiscal Quarter	15.04		17.99
First Fiscal Quarter	13.38		16.22
Fiscal 2010:
Fourth Fiscal Quarter (beginning on October 29, 2010)	11.65		14.06

The closing price of Common Shares on the NYSE on [                    ], 2013 was $[        ] per share. As of the record date, SeaCube had [            ] Common Shares issued and outstanding, and SeaCube had approximately [            ] holders of record.

The following table sets forth on a per share basis the quarterly dividends paid per Common Share since the IPO Date.

	Dividend	Payment Date
Fiscal 2012:
Fourth Fiscal Quarter	(1)	—
Third Fiscal Quarter	$0.30	12/14/12
Second Fiscal Quarter	0.29	9/14/12
First Fiscal Quarter	0.28	6/14/12
Fiscal 2011:
Fourth Fiscal Quarter	0.26	3/20/12
Third Fiscal Quarter	0.24	12/15/11
Second Fiscal Quarter	0.24	10/14/11
First Fiscal Quarter	0.22	7/15/11
Fiscal 2010:
Fourth Fiscal Quarter	0.22	4/15/11
Third Fiscal Quarter	0.20	1/18/11

(1)	SeaCube will not pay a dividend with respect to the fourth quarter of 2012 pursuant to the terms of the Amalgamation Agreement. If the Amalgamation has not closed prior to the scheduled payment date for the regular dividend with respect to the first quarter of 2013, we will be permitted to pay our regular dividend during the second quarter of 2013 in accordance with past practice. The amount of any dividend with respect to the first quarter of 2013, if declared and paid, will not exceed $0.31 per share. In 2012, the Board approved and declared a dividend with respect to the first quarter of 2012 on May 7, 2012, which was paid on June 14, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of Common Shares as of February 27, 2013, by (i) each of our Named Executive Officers, (ii) each of our current directors, (iii) all of our directors and executive officers as a group and (iv) each other person who is known by us to own beneficially more than five percent of the outstanding Common Shares based on information previously provided to us by such beneficial owners as of the dates indicated in the footnotes that follow the table.

Name of Beneficial Owner (1)	Number of Shares (3)	Percent
Executive Officers and Directors (2)
Joseph P. Adams, Jr.	5,000	*
Jonathan G. Atkeson	7,500	*
Paul R. Goodwin	40,000	*
Douglas A. Hacker	60,000	*
Donald P. Hamm	30,000	*
Joseph Kwok (4)	341,250	1.7%
Stephen P. Bishop	91,314	*
Lisa D. Leach	79,526	*
Martin Tuchman (5)	251,325	1.2%
All directors and executive officers as a group (9 persons)	905,915	4.4%

5% Shareholders
Seacastle Operating Company Ltd. (6)	8,525,000	41.8%
Wellington Management Company, LLP (7)	1,099,491	5.4%

*	Represents amounts of less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common Shares subject to options or warrants currently exercisable, or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except in cases where community property laws apply, we believe that each Shareholder possesses sole voting and investment power over all Common Shares shown as beneficially owned by the Shareholder. The beneficial owners listed in this table do not, individually or as a group, have the right to acquire beneficial ownership over any other of our Common Shares.
(2)	The address of each officer or director listed in this table is: c/o SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656.
(3)	Consists of Common Shares held, including Restricted Shares.
(4)	Includes (i) 339,750 Common Shares and Restricted Shares owned directly by Mr. Kwok and (ii) 1,500 Common Shares owned indirectly by Mr. Kwok’s son. Mr. Kwok disclaims beneficial ownership as to (ii) except to the extent of his pecuniary interest therein.
(5)	Includes (i) 160,672 Common Shares and Restricted Shares owned directly by Mr. Tuchman; (ii) 35,000 Common Shares owned indirectly by Mr. Tuchman’s spouse; and (iii) 55,653 Common Shares owned indirectly by Tuchman Foundation, Inc., a charitable trust for which Mr. Tuchman acts as trustee. Mr. Tuchman disclaims beneficial ownership as to (ii) and (iii).
(6)

Seacastle Operating Company Ltd. is wholly owned by Seacastle Inc. Seacastle Inc. is wholly owned by Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) L.P., Fortress Investment Fund III (Fund E) L.P., Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment Fund C) LP and Fortress Investment Fund III (Coinvestment Fund D) L.P. (collectively, the “Fund III Funds”), Fortress Investment Fund IV (Fund A) L.P., Fortress Investment Fund IV (Fund B) L.P., Fortress Investment Fund IV (Fund C) L.P., Fortress

Investment Fund IV (Fund D) L.P., Fortress Investment Fund IV (Fund E) L.P., Fortress Investment Fund IV (Fund F) L.P., Fortress Investment Fund IV (Fund G) L.P., Fortress Investment Fund IV (Coinvestment Fund A) L.P., Fortress Investment Fund IV (Coinvestment Fund B) L.P., Fortress Investment Fund IV (Coinvestment Fund C) L.P., Fortress Investment Fund IV (Coinvestment Fund D) L.P., Fortress Investment Fund IV (Coinvestment Fund F) L.P. and Fortress Investment Fund IV (Coinvestment Fund G) L.P. (collectively, the “Fund IV Funds”), and certain members of Seacastle Inc.’s management. Fortress Fund III GP LLC is the general partner of each of the Fund III Funds. The sole managing member of Fortress Fund III GP LLC is Fortress Investment Fund GP (Holdings) LLC. The sole managing member of Fortress Investment Fund III GP (Holdings) LLC is Fortress Operating Entity I LP (“FOE I”). FIG Corp. is the general partner of FOE I, and FIG Corp. is wholly owned by Fortress Investment Group LLC. Fortress Fund IV GP L.P. is the general partner of each of the Fund IV Funds. Fortress Fund IV GP Holdings Ltd. is the general partner of Fortress Fund IV GP L.P. Fortress Fund IV GP Holdings Ltd. is wholly owned by FOE I. FIG Corp. is the general partner of FOE I. FIG Corp. is wholly owned by Fortress Investment Group LLC. By virtue of his ownership interest in Fortress Investment Group LLC and certain of its affiliates, as well as his role in advising certain investment funds, Wesley R. Edens may be deemed to be the natural person that has sole or shared voting and investment control over the Common Shares listed as beneficially owned by Seacastle Operating Company Ltd. Mr. Edens disclaims beneficial ownership of such Common Shares. The address of all persons listed above is c/o Fortress Investment Group LLC, 1345 Avenue of the Americas, 46th Floor, New York, New York 10105. Seacastle Operating Company Ltd. is not a broker-dealer, however, Fortress Capital Formation is an affiliated broker-dealer entity.
(7)	Information regarding Wellington Management Company, LLP (“Wellington”) is based solely upon a Schedule 13G/A filed by Wellington with the SEC on February 14, 2013, which indicates that Wellington held shared voting power over 645,153 Common Shares and shared dispositive power over 1,099,491 Common Shares. The address of Wellington is 280 Congress Street, Boston, MA 02210.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER AMALGAMATION-RELATED COMPENSATION ARRANGEMENTS

As required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, SeaCube is required to submit a proposal to the Shareholders for a non-binding, advisory vote to approve certain compensation payable to the Named Executive Officers of SeaCube that is based on or otherwise relates to the Amalgamation. This proposal, commonly known as “say-on-golden parachute,” and which we refer to as the Named Executive Officer Amalgamation-Related Compensation Proposal, gives the Shareholders the opportunity to vote on an advisory basis on the compensation that SeaCube’s Named Executive Officers will or may be entitled to receive that is based on or otherwise relates to the Amalgamation.

The compensation and benefits that SeaCube’s Named Executive Officers may be entitled to receive from SeaCube that is based on or otherwise relates to the Amalgamation is summarized in the table entitled “Golden Parachute Compensation,” which is included in “The Amalgamation—Quantification of Potential Payments to Named Executive Officers in Connection with the Amalgamation” beginning on page 55, including the associated narrative discussion. That summary includes all compensation and benefits that may be paid or become payable to SeaCube’s Named Executive Officers that are based on or otherwise relate to the Amalgamation.

The Board encourages you to review carefully the Named Executive Officer amalgamation-related compensation information disclosed in this proxy statement.

The Board recommends that the Shareholders of SeaCube approve the following resolution:

“RESOLVED, that the shareholders of SeaCube approve, on a non-binding, advisory basis, the compensation that will or may become payable to the named executive officers that is based on or otherwise relates to the Amalgamation as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the related narrative disclosures.”

The vote on the Named Executive Officer Amalgamation-Related Compensation Proposal is a vote separate and apart from the vote on the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation. Accordingly, you may vote to approve the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation and vote not to approve the Named Executive Officer Amalgamation-Related Compensation Proposal and vice versa. Because the vote on Named Executive Officer Amalgamation-Related Compensation Proposal is advisory only, it will not be binding on SeaCube, the Amalgamated Company or Buyer. Accordingly, if the Amalgamation Agreement is approved and adopted and the Amalgamation is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the Shareholders.

The affirmative vote of a majority of the votes cast at the Special General Meeting at which a quorum is present will be required to approve the Named Executive Officer Amalgamation-Related Compensation Proposal.

The Board recommends a vote “FOR” the Named Executive Officer Amalgamation-Related Compensation Proposal.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE AMALGAMATION TO U.S. HOLDERS

The following discussion is a summary of the material United States federal income tax consequences of the Amalgamation to U.S. holders (as defined below) of Common Shares. This summary does not address any tax consequences of the Amalgamation arising under the laws of any state, local or foreign jurisdiction or United States federal laws other than United States federal income tax laws. This discussion is based on the Code, published positions of the Internal Revenue Service, court decisions and other applicable authorities, all as currently in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all aspects of United States federal income taxation that may be applicable to U.S. holders of Common Shares in light of their particular circumstances or U.S. holders of Common Shares subject to special treatment under United States federal income tax law, such as:

•	entities treated as partnerships for United States federal income tax purposes, S corporations or other pass-through entities;

•	persons who hold Common Shares as part of a straddle, hedging transaction, synthetic security, conversion transaction or other integrated investment or risk reduction transaction;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	United States expatriates;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	persons who acquired Common Shares through the exercise of employee share options or otherwise as compensation;

•	persons subject to the United States alternative minimum tax;

•	banks, insurance companies and other financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	brokers or dealers in securities or foreign currencies; and

•	traders in securities that elect mark-to-market treatment.

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds Common Shares, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding Common Shares should consult their tax advisors regarding the tax consequences of the Amalgamation.

This discussion applies only to the Shareholders that hold their Common Shares as a capital asset within the meaning of Section 1221 of the Code.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Shares that is:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States or any of its political subdivisions;

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a United States person; or

•	an estate that is subject to United States federal income tax on its income regardless of its source.

Tax Consequences of the Amalgamation Generally

The exchange of Common Shares for cash in the Amalgamation will generally be a taxable transaction to U.S. holders for United States federal income tax purposes. In general, except as provided below under “—U.S. Holders Who Have Not Made an Election to Treat SeaCube as a Qualified Electing Fund,” a U.S. holder whose Common Shares are converted into the right to receive cash in the Amalgamation will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such Common Shares and the U.S. holder’s adjusted tax basis in such Common Shares. A U.S. holder’s adjusted tax basis will generally equal the price the U.S. holder paid for such Common Shares increased by the amount of any earnings previously included by such U.S. holder as a result of a “qualified electing fund” election pursuant to Section 1295 of the Code and decreased by the amount of any distributions previously made to such holder that were not subject to tax as a result of having been previously taxed under the “qualified electing fund” rules. Gain or loss will be determined separately for each block of Common Shares (i.e., Common Shares acquired at the same cost in a single transaction) except as provided below under “—U.S. Holders Who Have Not Made an Election to Treat SeaCube as a Qualified Electing Fund.” Such gain or loss will generally be treated as long-term capital gain or loss if the U.S. holder’s holding period in the Common Shares exceeds one year at the time of the completion of the Amalgamation. The deductibility of capital losses is subject to limitations.

U.S. Holders Who Have Not Made an Election to Treat SeaCube as a Qualified Electing Fund

A U.S. holder who did not make an election to treat SeaCube as a “qualified electing fund” effective from the start of such U.S. holder’s holding period (unless the election was made effective at a subsequent date and certain other requirements are satisfied) for the Common Shares will be subject to special tax rules with respect to any gain recognized with respect to Common Shares:

•	gain in the Common Shares will be allocated ratably over the U.S. holder’s aggregate holding period for the Common Shares;

•	the amount allocated to the current taxable year will be taxed as ordinary income; and

•

the amount allocated to each of the other taxable years will be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit will be imposed with respect to the resulting tax attributable to each such other taxable year.

A U.S. holder who did not make a “qualified electing fund” election and made a “mark-to-market” election with respect to its common shares should consult its tax advisors as to the consequences of the Amalgamation.

Backup Withholding

Under the “backup withholding” provisions of the Code, a U.S. holder may be subject to information reporting and backup withholding on any cash payments such U.S. holder receives for Common Shares in the Amalgamation. A U.S. holder generally will not be subject to backup withholding, however, if such U.S. holder:

•

furnishes a correct taxpayer identification number, certifies that such U.S. holder is not subject to backup withholding on the Form W-9 or successor form and otherwise complies with all the applicable requirements of the backup withholding rules; or

•	provides proof that such U.S. holder is otherwise exempt from backup withholding.

Backup withholding is not an additional federal income tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against such U.S. holder’s United States federal income tax liability, provided such U.S. holder timely furnishes the required information to the Internal Revenue Service.

This summary of certain material United States federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

APPRAISAL RIGHTS

Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company or corporation, each shareholder of the Bermuda company is entitled to receive fair value for its shares (determined on a stand-alone basis). For these purposes, the Board considers the fair value for each Common Share to be $23.00 per share.

Any Shareholder who is not satisfied that it has been offered fair value for its Common Shares and whose Common Shares are not voted in favor of the Amalgamation Agreement and the Amalgamation may exercise its appraisal rights under the Companies Act to have the fair value of its Common Shares appraised by the Court. Persons owning beneficial interests in Common Shares but who are not Shareholders of record should note that only persons who are Shareholders of record may make an application for appraisal to the Court. Any Shareholder intending to exercise appraisal rights MUST file an application for appraisal of the fair value of its Common Shares with the Court within ONE MONTH after the date of the giving of notice convening the Special General Meeting. There are no statutory rules or authorities prescribing the operation of the provisions of the Companies Act governing appraisal rights which are set forth in Section 106 of the Companies Act or the process of appraisal by the Court and there is uncertainty about the precise methodology that would be adopted by the Court in determining the fair value of shares in an appraisal application under the Companies Act.

If a Shareholder votes in favor of the Amalgamation Agreement and the Amalgamation at the Special General Meeting, such Shareholder has no right to apply to the Court to appraise the fair value of its Common Shares, and instead, pursuant to the terms of the Amalgamation Agreement, and as discussed in the section entitled “The Amalgamation Agreement—Terms of the Amalgamation; Transaction Consideration; Memorandum of Association; Bye-Laws; Directors” on page 60, each Common Share held by such Shareholder will be converted into the right to receive the Transaction Consideration. Any Shareholder who wishes to exercise appraisal rights must not vote in favor of the Amalgamation and must apply to the Court within one month of the giving of notice convening the Special General Meeting. Voting against the Amalgamation will not in itself satisfy the requirements for notice and exercise of a Shareholder’s right to apply for appraisal of the fair value of its Common Shares.

If the Amalgamation has proceeded prior to the Court’s appraisal, then, pursuant to Bermuda law and the Amalgamation Agreement, each Shareholder who has exercised its appraisal rights in accordance with Bermuda law at the Effective Time will receive the Transaction Consideration and within one month of the Court’s appraisal such Shareholder will also receive the excess, if any, of the Court’s appraised value over the Transaction Consideration.

If the Amalgamation has not proceeded prior to the Court’s appraisal of any Common Shares, then, pursuant to Bermuda law, within one month of the Court appraising the fair value of such Common Shares, SeaCube shall pay to such dissenting Shareholders an amount equal to the value of their Common Shares as appraised by the Court, unless the Amalgamation is terminated pursuant to the terms of the Amalgamation Agreement.

The payment to a Shareholder of the fair value of its Common Shares as appraised by the Court could be less than, equal to or more than the value of the Transaction Consideration that the Shareholder would have received in the Amalgamation if such Shareholder had not exercised its appraisal rights in relation to its Common Shares; however, it is not anticipated to be less than the Transaction Consideration.

A Shareholder who has exercised appraisal rights has no right of appeal from an appraisal made by the Court. The costs of any application to the Court under Section 106 of the Companies Act will be in the Court’s discretion.

The relevant portion of Section 106 of the Companies Act in relation to appraisal rights is as follows:

“(6) Any shareholder who did not vote in favor of the amalgamation or merger and who is not satisfied that he has been offered fair value for his shares may within one month of the giving of the notice referred to in subsection (2) apply to the Court to appraise the fair value of his shares.

(6A) Subject to subsection (6B), within one month of the Court appraising the fair value of any shares under subsection (6) the company shall be entitled either—

(a) to pay to the dissenting shareholder an amount equal to the value of his shares as appraised by the Court; or

(b) to terminate the amalgamation or merger in accordance with subsection (7).

(6B) Where the Court has appraised any shares under subsection (6) and the amalgamation or merger has proceeded prior to the appraisal then, within one month of the Court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the Court the amalgamated or surviving company shall pay to such shareholder the difference between the amount paid to him and the value appraised by the Court.

(6C) No appeal shall lie from an appraisal by the Court under this section.

(6D) The costs of any application to the Court under this section shall be in the discretion of the Court.

(7) An amalgamation agreement or merger agreement may provide that at any time before the issue of a certificate of amalgamation or merger the agreement may be terminated by the directors of an amalgamating or merging company, notwithstanding approval of the agreement by the shareholders of all or any of the amalgamating or merging companies.”

SHAREHOLDERS WHO HOLD THEIR COMMON SHARES IN BANK OR BROKERAGE ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE COMMON SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

If Common Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a Shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a Shareholder holds Common Shares through a broker who in turn holds the Common Shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such Common Shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

A Shareholder who elects to exercise appraisal rights under Section 106(6) of the Companies Act should mail or deliver a written demand to:

SeaCube Container Leasing Ltd.

1 Maynard Drive

Park Ridge New Jersey 07656

Attention: Office of the General Counsel/Corporate Secretary

FUTURE SEACUBE SHAREHOLDER PROPOSALS

As of the date of this proxy statement, the Board knows of no other matters which may be presented for consideration at the Special General Meeting. However, if any other matter is presented properly for consideration and action at the Special General Meeting or any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

If the Amalgamation is consummated, we will not have public shareholders and there will be no public participation in any future Shareholder meetings. We intend to hold the 2013 annual general meeting of Shareholders only if the Amalgamation is not consummated. Under SEC rules, Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2013 annual general meeting of Shareholders must have been received no later than December 13, 2012, unless the date of the 2013 annual general meeting is changed by more than 30 days from the date of the last annual general meeting, in which case the proposal must be received no later than a reasonable time before the Company begins to print and send its annual proxy materials. In addition, all proposals will need to comply with Rule 14a-8 of the Exchange Act, which lists the requirements for the inclusion of Shareholder proposals in company-sponsored annual proxy materials. Shareholder proposals must be delivered to the Office of the General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656.

If a Shareholder wishes to submit a proposal for business to be brought before the 2013 annual general meeting of Shareholders outside of SEC Rule 14a-8, including with respect to Shareholder nominations of directors, notice of such matter must be received by the Company, in accordance with the provisions of our Company’s Bye-laws, no earlier than the close of business on January 23, 2013, nor later than the close of business on February 22, 2013. Notice of any such proposal also must include the information specified in our Bye-laws and should be sent to Office of the General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656. In order for a proposal to be considered “timely” for purposes of Rule 14a-4(c), such proposal must be received no later than the close of business on February 22, 2013. If the date of our 2013 annual general meeting of Shareholders is called for a date that is more than 25 days before or after the one-year anniversary of the 2012 annual meeting, the notice must be delivered or mailed and received no later than 10 days following the earlier of (i) the date on which notice of the annual general meeting was mailed or (ii) the date on which public disclosure of the date of the annual general meeting was made.

Additionally, under Bermuda law, any number of Shareholders representing not less than five percent of the total voting rights or 100 or more Shareholders together may require us to give notice to our Shareholders of a proposal to be submitted at an annual general meeting. Generally, notice of such a proposal must be received by us at our registered office in Bermuda (located at Clarendon House, 2 Church Street, Hamilton, HM 11, Bermuda) not less than six weeks before the date of the meeting and must otherwise comply with the requirements of Bermuda law.

The relevant provisions of our Bye-laws regarding the requirements for making Shareholder proposals and nominating director candidates are available on the Investor Relations section of our website at www.seacubecontainers.com. You may also send a written request to Office of the General Counsel/Corporate Secretary, SeaCube Container Leasing Ltd., 1 Maynard Drive, Park Ridge, New Jersey 07656 to request a copy of our Bye-laws.

WHERE YOU CAN FIND MORE INFORMATION

SeaCube is subject to the reporting requirements of the Exchange Act. Accordingly, SeaCube files current, quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E.,

Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the SEC’s Public Reference Room. SeaCube’s SEC filings also are available to the public at the Internet website maintained by the SEC at www.sec.gov.

SeaCube also makes available free of charge through its website its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. SeaCube’s Internet website address is www.seacubecontainers.com. The information located on, or hyperlinked or otherwise connected to, SeaCube’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

SeaCube incorporates information into this proxy statement by reference, which means that SeaCube discloses important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except to the extent superseded by information contained in this proxy statement or by information contained in documents filed with the SEC after the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that have been previously filed with the SEC:

•	SeaCube’s Annual Report on Form 10-K for the year ended December 31, 2012;

•	SeaCube’s Current Report on Form 8-K filed with the SEC on January 22, 2013; and

•	SeaCube’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 12, 2012.

We also incorporate by reference into this proxy statement additional documents that SeaCube may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the Special General Meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You may obtain copies of any of these filings by contacting SeaCube at the following address and phone number or by contacting the SEC as described above. Documents incorporated by reference are available from SeaCube without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement, by requesting them in writing, by telephone or via the Internet at:

SeaCube Container Leasing Ltd.

1 Maynard Drive

Park Ridge, New Jersey 07656

Attn: Office of the General Counsel/Corporate Secretary

Telephone: (201) 391-0800

Internet Website: www.seacubecontainers.com

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL GENERAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [                    ], 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF AMALGAMATION

by and among

2357575 ONTARIO LIMITED,

SC ACQUISITIONCO LTD.

and

SEACUBE CONTAINER LEASING LTD.

Dated as of January 18, 2013

i

EXHIBITS
Exhibit A	—	Amalgamation Agreement
Exhibit B	—	Amalgamated Company Bye-Laws

ANNEXES
Annex I	—	List of Certain Company Executives
Annex II	—	List of Certain Customers
Annex III	—	List of Parent Knowledge Persons

Disclosure Letter
Company Disclosure Letter

INDEX OF DEFINED TERMS

Acquisition Sub	Preamble
Adverse Recommendation Change	Section 5.4(d)(iii)
Affiliate	Section 8.1(a)
Agreement	Preamble
Amalgamated Company	Section 1.3
Amalgamated Company Bye-Laws	Section 1.5
Amalgamation	Recitals
Amalgamation Agreement	Recitals
Amalgamation Application	Section 1.1
Book-Entry Shares	Section 2.1(c)(ii)
Business Day	Section 8.1(b)
Bye-Laws	Section 3.5
Carry-Forward Share	Section 1.1
Certificate of Amalgamation	Section 1.1
Certificates	Section 2.1(c)(ii)
CFIUS	Section 8.1(c)
CFIUS Final Order	Section 8.1(d)
CFIUS Notice	Section 8.1(e)
Closing	Section 1.2
Closing Date	Section 1.2
COBRA	Section 3.18(g)
Code	Section 2.2(e)
Common Shares	Section 8.1(f)
Companies Act	Recitals
Company	Preamble
Company Assets	Section 3.9(b)
Company Benefit Plans	Section 3.18(a)
Company Board	Section 3.3
Company Board Recommendation	Section 3.3
Company Contracts	Section 3.9(c)
Company Disclosure Letter	Article III
Company Equity Plans	Section 3.10(c)
Company Indebtedness	Section 8.1(g)
Company Material Adverse Effect	Section 8.1(h)
Company Organizational Documents	Section 3.5
Company Permits	Section 3.24(a)
Company Proxy Statement	Section 3.8(b)
Company Restricted Share	Section 2.3(a)
Company SEC Reports	Section 3.12
Company Shareholders Meeting	Section 3.8(b)
Company Termination Fee	Section 7.6(b)
Confidentiality Agreement	Section 5.3(b)
Continuation Period	Section 5.8(a)
Contracts	Section 8.1(i)
Covered Proposal	Section 8.1(j)
Debt Commitment Letter	Section 8.5
Debt Financing	Section 4.12
Disposition	Section 5.1(h)
Dissenting Holder	Section 8.1(k)
Dissenting Shares	Section 8.1(l)

Effective Time	Section 1.1
Employees	Section 5.8(a)
Environmental Laws	Section 3.21(a)(i)
Equity Commitment Letter	Recitals
Equity Financing	Section 4.12
ERISA	Section 3.18(a)
Exchange Act	Section 3.8(b)
Excluded Shares	Section 2.1(b)
Exon-Florio	Section 8.1(m)
Expenses	Section 5.14
Export Control Laws	Section 3.24(d)
Financial Advisors	Section 3.28
Financing Sources	Section 8.5
FINSA	Section 8.1(n)
Foreign Competition Laws	Section 3.8(e)
GAAP	Section 3.13(a)(ii)
Governmental Entity	Section 3.8
Guarantor	Recitals
Hazardous Substances	Section 8.1(o)
Indemnified Parties	Section 5.9(a)
Intellectual Property	Section 3.22
IP Contracts	Section 3.22
IRS	Section 3.18(b)
IT Assets	Section 3.22
Knowledge	Section 8.1(p)
Laws	Section 8.1(q)
Legal Actions	Section 3.16
Letter of Transmittal	Section 2.2(c)(i)
Liabilities	Section 3.14
Licensed Intellectual Property	Section 3.22
Liens	Section 8.1(r)
Limited Guaranty	Recitals
Material Contracts	Section 3.17
Maximum Premium	Section 5.9(c)
Memorandum of Association	Section 3.5
New Plans	Section 5.8(c)
Notice of Superior Proposal	Section 5.4(d)(iii)
NYSE	Section 8.1(s)
OFAC	Section 3.23(e)
Old Plans	Section 5.8(c)
Orders	Section 8.1(t)
Organizational Documents	Section 8.1(u)
OTPP	Section 8.1(v)
Outside Date	Section 7.2(a)
Owned Intellectual Property	Section 3.22
Parent	Preamble
Parent Assets	Section 4.5(b)
Parent Contracts	Section 4.5(c)
Parent Material Adverse Effect	Section 8.1(w)
Parent Termination Fee	Section 7.6(c)
Paying Agent	Section 2.2(a)
Payment Fund	Section 2.2(b)

v

Permits	Section 3.24(a)
Person	Section 8.1(x)
Preferred Shares	Section 3.10(a)
Real Property Leases	Section 3.23(c)
Registrar	Section 1.1
Related Party Transactions	Section 3.27
Representatives	Section 8.1(y)
Requisite Company Vote	Section 8.1(z)
Sanctioned Person	Section 8.1(aa)
SEC	Section 3.8(b)
Securities Act	Section 3.8(b)
Subsidiary	Section 8.1(bb)
Superior Proposal	Section 8.1(cc)
Takeover Proposal	Section 8.1(dd)
Takeover Statutes	Section 3.26
Tax Returns	Section 8.1(ee)
Taxes	Section 8.1(ff)
Term Loan	Section 8.1(gg)
Term Loan Agreement	Section 8.1(gg)
Third Party	Section 8.1(hh)
Trade Secrets	Section 3.22
Transaction Consideration	Section 2.1(c)(i)
Voting Agreement	Recitals

AGREEMENT AND PLAN OF AMALGAMATION

AGREEMENT AND PLAN OF AMALGAMATION, dated as of January 18, 2013 (this “Agreement”), by and among 2357575 Ontario Limited, an Ontario, Canada corporation (“Parent”), SC Acquisitionco Ltd., a Bermuda exempted company and a subsidiary of Parent (“Acquisition Sub”), and SeaCube Container Leasing Ltd., a Bermuda exempted company (the “Company”). Certain capitalized terms used in this Agreement have the respective meanings specified in Section 8.1.

RECITALS

WHEREAS, it is proposed that Acquisition Sub and the Company will amalgamate under the Laws of Bermuda (the “Amalgamation”) and continue as a Bermuda exempted company, upon the terms and subject to the conditions of this Agreement and the amalgamation agreement attached hereto as Exhibit A (the “Amalgamation Agreement”), and in accordance with the Companies Act 1981 of Bermuda, as amended (the “Companies Act”);

WHEREAS, the Board of Directors of each of Parent, Acquisition Sub and the Company has (a) determined that the Amalgamation is advisable and fair to, and in the best interests of, Parent, Acquisition Sub or the Company, as the case may be; and (b) approved and adopted this Agreement, the Amalgamation Agreement and the transactions contemplated hereby and thereby, including the Amalgamation;

WHEREAS, Parent, as sole shareholder of Acquisition Sub, has approved this Agreement, the Amalgamation Agreement and the transactions contemplated hereby and thereby, including the Amalgamation;

WHEREAS, concurrently with the execution of this Agreement, and as a condition of the willingness of the Company to enter into this Agreement, Parent has delivered to the Company the limited guaranty, dated as of the date of this Agreement (the “Limited Guaranty”), of OTPP (the “Guarantor”), in favor of the Company, on the terms and to the extent set forth in the Limited Guaranty;

WHEREAS, concurrently with the execution of this Agreement, and as a condition of the willingness of the Company to enter into this Agreement, Parent has delivered to the Company the equity commitment letter, dated as of the date of this Agreement (the “Equity Commitment Letter”), of Parent, in favor of the Company;

WHEREAS, concurrently with the execution of this Agreement, and as a condition to the willingness of Parent to enter into this Agreement, Seacastle Operating Company Ltd. is entering into a voting agreement with Parent (the “Voting Agreement”) pursuant to which, among other things, Seacastle Operating Company Ltd. has agreed, subject to the terms thereof, to (a) vote the issued and outstanding Common Shares beneficially owned by it in favor of approval and adoption of this Agreement and the Amalgamation Agreement, (b) take other actions in furtherance of the transactions contemplated by this Agreement and (c) not vote the issued and outstanding Common Shares beneficially owned by such shareholder of the Company in favor of certain transactions other than the Amalgamation and the other transactions contemplated by this Agreement; and

WHEREAS, concurrently with the execution of this Agreement and in connection with the transactions contemplated hereby, the executives of the Company listed on Annex I have entered into letter agreements with Acquisition Sub relating to their continued employment following the Closing.

Accordingly, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

THE AMALGAMATION

Section 1.1 The Amalgamation; Effective Time Upon the terms and subject to the conditions set forth in this Agreement and the Amalgamation Agreement and in accordance with the Companies Act, Parent, Acquisition Sub and the Company will cause (a) the Amalgamation Agreement to be executed and delivered and (b) an application for registration of an amalgamated company (the “Amalgamation Application”) to be prepared, executed and delivered to the Registrar of Companies in Bermuda (the “Registrar”) as provided under Section 108 of the Companies Act on or prior to the Closing Date and will cause the Amalgamation to become effective pursuant to the Companies Act. The Amalgamation shall become effective upon the issuance of a certificate of amalgamation (the “Certificate of Amalgamation”) by the Registrar or such other time as the Certificate of Amalgamation may provide. The parties to this Agreement agree that they will request the Registrar provide in the Certificate of Amalgamation that the Effective Time will be the time when the Amalgamation Application is filed with the Registrar or another time mutually agreed in writing by the parties to this Agreement (the “Effective Time”). The name of the Amalgamated Company shall be “SeaCube Container Leasing Ltd.” Immediately prior to the Effective Time, Nineteenmoront Corp. shall subscribe for one Common Share for aggregate consideration of US$0.01 (at least equal to the par value thereof) (the “Carry-Forward Share”) and the Company shall issue the Carry-Forward Share to such Person.

Section 1.2 Closing Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI, the closing of the Amalgamation (the “Closing”) shall take place (a) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, at 10:00 a.m. (local time) on the fourth (4th) Business Day after the day on which the last of those conditions (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) is satisfied or waived in accordance with this Agreement or (b) at such other place and time or on such other date as Parent and the Company may agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”

Section 1.3 Effects of the Amalgamation As of the Effective Time, subject to the terms and conditions of this Agreement and the Amalgamation Agreement, the Company shall be amalgamated with Acquisition Sub and the amalgamated company (the “Amalgamated Company”) shall continue after the Amalgamation. The parties to this Agreement acknowledge and agree that (a) the Amalgamation shall be effected so as to constitute an “amalgamation” and (b) the Amalgamated Company shall be deemed to be an “amalgamated company” in accordance with Section 104 of the Companies Act. Under Section 109 of the Companies Act, from and after the Effective Time: (i) the Amalgamation of the Company and Acquisition Sub and their continuance as one company shall become effective; (ii) the property of each of the Company and Acquisition Sub shall become the property of the Amalgamated Company; (iii) the Amalgamated Company shall continue to be liable for the obligations and liabilities of each of the Company and Acquisition Sub; (iv) any existing cause of action, claim or liability to prosecution shall be unaffected; (v) any civil, criminal or administrative action or proceeding pending by or against the Company or Acquisition Sub may continue to be prosecuted by or against the Amalgamated Company; (vi) a conviction against, or ruling, order or judgment in favor of or against, the Company or Acquisition Sub may be enforced by or against the Amalgamated Company; and (vii) the Certificate of Amalgamation shall be deemed to be the certificate of incorporation of the Amalgamated Company; provided, however, that the date of incorporation of each of the Company and Acquisition Sub shall remain its respective original date of incorporation and the Amalgamation shall not alter its original date of incorporation.

Section 1.4 Memorandum of Association The memorandum of association of the Amalgamated Company shall be as set forth in the Amalgamation Agreement.

2

Section 1.5 Amalgamated Company Bye-Laws The bye-laws of the Amalgamated Company shall be the bye-laws of Acquisition Sub, which are attached hereto as Exhibit B (as they may be amended or modified from time to time after the date hereof and prior to the Effective Time by the mutual written agreement of the parties) (the “Amalgamated Company Bye-Laws”).

Section 1.6 Directors The parties to this Agreement shall take all requisite action so that the directors of Acquisition Sub immediately prior to the Effective Time shall be, from and after the Effective Time, the directors of the Amalgamated Company until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Amalgamated Company Bye-Laws and applicable Laws.

Section 1.7 Officers The officers of the Company immediately prior to the Effective Time shall be, from and after the Effective Time, the officers of the Amalgamated Company until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Amalgamated Company Bye-Laws and applicable Laws.

ARTICLE II

EFFECT OF THE AMALGAMATION ON SHARE CAPITAL

Section 2.1 Conversion of Share Capital At the Effective Time, by virtue of the Amalgamation and without any action on the part of Parent, Acquisition Sub, the Company or the holder of any share capital of Acquisition Sub or the Company:

(a) Conversion of Acquisition Sub Share Capital. (i) Each Class A common share, par value US$0.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and non-assessable Class A common share, par value US$0.01 per share, of the Amalgamated Company with full voting rights including the right to vote for the appointment of directors of the Amalgamated Company and (ii) each Class B common share, par value US$0.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and non-assessable Class B common share, par value US$0.01 per share, of the Amalgamated Company with full voting rights other than the right to vote for the appointment of directors of the Amalgamated Company.

(b) Cancellation of Treasury Shares and Parent-Owned Securities. Each Common Share owned by the Company or any of its wholly-owned Subsidiaries or by Parent or any of its wholly-owned Subsidiaries immediately prior to the Effective Time (collectively, the “Excluded Shares”) shall be canceled automatically and shall cease to exist, and no consideration shall be paid for those Excluded Shares.

(c) Conversion of Common Shares.

(i) Each Common Share issued and outstanding immediately prior to the Effective Time (other than Excluded Shares, Dissenting Shares and the Carry-Forward Share) shall be converted into the right to receive US$23.00 in cash (subject to any applicable withholding tax), without interest (the “Transaction Consideration”).

(ii) All Common Shares that have been converted pursuant to Section 2.1(c)(i) shall be canceled automatically and shall cease to exist, and the holders of certificates which immediately prior to the Effective Time represented those shares (“Certificates”) and the holders of Common Shares registered in the register of shareholders of the Company (“Book-Entry Shares”) shall cease to have any rights with respect to those shares, other than the right to receive the Transaction Consideration in accordance with Section 2.2.

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(d) Conversion of Carry-Forward Share. At the Effective Time, by virtue of the Amalgamation and without any action on the part of the holder thereof, the Carry-Forward Share will be converted into and become one (1) fully paid and non-assessable Class A common share, par value US$0.01 per share, of the Amalgamated Company with full voting rights including the right to vote for the appointment of directors of the Amalgamated Company.

Section 2.2 Surrender of Certificates; Payment of Transaction Consideration

(a) Paying Agent. Prior to the Effective Time, Parent shall (i) select a bank or trust company, satisfactory to the Company in its reasonable discretion, to act as the paying agent in the Amalgamation (the “Paying Agent”) and (ii) enter into a paying agent agreement with the Paying Agent, the terms and conditions of which are satisfactory to the Company in its reasonable discretion.

(b) Payment Fund. At or prior to the Effective Time, Parent shall provide funds to the Paying Agent in amounts sufficient for the payment of the aggregate Transaction Consideration payable under Section 2.1(c). Such funds provided to the Paying Agent are referred to as the “Payment Fund.”

(c) Payment Procedures.

(i) Letter of Transmittal. As promptly as practicable (but in no event later than three (3) Business Days) following the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of Common Shares converted pursuant to Section 2.1(c)(i) the following: (A) a letter of transmittal in customary form (a “Letter of Transmittal”), specifying that delivery shall be effected, and risk of loss and title to such holder’s converted shares shall pass, only upon proper delivery of Certificates, or transfer of Book-Entry Shares, and a Letter of Transmittal to the Paying Agent and (B) instructions for surrendering such Certificates, if any.

(ii) Surrender of Certificates. Upon surrender of a Certificate for cancellation to the Paying Agent, together with a duly executed Letter of Transmittal and any other documents reasonably required by the Paying Agent, the holder of that Certificate shall be entitled to receive, and the Paying Agent shall pay in exchange therefor, the Transaction Consideration payable in respect of the number of Common Shares evidenced by that Certificate less any required withholding of Taxes. Any Certificates so surrendered shall be canceled immediately. No interest shall accrue or be paid on any amount payable upon surrender of Certificates.

(iii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate but may, if required by the Paying Agent, be required to deliver an executed Letter of Transmittal to the Paying Agent to receive the Transaction Consideration that such holder is entitled to receive pursuant to this Article II. Each holder of record of one or more Book-Entry Shares whose Common Shares were converted into the right to receive the Transaction Consideration shall automatically upon the Effective Time or following the Paying Agent’s receipt of an “agent’s message” and the applicable Letter of Transmittal (or, at any later time at which such Book-Entry Shares shall be so converted) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after such time, the Transaction Consideration to which such holder is entitled to receive pursuant to this Article II.

(iv) Unregistered Transferees. If any Transaction Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate is registered, then the Transaction Consideration may be paid to such a transferee so long as (A) the surrendered Certificate is accompanied by all documents required to evidence and effect that transfer and (B) the Person requesting such payment (1) pays any applicable transfer Taxes or (2) establishes to the satisfaction of Parent and the Paying Agent that any such Taxes have already been paid or are not applicable.

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(v) No Other Rights. Until surrendered in accordance with this Section 2.2(c), each Certificate or Book-Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the applicable Transaction Consideration. Any Transaction Consideration paid upon the surrender of any Certificate or Book-Entry Share shall be deemed to have been paid in full satisfaction of all rights pertaining to that Certificate or Book-Entry Share and the Common Shares formerly represented by it.

(d) No Further Transfers. Immediately prior to the Effective Time, the register of members of the Company shall be closed and there shall be no further registration of transfers of the Common Shares that were issued and outstanding immediately prior to the Effective Time.

(e) Required Withholding. Parent, the Amalgamated Company and the Paying Agent shall be entitled to deduct and withhold from any Transaction Consideration payable under this Agreement such amounts as may be required to be deducted or withheld therefrom under (i) the Internal Revenue Code of 1986 (the “Code”), (ii) any applicable state, local or foreign Tax Laws or (iii) any other applicable Laws. To the extent that any amounts are so deducted and withheld, those amounts shall be treated as having been paid to the Person in respect of whom such deduction or withholding was made for all purposes under this Agreement.

(f) No Liability. None of Parent, the Amalgamated Company or the Paying Agent shall be liable to any holder of Certificates or Book-Entry Shares for any amount properly paid to a public official under any applicable abandoned property, escheat or similar Laws.

(g) Investment of Payment Fund. The Paying Agent shall invest the Payment Fund as directed by Parent; provided, that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations of issuers organized under the laws of a state of the United States of America, rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding US$3 billion. Any interest and other income resulting from such investment shall become a part of the Payment Fund, and any amounts in excess of the amounts payable under Section 2.1(c) shall be paid promptly to Parent.

(h) Termination of Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of Certificates or Book-Entry Shares one (1) year after the Effective Time shall be delivered by the Paying Agent to Parent upon demand. Thereafter, any holder of Certificates or Book-Entry Shares who has not complied with this Article II shall look only to Parent for payment of the applicable Transaction Consideration.

(i) Lost, Stolen or Destroyed Certificates. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and the posting by such Person of a bond in the form reasonably required by Parent as indemnity against any claim that may be made against Parent on account of the alleged loss, theft or destruction of such Certificate, the Paying Agent shall pay the Transaction Consideration to such Person in exchange for such lost, stolen or destroyed Certificate.

Section 2.3 Company Restricted Shares.

(a) As of the Effective Time, any vesting conditions or restrictions applicable to each restricted share (“Company Restricted Share”) outstanding immediately prior to the Effective Time shall lapse and each such Company Restricted Share shall be treated in accordance with Section 2.1(c).

(b) As promptly as practicable following the execution of this Agreement, the Company shall mail to each holder of Company Restricted Shares a letter describing the treatment of such Company Restricted Shares pursuant to this Section 2.3.

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Section 2.4 Shares of Dissenting Holders All Dissenting Shares shall be cancelled and converted as of the Effective Time into the right to receive the Transaction Consideration as described in Section 2.1(c), as though such Dissenting Shares were Common Shares for the purposes thereof, and any Dissenting Holder shall, in the event that the fair value of a Dissenting Share as determined by the Supreme Court of Bermuda under Section 106 of the Companies Act is greater than the Transaction Consideration, be paid such difference by the Amalgamated Company within thirty (30) days of the final Court appraisal of the fair value of such Dissenting Shares. Additionally, in the event that a Dissenting Holder fails to perfect, effectively withdraws or otherwise waives any right to appraisal, its Common Shares shall be cancelled and converted as of the Effective Time into the right to receive the Transaction Consideration for each such Dissenting Share held by such Dissenting Holder. The Company shall give Parent (i) prompt notice of (A) any demands for appraisal of Dissenting Shares or withdrawals of such demands received by the Company and (B) to the extent that the Company has Knowledge, any applications to the Supreme Court of Bermuda for appraisal of the fair value of the Dissenting Shares and (ii) to the extent permitted by applicable Law, the opportunity to participate with the Company in settlement negotiations and proceedings with respect to any written demands for appraisal under the Companies Act. The Company shall not voluntarily make any payment with respect to, or settle, or offer to settle, any such demands or applications without the prior written consent of Parent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure letter (with reference to the section of this Agreement to which the information stated in such disclosure letter relates; provided, that any fact or condition disclosed in any section of such disclosure letter in such a way as to make, on its face, its relevance to another section of such disclosure letter that relates to a representation or representations made elsewhere in Article III of this Agreement reasonably apparent shall be deemed to be an exception to such representation or representations notwithstanding the omission of a reference or cross reference thereto) delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Letter”) or as disclosed in the Company SEC Reports, as filed with or furnished to the SEC prior to the date hereof (excluding, in each case, any disclosures set forth in any risk factor section, in any section relating to forward-looking statements and any other disclosures included therein to the extent that they are cautionary, predictive or forward-looking) the Company represents and warrants to Parent and Acquisition Sub that:

Section 3.1 Organization and Power Each of the Company and its Subsidiaries is a corporation, exempted company, limited liability company or other legal entity duly organized, validly existing and in good standing (if and to the extent such term is so recognized in the relevant jurisdiction) under the Laws of its jurisdiction of organization. Each of the Company and its Subsidiaries has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted.

Section 3.2 Foreign Qualifications Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, exempted company, limited liability company or other legal entity and is in good standing (if and to the extent such term is so recognized in the relevant jurisdiction) in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where failure to be so qualified or licensed or in good standing would not reasonably be expected to have a Company Material Adverse Effect. The Company is not in violation of its organizational or governing documents and no Subsidiary is in violation of its organizational or governing documents in any material respect.

Section 3.3 Corporate Authorization The Company has all necessary corporate power and authority to enter into this Agreement and the Amalgamation Agreement and, subject to approval and adoption of this Agreement and the Amalgamation Agreement by the Requisite Company Vote, to consummate the transactions

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contemplated by this Agreement and the Amalgamation Agreement. The Board of Directors of the Company (the “Company Board”) by resolution approved this Agreement, the Amalgamation Agreement and the transactions contemplated hereby and thereby, including the Amalgamation, and subject to Section 5.4, recommended to the shareholders of the Company that they approve and adopt this Agreement and the Amalgamation Agreement (the “Company Board Recommendation”). The (a) execution and delivery and performance by the Company of this Agreement and the Amalgamation Agreement and (b) consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company, subject, in the case of clause (b), to the Requisite Company Vote.

Section 3.4 Enforceability This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by Parent and Acquisition Sub, constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (whether considered in a proceeding at equity or at law).

Section 3.5 Organizational Documents The Company has made available to Parent correct and complete copies of the memorandum of association (the “Memorandum of Association”) and bye-laws (the “Bye-Laws”) of the Company, and the memorandum of association and bye-laws or other similar Organizational Documents in effect as of the date hereof of each of the Company’s Subsidiaries (collectively, the “Company Organizational Documents”).

Section 3.6 Minute Books The Company has made available to Parent correct and complete copies of the minutes of all meetings of the shareholders, the Company Board and each committee of the Company Board held since January 1, 2011; provided, that the Company shall not be obligated to make available any minutes of meetings related to (a) other bidders in connection with any potential sale of the Company or any of its material assets or otherwise related to deliberations by the Company Board with respect to the consideration of strategic alternatives or (b) matters covered by attorney client privilege, but to the extent that such minutes relate to topics other than those covered by subsections (a) or (b) above, the Company has made available redacted copies thereof.

Section 3.7 Subsidiaries A correct and complete list of all Subsidiaries of the Company and their respective jurisdictions of organization is set forth in Section 3.7 of the Company Disclosure Letter. Except as set forth in Section 3.7 of the Company Disclosure Letter, (a) each of the Subsidiaries of the Company is wholly-owned by the Company, directly or indirectly, free and clear of any Liens and (b) the Company does not own, directly or indirectly, any share capital of, or any other securities convertible or exchangeable into or exercisable for share capital of, any Person other than the Subsidiaries of the Company.

Section 3.8 Governmental Authorizations The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity, whether domestic or foreign (each, a “Governmental Entity”), other than:

(a) the filing of the Amalgamation Application and related attachments with the Registrar;

(b) the filing with the Securities and Exchange Commission (the “SEC”) of (i) a proxy statement (the “Company Proxy Statement”) relating to the special meeting of the shareholders of the Company to be held to consider the approval and adoption of this Agreement and the Amalgamation Agreement (the “Company Shareholders Meeting”) and (ii) any other filings and reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”);

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(c) compliance with the NYSE rules and regulations;

(d) the filing of the CFIUS Notice;

(e) compliance with applicable foreign competition Laws (collectively, “Foreign Competition Laws”); and

(f) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.9 Non-Contravention The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement do not and will not:

(a) contravene or conflict with, or result in any violation or breach of, any provision of the Company Organizational Documents;

(b) contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to the Company or any of its Subsidiaries or by which any assets of the Company or any of its Subsidiaries (“Company Assets”) are bound, assuming that all consents, approvals, authorizations, filings and notifications described in Section 3.8 have been obtained or made or, if not obtained or made, would not reasonably be expected to have a Company Material Adverse Effect;

(c) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any Contracts to which the Company or any of its Subsidiaries is a party or by which any Company Assets are bound (collectively, “Company Contracts”), other than as set forth in Section 3.9(c) of the Company Disclosure Letter or as would not reasonably be expected to have a Company Material Adverse Effect;

(d) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Company Contracts, other than as set forth in Section 3.9(d) of the Company Disclosure Letter or, if not obtained, would not reasonably be expected to have a Company Material Adverse Effect;

(e) give rise to any termination, cancellation, amendment, modification, early amortization event, default (including any manager default or event of default) or acceleration of indebtedness or of any rights or obligations under any Company Contracts (or event or condition that with the passage of time or giving of notice or both would give rise to any termination, cancellation, amendment, modification, early amortization event, default (including any manager default or event of default) or acceleration of indebtedness or of any rights or obligations under any Company Contracts), other than (i) as set forth in Section 3.9(e) of the Company Disclosure Letter or (ii) except with respect to any “manager default,” “event of default” or “early amortization event” under (and as defined in) any management agreement or agreement relating to the Company Indebtedness, as would not reasonably be expected to have a Company Material Adverse Effect; or

(f) cause the creation or imposition of any material Liens on any Company Assets, other than as set forth in Section 3.9(f) of the Company Disclosure Letter.

Section 3.10 Capitalization

(a) As of the date of this Agreement, the Company’s authorized share capital consists solely of 400,000,000 (four hundred million) Common Shares and 100,000,000 (one hundred million) preferred shares, par value US$0.01 per share (the “Preferred Shares”). As of January 18, 2013, (i) 20,288,359 (twenty million two hundred eighty-eight thousand three hundred fifty-nine) Common Shares were issued and outstanding, (ii) 739,453 (seven hundred thirty-nine thousand four hundred fifty-three) Common Shares were reserved under the Company’s 2010 Omnibus Equity Incentive Plan, (iii) 264,062 (two hundred sixty-four thousand sixty-two) Company Restricted Shares were outstanding and subject to vesting restrictions and (iv) no Preferred Shares

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were issued and outstanding. Except as set forth above, as of the date hereof, there are no shares or securities convertible into or exchangeable for shares in the share capital of the Company.

(b) All issued and outstanding Common Shares and all Common Shares that are subject to issuance, upon issuance prior to the Effective Time upon the terms and subject to the conditions specified in the instruments under which they are issuable, (i) are or will be duly authorized, validly issued, fully paid and non-assessable and (ii) are not or will not be subject to any pre-emptive rights.

(c) The Company has made available to Parent correct and complete copies of all plans, including any amendments thereto, under which Company Restricted Shares and other share-based awards have been granted (the “Company Equity Plans”). Such Company Equity Plans are set forth on Section 3.10(c) of the Company Disclosure Letter.

(d) Each issued and outstanding share in the share capital of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. All non-corporate equity interests (including partnership interests and limited liability company interests) of the Company’s Subsidiaries held by the Company or any other Subsidiary have been duly and validly authorized and are validly issued, fully paid and non-assessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights.

(e) There are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any Common Shares or share capital of any Subsidiary of the Company or (ii) to provide any funds to or make any investment in (A) any Subsidiary of the Company that is not wholly owned by the Company or (B) any other Person. No holder of securities in the Company or any of its Subsidiaries has any right to have such securities registered by the Company or any of its Subsidiaries.

Section 3.11 Voting

(a) The Requisite Company Vote is the only vote of the holders of any class or series of the share capital of the Company or any of its Subsidiaries necessary (under the Company Organizational Documents, the Companies Act, other applicable Laws or otherwise) to approve and adopt this Agreement, the Amalgamation Agreement, the Amalgamation and the other transactions contemplated thereby.

(b) Except as set forth in Section 3.11(b) of the Company Disclosure Letter, there are no shareholder agreements, voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party or of which the Company has Knowledge with respect to the voting of any share of the Company or any of its Subsidiaries, other than the Voting Agreement. Except as set forth in Section 3.11(b) of the Company Disclosure Letter, there are no bonds, debentures, notes or other instruments of indebtedness of the Company or any of its Subsidiaries that have the right to vote, or that are convertible or exchangeable into or exercisable for securities having the right to vote, on any matters on which shareholders of the Company may vote.

Section 3.12 SEC Reports The Company has timely filed with the SEC (including following any extensions of time for filing provided by Rule 12b-25 promulgated under the Exchange Act), and has made available to Parent correct and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by the Company with the SEC since January 1, 2011 (collectively, the “Company SEC Reports”). The Company SEC Reports, as filed with or furnished to the SEC, (a) were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and other applicable Laws and (b) did not, at the time they were filed, or if amended or restated, at the time of such later amendment or restatement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which such statements were made, not misleading. Except as set forth in Section 3.12 of the Company Disclosure Letter, no

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Subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any forms, reports, schedules, statements or other documents with the SEC, any foreign Governmental Entity that performs a similar function to that of the SEC or any securities exchange or quotation service. Except as set forth in Section 3.12 of the Company Disclosure Letter, as of their respective dates, or, if amended, as of the date of the last such amendment prior to the date hereof, the Company SEC Reports, as filed with or furnished to the SEC, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder.

Section 3.13 Financial Statements; Internal Controls

(a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference in the Company SEC Reports:

(i) complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC;

(ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated in the notes to those financial statements); and

(iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

(b) To the Knowledge of the Company, no material weaknesses exist with respect to the internal control over financial reporting of the Company that would be required to be disclosed by the Company pursuant to Item 308(a)(3) of Regulation S-K promulgated by the SEC that have not been disclosed in the Company SEC Reports as filed with or furnished to the SEC prior to the date hereof. Except as described in Section 3.13 of the Company Disclosure Letter, the Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. The Company has disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Company Board, (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(c) Neither the Company nor any of its Subsidiaries is a party to any joint venture, off-balance sheet partnership or any similar Contract (including any contract relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the Securities Act), and including similar collaboration, participation or off-set arrangements or obligations).

Section 3.14 Liabilities There are no liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise (collectively, “Liabilities”) of the Company or any of its Subsidiaries and there is no existing condition, situation or set of circumstances that would reasonably be expected to result in such a Liability, other than:

(a) Liabilities disclosed in the consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2011 or the footnotes thereto set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

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(b) Liabilities incurred on behalf of the Company in connection with the transactions contemplated by this Agreement and set forth in Section 3.14(b) of the Company Disclosure Letter;

(c) Liabilities incurred in the ordinary course of business since December 31, 2011; and

(d) Liabilities arising from contractual arrangements entered into in the ordinary course of business consistent with past practice;

provided, however, that, in the case of clauses (c) and (d) above, no such Liabilities shall have resulted or reasonably be expected to result from, arise out of, relate to, or be caused by any breach of contract, breach of warranty, tort, infringement, or violation of Law.

Section 3.15 Absence of Certain Changes Since December 31, 2011, the Company and its Subsidiaries have conducted their businesses in the ordinary course consistent with past practice. There has not been, with respect to either the Company or any of its Subsidiaries, (i) any action taken after the date of the most recent financial statements contained in the Company SEC Reports as filed with or furnished to the SEC prior to the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.1, or (ii) since December 31, 2011, any event, occurrence, development or state of circumstances or facts that has had or would be reasonably expected to have a Company Material Adverse Effect.

Section 3.16 Litigation There are no legal actions, claims, demands, arbitrations, hearings, charges, complaints, investigations, examinations, indictments, litigations, suits or other civil, criminal, administrative or investigative proceedings (collectively, “Legal Actions”) pending or, to the Knowledge of the Company, threatened against (a) the Company or any of its Subsidiaries or (b) any director, officer or employee of the Company or any of its Subsidiaries or other Person for whom the Company or any of its Subsidiaries may be liable, in each case other than any Legal Action involving an amount in excess of US$5,000,000 or that would otherwise interfere in any material respect with the conduct of the Company and its Subsidiaries as now being currently conducted. There are no Orders outstanding against the Company or any of its Subsidiaries other than Orders that would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.17 Material Contracts As of the date hereof, there are no material Contracts to which the Company or any of its Subsidiaries is a party (i) that are required to be described in, or filed as an exhibit to, any Company SEC Reports that are not so described or filed as required by the Securities Act or the Exchange Act, (ii) other than the Contracts listed in Section 3.17 of the Company Disclosure Letter, that contain any provisions restricting the ability of the Company or any of its Subsidiaries, or which, following the consummation of the Amalgamation, would restrict the ability of Parent or any of its Affiliates, including the Amalgamated Company and its Subsidiaries, to compete or transact in any business or with any Person or in any geographic area, or (iii) other than the Contracts listed in Section 3.17 of the Company Disclosure Letter, pursuant to which any indebtedness of the Company or any of its Subsidiaries is outstanding or may be incurred or pursuant to which the Company or any of its Subsidiaries guarantees any indebtedness of any other Person (other than the Company or any of its Subsidiaries) (except for trade payables arising in the ordinary course of business) (collectively, the “Material Contracts”). Each Material Contract is a legal, valid and binding agreement of the Company, is not in default by the Company in any material respect by its terms, has not been breached by the Company and, to the Knowledge of the Company, has not been cancelled or breached by the other party thereto.

Section 3.18 Benefit Plans Except as set forth in Section 3.18 of the Company Disclosure Letter:

(a) Section 3.18(a) of the Company Disclosure Letter contains a correct and complete list of (i) each “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including multiemployer plans within the meaning of Section 3(37) of ERISA and (ii) each other employee benefit plan, program, policy, practice, contract, agreement

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or arrangement, including, without limitation, stock purchase, stock option, severance, employment, consulting, independent contractor, change-of-control, collective bargaining, bonus, incentive, profit-sharing, deferred compensation, retirement and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, legally binding or not, under which (A) any past or present director, officer, employee, independent contractor or consultant of the Company has any present or future right to benefits or (B) the Company has any present or future Liabilities. All such plans, agreements, programs, policies, commitments and arrangements are collectively referred to as the “Company Benefit Plans.” All references to the “Company” in this Section 3.18 shall refer to the Company and all members of its “controlled group” within the meaning of Section 414 of the Code (which, for purposes of this Section 3.18, shall include entities under “common control” within the meaning of Section 414(c) of the Code). References to the “Company” in Section 3.18(d) hereof shall include all members of such “controlled group” within the preceding six (6) years.

(b) With respect to each Company Benefit Plan, if applicable, the Company has made available to Parent correct and complete copies of: (i) all plan texts and agreements, including any amendments thereto, and related trust agreements (or other funding vehicles); (ii) the most recent summary plan descriptions, summary of material modifications and material employee communications; (iii) the three most recent annual reports on IRS Form 5500 (including all schedules); (iv) the most recent annual audited financial statements and opinion; (v) if the plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service (the “IRS”); and (vi) all material communications with any Governmental Entity given or received within the past three (3) years.

(c) All amounts properly accrued as liabilities or expenses of any Company Benefit Plan have been properly reflected in the most recent financial statements contained in the Company SEC Reports, as filed with or furnished to the SEC, to the extent required by GAAP. Since the date of such financial statements, there has been no amendment or change in interpretation by the Company relating to any Company Benefit Plan which would materially increase the cost of or terminate such Company Benefit Plan and neither the Company nor, to the Knowledge of the Company, any other Person has made any binding commitment to effect such an amendment or change in interpretation.

(d) The Company does not maintain or contribute to, and has not within the preceding six (6) years maintained or contributed to, or had during such period the obligation to maintain or contribute to, any Company Benefit Plan subject to (i) Section 412 of the Code, (ii) Title IV of ERISA or (iii) any “multiple employer plan” within the meaning of the Code or ERISA.

(e) All non U.S. Company Benefit Plans comply, in all material respects, with applicable local Laws, and all such plans that are intended to be funded and/or book reserved are funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions. As of the date hereof, there is no pending or threatened material litigation relating to any Non U.S. Company Benefit Plan.

(f) Each Company Benefit Plan has been established, operated and administered, and is in compliance in all material respects with, all applicable Laws and no audit or other proceeding by a Governmental Entity is pending, or to the Knowledge of the Company, threatened with respect to any Company Benefit Plan. Each Company Benefit Plan that requires registration with a Governmental Entity has been so registered. Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code (i) has been issued a favorable determination letter by the IRS with respect to such qualification, (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, (iii) no event has occurred since the date of such qualification or exemption that would adversely affect such qualification or exemption and (iv) to the Knowledge of the Company, there are no existing circumstances that could reasonably be expected to affect adversely the qualified status of any Company Benefit Plan.

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(g) Each Company Benefit Plan which is a “group health plan” within the meaning of Section 607(1) of ERISA is in compliance in all material respects with the provisions, as amended to the date hereof, of the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Health Insurance Portability and Accountability Act of 1996 and other applicable Laws.

(h) There are no: (i) Company Benefit Plans under which welfare benefits are provided to past or present employees beyond their retirement or other termination of service, other than coverage mandated by COBRA, Section 4980B of the Code, Title I of ERISA or any similar state group health plan continuation Laws, the cost of which is fully paid by such employees or their dependents; or (ii) unfunded Company Benefit Plan obligations with respect to any past or present employees of the Company that are not fairly reflected by reserves shown on the most recent financial statements contained in the Company SEC Reports as filed with or furnished to the SEC.

(i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation due, to any current or former employee of the Company; (ii) increase any benefits otherwise payable under any Company Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; (iv) result in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code, or (v) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in Section 280G(b)(l) of the Code. The Company has made available to Parent correct and complete copies of any Section 280G calculations prepared (whether or not final) with respect to any disqualified individual in connection with the transactions contemplated herein.

(j) Neither the Company nor any Company Benefit Plan, nor to the Knowledge of the Company any “disqualified person” (as defined in Section 4975 of the Code) or “party in interest” (as defined in Section 3(18) of ERISA), has engaged in any non-exempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which, individually or in the aggregate, has resulted or could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries. The Company has not engaged in a transaction that would reasonably be expected to result in a material civil penalty under Sections 409 or 502(i) of ERISA. The Company is not subject to any material liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any Company Benefit Plan. No “reportable event” within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) has occurred with respect to any Company Benefit Plan, nor has any event described in Sections 4062, 4063 or 4041 of ERISA occurred. There are no pending, or to the Knowledge of the Company, threatened actions, suits, disputes or claims by or on behalf of any Company Benefit Plan, by any employee or beneficiary covered under any such Company Benefit Plan, as applicable, or otherwise involving any such Company Benefit Plan (other than routine claims for benefits).

Section 3.19 Labor Relations Except as set forth in Section 3.19 of the Company Disclosure Letter:

(a) None of the employees of the Company or its Subsidiaries is represented by a union and, to the Knowledge of the Company, no union organizing efforts have been conducted within the last three (3) years or are now being conducted. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor contract. Neither the Company nor any of its Subsidiaries currently has or has had within the last three (3) years, nor to the Knowledge of the Company, is there now threatened, a strike, picket, work stoppage, work slowdown or other organized labor dispute.

(b) Except as would not reasonably be expected, individually or in the aggregate, to result in a material liability to the Company and its Subsidiaries or otherwise interfere in any material respect with the conduct of their respective businesses as now being conducted, the Company and each of its Subsidiaries is in

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material compliance in all respects with all applicable Laws relating to the employment of labor, including all applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, immigration and the collection and payment of withholding and/or social security taxes. Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local Law within the last year which remains unsatisfied. To the Knowledge of the Company, no Governmental Entity responsible for the enforcement of labor or employment Laws intends to conduct an investigation with respect to or relating to the Company and its Subsidiaries and no such investigation is in progress and there is no pending or, to the Knowledge of the Company, threatened grievance, charge, complaint or audit by or before any Governmental Entity with respect to any current or former employees of the Company or any of its Subsidiaries, in each case, that could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

(c) There are no proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries in any forum by or on behalf of any present or former employee of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied employment contract, violation of any Law governing employment or the termination thereof, or any other discriminatory, tortious conduct on the part of the Company or any of its Subsidiaries in connection with the employment relationship, which could reasonably be expected to result in a material liability to the Company or any of its Subsidiaries.

Section 3.20 Taxes Except as set forth in Section 3.20 of the Company Disclosure Letter:

(a) All Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been properly prepared and filed except for Tax Returns as to which the failure to so file would not reasonably be expected to have a Company Material Adverse Effect.

(b) The Company and its Subsidiaries have fully paid all Taxes whether or not shown to be due on the Tax Returns referred to in Section 3.20(a), except for Taxes as to which the failure to pay or adequately provide for would not reasonably be expected to have a Company Material Adverse Effect, and all material estimates of Tax required to be paid in order to avoid the imposition of any interest or penalty, and have made adequate provision (in accordance with GAAP) for any Taxes that are not yet due and payable for all taxable periods, or portions thereof, ending on or before the date of this Agreement.

(c) Each of the Company and its Subsidiaries has withheld and paid proper and accurate amounts of Taxes from payments made to its employees, independent contractors, creditors, shareholders and other third parties in compliance in all material respects with all withholding and similar provisions of any Tax Laws except to the extent the failure to do so would not reasonably be expected to have a Company Material Adverse Effect.

(d) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, Taxes due from the Company or any of its Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending except for such agreements or requests that would not reasonably be expected to have a Company Material Adverse Effect.

(e) No audit or other proceeding by any Governmental Entity is pending or to the Knowledge of the Company, threatened in writing with respect to any Taxes due from or with respect to the Company or any of its Subsidiaries except for such audits and proceedings that would not reasonably be expected to have a Company Material Adverse Effect.

(f) The Company has made available to Parent complete and correct copies of all Tax Returns filed by or on behalf of the Company or any of its Subsidiaries for all taxable periods beginning on or after January 1, 2010.

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(g) Neither the Company nor any of its Subsidiaries has engaged in any “listed transaction” as defined in Treasury Regulation § 1.6011-4(b).

(h) Neither the Company nor any of its Subsidiaries has constituted either an “expatriated entity” within the meaning of Section 7874(a)(2)(A) of the Code or a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code.

(i) Neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation §1.1502-6 (or any similar provision of state, local or non-U.S. law), as transferee or successor, by contract or otherwise, except to the extent that such liability for Taxes would not reasonably be expected to have a Company Material Adverse Effect.

(j) No written claim has been made by a Governmental Entity in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction, except for written claims not reasonably be expected to have a Company Material Adverse Effect.

(k) Neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (or any similar provision of state, local or non-U.S. law) in the two (2) years prior to the date of this Agreement.

(l) There are no Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries, except for Liens for Taxes not yet due and payable or for which adequate reserves have been provided in accordance with GAAP.

(m) Neither the Company nor any of the Company Subsidiaries (i) has ever been a member of any consolidated, unitary or similar Tax group other than a group of which the Company is the common parent, (ii) has transferee or successor liability for the unpaid Taxes of any other Person, (iii) is subject to any private letter ruling of the IRS or comparable rulings of other tax authorities, (iv) has, or has had in any taxable period beginning on or after January 1, 2010, a permanent establishment in any country other than the country of its organization or the United States, or (v) has granted to any Person any power of attorney that is currently in force with respect to any Tax matter, except, in each case, as would not reasonably be expected to have a Company Material Adverse Effect.

(n) All related party transactions among any of the Company or its Subsidiaries have been at arm’s length and all necessary documentation with respect to such transactions as required under Section 482 and Section 6662 of the Code and Treasury Regulations thereunder has been maintained.

Section 3.21 Environmental Matters Except as set forth in Section 3.21 of the Company Disclosure Letter:

(a) Except for matters that that have been fully resolved more than two (2) years prior to the date of this Agreement, the Company and each of its Subsidiaries have at all times been in material compliance with:

(i) all applicable Laws relating to (A) pollution, contamination, protection of the environment or health and safety, (B) emissions, discharges, disseminations, releases or threatened releases of Hazardous Substances into the air (indoor or outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or (C) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances (collectively, “Environmental Laws”); and

(ii) all Orders relating to Environmental Laws.

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(b) To the Knowledge of the Company there are no past or present conditions, occurrences, events, circumstances, facts, activities, practices, incidents or actions:

(i) that have given rise or would reasonably be expected to give rise to any material Liabilities of the Company or any of its Subsidiaries arising under or relating to any Environmental Laws or Orders; or

(ii) that have required or would reasonably be expected to require the Company or any of its Subsidiaries to incur any material actual or potential cleanup, remediation, removal or other response costs (including the cost of coming into compliance with Environmental Laws), material investigation costs (including fees of consultants, counsel and other experts in connection with any environmental investigation, testing, audits or studies), material losses, Liabilities, payments, damages (including any actual, punitive or consequential damages (A) relating to any Environmental Laws, contractual obligations or otherwise or (B) to third parties for personal injury or property damage), civil or criminal fines or penalties, judgments or amounts paid in settlement, in each case arising out of or relating to any Environmental Laws.

(c) Except for matters that have been fully resolved more than two (2) years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has received from any Governmental Entity or any other Person any notice or other communication: (i) that any of them is or may be a potentially responsible Person or otherwise liable in connection with any waste disposal site or other location allegedly containing any Hazardous Substances; (ii) of any failure by any of them to comply with any Environmental Laws or the requirements of any environmental Permits; or (iii) that any of them is requested or required by any Governmental Entity to perform any investigatory or remedial activity or other action in connection with any actual or alleged release of Hazardous Substances or any other obligation under Environmental Laws.

(d) The Company has made available to Parent in the data room copies of all material environmental reports, studies, assessments, memoranda, sampling data and other environmental information in its possession relating to the Company, its Subsidiaries and their current or former properties or operations.

Section 3.22 Intellectual Property (a) Section 3.22(a) of the Company Disclosure Letter sets forth a true and complete list of all Owned Intellectual Property (as defined below) that is registered before a Governmental Entity or Internet domain name registrar, indicating for each item the applicable filing, serial, registration, or patent number, the date of the filing or registration and the jurisdiction in which the filing was made or from which the registration was issued; (b) (i) except as would not reasonably be expected to be material to the Company, the conduct of the business of the Company and its Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party and (ii) no material claim has been asserted or, to the Knowledge of the Company, threatened to the Company or any Subsidiary that the conduct of the business of the Company and its Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party; (c) the Company or a Subsidiary owns or is duly licensed to use or otherwise has the right to use all material Intellectual Property as currently used in the operation of its respective business, in accordance with the terms of any license agreement governing such Intellectual Property; (d) none of the Intellectual Property owned by the Company or a Subsidiary (the “Owned Intellectual Property”) and material to the conduct of the business of the Company and its Subsidiaries as currently being conducted has been adjudged invalid or unenforceable in whole or in part and, to the Knowledge of the Company, the Owned Intellectual Property is valid and enforceable; (e) the Owned Intellectual Property is exclusively owned by the Company or a Subsidiary free and clear of all Liens, except for such Liens (i) that are set forth on Section 3.22(e) of the Company Disclosure Letter or (ii) as would not reasonably be expected to have a Company Material Adverse Effect; (f) to the Knowledge of the Company, as of the date hereof, no person is engaging in any activity that infringes upon the Owned Intellectual Property in any material respect; (g) Section 3.22(g) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of all material Contracts to which the Company or a Subsidiary is a party and pursuant to which (i) the Company or a Subsidiary grants any third Person the right to use any Owned Intellectual Property or

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(ii) any third Person grants the Company or a Subsidiary the right to use Intellectual Property owned by such third Person (other than licenses for commercially available software that has not been modified or customized for the Company or a Subsidiary in any material respect) (collectively, the “IP Contracts”); (h) to the Knowledge of the Company, each license of Intellectual Property licensed to the Company or a Subsidiary pursuant to an IP Contract (the “Licensed Intellectual Property”) is valid and enforceable, is binding on all parties to such license, and is in full force and effect; (i) to the Knowledge of the Company, as of the date hereof, no party to any license of the Licensed Intellectual Property is in breach thereof or default thereunder in any material respect; (j) to the Knowledge of the Company, the Company’s and its Subsidiaries’ IT Assets (as defined below) operate and perform in all material respects in accordance with their documentation and functional specifications and have not materially malfunctioned in a manner that resulted in a material disruption to the conduct of the business within the past two (2) years; (k) to the Knowledge of the Company, any software included in the IT Assets does not contain any “time bombs,” “Trojan horses,” “back doors,” “trap doors,” “worms,” “viruses” (as such terms are commonly understood in the software industry) or other code or devices designed or intended to (i) enable or assist any Person to access without authorization such software, or (ii) otherwise materially adversely affect the functionality of such software, except as disclosed in their respective documentation; (l) except as would not reasonably be expected to be material to the Company, each of the Company and its Subsidiaries have complied with all applicable Laws and their own rules, policies, and procedures, in each case relating to privacy, data protection, and the collection and use of personal information collected and used, or held for use, by the Company or its Subsidiaries in the conduct of its business as currently conducted; and (m) to the Knowledge of the Company, there has not been any unauthorized use or disclosure of or access to any such personal information or any material Trade Secret (as defined below) owned by the Company or a Subsidiary. For purposes of this Agreement, “Intellectual Property” means all intellectual property and related proprietary rights in any jurisdiction, whether registered or unregistered, including such rights in (i) patents (including all reissues, divisionals, continuations, continuations-in-part, re-examinations and extensions thereof) patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and other source identifiers, any goodwill associated therewith, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof, (iv) computer software, and (v) trade secrets under applicable Law, including confidential proprietary information, inventions and know-how (“Trade Secrets”). For purposes of this Agreement, “IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communication lines, and all other computer or information technology equipment used by the Company or its Subsidiaries in the conduct of their business as currently conducted.

Section 3.23 Real Property; Personal Property

(a) The Company and its Subsidiaries do not own any real property.

(b) Neither the Company’s nor any of its Subsidiaries’ leasehold interest in any real property is subject to any Lien, except for such Liens as are set forth on Section 3.23(b) of the Company Disclosure Letter or as would not reasonably be expected to have a Company Material Adverse Effect.

(c) Each of the material leases, subleases and other agreements under which the Company or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property (the “Real Property Leases”) is valid, binding and in full force and effect, and no termination event or condition or uncured default on the part of the Company or any such Subsidiary or, to the Knowledge of the Company, on the part of any other party, exists under any Real Property Lease, except as would not reasonably be expected to have a Company Material Adverse Effect.

(d) Neither the Company nor any of its Subsidiaries has made any material changes or alterations to any real property that is subject to a Real Property Lease, and there are no conditions currently existing at such property that would reasonably be expected to result in any material obligation to the Company or any of its Subsidiaries under any Real Property Lease at the time of the termination of such lease or sublease.

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(e) The Company and its Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all personal Company Assets owned, used or held for use by them and such Company Assets are in serviceable condition, except as would not reasonably be expected to materially impair the continued use and operation of such personal Company Assets in the business of the Company and its Subsidiaries as now being conducted. Neither the Company’s nor any of its Subsidiaries’ ownership of or leasehold interest in any such personal Company Assets is subject to any Liens, except for Liens that would not reasonably be expected to materially impair the continued use and operation of such personal Company Assets to which such a Lien relates in the business of the Company and its Subsidiaries as now being conducted. To the Knowledge of the Company, no Company Asset is on lease or on sublease to a Sanctioned Person or is located, operated or used in a sanctioned country unless it is used pursuant to a license granted by the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”).

Section 3.24 Permits; Compliance with Laws

(a) Except as would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, easements, variances, exceptions, consents, certificates, approvals and other permits of any Governmental Entity (“Permits”) necessary for it to own, lease and operate its properties and assets or to carry on its business as it is now being conducted (collectively, the “Company Permits”), and all such Company Permits are in full force and effect. Except as would not reasonably be expected, individually or in the aggregate, to result in a material liability to the Company and its Subsidiaries or otherwise interfere in any material respect with the conduct of their respective businesses as now being conducted, no suspension or cancellation of any of the Company Permits is pending or threatened, and no such suspension or cancellation will result from the transactions contemplated by this Agreement.

(b) Except as would not reasonably be expected, individually or in the aggregate, to result in a material liability to the Company and its Subsidiaries or otherwise interfere in any material respect with the conduct of their respective businesses as now being conducted, neither the Company nor any of its Subsidiaries is, or has been since January 1, 2011, in conflict with, or in default or violation of, (i) any Laws applicable to the Company or such Subsidiary or by which any of the Company Assets is bound or (ii) any Company Permits.

(c) None of the Company, any of its Affiliates or, to the Knowledge of the Company, any of their respective directors, officers, employees, consultants, sales representatives, distributors, agents or any other Person acting for or on behalf of the Company or any of its Affiliates, has (i) used any funds for unlawful contributions, gifts, bribes, rebates, payoffs, influence payments, kickbacks, entertainment or other unlawful payments relating to political activity or (ii) violated any applicable money laundering or anti-terrorism Law. The Company and its Affiliates and, to the Knowledge of the Company, their respective directors, officers, employees and, to the Knowledge of the Company, consultants, sales representatives, distributors, agents and business partners have complied at all times, and are in compliance, with all applicable U.S. and non-U.S. anti-corruption laws with respect to the Company, including, but not limited to, the U.S. Foreign Corrupt Practices Act, as amended (15 U.S.C. §§ 78dd-1 et seq.). In this regard, the Company and its Affiliates and, to the Knowledge of the Company, their respective directors, officers, employees, consultants, sales representatives, business partners, distributors, agents or any other Person acting for or on behalf of the Company or any of its Affiliates, have not given, offered, agreed or promised to give, or authorized the giving directly or indirectly, of any money or other thing of value to anyone as an inducement or reward for favorable action or forbearance from action or the exercise of influence.

(d) Since September 1, 2007, none of the Company or its Subsidiaries has intentionally or, to the Knowledge of the Company, otherwise violated the Arms Export Control Act (22 U.S.C. § 2778), the International Traffic in Arms Regulation (22 C.F.R. §§ 120 et seq.), the Export Administration Regulations (15 C.F.R. §§ 730 et seq.), the International Emergency Economic Powers Act, all Laws and Orders promulgated under the authority of such statutes, and all Laws and Orders that are administered by OFAC (collectively, the

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“Export Control Laws”). Since September 1, 2007, none of the Company or any of its Subsidiaries has received any written or, to the Knowledge of the Company, other communication that alleges that the Company or any of its Subsidiaries is not, or may not be, in compliance with, or has or may have, any liability under, the Export Control Laws.

Section 3.25 Insurance The Company and its Subsidiaries maintain, and have maintained without interruption, policies or binders of insurance covering risks and events and in amounts adequate for their respective businesses and operations and customary in the industry in which they operate, and as of the date of this Agreement, the Company and its Subsidiaries have not reached or exceeded their policy limits for any such insurance policies in effect at any time since January 1, 2011. As of the date of this Agreement, there is no claim pending under any of Company’s or its Subsidiaries’ insurance policies as to which coverage has been questioned, denied or disputed, in whole or in part, by the underwriters of such policies. Section 3.25 of the Company Disclosure Letter sets forth a true and complete list of all current material insurance policies under which the Company or any of its Subsidiaries is an insured or is otherwise the principal beneficiary of such coverage.

Section 3.26 Takeover Statutes To the Knowledge of the Company, as of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other anti-takeover statute or regulation (collectively, “Takeover Statutes”) would reasonably be expected to restrict or prohibit this Agreement, the Amalgamation Agreement, the Amalgamation or the other transactions contemplated hereby and thereby by reason of it being a party to this Agreement and the Amalgamation Agreement, performing its obligations hereunder and thereunder and consummating the Amalgamation and the other transactions contemplated hereby and thereby.

Section 3.27 Interested Party Transactions (i) Since January 1, 2011, the Company has not entered into any Contract under which the Company or any of its Subsidiaries has incurred any Liability or has any future Liability between the Company or any of its Subsidiaries, on the one hand, and, on the other hand, any person (other than the Company or its Subsidiaries) which owns of record or beneficially any equity interest in any Subsidiary of the Company and (ii) since March 24, 2010, the Company has not entered into any transaction, or series of similar transactions or entered into any Contracts, nor are there any currently proposed transactions, or series of similar transactions or Contracts to which the Company or any of its Subsidiaries was or, in the case of a proposed transaction, is to be a party, that would be required to be but has not been, disclosed under Item 404 of Regulation S-K of the SEC. For purposes of this Agreement, the transactions contemplated by clauses (i) and (ii) of the preceding sentence are referred to collectively as “Related Party Transactions.”

Section 3.28 Opinion of Financial Advisor On or prior to the date of this Agreement, the Company Board has received the opinion of each of Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the “Financial Advisors”) to the effect that, as of the date of such opinion and based upon and subject to the limitations, qualifications and assumptions set forth therein, the Transaction Consideration to be received by the shareholders of the Company, other than Parent or its Affiliates, in the Amalgamation is fair, from a financial point of view, to such shareholders, and no such opinion has been withdrawn, revoked or modified. The Company has obtained the authorization of each of the Financial Advisors to include a copy of such Financial Advisor’s opinion in the Company Proxy Statement.

Section 3.29 Brokers and Finders No broker, finder or investment banker (other than the Financial Advisors, a true and complete copy of whose engagement letters have been furnished to Parent) is entitled to any brokerage, finder’s or other fee or commission in connection with the Amalgamation or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.30 Relationships with Customers. The Company has not received any written (or, to the Knowledge of the Company, other) notice that any customer of the Company listed on Annex II intends to

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cancel, terminate or otherwise modify or not renew its relationship with the Company or any of its Subsidiaries, and to the Knowledge of the Company, no such action has been threatened in a manner inconsistent with the historical experience of the Company or any of its Subsidiaries, which, in either case, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

Section 3.31 Borrowing Base. All assets (including containers and generator sets) constituting any part of the borrowing base under any agreement relating to the Company Indebtedness (other than the Term Loan) meets the eligibility requirements for inclusion in such borrowing base.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent and Acquisition Sub represent and warrant to the Company that:

Section 4.1 Organization and Power Each of Parent and Acquisition Sub is a corporation or exempted company duly organized, validly existing and in good standing (if and to the extent such term is so recognized in the relevant jurisdiction) under the Laws of its jurisdiction of organization. Each of Parent and Acquisition Sub has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted.

Section 4.2 Corporate Authorization Each of Parent and Acquisition Sub has all necessary corporate power and authority to enter into this Agreement and the Amalgamation Agreement and to consummate the transactions contemplated by this Agreement and the Amalgamation Agreement. The Board of Directors of Parent has adopted resolutions approving this Agreement and the Amalgamation Agreement and the transactions contemplated by this Agreement and the Amalgamation Agreement. The Board of Directors of, and the shareholder(s) of, Acquisition Sub have adopted resolutions approving and declaring advisable this Agreement and the Amalgamation Agreement and the transactions contemplated by this Agreement and the Amalgamation Agreement. The execution and delivery and performance of this Agreement and the Amalgamation Agreement by each of Parent and Acquisition Sub and the consummation by each of Parent and Acquisition Sub of the transactions contemplated by this Agreement and the Amalgamation Agreement have been duly and validly authorized by all necessary corporate action on the part of Parent and Acquisition Sub.

Section 4.3 Enforceability This Agreement has been duly executed and delivered by each of Parent and Acquisition Sub and constitutes a legal, valid and binding agreement of each of Parent and Acquisition Sub, enforceable against each of them in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including all Laws related to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (whether considered in a proceeding at equity or at law).

Section 4.4 Governmental Authorizations The execution, delivery and performance of this Agreement by Parent and Acquisition Sub and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement do not and will not require any consent, approval or other authorization of, or filing with or notification to, any Governmental Entity, other than:

(a) the filing of the Amalgamation Application and related attachments with the Registrar;

(b) the filing with the SEC of any filings or reports that may be required in connection with this Agreement and the transactions contemplated by this Agreement under the Exchange Act or the Securities Act;

(c) the filing of the CFIUS Notice;

(d) compliance with the Foreign Competition Laws; and

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(e) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.5 Non-Contravention The execution, delivery and performance of this Agreement by Parent and Acquisition Sub and the consummation by Parent and Acquisition Sub of the transactions contemplated by this Agreement do not and will not:

(a) contravene or conflict with, or result in any violation or breach of, any provision of the organizational documents of Parent, as in effect on the date of this Agreement;

(b) contravene or conflict with, or result in any violation or breach of, any Laws or Orders applicable to Parent or any of its Subsidiaries or by which any assets of Parent or any of its Subsidiaries (“Parent Assets”) are bound, assuming that all consents, approvals, authorizations, filings and notifications described in Section 4.4 have been obtained or made or, if not obtained or made, would not reasonably be expected to have a Parent Material Adverse Effect;

(c) result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, any Contracts to which Parent or any of its Subsidiaries is a party or by which any Parent Assets are bound (collectively, “Parent Contracts”), other than as would not reasonably be expected to have a Parent Material Adverse Effect; or

(d) require any consent, approval or other authorization of, or filing with or notification to, any Person under any Parent Contracts, other than those that, if not obtained, would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.6 Interim Operations of Acquisition Sub Acquisition Sub was incorporated solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.

Section 4.7 Capital Resources Parent and Acquisition Sub will have, immediately prior to the Effective Time, cash sufficient to enable Parent and Acquisition Sub to consummate the Amalgamation on the terms contemplated by this Agreement, and to make all payments contemplated by this Agreement, including payment of (a) the Transaction Consideration and (b) all fees and expenses in connection with the Amalgamation and the other transactions contemplated hereby.

Section 4.8 Solvency To the Knowledge of Parent based on information available as of the date of this Agreement, on and as of the Closing Date and after giving effect to the Amalgamation, assuming satisfaction of the conditions to Parent’s obligation to consummate the Amalgamation, or waiver of such conditions, the accuracy of the representations and warranties set forth in Article III and the performance by the Company of its obligations thereunder, the Amalgamated Company and its Subsidiaries, on a consolidated basis, will not: (a) be insolvent (either because its financial condition is such that the sum of its debts is greater than the fair market value of its assets or because the fair saleable value (determined on a going concern basis) of its assets is less than the amount required to pay its probable liability on its existing debts as they mature); (b) have incurred debts beyond its ability to pay them as they become due; or (c) be engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital with which to conduct its business. Furthermore, no transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Parent, Acquisition Sub, the Company or its Subsidiaries.

Section 4.9 Absence of Litigation As of the date of this Agreement, there is no Legal Action pending or, to the Knowledge of Parent, threatened, against Parent or any of its Affiliates before any Governmental Entity

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that would or seeks to materially delay or prevent the consummation of the Amalgamation or the transactions contemplated thereby. As of the date of this Agreement, neither Parent nor any of its Affiliates is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the Knowledge of Parent, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity that would or seeks to materially delay or prevent the consummation of any of the transactions contemplated hereby.

Section 4.10 Brokers The Company will not be responsible for any brokerage, finder’s or other fee or commission to any broker, finder or investment banker in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Parent or Acquisition Sub.

Section 4.11 Limited Guaranty Concurrently with the execution of this Agreement, Parent has caused the Guarantor to deliver to the Company the duly executed Limited Guaranty. The Limited Guaranty is in full force and effect and constitutes a legal, valid and binding obligation of the Guarantor, and no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under the Limited Guaranty.

Section 4.12 Financing Parent has delivered to the Company a true and complete copy of (i) the Equity Commitment Letter, pursuant to which, upon the terms and subject to the conditions set forth therein, OTPP has committed to provide the financing in the amount set forth therein (the “Equity Financing”) and (ii) the Debt Commitment Letter, pursuant to which, upon the terms and subject to the conditions set forth therein, Wells Fargo Bank, National Association has committed to provide financing up to the aggregate amount set forth therein for the purposes set forth in the Debt Commitment Letter (the “Debt Financing”). Assuming the accuracy of the representations and warranties set forth in Article III and the performance by the Company of its obligations under this Agreement, the aggregate proceeds to be disbursed pursuant to the agreements contemplated by Equity Commitment Letter and the Debt Commitment Letter and together with available cash, cash equivalents and marketable securities of the Company, in the aggregate, will be sufficient to (i) fund the payment of the aggregate Transaction Consideration in respect of the Common Shares, (ii) pay any and all fees and expenses required to be paid by Parent and Acquisition Sub in connection with the Amalgamation and the Equity Financing and (iii) satisfy all of the other payment obligations of Parent and Acquisition Sub contemplated hereunder. As of the date of this Agreement, each of the Equity Commitment Letter and the Debt Commitment Letter is in full force and effect and, to the knowledge of Parent and Acquisition Sub, is a legal, valid and binding obligation of each of the parties thereto, in each case, except as enforcement thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing, or remedies in general, as from time to time in effect, or (B) the exercise by courts of equity powers. Neither the Equity Commitment Letter nor the Debt Commitment Letter has been amended, supplemented or otherwise modified prior to the date of this Agreement, and the commitment contained in the Equity Commitment Letter or the Debt Commitment Letter, as applicable, has not, prior to the date of this Agreement, been withdrawn, terminated or rescinded in any respect. There are no other agreements, side letters or arrangements relating to the Equity Commitment Letter or the Debt Commitment Letter that could affect the availability or aggregate amount of the Equity Financing or the Debt Financing, as applicable. The Equity Commitment Letter does not violate the fund documents of OTPP and OTPP has the ability to make capital calls sufficient to satisfy its obligations under the Equity Commitment Letter. As of the date of this Agreement, there are no conditions precedent or other contingencies related to the funding of the full amount under the Equity Financing or the Debt Financing, other than as set forth in or contemplated by the Equity Commitment Letter or the Debt Commitment Letter, as applicable. No event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of Parent or Acquisition Sub under the Equity Commitment Letter or the Debt Commitment Letter. Assuming the satisfaction of the conditions to Acquisition Sub’s obligation to consummate the Amalgamation and performance by the Company of its obligations under this Agreement, as of the date of this Agreement, neither Parent nor Acquisition Sub has any reason to believe that any of the conditions to the

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Equity Financing contemplated by the Equity Commitment Letter or the Debt Financing contemplated by the Debt Commitment Letter will not be satisfied or that the Equity Financing or the Debt Financing will not otherwise be made available to Parent or Acquisition Sub on the Closing Date to the extent necessary.

ARTICLE V

COVENANTS

Section 5.1 Conduct of Business of the Company Except as contemplated by this Agreement, without the prior written consent of Parent, the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its operations only in the ordinary course of business consistent with past practice and (y) use its commercially reasonable efforts to maintain and preserve intact its business organization, to retain the services of its current officers and key employees, and to preserve the good will of its customers, suppliers and other Persons with whom it has business relationships, except for relationships the Company determines not to preserve in accordance with prudent business judgment (provided that the Company shall consult with Parent prior to making any such determination regarding any customer listed on Annex II). Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or set forth in Section 5.1 of the Company Disclosure Letter, the Company shall not, and shall not permit any of its Subsidiaries to take any of the following actions, without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed:

(a) Organization Documents. Amend the Memorandum of Association or the Bye-Laws (whether by merger, amalgamation, consolidation or otherwise);

(b) Dividends. Make, declare or pay any dividend or distribution (whether in cash, shares or property) on any shares in the capital of the Company, other than (i) the Company’s regularly scheduled quarterly dividend on the Common Shares in an amount not to exceed US$0.31 per Common Share with respect to the quarter ending March 31, 2013, and (ii) dividends by wholly-owned Subsidiaries of the Company organized in the United States to other Subsidiaries so organized or to the Company;

(c) Share Capital. (i) Adjust, subdivide, consolidate or reclassify its share capital or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares or that of its Subsidiaries, (ii) redeem, purchase or otherwise acquire, or offer to purchase, redeem or otherwise acquire, directly or indirectly, any shares or any securities convertible or exchangeable into or exercisable for any shares, (iii) grant any Person any right or option to acquire any shares, (iv) issue, deliver or sell any additional shares or any securities convertible or exchangeable into or exercisable for any shares or such securities (other than pursuant to the vesting of Company Restricted Shares outstanding as of the date of this Agreement and in accordance with the terms of such Company Restricted Shares as of the date of this Agreement) or (v) enter into any Contract, understanding or arrangement with respect to the sale, voting, registration or repurchase of its share capital, except, in the case of each of clauses (i) through (iv), as permitted under Section 5.1(c);

(d) Compensation and Benefits. (i) Increase the compensation or benefits payable or to become payable to any of its directors, officers, consultants, independent contractors or employees, except for the payment of cash bonuses for calendar year 2012 in the ordinary course consistent with past practice and in an amount and on terms that have been subject to the prior review and approval by Parent, (ii) grant any severance or termination pay to any of its directors, officers or employees (except pursuant to existing agreements, plans or policies consistent with past practice), (iii) grant any equity awards to or enter into any new employment or severance agreement with any of its directors, officers, consultants, independent contractors or employees or (iv) become a party to, establish, adopt, enter into, amend, terminate or take any action to accelerate rights under any Company Benefit Plans, except in each case (A) to the extent required by applicable Laws, (B) for increases in salary, wages and benefits of employees who are not officers in the ordinary course of business consistent with

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past practice that do not exceed 5% individually or 3% in the aggregate, or (C) in conjunction with new hires, promotions or other changes in job status in the ordinary course of business consistent with past practice;

(e) Employees. Hire, terminate (or take any actions that constitute “good reason” in respect of employees whose agreements with the Company contain such a concept) or reassign any employees other than (i) the hiring, termination or reassignment of non-officer employees in the ordinary course of business consistent with past practice or (ii) the termination of employees for cause;

(f) Labor. Enter into, renegotiate or modify any collective bargaining agreement or other agreement with a labor union, works council or similar organization;

(g) Acquisitions. Acquire, by merger, amalgamation, consolidation, acquisition of equity interests or assets, or otherwise, any business or any corporation, partnership, limited liability company, joint venture or other Person or division thereof, or any substantial portion thereof, except for (i) transactions between the Company and any wholly-owned Subsidiary of the Company or transactions between any such wholly-owned Subsidiaries and (ii) capital expenditures permitted by Section 5.1(p);

(h) Dispositions. Sell, lease, license, transfer, pledge, encumber, grant, abandon, let lapse or dispose of any Company Assets, including the share capital of Subsidiaries of the Company (collectively, a “Disposition”), other than (i) the sale or lease of inventory in the ordinary course of business consistent with past practice, (ii) the disposition of used or excess equipment in the ordinary course of business consistent with past practice, or (iii) dispositions of other assets utilized in the operations of the Company or its Subsidiaries not in excess of US$5,000,000 as measured by book value (so long as the asset is sold for at least fair market value, but if sold for less than fair market value, then as measured by fair market value), in the aggregate; provided, however, that no Disposition shall be permitted if it would result in (i) an “event of default” or an “early amortization event” under (and as defined in) any agreement relating to the Company Indebtedness or (ii) if applicable, the amounts outstanding under any agreement relating to the Company Indebtedness (other than the Term Loan) to exceed the borrowing base (or any similar concept limiting the incurrence of indebtedness under any such agreement), unless the proceeds from such Disposition will be and are used within the time periods required under any such agreement to prepay amounts outstanding under such agreement and, as a result, the amounts outstanding under such agreement would be less than the applicable borrowing base (or any similar concept limiting the incurrence of indebtedness under any such an agreement);

(i) Contracts. (i) Enter into or materially modify any Material Contract or IP Contract, other than in the ordinary course of business consistent with past practice or as permitted under another subsection of this Section 5.1, (ii) enter into any Contract that would limit or otherwise restrict the Company or any of its Subsidiaries or any of their successors, or that would, after the Effective Time, limit or otherwise restrict Parent or any of its Subsidiaries or any of their successors, from engaging or competing in any line of business, in any geographic area or with any Person in any material respect, (iii) enter into or modify any Contract constituting or relating to a Related Party Transaction or (iv) terminate, cancel or request any material change in any Material Contract other than in the ordinary course of business consistent with past practice;

(j) Indebtedness; Guarantees. Incur, assume, guarantee or prepay any indebtedness, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries (other than in connection with the Debt Financing), or enter into any “keep well” or other agreement to maintain any financial condition of another Person, other than (i) trade payables and other trade debt and (ii) indebtedness incurred since the date of this Agreement under the Company’s or any of its Subsidiaries’ existing credit facilities (net of any repayments under such facilities) in the ordinary course of business consistent with prior practice;

(k) Loans. (i) Make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) to any Subsidiaries of the Company or (B) in the ordinary course of business consistent

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with past practice, or (ii) make or forgive any loans (other than routine travel allowances issued in the ordinary course of business) to its directors, officers, employees or consultants;

(l) Accounting. Change its accounting policies or procedures, other than as required by changes in GAAP or Regulation S-X of the SEC;

(m) Tax. Amend any material Tax Return, settle or compromise any audit or claim relating to a material amount of Taxes, make or change any material election relating to Taxes or change its Tax accounting methods, principles or practices, except as required by applicable Tax Laws, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, or surrender any claim for a refund of Taxes;

(n) Legal Actions. Except for claims and litigation with respect to which an insurer (but neither the Company nor any of its Subsidiaries) has the right to control the decision to settle, settle any Legal Action, in each case made or pending against the Company or any of its Subsidiaries, or any of their officers and directors in their capacities as such, other than the settlement of Legal Actions which, in any event (i) are solely for monetary damages for an amount not to exceed US$2,000,000 in the aggregate and/or additions or modifications to public disclosures or (ii) would not be reasonably expected to prohibit or restrict the Company and its Subsidiaries from operating their business in substantially the same manner as operated on the date of this Agreement; provided, however, that the Company shall (1) promptly notify Parent of the institution of any shareholder litigation against the Company or any of its directors relating to this Agreement, the Amalgamation or the transactions contemplated by this Agreement, (2) keep Parent fully informed on a reasonably current basis regarding all material developments in any such shareholder litigation, (3) provide Parent the opportunity to consult with the Company regarding the defense or settlement of any such shareholder litigation, and (4) give due consideration to Parent’s advice with respect to such shareholder litigation;

(o) Insurance. Fail to use reasonable efforts to maintain existing insurance policies or comparable replacement policies to the extent available for a reasonable cost;

(p) Expected Capital Expenditure Payments. Make capital expenditure payments in excess of the amounts set forth on Section 5.1(p) of the Company Disclosure Letter, it being understood that unused amounts may be carried over to subsequent months;

(q) Waivers of Rights. Cancel any material indebtedness or waive any claims or rights of substantial value, in each case other than in the ordinary course of business; or

(r) OFAC Sanctions. Take any action in contravention of the sanctions administered by OFAC and all applicable regulations issued pursuant thereto.

(s) Related Actions. Agree to do any of the foregoing.

Section 5.2 Other Actions Parent and the Company shall not, and shall not permit any of their respective Subsidiaries or Affiliates to, take any action that could reasonably be expected to result in any of the conditions to the Amalgamation set forth in Article VI of this Agreement not being satisfied or satisfaction of those conditions being materially delayed, except, in the case of the Company, to the extent its Board of Directors withdraws, modifies or amends the Company Board Recommendation, in accordance with Section 5.4(d)(iii).

Section 5.3 Access to Information; Confidentiality

(a) The Company shall, and shall cause its Subsidiaries, to: (i) provide to Parent and its Representatives access at reasonable times upon prior notice to the officers, employees, agents, properties, books and records of the Company and its Subsidiaries; and (ii) furnish promptly such information concerning the

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Company and its Subsidiaries as Parent or its Representatives may reasonably request. No investigation conducted under this Section 5.3(a), however, will affect or be deemed to modify any representation or warranty made in this Agreement.

(b) Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated September 21, 2012 (the “Confidentiality Agreement”), between OTPP and the Company with respect to the information disclosed under this Section 5.3.

(c) Nothing contained in this Agreement shall give Parent, directly or indirectly, rights to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall, consistent with the terms and conditions of this Agreement, exercise complete control and supervision over the operations of the Company and its Subsidiaries.

Section 5.4 No Solicitation

(a) From the date of this Agreement until the Effective Time, except as specifically permitted in Section 5.4(d), the Company shall not, and shall cause each of its Subsidiaries not to, and shall direct its Representatives not to, directly or indirectly:

(i) solicit, initiate or knowingly encourage or take any other action to knowingly facilitate the submission of any proposal that constitutes or is reasonably likely to lead to a Takeover Proposal;

(ii) engage in discussions or negotiations with, or furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to, any Person that has made or indicated an intention to make a proposal that constitutes or is reasonably likely to lead to a Takeover Proposal;

(iii) withdraw, modify or amend the Company Board Recommendation in any manner adverse to Parent;

(iv) approve, endorse or recommend any proposal that constitutes or is reasonably likely to lead to a Takeover Proposal; or

(v) enter into any agreement in principle, arrangement, understanding or Contract relating to a proposal that constitutes or is reasonably likely to lead to a Takeover Proposal.

(b) The Company shall, and shall cause each of its Subsidiaries to, and shall direct its Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Person that has made or indicated an intention to make a proposal that constitutes or is reasonably likely to lead to a Takeover Proposal and to request the prompt return or destruction of any confidential information provided to any such Person prior to the date hereof. The Company shall promptly inform its Representatives of the Company’s obligations under this Section 5.4.

(c) The Company shall notify Parent, orally and in writing, promptly (and no later than within 24 hours) upon receipt of (i) any Takeover Proposal or indication by any Person considering making any Takeover Proposal or (ii) any request for non-public information relating to the Company or any of its Subsidiaries other than requests for information in the ordinary course of business and unrelated to a Takeover Proposal. The Company shall provide Parent promptly with the identity of such Person and a description of the material terms and conditions of such Takeover Proposal, indication or request. The Company shall keep Parent reasonably informed on a prompt basis of the status of any such Takeover Proposal (including any material developments or material changes thereto), indication or request, and any related communications to or by the Company or its Representatives.

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(d) Subject to the Company’s compliance with the provisions of this Section 5.4, the Company and its Representatives and the Company Board shall be permitted to, at any time prior to obtaining the Requisite Company Vote, in response to a bona fide written Takeover Proposal not solicited in violation of this Section 5.4:

(i) engage in discussions or negotiations with the Person who has made such Takeover Proposal (and its Representatives) regarding such Takeover Proposal, if the Company Board determines (x) in good faith, after consultation with its financial advisor and outside counsel, that such Takeover Proposal constitutes, or is reasonably likely to result in, a Superior Proposal and (y) after consultation with its outside counsel, that engaging in such discussions or negotiations is necessary in order for the Company Board to comply with its fiduciary duties under applicable Law;

(ii) furnish or disclose any non-public information relating to the Company or any of its Subsidiaries to the Person who has made such Takeover Proposal (and its Representatives), if the Company Board determines (x) in good faith, after consultation with its financial advisor and outside counsel, that such Takeover Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal and (y) after consultation with its outside counsel, that such action is necessary in order for the Company Board to comply with its fiduciary duties under applicable Law, but only so long as the Company has caused such Person to enter into a confidentiality agreement (negotiations and discussions with respect to which are expressly permitted following the requisite Company Board determination) with the Company on terms and conditions not materially less favorable to the Company than the Confidentiality Agreement, provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrently with the time it is provided to such Person; or

(iii) (1) withdraw, modify or amend the Company Board Recommendation in a manner adverse to Parent (an “Adverse Recommendation Change”), (2) approve, endorse or recommend such Takeover Proposal, or (3) cause or permit the Company to terminate this Agreement pursuant to Section 7.4(a) solely in order to concurrently enter into an agreement regarding a Superior Proposal, if (A) the Company receives from the Person submitting such Takeover Proposal an executed confidentiality agreement (which the Company may negotiate with the Person during the four (4) Business Day notice period) in a customary form that is no less favorable to the Company than the Confidentiality Agreement and (B) the Company Board determines (x) in good faith, after consultation with its financial advisor and outside counsel, that such Takeover Proposal constitutes a Superior Proposal and (y) after consultation with outside legal counsel, that such action is necessary in order for the Company Board to comply with its fiduciary duties under applicable Law; provided, however, that the Company Board shall not make an Adverse Recommendation Change or approve, endorse or recommend such Takeover Proposal, and the Company may not terminate this Agreement pursuant to clause (3) above, until (I) after the fourth (4th) Business Day following Parent’s receipt of written notice (a “Notice of Superior Proposal”) from the Company advising Parent that the Company Board intends to take such action and specifying the reasons therefor, including the material terms and conditions of any Superior Proposal that is the basis of the proposed action by the Company Board and, if applicable, a statement that the Company Board intends to terminate this Agreement pursuant to Section 7.4(a) (it being understood and agreed that any amendment to the financial terms of such Superior Proposal shall require a new Notice of Superior Proposal and a new four (4) Business Day period), (II) during such four (4) Business Day period following Parent’s receipt of a Notice of Superior Proposal, in determining whether to make an Adverse Recommendation Change, to endorse or recommend such Takeover Proposal or to cause or permit the Company to so terminate this Agreement, (A) the Company shall have offered to negotiate with (and, if accepted, negotiated with) Parent in making such commercially reasonable adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Amalgamation and the other transactions contemplated by this Agreement, and (B) the Company Board shall have determined, after considering the results of such negotiations and the revised proposals made by Parent, if any, that the Superior Proposal giving rise to such Notice of Superior Proposal continues to be a Superior Proposal, and (III) payment of the Company Termination Fee.

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Notwithstanding the foregoing, the Company Board shall be permitted to (i) disclose to the shareholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A under the Exchange Act and (ii) make such other public disclosure if it determines, after consultation with outside legal counsel, that such action is necessary in order for the Company Board to comply with its fiduciary duties under applicable Laws, it being understood, however, that this clause (ii) shall not be deemed to permit the Company Board to make an Adverse Recommendation Change or take any of the actions referred to in clause (iii) of Section 5.4(d), except to the extent permitted by this Section 5.4(d).

Section 5.5 Notices of Certain Events

(a) The Company shall notify Parent promptly of (i) any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement, (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (iii) any material Legal Actions threatened or commenced against or otherwise affecting the Company or any of its Subsidiaries that are related to the transactions contemplated by the Agreement or (iv) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause any breach of its obligations under this Agreement or a default (including any manager default or event of default) under any management agreement or agreement relating to the Company Indebtedness.

(b) Parent shall notify the Company promptly of (i) any communication from any Person alleging that the consent of such Person (or other Person) is or may be required in connection with the transactions contemplated by this Agreement, (ii) any communication from any Governmental Entity in connection with the transactions contemplated by this Agreement or (iii) any event, change, occurrence, circumstance or development between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause any breach of the obligations of Parent or Acquisition Sub under this Agreement.

(c) Each of the Company, on the one hand, and Parent and Acquisition Sub, on the other, shall promptly (and in any event within four (4) Business Days after becoming aware of any such breach) notify the other party in writing if it believes that such party has breached any representation, warranty, covenant or agreement contained in this Agreement that would reasonably be expected to, individually or in the aggregate, result in a failure of a condition set forth in Section 6.2 or Section 6.3 if continuing on the Closing Date.

Section 5.6 Company Proxy Statement

(a) As promptly as practicable, and in any event no later than ten (10) Business Days, following the date of this Agreement, the Company shall, in consultation with Parent, prepare a draft of the Company Proxy Statement. Parent shall provide the Company with any information that may be required in connection with the preparation and filing of the Company Proxy Statement. The Company shall provide Parent with a reasonable opportunity to review and comment on such draft, and the Company shall file the Company Proxy Statement with the SEC.

(b) The Company hereby covenants and agrees that none of the information included or incorporated by reference in the Company Proxy Statement will, at the date it is first mailed to the shareholders of the Company or at the time of the Company Shareholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no covenant is made by the Company with respect to statements made or incorporated by reference therein to the extent based on information supplied by Parent or Acquisition Sub or any Affiliate of Parent or Acquisition Sub in connection with the preparation of the Company Proxy Statement for inclusion or incorporation by reference therein. Parent and Acquisition Sub hereby covenant and agree that none of the information supplied by Parent or Acquisition Sub or any Affiliate of Parent or

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Acquisition Sub for inclusion or incorporation by reference in the Company Proxy Statement will, at the date it is first mailed to the shareholders of the Company or at the time of the Company Shareholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that no covenant is made by either Parent or Acquisition Sub with respect to statements made or incorporated by reference therein to the extent based on information supplied by the Company or any Affiliate of the Company in connection with the preparation of the Company Proxy Statement for inclusion or incorporation by reference therein.

(c) The Company shall use reasonable best efforts to (i) respond to any comments on the Company Proxy Statement or requests for additional information from the SEC as promptly as practicable after receipt of any such comments or requests and (ii) cause the Company Proxy Statement to be mailed to the shareholders of the Company as promptly as practicable following the date of this Agreement. The Company shall promptly (A) notify Parent upon the receipt of any such comments or requests and (B) provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand. Prior to responding to any such comments or requests or the filing or mailing of the Company Proxy Statement, the Company (x) shall consult with Parent regarding, and provide Parent with a reasonable opportunity to review and comment on, any drafts of the Company Proxy Statement and related correspondence and filings and (y) shall consider for inclusion in such drafts, correspondence and filings all comments reasonably proposed by Parent.

(d) Subject to Section 5.4, the Company Proxy Statement shall include the Company Board Recommendation unless the Company Board has withdrawn, modified or amended the Company Board Recommendation in accordance with Section 5.4(d)(iii).

Section 5.7 Company Shareholders Meeting Subject to Section 5.4, the Company shall call and hold the Company Shareholders Meeting as promptly as practicable following the date of this Agreement for the purpose of voting on the approval and adoption of this Agreement and the Amalgamation Agreement; provided, however, that without the prior written consent of Parent, the Company Shareholders Meeting shall not be held later than 30 Business Days after the clearance of the Company Proxy Statement by the SEC. Subject to Section 5.4, the Company shall (a) use its reasonable best efforts to solicit or cause to be solicited from its shareholders proxies in favor of the approval and adoption of this Agreement and the Amalgamation Agreement and (b) take all other action necessary or advisable to secure the Requisite Company Vote.

Section 5.8 Employees; Benefit Plans

(a) For a period of one year following the Closing Date (the “Continuation Period”) Parent shall cause the Amalgamated Company to provide employees of the Company and its Subsidiaries as of the Effective Time (“Employees”) with compensation and benefits (other than equity compensation) that are no less favorable in the aggregate than those provided under the Company’s compensation and benefit plans, programs, policies, practices and arrangements in effect at the Effective Time; provided, however, that during such one-year period, nothing herein shall prevent the amendment or termination of any specific plan, program or arrangement, require that the Amalgamated Company provide or permit investment in the securities of Parent or the Amalgamated Company or interfere with the Amalgamated Company’s right or obligation to make such changes as are necessary to comply with applicable Law. Notwithstanding anything to the contrary set forth herein, nothing herein shall preclude the Amalgamated Company from terminating the employment of any Employee.

(b) Parent shall and shall cause the Amalgamated Company to honor the individual agreements and Company Benefit Plans listed in Section 5.8(b)(i) of the Company Disclosure Letter in effect as of the date hereof in accordance with their terms as in effect immediately prior to the Effective Time, subject to any amendment or termination thereof that may be permitted by such agreements and Company Benefit Plans and except as provided herein. During the Continuation Period, Parent shall provide all Employees who suffer an

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involuntary termination of employment without cause with severance benefits no less favorable than those that would have been provided to such Employees under the Company’s severance policy as in effect immediately prior to the date hereof and as set forth in Section 5.8(b)(ii) of the Company Disclosure Letter.

(c) For the purposes of determining eligibility and vesting under the employee benefit plans of Parent and its Affiliates in which any Employees may become eligible to participate after the Effective Time (the “New Plans”), each Employee shall be credited with his or her years of service with the Company and its Affiliates before the Effective Time (including predecessor or acquired entities or any other entities for which the Company and its Affiliates have given credit for prior service), to the same extent as such Employee was entitled, before the Effective Time, to credit for such service under any similar or comparable Company Benefit Plans; provided, however, that the foregoing shall not apply for purposes of vesting or eligibility for any plans which are frozen to new participants, benefit accrual under any defined benefit pension plans or to the extent it would result in duplication of benefits. In addition, and without limiting the generality of the foregoing: (i) each Employee immediately shall be eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a similar or comparable Company Benefit Plan in which such Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Employee, Parent shall use commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such Employee and his or her covered dependents, and Parent shall use commercially reasonable efforts to cause any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such Employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out of pocket requirements applicable to such Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(d) Nothing in this Agreement is intended to (i) be treated as an amendment to any particular Company Benefit Plan, (ii) prevent Parent from amending or terminating any of its benefit plans in accordance with their terms or (iii) create any third-party beneficiary rights in any employee of the Company or any of its Subsidiaries, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided to any Employee by Parent or the Company or under any benefit plan which Parent or the Company may maintain.

Section 5.9 Directors’ and Officers’ Indemnification and Insurance

(a) From and after the Effective Time, Parent and the Amalgamated Company shall cause all rights to indemnification, advancement of expenses and exculpation now existing in favor of any present or former director or officer of the Company or any of its Subsidiaries (the “Indemnified Parties”) as provided in the Company Organizational Documents, or in agreements, copies of which have been provided to Parent prior to the date of this Agreement, between an Indemnified Party and the Company or one of its Subsidiaries or otherwise in effect on the date of this Agreement to survive the Amalgamation and to continue in full force and effect for a period of not less than six (6) years after the Effective Time, or, if longer, for such period as is set forth in any applicable agreement with an Indemnified Party in effect on the date of this Agreement, copies of which have been provided to Parent prior to the date of this Agreement. Parent shall guarantee such performance by the Amalgamated Company.

(b) Parent shall cause the Amalgamated Company to indemnify all Indemnified Parties to the fullest extent permitted by applicable Laws with respect to all acts and omissions arising out of or relating to their services as directors or officers of the Company or its Subsidiaries occurring prior to or at the Effective Time. If any Indemnified Party is or becomes involved in any Legal Action in connection with any matter occurring prior to or at the Effective Time, Parent shall cause the Amalgamated Company to pay as incurred such Indemnified Party’s legal fees, costs and expenses incurred in connection with such Legal Action, subject to the

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Amalgamated Company’s receipt of an undertaking by or on behalf of such Indemnified Party, if and only to the extent required by applicable Law, to repay such legal fees, costs and expenses if it is ultimately determined under applicable Laws that such Indemnified Party is not entitled to be indemnified.

(c) Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Amalgamated Company to, as of the Effective Time, obtain and fully pay for “tail” insurance policies with a claims period of at least six (6) years after the Effective Time which obligation may be satisfied by extending the current policies of directors’ and officers’ liability insurance maintained by the Company or by providing for policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous with respect to claims arising out of or relating to events which occurred before or at the Effective Time so long as the Amalgamated Company is not required to pay an annual premium in excess of 300% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement (such 300% amount being the “Maximum Premium”). If the Amalgamated Company is unable to obtain the insurance described in the prior sentence for an amount less than or equal to the Maximum Premium, the Amalgamated Company shall instead obtain as much comparable insurance as possible for an annual premium equal to the Maximum Premium.

(d) The covenants contained in this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise.

(e) In the event that the Amalgamated Company or any of its successors or assigns (i) consolidates with, amalgamates with or merges into any other person and shall not be the continuing or surviving company or entity of such consolidation, amalgamation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of the Amalgamated Company, as the case may be, shall succeed to the obligations set forth in this Section 5.9.

Section 5.10 Reasonable Best Efforts Upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Laws, each of the parties to this Agreement shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions set forth in Article VI are satisfied and to consummate the transactions contemplated by this Agreement as promptly as practicable.

Section 5.11 Consents; Filings; Further Action

(a) Upon the terms and subject to the conditions of this Agreement and in accordance with applicable Laws, each of Parent and the Company shall use its reasonable best efforts to (i) obtain from any Governmental Entities any actions, non-actions, clearances, waivers, consents, approvals, permits or orders required to be obtained by the parties to this Agreement in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; (ii) make all necessary registrations and filings, and thereafter make any other submissions required or deemed appropriate by either Parent or the Company, in connection with the transactions contemplated by this Agreement under (A) the Securities Act and the Exchange Act, (B) Foreign Competition Laws, (C) the Companies Act, (D) the NYSE rules and regulations and (E) any other applicable Laws or from CFIUS. Parent and the Company shall cooperate and consult with each other in connection with the making of all such filings and notifications, including by providing copies of all relevant documents to the non-filing party or its advisors prior to filing. Neither Parent nor the Company shall file any such document if the other party has reasonably objected to the filing of such document. Neither Parent nor the Company shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Entity without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

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The parties to this Agreement will cooperate with each other in connection with the making of all such filings, including providing copies of all such filings and attachments to outside counsel for the non-filing parties, and make reasonable best efforts to (i) furnish all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement; (ii) keep the other parties informed in all material respects of any material communication received by such party from, or given by such party to, any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case relating to the transactions contemplated by this Agreement; (iii) consult with the other parties prior to taking a position, and permit the other parties to review and discuss in advance, and consider in good faith the views of the other in connection with any analyses, appearances, presentations, memoranda, briefs, white papers, arguments, opinions and proposals before making or submitting any of the foregoing to any Governmental Entity by or on behalf of any party hereto in connection with any investigations or proceedings related solely to this Agreement or the transactions contemplated hereby or given in connection with any proceeding by a private party and (iv) consult with the other parties in advance of any meeting or conference with, any Governmental Entity relating to the transactions contemplated by this Agreement or in connection with any proceeding by a private party relating thereto, and give the other parties the opportunity to attend and participate in such meetings and conferences (unless prohibited by such Governmental Entity). The parties contemplate that as a general matter the Company shall be represented at in-person meetings with any Governmental Entity (unless prohibited by such Governmental Entity).

Notwithstanding the foregoing, the Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.11(a) as “Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient and will not be disclosed by outside counsel to employees, officers, directors or consultants of the recipient or any of its Affiliates unless express permission is obtained in advance from the source of the materials (the Company or Parent as the case may be) or its legal counsel. Each of the Company and Parent shall cause their respective outside counsels to comply with this Section 5.11. Notwithstanding anything to the contrary in this Section 5.11, materials provided to the other party or its counsel may be redacted to remove references concerning the valuation of the Company and, privileged communications and competitively sensitive information.

Each of Parent and the Company shall promptly inform the other party upon receipt of any communication from the Federal Trade Commission, the Department of Justice or any other Governmental Entity regarding any of the transactions contemplated by this Agreement. Each of the Company, Parent and Acquisition Sub shall contact CFIUS as promptly as practicable and in any event within ten (10) Business Days of the date hereof and request an informal consultation, following which they will jointly prepare and submit a draft joint voluntary notice in accordance with 31 C.F.R. Section 800.401(g), and after resolution of all questions and comments received from CFIUS on such draft, shall prepare and submit the CFIUS Notice, and the parties shall respond to any inquiries from CFIUS in respect of the CFIUS filing, and the parties shall use their reasonable best efforts to respond within the time frame set forth in 31 C.F.R. Section 800.403(a)(3), or otherwise provided by CFIUS, without the need to request an extension of time, and shall make any other submissions under Exon-Florio that are required to be made or that the parties agree should be made. If Parent or the Company (or any of their respective Affiliates) receives a request for additional information from any Governmental Entity that is related to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request. Parent shall advise the Company promptly of any understandings, undertakings or agreements (oral or written) which Parent proposes to make or enter into with any Governmental Entity or any private party challenging the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each of Parent and the Company shall use its reasonable best efforts to (i) resolve any objections that may be asserted with respect to the transactions contemplated by this Agreement under any antitrust, competition or trade regulatory Laws, (ii) avoid the entry of, or have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the Closing, including defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions

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contemplated hereby; and (iii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall Parent or any of its Affiliates or the Company be obligated to agree, as a condition for resolving any such objections, to dispose of, divest of or hold separate any of its properties or other assets, or the properties or other assets of the Company and its Subsidiaries after the consummation of the Amalgamation or to subject itself to any restriction on the operation of its business or the business of the Company and its Subsidiaries after the consummation of the Amalgamation that would reasonably be expected to have a material adverse effect on the business, operations, properties, assets, financial condition or Liabilities of Parent and its Subsidiaries, taken as a whole, or the Company and its Subsidiaries, taken as a whole. No party to this Agreement shall consent to any voluntary delay of the Closing at the behest of any Governmental Entity without the consent of the other parties to this Agreement, which consent shall not be unreasonably withheld.

(b) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.11 shall limit a party’s right to terminate this Agreement pursuant to Section 7.2(b), Section 7.2(c) or Section 7.2(d) so long as such party has up to then complied in all material respects with its obligations under this Section 5.11.

Section 5.12 Public Announcements Unless and until an Adverse Recommendation Change has occurred or in connection with Section 5.4(d), Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements about this Agreement or any of the transactions contemplated by this Agreement. Neither Parent nor the Company shall issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Laws or the NYSE requirements, in which case that party shall use its commercially reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

Section 5.13 Stock Exchange De-listing Parent and the Company shall use their commercially reasonable efforts to cause the Common Shares to be de-listed from the NYSE and de-registered under the Exchange Act promptly following the Effective Time.

Section 5.14 Fees, Expenses and Conveyance Taxes Whether or not the Amalgamation is consummated, all expenses (including those payable to Representatives) incurred by any party to this Agreement or on its behalf in connection with this Agreement and the transactions contemplated by this Agreement (“Expenses”) shall be paid by the party incurring those Expenses, except that Parent and the Company shall share equally each of the filing fees with respect to the filings contemplated by Section  5.11(a).

Section 5.15 Takeover Statutes If any Takeover Statute is or becomes applicable to this Agreement, the Voting Agreement, the Amalgamation or the other transactions contemplated by this Agreement or the Voting Agreement, the Company and the Company Board shall (a) take all necessary action to ensure that such transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such Takeover Statute.

Section 5.16 Standstill Agreements; Confidentiality Agreements Subject to Section 5.4, during the period from the date of this Agreement through the Effective Time, the Company will not terminate, amend, modify or waive any provision of any confidentiality agreement not entered into in the ordinary course of business or any agreement by a third party not to acquire assets or securities of the Company to which it or any of its Subsidiaries is a party, other than the Confidentiality Agreement pursuant to its terms or by written agreement of the parties thereto. Notwithstanding the foregoing sentence or anything else in this Agreement to the contrary, at any time prior to obtaining the Requisite Company Vote, the Company shall not be obligated to comply with this Section 5.16 if the Company Board determines, after consultation with outside legal counsel, that such compliance is necessary in order for the Company Board to comply with its fiduciary duties under applicable Law; provided, however, that the Company shall not take any action that would otherwise fail to comply with this Section 5.16 in reliance on the foregoing exception until after the third (3rd) Business Day following Parent’s receipt of written notice from the Company advising Parent that the Company intends to take such action and

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specifying the nature of the action to be taken, it being understood and agreed that in determining whether to authorize the Company to take such action the Company Board shall take into account any changes to the financial terms of this Agreement proposed by Parent to the Company in response to such written notice.

Section 5.17 Related Party Transactions Effective immediately prior to the Closing, the Company shall, and shall cause its Subsidiaries to, take such action as is required to cause any Related Party Transaction (other than those agreements set forth in Section 5.17 of the Company Disclosure Letter) to be terminated without the creation of any Liability with respect to the Company or any of its Subsidiaries upon such termination.

Section 5.18 Financing.

(a) Each of Parent and Acquisition Sub shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the proceeds of the Equity Financing and the Debt Financing on the terms and conditions described in the Equity Commitment Letter or the Debt Commitment Letter, as applicable (as each may be amended in accordance with the terms below), including using reasonable best efforts to (i) enter into definitive agreements with respect thereto on the terms and conditions contained therein and (ii) to satisfy on a timely basis (taking into account the expected timing of the Closing) all conditions, and otherwise comply with all terms, applicable to Parent and Acquisition Sub in such definitive agreements within their control. Parent and Acquisition Sub may not agree to or permit any amendment, supplement or other modification to be made to, or any waiver of any material provision or remedy under, the Equity Commitment Letter without the consent of the Company. Parent and Acquisition Sub may not agree to or permit any amendment, supplement or other modification to be made to, or any waiver of any material provision or remedy under, the Debt Commitment Letter or the definitive agreements relating to the Debt Financing without the consent of the Company if such amendments, supplement, other modification or waivers would or could reasonably be expected to (w) reduce the aggregate amount of the Debt Financing below the amount required to repay or refinance the debt contemplated in this Agreement or the Debt Commitment Letter, (x) impose new or additional conditions to the receipt of the Debt Financing or amend or otherwise modify the existing conditions to the receipt of the Debt Financing so as to adversely impact the ability of Parent or Acquisition Sub to timely consummate the transactions contemplated hereby or the likelihood of consummation of the transactions contemplated hereby, (y) prevent or materially delay the consummation of the transactions contemplated by this Agreement or (z) adversely impact the ability of Parent or Acquisition Sub to enforce its rights against the other parties to the Debt Commitment Letter (provided, that, for the avoidance of doubt, Parent and Acquisition Sub may replace or amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities).

(b) If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Parent and Acquisition Sub shall use their respective reasonable best efforts to arrange and obtain alternative debt financing from alternative sources in an amount sufficient when combined with cash on hand and other financing arrangements to consummate the transactions contemplated by this Agreement as promptly as practicable following the occurrence of such event; provided, however, that Parent and Acquisition Sub shall not be required to seek or accept any such alternate debt financing if the terms or conditions thereof are less favorable to Parent (in the reasonable judgment of Parent) than the Debt Financing to be replaced, including with respect to economic terms and conditions. Parent and Acquisition Sub shall keep the Company informed on a reasonably current basis in reasonable detail of the all material activity concerning the status of the Debt Financing or any alternative debt financing and concurrently provide final copies of the material definitive documents for the Debt Financing provided to the lenders. Parent and Acquisition Sub shall each give the Company prompt notice of (i) any material breach by any party of the Equity Commitment Letter, the Debt Commitment Letter or any definitive document related to the Equity Financing or Debt Financing of which Parent or Acquisition Sub becomes aware or (ii) the receipt by it of any written notice with respect to any material breach, default, termination or repudiation by any party to the applicable the Equity Commitment Letter, the Debt Commitment Letter or any definitive document related to the Equity Financing or Debt Financing, as applicable, of any material provisions of the Equity Commitment Letter, Debt Commitment Letter or any definitive document related to the Equity Financing. As soon as reasonably practicable, Parent shall provide any

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information reasonably requested by the Company relating to any circumstance referred to in the immediately preceding sentence. Notwithstanding anything in this Section 5.18 or in any other provision of this Agreement, Parent and Acquisition Sub acknowledge and agree that the obtaining of the Debt Financing, or any alternative debt financing, is not a condition to Closing.

Section 5.19 Cooperation with Financing. The Company shall use its reasonable best efforts to provide and cause its Subsidiaries to provide, and shall cause its and their respective officers, directors, employees, consultants, accountants, legal counsel, investment bankers, agents and other representatives to provide, all necessary cooperation in connection with any financing efforts that Parent may undertake in connection with any Debt Financing, in connection with obtaining consents from the Company’s lenders or note holders under the Company’s existing financing arrangements or with respect to notices relating to the repayment of any of the Company’s existing financing arrangements to occur at or following the Closing, as may be reasonably requested by Parent, including, but not limited to, participation in a reasonable number of meetings, furnishing financial and other information, cooperation in marketing efforts, assisting in matters related to collateral (including providing information as requested for the evaluation of assets included or that may be included in any borrowing base), assistance in preparing borrowing base certificates in the form and substance as requested by Parent and for the dates requested by Parent, allowing Parent and its and its lender’s Representatives such access as may be reasonably necessary for their due diligence, creating a bankruptcy remote Subsidiary in a jurisdiction specified by Parent and causing one or more of its Subsidiaries, as necessary, to become borrowers under any such Debt Financing; provided, however, that none of the Company or any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the foregoing prior to the Effective Time and provided, further, that Parent shall be solely responsible for all out-of-pocket expenses of the Company incurred in connection with the foregoing.

Section 5.20 Eligibility of Assets in Borrowing Base and Existing Indebtedness.

(a) The Company shall and shall cause its Subsidiaries to ensure that assets (including containers and generator sets) meeting the eligibility requirements for inclusion in the borrowing base under any agreement relating to the Company Indebtedness (other than the Term Loan), are in a level sufficient to support the amount of indebtedness outstanding thereunder in accordance with the terms thereof.

(b) The Company shall provide to Parent as promptly as practicable after the provision to any lender, manager, administrative agent, collateral agent, bondholder or other party any report, certificate or other written information relating to the borrowing base or any assets included in the borrowing base provided pursuant to any management agreement or agreement relating to the Company Indebtedness (other than the Term Loan).

(c) The Company and its Subsidiaries shall procure that no “manager default,” “event of default” or “early amortization event” shall have occurred and be continuing under (and as defined in) any management agreement or agreement relating to the Company Indebtedness.

ARTICLE VI

CONDITIONS

Section 6.1 Conditions to Each Party’s Obligation to Effect the Amalgamation The respective obligation of each party to this Agreement to effect the Amalgamation is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a) Company Shareholder Approval. This Agreement and the Amalgamation Agreement shall have been duly approved and adopted by the Requisite Company Vote.

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(b) Antitrust. The waiting period, together with any extensions thereof, applicable to the consummation of the Amalgamation under any applicable pre-clearance or similar approval requirement of Foreign Competition Law shall have expired or been terminated.

(c) CFIUS. A CFIUS Final Order shall have been obtained.

(d) Consents. All other consents, approvals and other authorizations of any Governmental Entity required to consummate the Amalgamation and the other transactions contemplated by this Agreement shall have been obtained, free of any condition that would reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, as applicable.

(e) No Injunctions or Restraints. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any Laws or Orders (whether temporary, preliminary or permanent) that restrain, enjoin or otherwise prohibit consummation of the Amalgamation or the other transactions contemplated by this Agreement.

Section 6.2 Conditions to Obligations of Parent and Acquisition Sub The obligations of each of Parent and Acquisition Sub to effect the Amalgamation are also subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company that are contained in this Agreement (i) in Section 3.10(a) shall be true and correct in all respects, except for de minimus inaccuracies, at and as of the date of this Agreement, and as of the Effective Time as though made at and as of the Effective Time, (ii) in clause (ii) of the second sentence of Section 3.15 shall be true and correct in all respects at and as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time and (iii) that are not contained in Section 3.10(a) or clause (ii) of the second sentence of Section 3.15 shall be true and correct in all respects, without regard to any “Company Material Adverse Effect,” “materiality” or similar qualifications contained in them, at and as of the date of this Agreement, and as of the Effective Time as though made at and as of the Effective Time (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of such representations and warranties to be true and correct in all respects would not reasonably be expected to have a Company Material Adverse Effect.

(b) Dissenting Shares. No more than 8% of the Common Shares shall be Dissenting Shares.

(c) Performance of Obligations. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; provided, however, that for the purposes of Sections 5.1(g), (h), (p) and (r) and Sections 5.20(a) and (c), such Sections shall have been performed in all respects.

(d) Officer’s Certificate. Parent shall have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c).

Section 6.3 Conditions to Obligation of the Company The obligation of the Company to effect the Amalgamation is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties. The representations and warranties of each of Parent and Acquisition Sub that are contained in this Agreement shall be true and correct in all respects, without regard to any “material adverse effect,” “materiality” or similar qualifications contained in them, at and as of the date of this Agreement, and as of the Effective Time as though made at and as of the Effective Time (except for

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representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), unless the failure or failures of such representations and warranties to be true and correct in all respects would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Performance of Obligations. Each of Parent and Acquisition Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c) Officer’s Certificate. The Company shall have received a certificate, signed by a senior executive officer of Parent, certifying as to the matters set forth in Section 6.3(a) and Section 6.3(b).

Section 6.4 Frustration of Closing Conditions None of the parties to this Agreement may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s breach of this Agreement.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.1 Termination by Mutual Consent This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of Parent, Acquisition Sub and the Company.

Section 7.2 Termination by Either Parent or the Company This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time:

(a) if the Amalgamation has not been consummated by July 18, 2013 (such date, the “Outside Date”).

(b) if this Agreement and the Amalgamation Agreement has been submitted to the shareholders of the Company for approval and adoption at a duly convened Company Shareholders Meeting (or adjournment or postponement thereof) and the Requisite Company Vote is not obtained upon a vote taken thereon;

(c) if any Law prohibits consummation of the Amalgamation; or

(d) if any Order restrains, enjoins or otherwise prohibits consummation of the Amalgamation, and such Order has become final and nonappealable;

provided, however, that the right to terminate this Agreement under this Section 7.2 shall not be available to any party to this Agreement whose failure to fulfill any of its obligations has been a principal cause of, or resulted in, the failure to consummate the Amalgamation.

Section 7.3 Termination by Parent This Agreement may be terminated by Parent at any time prior to the Effective Time:

(a) if the Company Board withdraws, modifies or amends the Company Board Recommendation in any manner adverse to Parent, or publicly proposes to do any of the foregoing;

(b) if (i) the Company Board approves, endorses or recommends a Superior Proposal, (ii) the Company enters into a Contract relating to a Superior Proposal, (iii) a tender offer or exchange offer for any issued and outstanding shares of the Company is commenced prior to obtaining the Requisite Company Vote and the Company Board fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including, for these purposes, by taking no position with respect to the acceptance of such tender

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offer or exchange offer by its shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten (10) Business Days after commencement, or (iv) the Company or the Company Board publicly announces its intention to do any of the foregoing; or

(c) if the Company breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(c) and (ii) has not been cured (or is not capable of being cured) by the Company (x) within thirty (30) days after the Company’s receipt of written notice of such breach from Parent or (y) solely with respect to Sections 5.20(a) and (c), prior to the date on which the Closing would otherwise occur pursuant to Section 1.2(a) if such breach were not in existence.

Section 7.4 Termination by the Company This Agreement may be terminated by the Company at any time prior to the Effective Time:

(a) in accordance with Section 5.4(d)(iii); provided, however, that the Company shall pay Acquisition Sub the Company Termination Fee and enter into an agreement regarding a Superior Proposal, in each case, concurrently with the termination of this Agreement pursuant to this Section 7.4(a); or

(b) if Parent breaches any of its representations, warranties, covenants or agreements contained in this Agreement, which breach (i) would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (ii) has not been cured (or is not capable of being cured) by Parent within thirty (30) days after Parent’s receipt of written notice of such breach from the Company.

Section 7.5 Effect of Termination If this Agreement is terminated pursuant to this Article VII, it shall become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any shareholder, director, officer, employee, agent or representative of such party), except as otherwise provided in Section 7.6 and Section 8.13 and except that if such termination results from (a) the intentional and in bad faith failure of any party to perform its obligations, (b) the intentional and in bad faith breach by any party of its representations or warranties contained in this Agreement or (c) fraud, then, subject to Section 8.13, such party shall be fully liable for any Liabilities incurred or suffered by the other parties as a result of such failure or breach. For purposes of this Agreement, “intentional and in bad faith” breach or failure shall mean a material breach or failure, as appropriate, that is a consequence of an omission by, or act undertaken by or caused by, the breaching party with the knowledge that the omission or taking or causing of such act would, or would reasonably be expected to, cause a breach of this Agreement. The provisions of Section 5.3(b), Section 5.14, this Section 7.5, Section 7.6 and Article VIII shall survive any termination of this Agreement.

Section 7.6 Expenses Following Termination; Termination Fee

(a) Except as set forth in this Section 7.6, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid in accordance with the provisions of Section 5.14.

(b) The Company shall pay, or cause to be paid, to Acquisition Sub, as liquidated damages and not as a penalty and as the sole and exclusive remedy of Parent and Acquisition Sub against the Company and its Subsidiaries and any of their respective Affiliates, shareholders, directors, officers or agents for any loss or damage suffered as a result of the failure of the Amalgamation to be consummated, by wire transfer of immediately available funds an amount equal to US$15,500,000.00 (the “Company Termination Fee”):

(i) if this Agreement is terminated by the Company pursuant to Section 7.4(a), in which case payment shall be made before or substantially concurrently with such termination;

(ii) if this Agreement is terminated by Parent pursuant to Section 7.3(a) or Section 7.3(b) in which case payment shall be made within five (5) Business Days of such termination; or

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(iii) if (A) a Covered Proposal shall have been made or proposed to the Company or otherwise publicly announced (which has not been withdrawn), (B) this Agreement is terminated by either Parent or the Company pursuant to Section 7.2(a) or Section 7.2(b) and (C) within twelve (12) months following the date of such termination, the Company enters into a Contract providing for the implementation of, or consummates, any Covered Proposal, in which case payment shall be made within five (5) Business Days of the date on which the Company enters into such Contract.

(c) If (i) all of the conditions set forth in Sections 6.1 and 6.2 have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions taken at the Closing) and this Agreement is terminated by the Company due to the failure of Parent and Acquisition Sub to consummate the Amalgamation within the time period set forth in Section 1.2, and (ii)(A) the consents set forth on Section 7.6(c) of the Company Disclosure Letter have not been received and (B) the Debt Financing contemplated by the Debt Financing Commitments necessary to refinance or replace the indebtedness related to such consents has not been funded and will not be funded at the Closing, then Parent shall pay, or cause to be paid, within five (5) Business Days of such termination, to Company, as liquidated damages and not as a penalty and as the sole and exclusive remedy of Company and its Subsidiaries against Parent and Acquisition Sub and any of their respective Affiliates, shareholders, directors, officers or agents for any loss or damage suffered as a result of the failure of the Amalgamation to be consummated, by wire transfer of immediately available funds an amount equal to US$35,000,000.00 (the “Parent Termination Fee”). In all other circumstances, the sole and exclusive remedy of the Company and its Subsidiaries against Parent and Acquisition Sub and any of their respective Affiliates, shareholders, directors, officers or agents for any loss or damage suffered as a result of the failure of the Amalgamation to be consummated shall be specific performance pursuant to Section 8.14 below or, if the remedy of specific performance set forth in Section 8.14 is not available, damages recoverable by the Company pursuant to Section 8.13 below.

(d) Notwithstanding anything herein to the contrary, in no event shall payment of more than one Company Termination Fee or more than one Parent Termination Fee be made hereunder. The parties acknowledge that the Company Termination Fee and Parent Termination Fee, in the circumstances in which such fees becomes payable, constitute liquidated damages and are not a penalty. For the avoidance of doubt, while Parent may pursue both a grant of specific performance pursuant to Section 8.14 and the payment of the Company Termination Fee under this Section 7.6, in no event will Parent be entitled to both the payment of the Company Termination Fee and specific performance of this Agreement. The parties acknowledge that the agreements contained in this Section 7.6 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement.

Section 7.7 Amendment This Agreement may be amended by the parties to this Agreement at any time prior to the Effective Time, whether before or after shareholder approval hereof and of the Amalgamation Agreement, so long as (a) no amendment that requires further shareholder approval under applicable Laws after shareholder approval hereof shall be made without such required further approval and (b) such amendment has been duly approved by the Board of Directors of each of Acquisition Sub and the Company. This Agreement may not be amended except by an instrument in writing signed by each of the parties to this Agreement. Notwithstanding the foregoing, Section 7.5 (Effect of Termination), this Section 7.7 (Amendment), Section 8.4 (Governing Law), Section 8.5 (Submission to Jurisdiction), Section 8.6 (Waiver of Jury Trial), Section 8.9 (No Third-Party Beneficiaries), Section 8.13 (Remedies), and Section 8.14 (Specific Performance) may not be amended in a manner adverse to the Financing Sources without their written consent.

Section 7.8 Extension; Waiver At any time prior to the Effective Time, Parent and Acquisition Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or, (c) subject to applicable Laws, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

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Section 7.9 Procedure for Termination, Amendment, Extension or Waiver In order to be effective, (a) any termination or amendment of this Agreement shall require the prior approval of that action by the Board of Directors of each party seeking to terminate or amend this Agreement and (b) any extension or waiver of any obligation under this Agreement or condition to the consummation of this Agreement shall require the prior approval of a duly authorized officer or the Board of Directors of the party or parties entitled to extend or waive that obligation or condition.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Certain Definitions

(a) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

(b) “Business Day” means any day, other than Saturday, Sunday or a U.S. federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight New York City time.

(c) “CFIUS” means the Committee on Foreign Investment in the United States (and, as the context may require, includes any member agency or governmental subdivision of the United States government that is a CFIUS member as specified in Exon-Florio).

(d) “CFIUS Final Order” means that any of the following shall have occurred: (1) the 30-day review period under Exon-Florio commencing on the date that the CFIUS Notice is accepted by CFIUS shall have expired and parties shall have received written notice from CFIUS that such review has been concluded and that either the transactions contemplated hereby do not constitute a “covered transaction” under Exon-Florio or there are no unresolved national security concerns, or (2) an investigation shall have been commenced after such 30-day review period and CFIUS shall have determined to conclude all deliberative action under Exon-Florio without sending a report to the President of the United States, and parties shall have received written notice from CFIUS that either the transactions contemplated hereby do not constitute a “covered transaction” under Exon-Florio or there are no unresolved national security concerns, and all action under Exon-Florio is concluded with respect to the transactions contemplated hereby, or (3) CFIUS shall have sent a report to the President of the United States requesting the President’s decision and either (A) the period under Exon-Florio during which the President may announce his decision to take action to suspend, prohibit or place any limitations on the transactions contemplated hereby shall have expired without any such action being threatened, announced or taken or (B) the President shall have announced a decision not to take any action to suspend, prohibit or place any limitations on the transactions contemplated hereby.

(e) “CFIUS Notice” means a joint voluntary notice with respect to the Amalgamation and the transactions contemplated hereby prepared by Parent and the Company and submitted to CFIUS in accordance with the requirements of Exon-Florio.

(f) “Common Shares” means the common shares, par value US$0.01 per share, of the Company.

(g) “Company Indebtedness” means the agreements listed on Section 8.1(g) of the Company Disclosure Letter.

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(h) “Company Material Adverse Effect” means any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, is materially adverse to the business, operations, properties, assets, condition (financial or otherwise) or Liabilities of the Company and its Subsidiaries, taken as a whole, or would prevent or materially delay the consummation of the Amalgamation and the other transactions contemplated hereby or prevent or materially impair or delay the ability of the Company to perform its obligations hereunder; provided, however, that in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been, or will be, a Company Material Adverse Effect: any event, circumstance, change or effect resulting from or relating to (i) a change in general economic or financial market conditions (except to the extent such a change has had a disproportionate effect on the Company and its Subsidiaries as compared to other Persons in the industries in which the Company and its Subsidiaries conduct their businesses), (ii) changes affecting the industries generally in which the Company or its Subsidiaries conduct business (except to the extent such a change has had a disproportionate effect on the Company and its Subsidiaries as compared to other Persons in the industries in which the Company and its Subsidiaries conduct their businesses), (iii) any change in Law or interpretations thereof or any change in GAAP or other accounting principles or requirements (except to the extent such a change has had a disproportionate effect on the Company and its Subsidiaries as compared to other Persons in the industries in which the Company and its Subsidiaries conduct their businesses), (iv) any natural disaster, epidemic, acts of terrorism or war (except to the extent such event, circumstance, change or effect has had a disproportionate effect on the Company and its Subsidiaries as compared to other persons in the industry in which the Company and its Subsidiaries conduct their business), (v) that is demonstrated to have resulted from the announcement of the execution of this Agreement or the pendency or consummation of the Amalgamation or any other transactions contemplated hereby, (vi) any decline in the market price, or change in trading volume, of the Common Shares or (vii) compliance with the terms of, or the taking of any action required by, this Agreement or with the prior written consent of Parent; provided, however, that the exception in clause (vi) shall not apply to the underlying cause or causes of any such decline or change or prevent any such underlying cause from being taken into account in determining whether a Company Material Adverse Effect has occurred.

(i) “Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments, leases or other instruments or obligations.

(j) “Covered Proposal” means a Takeover Proposal, substituting “50%” for each occurrence of “20%” in the definition of “Takeover Proposal.”

(k) “Dissenting Holder” shall mean a holder of Common Shares who did not vote in favor of the Amalgamation, who complies with all of the provisions of the Companies Act concerning the right of holders of Common Shares to require appraisal of their Common Shares pursuant to Bermuda Law, and who is not satisfied that he has been offered fair value for his Common Shares.

(l) “Dissenting Shares” shall mean Common Shares held by a Dissenting Holder.

(m) “Exon-Florio” means Section 721 of Title VII of the Defense Production Act of 1950, as amended by FINSA and otherwise (codified at 50 U.S.C. App. 2170) and regulations thereto, codified at 31 C.F.R. Part 800, et seq.

(n) “FINSA” shall mean the Foreign Investment and National Security Act of 2007, P.L. 110-49, 121 Stat. 246.

(o) “Hazardous Substances” means: (i) any substance that is listed, classified or regulated under any Environmental Laws; (ii) any petroleum product or by-product, asbestos-containing material, refrigerant, greenhouse gas emission, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; or (iii) any other material, chemical, pollutant, contaminant, hazardous or toxic substance, or other substance or waste that is prohibited, limited or regulated under, or that is or may become the subject of regulatory action under, any Environmental Laws.

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(p) “Knowledge” means, when used with respect to Parent, the actual knowledge of the Persons listed on Annex III, and when used with respect to the Company, the actual knowledge of the Persons set forth in Section 8.1(p) of the Company Disclosure Letter; provided, however, that a Person shall be deemed to have actual knowledge of information that such Person would reasonably be expected to know in the normal and ordinary course exercise of such Person’s job responsibilities.

(q) “Laws” means any binding domestic or foreign laws, statutes, ordinances, rules, regulations, codes or executive orders enacted, issued, adopted, promulgated or applied by any Governmental Entity.

(r) “Liens” means any liens, pledges, security interests, claims, options, rights of first offer or refusal, charges or other encumbrances.

(s) “NYSE” means the New York Stock Exchange.

(t) “Orders” means any orders, judgments, injunctions, awards, decrees or writs handed down, adopted or imposed by any Governmental Entity.

(u) “Organizational Documents” means, with respect to any entity, the memorandum of association or the certificate or articles of incorporation and bye-laws or by-laws of such entity, or any similar organizational documents of such entity.

(v) “OTPP” means Ontario Teachers’ Pension Plan Board, a corporation without share capital organized under the laws of Ontario, Canada.

(w) “Parent Material Adverse Effect” means, with respect to Parent or Acquisition Sub, any event, circumstance, development, change or effect that, individually or in the aggregate with all other events, circumstances, developments, changes and effects, is or would be reasonably likely to prevent or materially delay the consummation of the Amalgamation and the other transactions contemplated hereby.

(x) “Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

(y) “Representatives” means, when used with respect to Parent or the Company, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers, agents, advisors and other representatives of Parent or the Company, as applicable, and its Subsidiaries.

(z) “Requisite Company Vote” means the approval and adoption of this Agreement and the Amalgamation Agreement by the affirmative vote of a majority of the votes cast at a duly convened meeting of the shareholders of the Company at which a quorum is present.

(aa) “Sanctioned Person” means (i) an agency of the government of, (ii) an organization directly or indirectly controlled by, (iii) a natural person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time as such program may be applicable to such agency, organization or person, or (iv) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time.

(bb) “Subsidiary” means, when used with respect to Parent or the Company, any other Person that Parent or the Company, as applicable, directly or indirectly owns or has the power to vote or control more than 50% of any class or series of share capital of such Person.

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(cc) “Superior Proposal” means a bona fide Covered Proposal, (i) which the Company Board determines (after consultation with its financial advisor and outside counsel) is on terms and conditions more favorable from a financial point of view to the shareholders of the Company than those contemplated by this Agreement, (ii) the conditions to the consummation of which are all reasonably capable of being satisfied without undue delay, and (iii) for which financing, to the extent required, is then committed or, in the judgment of the Company Board (after consultation with its financial advisor and outside counsel), is reasonably likely to be available.

(dd) “Takeover Proposal” means any inquiry, proposal or offer from a Third Party relating to (i) a merger, amalgamation, consolidation, share exchange or business combination involving the Company or any of its Subsidiaries representing 20% or more (based on the fair market value thereof, or determined by the Company Board in good faith) of the assets of the Company and its Subsidiaries, taken as a whole, (ii) a sale, lease, exchange, mortgage, transfer or other disposition, in a single transaction or series of related transactions, of 20% or more (based on the fair market value thereof, or determined by the Company Board in good faith) of the assets of the Company and its Subsidiaries, taken as a whole, (iii) a purchase or sale of shares or other securities, in a single transaction or series of related transactions, representing 20% or more of the voting power of the share capital of the Company, including by way of a tender offer or exchange offer, (iv) a reorganization, recapitalization, liquidation or dissolution of the Company or (v) any other transaction having a similar effect to those described in clauses (i) through (iv), in each case other than the transactions contemplated by this Agreement.

(ee) “Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements supplied or required to be supplied to a taxing authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

(ff) “Taxes” means any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including taxes imposed on, or measured by, income, franchise, profits or gross receipts, ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, share capital, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties.

(gg) “Term Loan” means that certain Term Loan Agreement (the “Term Loan Agreement”), dated as of April 28, 2011, among SeaCube Container Leasing Ltd., the guarantors named therein, Wells Fargo Bank, N.A., as administrative agent, and Apollo Investment Corporation, as sole lead arranger.

(hh) “Third Party” means any Person or group (as defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition Sub or any Affiliates thereof.

Section 8.2 Interpretation The table of contents and headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement. Definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references in this Agreement to Articles, Sections and Exhibits shall refer to Articles and Sections of, and Exhibits to, this Agreement unless the context shall require otherwise. The words “include,” “includes” and “including” shall not be limiting and shall be deemed to be followed by the phrase “without limitation.” Unless the context shall require otherwise, any Contracts, documents, instruments or Laws defined or referred to in this Agreement shall be deemed to mean or refer to such Contracts, documents, instruments or Laws as from time to time may be amended, modified or supplemented, including (a) in the case of Contracts, documents or instruments, by waiver or consent and (b) in the case of Laws, by succession of comparable successor statutes. All references in this Agreement to any particular Law shall be deemed to refer also to any rules and regulations promulgated under that Law. References to a Person also refer to its predecessors and permitted successors and assigns.

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Section 8.3 Survival None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement shall survive the Effective Time. This Section 8.3 shall not limit any covenant or agreement of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time.

Section 8.4 Governing Law This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to the Laws that might otherwise govern under applicable principles of conflicts of law.

Section 8.5 Submission to Jurisdiction The parties to this Agreement irrevocably submit to the jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement (other than the Amalgamation Agreement, which shall be interpreted, construed, governed and enforced as set forth therein), and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document (other than the Amalgamation Agreement, which shall be interpreted, construed, governed and enforced as set forth therein), that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document (other than the Amalgamation Agreement, which shall be interpreted, construed, governed and enforced as set forth therein) may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties to this Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by applicable Laws, shall be valid and sufficient service thereof. Notwithstanding anything in this Agreement to the contrary, each party hereto hereby irrevocably and unconditionally agrees that it will not bring or support any action, suit or proceeding of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the financing or the performance thereof, in any forum other than a court of competent jurisdiction sitting in the Borough of Manhattan of the City of New York, whether a state or federal court, and that the provisions of Section 8.6 relating to the waiver of jury trial shall apply to any such action, suit or proceeding. In no event shall Parent or Acquisition Sub (or their Affiliates) be forced to litigate against the Financing Sources. For purposes of this Agreement, “Financing Sources” means Persons (other than Parent or any of their respective affiliates or controlling persons) that (x) are party to the executed commitment letter, dated as of January 18, 2013, by and among Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, OTPP and Parent (together with all exhibits, annexes, schedules and attachments thereto, the “Debt Commitment Letter”) (or any alternative or replacement financing thereof), and (y) have committed to provide or otherwise entered into definitive financing documents contemplated by the Debt Commitment Letter and documentation therefor and the other related letters contemplated therein (and their respective successors and permitted assigns), and, in each case, each of the foregoing Person’s respective employees, officers, agents, affiliates, advisors, consultants and other representatives.

Section 8.6 Waiver of Jury Trial Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any Legal Action arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each party to this Agreement certifies and acknowledges that (a) no Representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a Legal Action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.6.

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Section 8.7 Notices Any notice, request, instruction or other communication under this Agreement shall be in writing and delivered by hand, overnight courier service, facsimile or other electronic transmission:

If to Parent or Acquisition Sub, to:

c/o Ontario Teachers’ Pension Plan Board

5650 Yonge Street, 7th & 12th Floor

Toronto ON M2M 4H5

Facsimile: (416) 730-3771

   (416) 730-5143

Attention: Law Department

John Sheedy

with a copy to:

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, California 90067

Facsimile: (310) 712-8800

Attention: Alison S. Ressler

If to the Company, to:

SeaCube Container Leasing Ltd.

1 Maynard Drive

Park Ridge, New Jersey

Facsimile: (201) 391-0356

Attention: General Counsel

with copies to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Facsimile: (212) 735-2000

Attention: Joseph A. Coco

Ann Beth Stebbins

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above. Each such communication shall be effective (a) if delivered by hand, when such delivery is made at the address specified in this Section 8.7, (b) if delivered by overnight courier service, the next Business Day after such communication is sent to the address specified in this Section 8.7, or (c) if delivered by facsimile or other electronic transmission, when such facsimile or other electronic transmission is transmitted to the facsimile number or email address, as the case may be, specified in this Section 8.7 and appropriate confirmation is received.

Section 8.8 Entire Agreement This Agreement (including the Exhibits to this Agreement), the Company Disclosure Letter, the Voting Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

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Section 8.9 No Third-Party Beneficiaries Except for (a) the Persons intended to benefit from the provisions of Section 5.9, each of whom shall have the right to enforce such provisions directly and (b) the right of holders of Common Shares and Company Restricted Shares to receive Transaction Consideration pursuant to Article II (a claim with respect to which shall be enforceable only by the Company, in its sole and absolute discretion, on behalf of the shareholders of the Company or the holders of Company Restricted Shares), this Agreement is not intended to confer any rights or remedies upon any Person other than the parties to this Agreement. Notwithstanding the foregoing, the Financing Sources are hereby third-party beneficiaries of Section 7.5 (Effect of Termination), Section 7.7 (Amendment), Section 8.4 (Governing Law), Section 8.5 (Submission to Jurisdiction), Section 8.6 (Waiver of Jury Trial), this Section 8.9 (No Third-Party Beneficiaries), Section 8.13 (Remedies), and Section 8.14 (Specific Performance).

Section 8.10 Severability The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

Section 8.11 Rules of Construction The parties to this Agreement have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any agreement or other document shall be construed against the party drafting such agreement or other document.

Section 8.12 Assignment This Agreement shall not be assignable by operation of law or otherwise, except that Parent may designate, by written notice to the Company, a Subsidiary that is wholly-owned by Parent to be amalgamated with the Company in lieu of Acquisition Sub, in which event all references in this Agreement to Acquisition Sub shall be deemed references to such Subsidiary, and in that case, all representations and warranties made in this Agreement with respect to Acquisition Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such Subsidiary as of the date of such designation, mutatis mutandis.

Section 8.13 Remedies Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity. The exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy. Parent and Acquisition Sub acknowledge and agree that regardless of any termination of this Agreement, the Company may recover, solely through an action brought by the Company in its sole and absolute discretion, damages from Parent and Acquisition Sub if Parent or Acquisition Sub intentionally and in bad faith breaches this Agreement and the remedy of specific performance set forth in Section 8.14 is not available to the Company, in which event the damages recoverable by the Company for itself and on behalf of holders of Common Shares and Company Restricted Shares (without duplication) shall not be limited to expenses or out-of-pocket costs, but may include the benefit of the bargain lost by the Company and the holders of Common Shares and Company Restricted Shares taking into consideration all relevant matters. Any damages recovered in any such action brought by the Company may be retained by the Company for any corporate purpose or distributed to the holders of Common Shares and Company Restricted Shares as the Company Board determines in its sole and absolute discretion.

Section 8.14 Specific Performance. The parties to this Agreement agree that money damages would be both incalculable and an insufficient remedy and that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise

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breached. It is accordingly agreed that, subject to Section 7.6 hereof and the discretion of the courts described in Section 8.5, the parties to this Agreement shall be entitled to an injunction or other equitable relief to prevent breaches or violations of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 8.5, this being in addition to any other remedy to which they are entitled at law or in equity. Moreover, and in recognition of the foregoing, but subject to Section 7.6 of this Agreement in all respects, each of the parties to this Agreement hereby waives (a) any defense in any action for specific performance of this Agreement that a remedy at law would be adequate and (b) any requirement under any law for any party to post security as a prerequisite to obtaining equitable relief.

Section 8.15 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which shall be one and the same agreement. This Agreement shall become effective when each party to this Agreement shall have received (including by facsimile or other electronic transmission) counterparts signed by all of the other parties.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

2357575 ONTARIO LIMITED

By:	/s/ John Sheedy
Name:	John Sheedy
Title:	Authorized Signatory

SC ACQUISITIONCO LTD.

By:	/s/ John Sheedy
Name:	John Sheedy
Title:	Authorized Signatory

[Signature Page to Agreement and Plan of Amalgamation]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

SEACUBE CONTAINER LEASING LTD.

By:	/s/ Lisa D. Leach
Name:	Lisa D. Leach
Title:	Vice President & General Counsel

[Signature Page to Agreement and Plan of Amalgamation]

Exhibit A

THIS AGREEMENT is made the [—] day of [—] 2013

B E T W E E N:

1.	SC Acquisitionco Ltd., a Bermuda exempted company having its registered office at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda (“Acquisition Sub”); and

2.	SeaCube Container Leasing Ltd., a Bermuda exempted company having its registered office at Clarendon House, Church Street, Hamilton HM11, Bermuda (the “Company”).

W H E R E A S:

Acquisition Sub and the Company have agreed to amalgamate pursuant to the provisions of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”), and continue as a Bermuda exempted company on the terms hereinafter appearing (the remaining company to be known in this agreement as the “Amalgamated Company”).

NOW IT IS HEREBY AGREED as follows:-

1.	The amalgamation shall occur and a certificate be issued by the Registrar of Companies effective on [—] 2013 or as soon thereafter as possible (the “Effective Time”).

2.	The Memorandum of Association of the Amalgamated Company shall be that of the Company and the Amalgamated Company shall be called “SeaCube Container Leasing Ltd.”.

3.	The names and addresses of the persons proposed to be directors of the Amalgamated Company are as follows:-

John Sheedy	Neil Petroff
5650 Yonge Street	5650 Yonge Street
Toronto ON M2M 4H5	Toronto ON M2M 4H5
Canada	Canada

Melissa Kennedy	Lee Sienna
5650 Yonge Street	5650 Yonge Street
Toronto ON M2M 4H5	Toronto ON M2M 4H5
Canada	Canada

4.	At the Effective Time by virtue of the amalgamation:

4.1	(i) each Class A common share, par value US$0.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and non-assessable Class A common share, par value US$0.01 per share, of the Amalgamated Company with full voting rights including the right to vote for the appointment of directors of the Amalgamated Company; (ii) each Class B common share, par value US$0.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid and non-assessable Class B common share, par value US$0.01 per share, of the Amalgamated Company with full voting rights other than the right to vote for the appointment of directors of the Amalgamated Company; (iii) the Carry- Forward Share (as defined in the Agreement and Plan of Amalgamation by and among 2357575 Ontario Limited, Acquisition Sub and the Company dated as of 18 January 2013 (the “Agreement”)) will be converted into and become one (1) fully paid and non-assessable Class A common share, par value US$0.01 per share, of the Amalgamated Company with full voting rights including the right to vote for the appointment of directors of the Amalgamated Company; and

4.2

(i) each Excluded Share (as defined in the Agreement) immediately prior to the Effective Time shall be cancelled automatically and shall cease to exist, and no consideration shall be paid for such Excluded

Shares; (ii) each common share, par value US$0.01 per share of the Company (the “Common Shares”) issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares, the Dissenting Shares and the Carry-Forward Share, as such terms are defined in the Agreement) shall be converted into the right to receive US$[—] in cash (subject to any applicable withholding tax), without interest (the “Transaction Consideration”), and all Common Shares that are so converted shall cease to exist and the holders of certificates which immediately prior to the Effective Time represented those shares and the holders of Common Shares registered in the register of shareholders of the Company shall cease to have any rights with respect to those shares, other than the right to receive the Transaction Consideration; and (iii) all Dissenting Shares shall be cancelled and converted as of the Effective Time into the right to receive the Transaction Consideration, as though such Dissenting Shares (as defined in the Agreement) were Common Shares for the purposes thereof, and any Dissenting Holder (as defined in the Agreement) shall, in the event that the fair value of a Dissenting Share as determined by the Supreme Court of Bermuda under Section 106 of the Companies Act is greater than the Transaction Consideration, be paid such difference by the Amalgamated Company within thirty (30) days of the final Court appraisal of the fair value of such Dissenting Shares. In the event that a Dissenting Holder fails to perfect, effectively withdraws or otherwise waives any right to appraisal, its Common Shares shall be cancelled and converted as of the Effective Time into the right to receive the Transaction Consideration for each such Dissenting Share held by such Dissenting Holder.

5.	The Bye-laws of the Amalgamated Company shall be those of Acquisition Sub.

6.	The terms and conditions of this agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of Bermuda. The parties to this agreement hereby irrevocably agree that the courts of Bermuda shall have non-exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings (“Proceedings”) which may arise out of or in connection with this agreement and waive any objection to Proceedings in the courts of Bermuda on the grounds of venue or on the basis that the Proceedings have been brought in an inconvenient forum.

IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this agreement on the date first written above.

SIGNED for and on behalf of	)
SC ACQUISITIONCO LTD.	)
in the presence of	)	Name:
Title:

Witness:

SIGNED for and on behalf of	)
SEACUBE CONTAINER LEASING LTD.	)
in the presence of	)	Name:
Title:

Witness:

Exhibit B

B Y E - L A W S

of

SC ACQUISITIONCO LTD.

The undersigned HEREBY CERTIFIES that the attached Bye-Laws are a true copy of the Bye-Laws of SC ACQUISITIONCO LTD. (the “Company”) adopted by the Shareholder(s) of the Company on 18 January 2013.

Director

Appleby Services (Bermuda) Ltd.

Canon’s Court, 22 Victoria Street

Hamilton HM 12

Bermuda

B Y E - L A W S

of

SC ACQUISITIONCO LTD.

I N D E X

B Y E - L A W S

of

SC ACQUISITIONCO LTD.

INTERPRETATION

1	Definitions and Interpretation

1.1	In these Bye-Laws, unless the context otherwise requires:

“Alternate Director” means an alternate Director appointed to the Board as provided for in these Bye-Laws;

“Auditor” means the person or firm for the time being appointed as auditor of the Company;

“Bermuda” means the Islands of Bermuda;

“Board” means the Directors of the Company appointed or elected pursuant to these Bye-Laws and acting by resolution as provided for in the Companies Acts and in these Bye-Laws or the Directors present at a meeting of Directors at which there is a quorum;

“Class A Common Shares” means the Class A Common Shares of $0.01 each in the capital of the Company;

“Class B Common Shares” means the Class B Common Shares of $0.01 each in the capital of the Company;

“Class A Common Shareholder” means the holders of Class A Common Shares for the time being;

“Class B Common Shareholder” means the holders of Class B Common Shares for the time being;

“Companies Acts” means every Bermuda statute from time to time in force concerning companies insofar as the same applies to the Company;

“Company” means SC Acquisitionco Ltd., a company incorporated in Bermuda on 17 January 2013;

“Director” means such person or persons appointed or elected to the Board from time to time pursuant to these Bye-Laws and includes an Alternate Director;

“Indemnified Person” means any Director, Officer, Resident Representative, member of a committee duly constituted under these Bye-Laws and any liquidator, manager or trustee for the time being acting in relation to the affairs of the Company, and his heirs, executors and administrators;

“Officer” means a person appointed by the Board pursuant to these Bye-Laws but shall not include the Auditor;

“paid up” means paid up or credited as paid up;

“Register” means the Register of Shareholders of the Company maintained by the Company in Bermuda;

“Registered Office” means the registered office of the Company which shall be at such place in Bermuda as the Board shall from time to time determine;

“Resident Representative” means (if any) the individual or the company appointed to perform the duties of resident representative set out in the Companies Acts and includes any assistant or deputy Resident Representative appointed by the Board to perform any of the duties of the Resident Representative;

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“Resolution” means a resolution of the Shareholders passed in a general meeting or, where required, of a separate class or separate classes of shareholders passed in a separate general meeting or in either case adopted by resolution in writing, in accordance with the provisions of these Bye-Laws;

“Seal” means the common seal of the Company and includes any authorised duplicate thereof;

“Secretary” means the individual or the company appointed by the Board to perform any of the duties of the Secretary and includes a temporary or assistant or deputy Secretary;

“share” means share in the capital of the Company and includes a fraction of a share;

“Shareholder” means a shareholder or member of the Company provided that for the purposes of Bye-Law 42 it shall also include any holder of notes, debentures or bonds issued by the Company;

“these Bye-Laws” means these Bye-Laws in their present form.

1.2	For the purposes of these Bye-Laws, a corporation which is a shareholder shall be deemed to be present in person at a general meeting if, in accordance with the Companies Acts, its authorised representative is present.

1.3	For the purposes of these Bye-Laws, a corporation which is a Director shall be deemed to be present in person at a board meeting if an officer, attorney or other person authorised to attend on its behalf is present, and shall be deemed to discharge its duties and carry out any actions required under these Bye-Laws and the Companies Acts, including the signing and execution of documents, deeds and other instruments, if an officer, attorney or other person authorised to act on its behalf so acts.

1.4	Words importing only the singular number include the plural number and vice versa.

1.5	Words importing only the masculine gender include the feminine and neuter genders respectively.

1.6	Words importing persons include companies, associations, bodies of persons, whether corporate or not.

1.7	Words importing a Director as an individual shall include companies, associations and bodies of persons, whether corporate or not.

1.8	A reference to writing shall include typewriting, printing, lithography, photography and electronic record.

1.9	Any words or expressions defined in the Companies Acts in force at the date when these Bye-Laws or any part thereof are adopted shall bear the same meaning in these Bye-Laws or such part (as the case may be).

REGISTERED OFFICE

2	Registered Office

The Registered Office shall be at such place in Bermuda as the Board shall from time to time appoint.

SHARES AND SHARE RIGHTS

3	Share Rights

3.1	Subject to any special rights conferred on the holders of any share or class of shares, any share in the Company may be issued with or have attached thereto such preferred, deferred, qualified or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may by Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board may determine.

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3.2	Subject to any resolution of the Shareholders to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the share capital of the Company shall be divided into two classes: (i) the Class A Common Shares, and (ii) the Class B Common Shares.

3.3	The holders of the Class A Common Shares shall, subject to the provisions of these Bye-laws:

3.3.1	be entitled to one vote per Class A Common Share held by such Shareholder;

3.3.2	be entitled to receive dividends out of any assets legally available therefor as and when directed by the Board;

3.3.3	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the return of the original purchase price paid up on such Class A Common Shares but, so long as there are Class B Common Shares in issue only after the original purchase price paid up on such Class B Common Shares has been returned to the holders thereof; and

3.3.4	generally be entitled to enjoy all of the rights attaching to shares.

3.4	The holders of the Class B Common Shares shall, subject to the provisions of these Bye-laws:

3.4.1	be entitled to one vote per Class B Common Share held by such Shareholder, save that they shall not have the right to vote on the election of directors;

3.4.2	be entitled to receive dividends out of any assets legally available therefor as and when directed by the Board;

3.4.3	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the return of the original purchase price paid up on such Class B Common Shares and to share pro rata in the surplus, if any, following the return of the original purchase price paid up on the Class A Common Shares and the Class B Common Shares to the holders thereof; and

3.4.4	generally be entitled to enjoy all of the rights attaching to shares.

3.5	Subject to the Companies Acts, any preference shares may, with the sanction of a resolution of the Board, be issued on terms:

3.5.1	that they are to be redeemed on the happening of a specified event or on a given date; and/or,

3.5.2	that they are liable to be redeemed at the option of the Company; and/or,

3.5.3	if authorised by the memorandum of association of the Company, that they are liable to be redeemed at the option of the holder.

The terms and manner of redemption shall be provided for in such resolution of the Board and shall be attached to but shall not form part of these Bye-Laws.

3.6	The Board may, at its discretion and without the sanction of a Resolution, authorise the purchase by the Company of its own shares upon such terms as the Board may in its discretion determine, provided always that such purchase is effected in accordance with the provisions of the Companies Acts.

3.7

The Board may, at its discretion and without the sanction of a Resolution, authorise the acquisition by the Company of its own shares, to be held as treasury shares, upon such terms as the Board may in its discretion determine, provided always that such acquisition is effected in accordance with the provisions of the Companies Acts. The Company shall be entered in the Register as a Shareholder in respect of the shares held by the Company as treasury shares and shall be a Shareholder of the Company but subject always to the provisions of the Companies Acts and for the avoidance of doubt

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the Company shall not exercise any rights and shall not enjoy or participate in any of the rights attaching to those shares save as expressly provided for in the Companies Acts.

4	Modification of Rights

4.1	Subject to the Companies Acts, all or any of the special rights for the time being attached to any class of shares for the time being issued may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the holders of not less than seventy five percent (75%) of the issued shares of that class or with the sanction of a resolution passed at a separate general meeting of the holders of such shares voting in person or by proxy. To any such separate general meeting, all the provisions of these Bye-Laws as to general meetings of the Company shall mutatis mutandis apply, but so that the necessary quorum shall be one or more persons holding or representing by proxy any of the shares of the relevant class, that every holder of shares of the relevant class shall be entitled on a poll to one vote for every such share held by him and that any holder of shares of the relevant class present in person or by proxy may demand a poll.

4.2	The special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

5	Shares

5.1	Subject to the provisions of these Bye-Laws, the unissued shares of the Company (whether forming part of the original capital or any increased capital) shall be at the disposal of the Board, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times and for such consideration and upon such terms and conditions as the Board may determine.

5.2	Subject to the provisions of these Bye-Laws, any shares of the Company held by the Company as treasury shares shall be at the disposal of the Board, which may hold all or any of the shares, dispose of or transfer all or any of the shares for cash or other consideration, or cancel all or any of the shares.

5.3	The Board may in connection with the issue of any shares exercise all powers of paying commission and brokerage conferred or permitted by law.

5.4	Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as otherwise provided in these Bye-Laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

6	Certificates

6.1	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been issued. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all.

6.2	If a share certificate is defaced, lost or destroyed, it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of the costs and out of pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board may think fit and, in case of defacement, on delivery of the old certificate to the Company.

6.3

All certificates for share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates and other like documents) shall, except to the extent that the terms and conditions for the time being relating thereto otherwise provide, be issued under the Seal or signed by a Director, the Secretary or any person authorised by the Board for that purpose. The Board may by

Bye-laws of SC Acquisitionco Ltd.

resolution determine, either generally or in any particular case, that any signatures on any such certificates need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon or that such certificates need not be signed by any persons.

7	Lien

7.1	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies, whether presently payable or not, called or payable, at a date fixed by or in accordance with the terms of issue of such share in respect of such share, and the Company shall also have a first and paramount lien on every share (other than a fully paid share) standing registered in the name of a Shareholder, whether singly or jointly with any other person, for all the debts and liabilities of such Shareholder or his estate to the Company, whether the same shall have been incurred before or after notice to the Company of any interest of any person other than such Shareholder, and whether the time for the payment or discharge of the same shall have actually arrived or not, and notwithstanding that the same are joint debts or liabilities of such Shareholder or his estate and any other person, whether a Shareholder or not. The Company’s lien on a share shall extend to all dividends payable thereon. The Board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this Bye-Law.

7.2	The Company may sell, in such manner as the Board may think fit, any share on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen (14) days after a notice in writing, stating and demanding payment of the sum presently payable and giving notice of the intention to sell in default of such payment, has been served on the holder for the time being of the share.

7.3	The net proceeds of sale by the Company of any shares on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as the same is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale) be paid to the person who was the holder of the share immediately before such sale. For giving effect to any such sale, the Board may authorise some person to transfer the share sold to the purchaser thereof. The purchaser shall be registered as the holder of the share and he shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the sale.

8	Calls on Shares

8.1	The Board may from time to time make calls upon the Shareholders (for the avoidance of doubt excluding the Company in respect of any nil or partly paid shares held by the Company as treasury shares) in respect of any monies unpaid on their shares (whether on account of the par value of the shares or by way of premium) and not by the terms of issue thereof made payable at a date fixed by or in accordance with such terms of issue, and each Shareholder shall (subject to the Company serving upon him at least fourteen (14) days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Board may determine.

8.2	A call may be made payable by instalments and shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

8.3	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

8.4	If a sum called in respect of the share shall not be paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest on the sum from the day appointed for the payment thereof to the time of actual payment at such rate as the Board may determine, but the Board shall be at liberty to waive payment of such interest wholly or in part.

8.5

Any sum which, by the terms of issue of a share, becomes payable on allotment or at any date fixed by or in accordance with such terms of issue, whether on account of the nominal amount of the share or by

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way of premium, shall for all the purposes of these Bye-Laws be deemed to be a call duly made, notified and payable on the date on which, by the terms of issue, the same becomes payable and, in case of non-payment, all the relevant provisions of these Bye-Laws as to payment of interest, forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

8.6	The Board may on the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment.

9	Forfeiture of Shares

9.1	If a Shareholder fails to pay any call or instalment of a call on the day appointed for payment thereof, the Board may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

9.2	The notice shall name a further day (not being less than fourteen (14) days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that, in the event of non-payment on or before the day and at the place appointed, the shares in respect of which such call is made or instalment is payable will be liable to be forfeited. The Board may accept the surrender of any share liable to be forfeited hereunder and, in such case, references in these Bye-Laws to forfeiture shall include surrender.

9.3	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before payment of all calls or instalments and interest due in respect thereof has been made, be forfeited by a resolution of the Board to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

9.4	When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice as aforesaid.

9.5	A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before forfeiture, the holder thereof or entitled thereto or to any other person upon such terms and in such manner as the Board shall think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Board may think fit.

9.6	A person whose shares have been forfeited shall thereupon cease to be a Shareholder in respect of the forfeited shares but shall, notwithstanding the forfeiture, remain liable to pay to the Company all monies which at the date of forfeiture were presently payable by him to the Company in respect of the shares with interest thereon at such rate as the Board may determine from the date of forfeiture until payment, and the Company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited.

9.7	An affidavit in writing that the deponent is a Director of the Company or the Secretary and that a share has been duly forfeited on the date stated in the affidavit shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration (if any) given for the share on the sale, re-allotment or disposition thereof and the Board may authorise some person to transfer the share to the person to whom the same is sold, re-allotted or disposed of, and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale, re-allotment or disposal of the share.

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REGISTER OF SHAREHOLDERS

10	Register of Shareholders

The Secretary shall establish and maintain the Register at the Registered Office in the manner prescribed by the Companies Acts. Unless the Board otherwise determines, the Register shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day. Unless the Board so determines, no Shareholder or intending Shareholder shall be entitled to have entered in the Register any indication of any trust or any equitable, contingent, future or partial interest in any share or any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of Bye-Law 5.4.

REGISTER OF DIRECTORS AND OFFICERS

11	Register of Directors and Officers

The Secretary shall establish and maintain a register of the Directors and Officers of the Company as required by the Companies Acts. The register of Directors and Officers shall be open to inspection in the manner prescribed by the Companies Acts between 10:00 a.m. and 12:00 noon on every working day.

TRANSFER OF SHARES

12	Transfer of Shares

12.1	Subject to the Companies Acts and to such of the restrictions contained in these Bye-Laws as may be applicable, any Shareholder may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve. No such instrument shall be required on the redemption of a share or on the purchase by the Company of a share.

12.2	The instrument of transfer of a share shall be signed by or on behalf of the transferor and where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof. All instruments of transfer when registered may be retained by the Company. The Board may, in its absolute discretion and without assigning any reason therefor, decline to register any transfer of any share which is not a fully-paid share. The Board may also decline to register any transfer unless:

12.2.1	the instrument of transfer is duly stamped (if required by law) and lodged with the Company, accompanied by the certificate for the shares to which it relates, and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer,

12.2.2	the instrument of transfer is in respect of only one class of share, and

12.2.3	where applicable, the permission of the Bermuda Monetary Authority with respect thereto has been obtained.

12.3	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

12.4	If the Board declines to register a transfer it shall, within three (3) months after the date on which the instrument of transfer was lodged, send to the transferee notice of such refusal.

12.5	No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register relating to any share.

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TRANSMISSION OF SHARES

13	Transmission of Shares

13.1	In the case of the death of a Shareholder, the survivor or survivors, where the deceased was a joint holder, and the estate representative, where he was sole holder, shall be the only person recognised by the Company as having any title to his shares; but nothing herein contained shall release the estate of a deceased holder (whether the sole or joint) from any liability in respect of any share held by him solely or jointly with other persons. For the purpose of this Bye-Law, estate representative means the person to whom probate or letters of administration has or have been granted in Bermuda or, failing any such person, such other person as the Board may in its absolute discretion determine to be the person recognised by the Company for the purpose of this Bye-Law.

13.2	Any person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to his entitlement, either be registered himself as the holder of the share or elect to have some person nominated by him registered as the transferee thereof. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he shall elect to have his nominee registered, he shall signify his election by signing an instrument of transfer of such share in favour of his nominee. All the limitations, restrictions and provisions of these Bye-Laws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Shareholder or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer signed by such Shareholder.

13.3	A person becoming entitled to a share in consequence of the death of a Shareholder or otherwise by operation of applicable law shall (upon such evidence being produced as may from time to time be required by the Board as to his entitlement) be entitled to receive and may give a discharge for any dividends or other monies payable in respect of the share, but he shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Shareholder until he shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered himself or to transfer the share and, if the notice is not complied with within sixty (60) days, the Board may thereafter withhold payment of all dividends and other monies payable in respect of the shares until the requirements of the notice have been complied with.

13.4	Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under this Bye-Law.

SHARE CAPITAL

14	Increase of Capital

14.1	The Company may from time to time increase its capital by such sum to be divided into shares of such par value as the Company by Resolution shall prescribe.

14.2	The Company may, by the Resolution increasing the capital, direct that the new shares or any of them shall be offered in the first instance either at par or at a premium or (subject to the provisions of the Companies Acts) at a discount to all the holders for the time being of shares of any class or classes in proportion to the number of such shares held by them respectively or make any other provision as to the issue of the new shares.

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14.3	The new shares shall be subject to all the provisions of these Bye-Laws with reference to lien, the payment of calls, forfeiture, transfer, transmission and otherwise.

15	Alteration of Capital

15.1	The Company may from time to time by Resolution:

15.1.1	divide its shares into several classes and attach thereto respectively any preferential, deferred, qualified or special rights, privileges or conditions;

15.1.2	consolidate and divide all or any of its share capital into shares of larger par value than its existing shares;

15.1.3	sub-divide its shares or any of them into shares of smaller par value than is fixed by its memorandum, so, however, that in the sub-division the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived;

15.1.4	make provision for the issue and allotment of shares which do not carry any voting rights;

15.1.5	cancel shares which, at the date of the passing of the Resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; and

15.1.6	change the currency denomination of its share capital.

15.2	Where any difficulty arises in regard to any division, consolidation, or sub-division under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may arrange for the sale of the shares representing fractions and the distribution of the net proceeds of sale in due proportion amongst the Shareholders who would have been entitled to the fractions, and for this purpose the Board may authorise some person to transfer the shares representing fractions to the purchaser thereof, who shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

15.3	Subject to the Companies Acts and to any confirmation or consent required by law or these Bye-Laws, the Company may by Resolution from time to time convert any preference shares into redeemable preference shares.

16	Reduction of Capital

16.1	Subject to the Companies Acts, its memorandum and any confirmation or consent required by law or these Bye-Laws, the Company may from time to time by Resolution authorise the reduction of its issued share capital or any share premium account in any manner.

16.2	In relation to any such reduction, the Company may by Resolution determine the terms upon which such reduction is to be effected including, in the case of a reduction of part only of a class of shares, those shares to be affected.

GENERAL MEETINGS AND RESOLUTIONS IN WRITING

17	General Meetings and Resolutions in Writing

17.1	Save and to the extent that the Company elects to dispense with the holding of one or more of its Annual General Meetings in the manner permitted by the Companies Acts, the Board shall convene and the Company shall hold general meetings as Annual General Meetings in accordance with the requirements of the Companies Acts at such times and places as the Board shall appoint. The Board may, whenever it thinks fit, and shall, when required by the Companies Acts, convene general meetings other than Annual General Meetings which shall be called Special General Meetings.

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17.2	Except in the case of the removal of Auditors or Directors, anything which may be done by resolution of the Shareholders in general meeting or by resolution of any class of Shareholders in a separate general meeting may be done by resolution in writing, signed by the Shareholders (or the holders of such class of shares) who at the date of the notice of the resolution in writing represent the majority of votes that would be required if the resolution had been voted on at a meeting of the Shareholders. Such resolution in writing may be signed by the Shareholder or its proxy, or in the case of a Shareholder that is a corporation (whether or not a company within the meaning of the Companies Acts) by its representative on behalf of such Shareholder, in as many counterparts as may be necessary.

17.3	Notice of any resolution in writing to be made under this Bye-Law shall be given to all the Shareholders who would be entitled to attend a meeting and vote on the resolution. The requirement to give notice of any resolution in writing to be made under this Bye-Law to such Shareholders shall be satisfied by giving to those Shareholders a copy of that resolution in writing in the same manner as that required for a notice of a general meeting of the Company at which the resolution could have been considered, except that the length of the period of notice shall not apply. The date of the notice shall be set out in the copy of the resolution in writing.

17.4	The accidental omission to give notice, in accordance with this Bye-Law, of a resolution in writing to, or the non-receipt of such notice by, any person entitled to receive such notice shall not invalidate the passing of the resolution in writing.

17.5	For the purposes of this Bye-Law, the date of the resolution in writing is the date when the resolution in writing is signed by, or on behalf of, the Shareholder who establishes the majority of votes required for the passing of the resolution in writing and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this Bye-Law, a reference to such date.

17.6	A resolution in writing made in accordance with this Bye-Law is as valid as if it had been passed by the Company in general meeting or, if applicable, by a meeting of the relevant class of Shareholders of the Company, as the case may be. A resolution in writing made in accordance with this Bye-Law shall constitute minutes for the purposes of the Companies Acts and these Bye-Laws.

18	Notice of General Meetings

18.1	An Annual General Meeting shall be called by not less than five (5) days notice in writing and a Special General Meeting shall be called by not less than five (5) days notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, day and time of the meeting, and, the nature of the business to be considered. Notice of every general meeting shall be given in any manner permitted by these Bye-Laws to all Shareholders other than such as, under the provisions of these Bye-Laws or the terms of issue of the shares they hold, are not entitled to receive such notice from the Company and every Director and to any Resident Representative who or which has delivered a written notice upon the Registered Office requiring that such notice be sent to him or it.

Notwithstanding that a meeting of the Company is called by shorter notice than that specified in this Bye-Law, it shall be deemed to have been duly called if it is so agreed:

18.1.1	in the case of a meeting called as an Annual General Meeting, by all the Shareholders entitled to attend and vote thereat;

18.1.2	in the case of any other meeting, by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the shares giving that right.

18.2	The accidental omission to give notice of a meeting or (in cases where instruments of proxy are sent out with the notice) the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or such instrument of proxy by, any person entitled to receive such notice shall not invalidate the proceedings at that meeting.

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18.3	The Board may cancel or postpone a meeting of the Shareholders after it has been convened and notice of such cancellation or postponement shall be served in accordance with these Bye-Laws upon all Shareholders entitled to notice of the meeting so cancelled or postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with this Bye-Law.

19	Proceedings at General Meetings

19.1	In accordance with the Companies Acts, a general meeting may be held with only one individual present provided that the requirement for a quorum is satisfied. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Bye-Laws, at least one Shareholder present in person or by proxy and entitled to vote shall be a quorum for all purposes.

19.2	If within five (5) minutes (or such longer time as the chairman of the meeting may determine to wait) after the time appointed for the meeting, a quorum is not present, the meeting, if convened on the requisition of Shareholders, shall be dissolved. In any other case, it shall stand adjourned to such other day and such other time and place as the chairman of the meeting may determine and at such adjourned meeting one Shareholder present in person or by proxy and entitled to vote shall be a quorum. The Company shall give not less than five (5) days notice of any meeting adjourned through want of a quorum and such notice shall state that the one Shareholder present in person or by proxy (whatever the number of shares held by them) and entitled to vote shall be a quorum.

19.3	A meeting of the Shareholders or any class thereof may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone, or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

19.4	Each Director, and upon giving the notice referred to in Bye-Law 18.1 above, the Resident Representative, if any, shall be entitled to attend and speak at any general meeting of the Company.

19.5	The Board may choose one of their number to preside as chairman at every general meeting. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present shall choose one of their number to act or if only one Director is present he shall preside as chairman if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote on a poll shall elect one of their number to be chairman.

19.6	The chairman of the meeting may, with the consent by resolution of any meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. When a meeting is adjourned for three (3) months or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as expressly provided by these Bye-Laws, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

20	Voting

20.1	Subject to these Bye-laws and save where a greater majority is required by the Companies Acts or these Bye-Laws, any question proposed for consideration at any general meeting shall be decided on by a simple majority of votes cast.

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20.2	At any general meeting, a resolution put to the vote of the meeting shall be decided on a show of hands or by a count of votes received in the form of electronic records, unless (before or on the declaration of the result of the show of hands or count of votes received as electronic records or on the withdrawal of any other demand for a poll) a poll is demanded by:

20.2.1	the chairman of the meeting; or

20.2.2	at least three (3) Shareholders present in person or represented by proxy; or

20.2.3	any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one tenth (1/10) of the total voting rights of all the Shareholders having the right to vote at such meeting; or

20.2.4	a Shareholder or Shareholders present in person or represented by proxy holding shares conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one tenth (1/10) of the total sum paid up on all such shares conferring such right.

The demand for a poll may be withdrawn by the person or any of the persons making it at any time prior to the declaration of the result. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman that a resolution has, on a show of hands or count of votes received as electronic records, been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be final and conclusive, and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded for or against such resolution.

20.3	If a poll is duly demanded, the result of the poll shall be deemed to be the resolution of the meeting at which the poll is demanded.

20.4	A poll demanded on the election of a chairman, or on a question of adjournment, shall be taken forthwith. A poll demanded on any other question shall be taken in such manner and either forthwith or at such time (being not later than three (3) months after the date of the demand) and place as the chairman shall direct. It shall not be necessary (unless the chairman otherwise directs) for notice to be given of a poll.

20.5	The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll has been demanded and it may be withdrawn at any time before the close of the meeting or the taking of the poll, whichever is the earlier.

20.6	On a poll, votes may be cast either personally or by proxy.

20.7	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

20.8	In the case of an equality of votes at a general meeting, whether on a show of hands or count of votes received as electronic records or on a poll, the chairman of such meeting shall not be entitled to a second or casting vote and the resolution shall fail.

20.9	In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding.

20.10

A Shareholder who is a patient for any purpose of any statute or applicable law relating to mental health or in respect of whom an order has been made by any Court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, whether on a show of hands or on a poll, by his receiver, committee, curator bonis or other person in

Bye-laws of SC Acquisitionco Ltd.

the nature of a receiver, committee or curator bonis appointed by such Court and such receiver, committee, curator bonis or other person may vote on a poll by proxy, and may otherwise act and be treated as such Shareholder for the purpose of general meetings.

20.11	No Shareholder shall, unless the Board otherwise determines, be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

20.12	If:

20.12.1	any objection shall be raised to the qualification of any voter; or,

20.12.2	any votes have been counted which ought not to have been counted or which might have been rejected; or,

20.12.3	any votes are not counted which ought to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

21	Proxies and Corporate Representatives

21.1	The instrument appointing a proxy or corporate representative shall be in writing executed by the appointor or his attorney authorised by him in writing or, if the appointor is a corporation, either under its seal or executed by an officer, attorney or other person authorised to sign the same.

21.2	Any Shareholder may appoint a proxy or (if a corporation) representative for a specific general meeting, and adjournments thereof, or may appoint a standing proxy or (if a corporation) representative, by serving on the Company at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation. Any standing proxy or authorisation shall be valid for all general meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Shareholder is present or in respect to which the Shareholder has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

21.3	Notwithstanding Bye-law 21.2, a Shareholder may appoint a proxy which shall be irrevocable in accordance with its terms and the holder thereof shall be the only person entitled to vote the relevant shares at any meeting of the shareholders at which such holder is present. Notice of the appointment of any such proxy shall be given to the Company at its Registered Office, and shall include the name, address, telephone number and electronic mail address of the proxy holder. The Company shall give to the proxy holder notice of all meetings of Shareholders of the Company and shall be obliged to recognise the holder of such proxy until such time as the holder notifies the Company in writing that the proxy is no longer in force.

21.4

Subject to Bye-Law 21.2 and 21.3, the instrument appointing a proxy or corporate representative together with such other evidence as to its due execution as the Board may from time to time require, shall be delivered at the Registered Office (or at such place as may be specified in the notice convening

Bye-laws of SC Acquisitionco Ltd.

the meeting or in any notice of any adjournment or, in either case or the case of a resolution in writing, in any document sent therewith) prior to the holding of the relevant meeting or adjourned meeting at which the person named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a resolution in writing, prior to the effective date of the resolution in writing and in default the instrument of proxy or authorisation shall not be treated as valid.

21.5	Subject to Bye-Law 21.2 and 21.3, the decision of the chairman of any general meeting as to the validity of any appointments of a proxy shall be final.

21.6	Instruments of proxy or authorisation shall be in any common form or in such other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any resolution in writing forms of instruments of proxy or authorisation for use at that meeting or in connection with that resolution in writing. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll, to speak at the meeting and to vote on any amendment of a resolution in writing or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy or authorisation shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

21.7	A vote given in accordance with the terms of an instrument of proxy or authorisation shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the corporate authority, provided that no intimation in writing of such death, unsoundness of mind or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy or authorisation in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any resolution in writing at which the instrument of proxy or authorisation is used.

21.8	Subject to the Companies Acts, the Board may at its discretion waive any of the provisions of these Bye-Laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend, speak and vote on behalf of any Shareholder at general meetings or to sign resolutions in writing.

BOARD OF DIRECTORS

22	Appointment and Removal of Directors

22.1	The number of Directors shall be not less than two (2) and not more than ten (ten) or such numbers in excess thereof as the Company by Resolution may from time to time determine and, subject to the Companies Acts and these Bye-Laws, the Directors shall be elected or appointed by the Company by Resolution and shall serve for such term as the Company by Resolution may determine, or in the absence of such determination, until the termination of the next Annual General Meeting following their appointment. All Directors, upon election or appointment (except upon re-election at an Annual General Meeting), must provide written acceptance of their appointment, in such form as the Board may think fit, by notice in writing to the Registered Office within thirty (30) days of their appointment.

22.2	Subject to these Bye-laws, the Company may by Resolution increase the maximum number of Directors. Any one or more vacancies in the Board not filled by the Shareholders at any general meeting of the Shareholders shall be deemed casual vacancies for the purposes of these Bye-Laws. Without prejudice to the power of the Company by Resolution in pursuance of any of the provisions of these Bye-Laws to appoint any person to be a Director, the Board, so long as a quorum of Directors remains in office, shall have power at any time and from time to time to appoint any person to be a Director so as to fill a casual vacancy.

Bye-laws of SC Acquisitionco Ltd.

22.3	The Company may in a Special General Meeting called for that purpose remove a Director, provided notice of any such meeting shall be served upon the Director concerned not less than fourteen (14) days before the meeting and he shall be entitled to be heard at that meeting. Any vacancy created by the removal of a Director at a Special General Meeting may be filled at the meeting by the election of another Director in his place or, in the absence of any such election, by the Board.

23	Resignation and Disqualification of Directors

The office of a Director shall be vacated upon the happening of any of the following events:

23.1	if he resigns his office by notice in writing delivered to the Registered Office or tendered at a meeting of the Board;

23.2	if he becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated;

23.3	if he becomes bankrupt under the laws of any country or compounds with his creditors;

23.4	if he is prohibited by law from being a Director or, in the case of a corporate Director, is otherwise unable to carry on or transact business; or

23.5	if he ceases to be a Director by virtue of the Companies Acts or is removed from office pursuant to these Bye-Laws.

24	Alternate Directors

24.1	A Director may appoint and remove his own Alternate Director. Any appointment or removal of an Alternate Director by a Director shall be effected by delivery of a written notice of appointment or removal to the Secretary at the Registered Office, signed by such Director, and such notice shall be effective immediately upon receipt or on any later date specified in that notice. Any Alternate Director may be removed by resolution of the Board. Subject as aforesaid, the office of Alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. An Alternate Director may also be a Director in his own right and may act as alternate to more than one Director.

24.2	An Alternate Director shall be entitled to receive notices of all meetings of Directors, to attend, be counted in the quorum and vote at any such meeting at which any Director to whom he is alternate is not personally present, and generally to perform all the functions of any Director to whom he is alternate in his absence.

24.3	Every person acting as an Alternate Director shall (except as regards powers to appoint an alternate and remuneration) be subject in all respects to the provisions of these Bye-Laws relating to Directors and shall alone be responsible to the Company for his acts and defaults and shall not be deemed to be the agent of or for any Director for whom he is alternate. An Alternate Director may be paid expenses and shall be entitled to be indemnified by the Company to the same extent mutatis mutandis as if he were a Director. Every person acting as an Alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director). The signature of an Alternate Director to any resolution in writing of the Board or a committee of the Board shall, unless the terms of his appointment provides to the contrary, be as effective as the signature of the Director or Directors to whom he is alternate.

25	Directors’ Fees and Additional Remuneration and Expenses

The amount, if any, of Directors’ fees shall from time to time be determined by the Company by Resolution or in the absence of such a determination, by the Board. Unless otherwise determined to the contrary, such fees shall be deemed to accrue from day to day. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-Laws or general meetings and shall be paid all expenses properly and reasonably

Bye-laws of SC Acquisitionco Ltd.

incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

26	Directors’ Interests

26.1	A Director may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board may determine, and may be paid such extra remuneration therefor (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-Law.

26.2	A Director may act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

26.3	Subject to the provisions of the Companies Acts, a Director may notwithstanding his office be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested; and be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is interested. The Board may also cause the voting power conferred by the shares in any other company held or owned by the Company to be exercised in such manner in all respects as it thinks fit, including the exercise thereof in favour of any resolution appointing the Directors or any of them to be directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company.

26.4	So long as, where it is necessary, he declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors as required by the Companies Acts, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these Bye-Laws allow him to be appointed or from any transaction or arrangement in which these Bye-Laws allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.

26.5	Subject to the Companies Acts and any further disclosure required thereby, a general notice to the Directors by a Director or Officer declaring that he is a director or officer or has an interest in a person and is to be regarded as interested in any transaction or arrangement made with that person, shall be a sufficient declaration of interest in relation to any transaction or arrangement so made.

POWERS AND DUTIES OF THE BOARD

27	Powers and Duties of the Board

27.1	Subject to the provisions of the Companies Acts, these Bye-Laws and to any directions given by the Company by Resolution, the Board shall manage the business of the Company and may pay all expenses incurred in promoting and incorporating the Company and may exercise all the powers of the Company. No alteration of these Bye-Laws and no such direction shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Bye-Law shall not be limited by any special power given to the Board by these Bye-Laws and a meeting of the Board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions for the time being vested in or exercisable by the Board.

Bye-laws of SC Acquisitionco Ltd.

27.2	The Board may exercise all the powers of the Company except those powers that are required by the Companies Acts or these Bye-Laws to be exercised by the Shareholders.

27.3	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board shall from time to time by resolution determine.

27.4	The Board on behalf of the Company may provide benefits, whether by the payment of gratuities or pensions or otherwise, for any person including any Director or former Director who has held any executive office or employment with the Company or with any body corporate which is or has been a subsidiary or affiliate of the Company or a predecessor in the business of the Company or of any such subsidiary or affiliate, and to any member of his family or any person who is or was dependent on him, and may contribute to any fund and pay premiums for the purchase or provision of any such gratuity, pension or other benefit, or for the insurance of any such person.

27.5	The Board may from time to time appoint one or more of its body to be a managing director, joint managing director or an assistant managing director or to hold any other employment or executive office with the Company for such period and upon such terms as the Board may determine and may revoke or terminate any such appointments. Any such revocation or termination as aforesaid shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Any person so appointed shall receive such remuneration (if any) (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and either in addition to or in lieu of his remuneration as a Director.

28	Delegation of the Board’s Powers

28.1	The Board may by power of attorney appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Board, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board under these Bye-Laws) and for such period and subject to such conditions as it may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney and of such attorney as the Board may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him. Such attorney may, if so authorised by the power of attorney, execute any deed, instrument or other document on behalf of the Company.

28.2	The Board may entrust to and confer upon any Director, Officer or, without prejudice to the provisions of Bye-Law 28.3, other person any of the powers, authorities and discretions exercisable by it upon such terms and conditions with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions, and may from time to time revoke or vary all or any of such powers, authorities and discretions, but no person dealing in good faith and without notice of such revocation or variation shall be affected thereby.

28.3	The Board may delegate any of its powers, authorities and discretions to committees, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, and in conducting its proceedings conform to any regulations which may be imposed upon it by the Board. If no regulations are imposed by the Board the proceedings of a committee with two (2) or more members shall be, as far as is practicable, governed by the Bye-Laws regulating the proceedings of the Board.

Bye-laws of SC Acquisitionco Ltd.

29	Proceedings of the Board

29.1	The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the motion shall be deemed to have been lost. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.

29.2	Notice of a meeting of the Board may be given to a Director by word of mouth or in any manner permitted by these Bye-Laws. A Director may retrospectively waive the requirement for notice of any meeting by consenting in writing to the business conducted at the meeting.

29.3	The quorum necessary for the transaction of the business of the Board may be fixed by the Board and, unless so fixed at any other number, shall be two (2) persons. Any Director who ceases to be a Director at a meeting of the Board may continue to be present and to act as a Director and be counted in the quorum until the termination of the meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

29.4	A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the provisions of the Companies Acts and these Bye-Laws with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present.

29.5	The Resident Representative shall, upon delivering written notice of an address for the purposes of receipt of notice to the Registered Office, be entitled to receive notice of, attend and be heard at, and to receive minutes of all meetings of the Board.

29.6	So long as a quorum of Directors remains in office, the continuing Directors may act notwithstanding any vacancy in the Board but, if no such quorum remains, the continuing Directors or a sole continuing Director may act only for the purpose of calling a general meeting.

29.7	The Board may choose one of their number to preside as chairman at every meeting of the Board. If there is no such chairman, or if at any meeting the chairman is not present within five (5) minutes after the time appointed for holding the meeting, or is not willing to act as chairman, the Directors present may choose one of their number to be chairman of the meeting.

29.8	The meetings and proceedings of any committee consisting of two (2) or more members shall be governed by the provisions contained in these Bye-Laws for regulating the meetings and proceedings of the Board so far as the same are applicable and are not superseded by any regulations imposed by the Board.

29.9	A resolution in writing signed by all the Directors for the time being entitled to receive notice of a meeting of the Board (or by an Alternate Director, as provided for in these Bye-Laws) or by all the members of a committee for the time being shall be as valid and effectual as a resolution passed at a meeting of the Board or, as the case may be, of such committee duly called and constituted. Such resolution may be contained in one document or in several documents in the like form each signed by one or more of the Directors or members of the committee concerned.

29.10	A meeting of the Board or a committee appointed by the Board may be held by means of such telephone, electronic or other communication facilities (including, without limiting the generality of the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, or, if there is no such group, where the chairman of the meeting then is.

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29.11	All acts done by the Board or by any committee or by any person acting as a Director or member of a committee or any person duly authorised by the Board or any committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the Board or such committee or person acting as aforesaid or that they or any of them were disqualified or had vacated their office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director, member of such committee or person so authorised.

29.12	If the Company has elected to have a sole Director, the provisions contained in this Bye-Law for meetings of the Directors do not apply and such sole Director has full power to represent and act for the Company in all matters as are not by the Companies Acts, its memorandum or the Bye-Laws required to be exercised by the Shareholders. In lieu of minutes of a meeting, the sole Director shall record in writing and sign a note or memorandum of all matters requiring a resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

OFFICERS

30	Officers

30.1	The Officers of the Company, who may or may not be Directors, may be appointed by the Board at any time. Any person appointed pursuant to this Bye-Law shall hold office for such period and upon such terms as the Board may determine and the Board may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Officer may have against the Company or the Company may have against such Officer for any breach of any contract of service between him and the Company which may be involved in such revocation or termination. Save as provided in the Companies Acts or these Bye-Laws, the powers and duties of the Officers of the Company shall be such (if any) as are determined from time to time by the Board.

30.2	The provisions of these Bye-Laws as to resignation and disqualification of Directors shall mutatis mutandis apply to the resignation and disqualification of Officers.

MINUTES

31	Minutes

31.1	The Board shall cause minutes to be made and books kept for the purpose of recording:

31.1.1	all appointments of Officers made by the Board;

31.1.2	the names of the Directors and other persons (if any) present at each meeting of the Board and of any committee; and

31.1.3	all proceedings at meetings of the Company, of the holders of any class of shares in the Company, of the Board and of committees appointed by the Board or the Shareholders.

31.2	Shareholders shall only be entitled to see the Register of Directors and Officers, the Register, the financial information provided for in Bye-Law 38.3 and the minutes of meetings of the Shareholders of the Company.

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SECRETARY AND RESIDENT REPRESENTATIVE

32	Secretary and Resident Representative

32.1	The Secretary (including one or more deputy or assistant secretaries) and, if required, the Resident Representative, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary and Resident Representative so appointed may be removed by the Board. The duties of the Secretary and the duties of the Resident Representative shall be those prescribed by the Companies Acts together with such other duties as shall from time to time be prescribed by the Board.

32.2	A provision of the Companies Acts or these Bye-Laws requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

THE SEAL

33	The Seal

33.1	The Board may authorise the production of a common seal of the Company and one or more duplicate common seals of the Company, which shall consist of a circular device with the name of the Company around the outer margin thereof and the country and year of registration in Bermuda across the centre thereof.

33.2	Any document required to be under seal or executed as a deed on behalf of the Company may be:

33.2.1	executed under the Seal in accordance with these Bye-Laws; or

33.2.2	signed or executed by any person authorised by the Board for that purpose, without the use of the Seal.

33.3	The Board shall provide for the custody of every Seal. A Seal shall only be used by authority of the Board or of a committee constituted by the Board. Subject to these Bye-Laws, any instrument to which a Seal is affixed shall be attested by the signature of:

33.3.1	a Director; or

33.3.2	the Secretary; or

33.3.3	any one person authorised by the Board for that purpose.

DIVIDENDS AND OTHER PAYMENTS

34	Dividends and Other Payments

34.1	In accordance with these Bye-laws, the Board may from time to time declare dividends or distributions out of contributed surplus to be paid to the Shareholders according to their rights and interests, including such interim dividends as appear to the Board to be justified by the position of the Company. The Board, in its discretion, may determine that any dividend shall be paid in cash or shall be satisfied, subject to Bye-Law 36, in paying up in full shares in the Company to be issued to the Shareholders credited as fully paid or partly paid or partly in one way and partly the other. The Board may also pay any fixed cash dividend which is payable on any shares of the Company half yearly or on such other dates, whenever the position of the Company, in the opinion of the Board, justifies such payment.

34.2	The Board may determine and is permitted to declare and pay dividends to one class of shares or to both as it deems appropriate in its discretion.

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34.3	A decision by the Board not to declare and pay a dividend to one class of shares shall not prevent the Board from determining to declare and pay a dividend alone or to another class of shares at some other time.

34.4	Except insofar as the rights attaching to, or the terms of issue of, any share otherwise provide:

34.4.1	all dividends or distributions out of contributed surplus may be declared and paid according to the amounts paid up on the shares in respect of which the dividend or distribution is paid, and an amount paid up on a share in advance of calls may be treated for the purpose of this Bye-Law as paid-up on the share;

34.4.2	dividends or distributions out of contributed surplus may be apportioned and paid pro rata according to the amounts paid-up on the shares during any portion or portions of the period in respect of which the dividend or distribution is paid.

34.5	The Board may deduct from any dividend, distribution or other monies payable to a Shareholder by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of shares of the Company.

34.6	No dividend, distribution or other monies payable by the Company on or in respect of any share shall bear interest against the Company.

34.7	Any dividend, distribution or interest, or part thereof payable in cash, or any other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post or by courier addressed to the holder at his address in the Register or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his registered address as appearing in the Register or addressed to such person at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first in the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company. Any one of two (2) or more joint holders may give effectual receipts for any dividends, distributions or other monies payable or property distributable in respect of the shares held by such joint holders.

34.8	Any dividend or distribution out of contributed surplus unclaimed for a period of six (6) years from the date of declaration of such dividend or distribution shall be forfeited and shall revert to the Company and the payment by the Board of any unclaimed dividend, distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

34.9	The Board may also, in addition to its other powers, direct payment or satisfaction of any dividend or distribution out of contributed surplus wholly or in part by the distribution of specific assets, and in particular of paid-up shares or debentures of any other company, and where any difficulty arises in regard to such distribution or dividend, the Board may settle it as it thinks expedient, and in particular, may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution or dividend purposes of any such specific assets and may determine that cash payments shall be made to any Shareholders upon the footing of the values so fixed in order to secure equality of distribution and may vest any such specific assets in trustees as may seem expedient to the Board, provided that such dividend or distribution may not be satisfied by the distribution of any partly paid shares or debentures of any company without the sanction of a Resolution.

35	Reserves

The Board may, before declaring any dividend or distribution out of contributed surplus, set aside such sums as it thinks proper as reserves which shall, at the discretion of the Board, be applicable for any purpose of the Company and pending such application may, also at such discretion, either be employed in the business of the

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Company or be invested in such investments as the Board may from time to time think fit. The Board may also without placing the same to reserve carry forward any sums which it may think it prudent not to distribute.

CAPITALISATION OF PROFITS

36	Capitalisation of Profits

36.1	The Board may from time to time resolve to capitalise all or any part of any amount for the time being standing to the credit of any reserve or fund which is available for distribution or to the credit of any share premium account and accordingly that such amount be set free for distribution amongst the Shareholders or any class of Shareholders who would be entitled thereto if distributed by way of dividend and in the same proportions, on the footing that the same be not paid in cash but be applied either in or towards paying up amounts for the time being unpaid on any shares in the Company held by such Shareholders respectively or in payment up in full of unissued shares, debentures or other obligations of the Company, to be allotted and distributed credited as fully paid amongst such Shareholders, or partly in one way and partly in the other, provided that for the purpose of this Bye-Law, a share premium account may be applied only in paying up of unissued shares to be issued to such Shareholders credited as fully paid.

36.2	Where any difficulty arises in regard to any distribution under this Bye-Law, the Board may settle the same as it thinks expedient and, in particular, may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments should be made to any Shareholders in order to adjust the rights of all parties, as may seem expedient to the Board. The Board may appoint any person to sign on behalf of the persons entitled to participate in the distribution any contract necessary or desirable for giving effect thereto and such appointment shall be effective and binding upon the Shareholders.

RECORD DATES

37	Record Dates

Notwithstanding any other provisions of these Bye-Laws, the Company may by Resolution or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and for the purpose of identifying the persons entitled to receive notices of any general meeting and to vote at any general meeting. Any such record date may be on or at any time before or after any date on which such dividend, distribution, allotment or issue is declared, paid or made or such notice is despatched.

ACCOUNTING RECORDS

38	Accounting Records

38.1	The Board shall cause to be kept accounting records sufficient to give a true and fair view of the state of the Company’s affairs and to show and explain its transactions, in accordance with the Companies Acts.

38.2

The records of account shall be kept at the Registered Office or at such other place or places as the Board thinks fit, and shall at all times be open to inspection by the Directors, PROVIDED that if the records of account are kept at some place outside Bermuda, there shall be kept at an office of the Company in Bermuda such records as will enable the Directors to ascertain with reasonable accuracy the financial position of the Company at the end of each three (3) month period. No Shareholder (other

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than an Officer of the Company) shall have any right to inspect any accounting record or book or document of the Company except as conferred by law or authorised by the Board or by Resolution.

38.3	A copy of every balance sheet and statement of income and expenditure, including every document required by law to be annexed thereto, which is to be laid before the Company in general meeting, together with a copy of the Auditors’ report, shall be sent to each person entitled thereto in accordance with the requirements of the Companies Acts.

AUDIT

39	Audit

Save and to the extent that an audit is waived in the manner permitted by the Companies Acts, Auditors shall be appointed and their duties regulated in accordance with the Companies Acts, any other applicable law and such requirements not inconsistent with the Companies Acts as the Board may from time to time determine.

SERVICE OF NOTICES AND OTHER DOCUMENTS

40	Service of Notices and Other Documents

40.1	Any notice or other document (including but not limited to a share certificate, any notice of a general meeting of the Company, any instrument of proxy and any document to be sent in accordance with Bye-Law 38.3) may be sent to, served on or delivered to any Shareholder by the Company

40.1.1	personally;

40.1.2	by sending it through the post (by airmail where applicable) in a pre-paid letter addressed to such Shareholder at his address as appearing in the Register;

40.1.3	by sending it by courier to or leaving it at the Shareholder’s address appearing in the Register;

40.1.4	where applicable, by sending it by email or facsimile or other mode of representing or reproducing words in a legible and non-transitory form or by sending an electronic record of it by electronic means, in each case to an address or number supplied by such Shareholder for the purposes of communication in such manner; or

40.1.5	by publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found, and how the document may be accessed on the website) by any of the methods set out in paragraphs 40.1.1, 40.1.2, 40.1.3 or 40.1.4 of this Bye-Law, in accordance with the Companies Acts.

In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed as sufficient service on or delivery to all the joint holders.

40.2	Any notice or other document shall be deemed to have been served on or delivered to any Shareholder by the Company

40.2.1	if sent by personal delivery, at the time of delivery;

40.2.2	if sent by post, forty-eight (48) hours after it was put in the post;

40.2.3	if sent by courier or facsimile, twenty-four (24) hours after sending;

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40.2.4	if sent by email or other mode of representing or reproducing words in a legible and non-transitory form or as an electronic record by electronic means, twelve (12) hours after sending; or

40.2.5	if published as an electronic record on a website, at the time that the notification of such publication shall be deemed to have been delivered to such Shareholder,

and in proving such service or delivery, it shall be sufficient to prove that the notice or document was properly addressed and stamped and put in the post, published on a website in accordance with the Companies Acts and the provisions of these Bye-Laws, or sent by courier, facsimile, email or as an electronic record by electronic means, as the case may be, in accordance with these Bye-Laws.

Each Shareholder and each person becoming a Shareholder subsequent to the adoption of these Bye-laws, by virtue of its holding or its acquisition and continued holding of a share, as applicable, shall be deemed to have acknowledged and agreed that any notice or other document (excluding a share certificate) may be provided by the Company by way of accessing them on a website instead of being provided by other means.

40.3	Any notice or other document delivered, sent or given to a Shareholder in any manner permitted by these Bye-Laws shall, notwithstanding that such Shareholder is then dead or bankrupt or that any other event has occurred, and whether or not the Company has notice of the death or bankruptcy or other event, be deemed to have been duly served or delivered in respect of any share registered in the name of such Shareholder as sole or joint holder unless his name shall, at the time of the service or delivery of the notice or document, have been removed from the Register as the holder of the share, and such service or delivery shall for all purposes be deemed as sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

40.4	Save as otherwise provided, the provisions of these Bye-Laws as to service of notices and other documents on Shareholders shall mutatis mutandis apply to service or delivery of notices and other documents to the Company or any Director, Alternate Director or Resident Representative pursuant to these Bye-Laws.

WINDING UP

41	Winding Up

If the Company shall be wound up, the liquidator may, with the sanction of a Resolution of the Company and any other sanction required by the Companies Acts, divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purposes set such values as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trust for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Shareholder shall be compelled to accept any shares or other assets upon which there is any liability.

INDEMNITY

42	Indemnity

42.1

Every Indemnified Person, including, for the avoidance of doubt, the Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being

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acting in relation to any of the affairs of the Company, any subsidiary thereof and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

42.2	The Company shall pay to or on behalf of any such Director, Secretary or other Officer referred to in Bye-law 42.1 expenses (including attorneys’ fees) incurred by such person in defending any civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Company, and such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate, provided that in the event of a finding of fraud or dishonesty (such fraud or dishonesty having been established in a final judgment or decree not subject to appeal), such Director, Secretary or other Officer or, if applicable, such other employee or agent, shall reimburse to the Company all funds paid by the Company in respect of expenses of defending such action, suit or proceeding.

42.3	The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-law shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these Bye-laws, any agreement, resolution of Shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons specified in Bye-law 42.1 shall be made to the fullest extent permitted by law. The provisions of this Bye-law shall not be deemed to preclude the indemnification of any person who is not specified in Bye-law 42.1 but whom the Company has the power or obligation to indemnify under the provisions of the Companies Acts, or otherwise.

42.4	The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director or Officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

42.5	The Company may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred in this Bye-law to Directors, the Secretary and other Officers of the Company, provided that any such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any such persons, and any funds paid by the Company in respect of any such expense shall be reimbursed to the Company in the event of a finding of fraud or dishonesty as set forth in Bye-Law 42.2.

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42.6	If this Bye-law or any portion of this Bye-law shall be invalidated on any ground by a court of competent jurisdiction the Company shall nevertheless indemnify each Director or Officer of the Company, former Director or Officer of the Company or person serving at the request of the Company as a director or officer, employee or agent of another company or corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Bye-law that shall not have been invalidated, provided that any such indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any such persons.

42.7	The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him under the Companies Acts in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

AMALGAMATION AND MERGER

43	Amalgamation and Merger

Any resolution proposed for consideration at any general meeting to approve the amalgamation or merger of the Company with any other company, wherever incorporated, shall require the approval of a simple majority of votes cast at such meeting and the quorum for such meeting shall be that required in Bye-Law 19.1 and a poll may be demanded in respect of such resolution in accordance with the provisions of Bye-Law 20.2.

CONTINUATION

44	Continuation

Subject to the Companies Acts, the Board may approve the discontinuation of the Company in Bermuda and the continuation of the Company in a jurisdiction outside Bermuda. The Board, having resolved to approve the discontinuation of the Company, may further resolve not to proceed with any application to discontinue the Company in Bermuda or may vary such application as it sees fit.

ALTERATION OF BYE-LAWS

45	Alteration of Bye-Laws

These Bye-Laws may be amended from time to time by resolution of the Board, but subject to approval by Resolution.

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Annex B

Merrill Lynch, Pierce, Fenner & Smith Incorporated	GLOBAL CORPORATE & INVESTMENT BANKING

January 18, 2013

The Board of Directors

SeaCube Container Leasing Ltd.

Park Ridge, New Jersey 07656

Members of the Board of Directors:

We understand that SeaCube Container Leasing Ltd. (“SeaCube”) proposes to enter into an Agreement and Plan of Amalgamation, dated as of January 18, 2013 (the “Agreement”), among SeaCube, 2357575 Ontario Limited (“Ontario Limited”) and SC Acquisition Ltd., a wholly owned subsidiary of Ontario Limited (“Acquisition Sub”), pursuant to which, among other things, Acquisition Sub and the Company will amalgamate (the “Amalgamation”) and each outstanding common share, par value $0.01 per share, of SeaCube (“SeaCube Common Shares”) will be converted into the right to receive $23.00 in cash (the “Consideration”). We further understand that certain officers and employees of SeaCube (the “Excluded Holders”) will be given the opportunity to invest in the Amalgamated Company (as defined in the Agreement). The terms and conditions of the Amalgamation are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of SeaCube Common Shares (other than Ontario Limited and its affiliates and the Excluded Holders) of the Consideration to be received by such holders in the Amalgamation.

In connection with this opinion, we have, among other things:

(1)	reviewed certain publicly available business and financial information relating to SeaCube;

(2)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of SeaCube furnished to or discussed with us by the management of SeaCube, including certain financial forecasts relating to SeaCube prepared by the management of SeaCube (such forecasts, “SeaCube Forecasts”);

(3)	discussed the past and current business, operations, financial condition and prospects of SeaCube with members of senior management of SeaCube;

The Board of Directors

SeaCube Container Leasing Ltd.

(4)	reviewed the trading history for SeaCube Common Shares and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(5)	compared certain financial and stock market information of SeaCube with similar information of other companies we deemed relevant;

(6)	compared certain financial terms of the Amalgamation to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(7)	considered the results of our efforts and other efforts on behalf of Seacube to solicit, at the direction of Seacube, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Seacube;

(8)	reviewed the Agreement and the Voting Agreement (as defined in the Agreement); and

(9)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of SeaCube that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the SeaCube Forecasts, we have been advised by SeaCube, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of SeaCube as to the future financial performance of SeaCube. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of SeaCube, nor have we made any physical inspection of the properties or assets of SeaCube. We have not evaluated the solvency or fair value of SeaCube or Ontario Limited under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of SeaCube, that the Amalgamation will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Amalgamation, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on SeaCube or the contemplated benefits of the Amalgamation.

We express no view or opinion as to any terms or other aspects of the Amalgamation (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Amalgamation or any terms, aspects or implications of any rollover, co-investment or other arrangements, agreements or understandings entered into in connection with the Amalgamation or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of SeaCube Common Shares (other than Ontario Limited and its affiliates and the Excluded Holders) and no opinion or view is expressed with respect to any consideration received in connection with the Amalgamation by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Amalgamation, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

The Board of Directors

SeaCube Container Leasing Ltd.

Amalgamation in comparison to other strategies or transactions that might be available to SeaCube or in which SeaCube might engage or as to the underlying business decision of SeaCube to proceed with or effect the Amalgamation. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Amalgamation or any related matter.

We have acted as financial advisor to SeaCube in connection with the Amalgamation and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Amalgamation. In addition, SeaCube has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of SeaCube, Ontario Limited and certain of their respective affiliates, including Fortress Investment Group LLC (“Fortress”), Ontario Teachers’ Pension Plan Board (“OTPP”) and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Fortress, an affiliate of SeaCube, and certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as financial advisor to an affiliate of Fortress in connection with a mergers and acquisition transaction, (ii) having acted or acting as an administrative agent and/or a bookrunner and arranger for, and a lender (including in some instances, a letter of credit or swing line lender) under, certain term loans, letters of credit and other credit facilities and arrangements of Fortress and certain of its affiliates, (iii) having acted or acting as underwriter for various equity and/or debt (including convertible debt) offerings undertaken by Fortress and certain of its affiliates, and (iv) having provided or providing certain treasury and trade management services and products and certain equity, derivatives and foreign exchange trading services to Fortress and certain of its affiliates.

In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to OTTP, an affiliate of Ontario Limited, and certain of its affiliates, and have received or in the future may receive compensation for the rendering of these services, including having provided or providing equity, commodity, derivatives and foreign exchange trading services to OTTP.

It is understood that this letter is for the benefit and use of the Board of Directors of SeaCube (in its capacity as such) in connection with and for purposes of its evaluation of the Amalgamation.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

The Board of Directors

SeaCube Container Leasing Ltd.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Amalgamation by holders of SeaCube Common Shares (other than Ontario Limited and its affiliates and the Excluded Holders) is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Merrill Lynch, Pierce, Fenner & Smith Incorporated

MERRILL LYNCH, PIERCE, FENNER & SMITH

        INCORPORATED

Merrill Lynch, Pierce, Fenner & Smith Incorporated member FINRA/SIPC, is a subsidiary of Bank of America Corporation

Merrill Lynch, Pierce, Fenner and Smith Incorporated

One Bryant Park, New York, NY 10036

Annex C

January 18, 2013

Board of Directors SeaCube Container Leasing Ltd. 1 Maynard Drive Park Ridge, New Jersey 07656	Deutsche Bank Securities Inc. 60 Wall Street New York, NY 10005

Gentlemen:

Deutsche Bank Securities Inc. (“Deutsche Bank”) has acted as financial advisor to SeaCube Container Leasing Ltd. (the “Company”) in connection with the Agreement and Plan of Amalgamation, dated as of January 18, 2013 (the “Agreement”), among 2357575 Ontario Limited (“Parent”), SC Acquisitionco Ltd., a subsidiary of Parent (“Acquisition Sub”), and the Company pursuant to which, among other things, Acquisition Sub and the Company will amalgamate under the laws of Bermuda (the “Amalgamation”) and the amalgamated company will become a subsidiary of Parent (the “Transaction”). As set forth more fully in the Agreement, as a result of the Transaction, each common share, par value US$0.01 per share (each, a “Company Common Share”), of the Company, other than dissenting shares, shares owned by the Company, Parent or their respective wholly-owned subsidiaries, and the Carry-Forward Share (as defined in the Agreement), will be converted into the right to receive US$23.00 in cash (the “Transaction Consideration”).

You have requested our opinion, as investment bankers, as to the fairness of the Transaction Consideration, from a financial point of view, to the holders of the outstanding Company Common Shares, excluding Parent and its affiliates.

In connection with our role as financial advisor to the Company, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning the Company, and certain internal analyses, financial forecasts and other information relating to the Company prepared by management of the Company. We have also held discussions with certain senior officers and other representatives and advisors of the Company regarding the businesses and prospects of the Company. In addition, we have (i) reviewed the reported prices and trading activity for the Company Common Shares, (ii) compared certain financial and stock market information for the Company with, to the extent publicly available, similar information for certain other companies we considered relevant whose securities are publicly traded, (iii) reviewed, to the extent publicly available, the financial terms of certain recent business combinations which we deemed relevant, (iv) reviewed the Agreement and the form of Amalgamation Agreement attached as Exhibit A thereto (the “Amalgamation Agreement”), and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

We have not assumed responsibility for independent verification of, and have not independently verified, any information, whether publicly available or furnished to us, concerning the Company,

Board of Directors

SeaCube Container Leasing Ltd.

January 18, 2013

including, without limitation, any financial information considered in connection with the rendering of our opinion. Accordingly, for purposes of our opinion, we have, with your knowledge and permission, assumed and relied upon the accuracy and completeness of all such information. We have not conducted a physical inspection of any of the properties or assets, and have not prepared, obtained or reviewed any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of the Company, Parent or any of their respective subsidiaries, nor have we evaluated the solvency or fair value of the Company, Parent or the combined company under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to us and used in our analyses, we have assumed with your knowledge and permission that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering our opinion, we express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

For purposes of rendering our opinion, we have assumed with your knowledge and permission that, in all respects material to our analysis, the Transaction will be consummated in accordance with the terms of the Agreement and the Amalgamation Agreement, without any waiver, modification or amendment of any term, condition or agreement that would be material to our analysis. We also have assumed with your knowledge and permission that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to our analysis. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company and its other advisors with respect to such issues.

This opinion has been approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and is addressed to, and is for the use and benefit of, the Board of Directors of the Company in connection with and for the purpose of its evaluation of the Transaction. This opinion is limited to the fairness of the Transaction Consideration, from a financial point of view, to the holders of Company Common Shares, excluding Parent and its affiliates, as of the date hereof. This opinion does not address any other terms of the Transaction, the Agreement, the Amalgamation Agreement or any other agreement entered into or to be entered into in connection therewith. You have not asked us to, and this opinion does not, address the fairness of the Transaction, or any consideration received in connection

Board of Directors

SeaCube Container Leasing Ltd.

January 18, 2013

therewith, to the holders of any other class of securities, creditors or other constituencies of the Company, nor does it address the fairness of the contemplated benefits of the Transaction. We express no opinion as to the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of the Transaction as compared to any alternative transactions or business strategies. Nor do we express an opinion, and this opinion does not constitute a recommendation, as to how any holder of Company Common Shares should vote with respect to the Transaction. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s officers, directors, or employees, or any class of such persons, in connection with the Transaction relative to the Transaction Consideration to be received by the holders of Company Common Shares or otherwise. Furthermore, we do not express any view or opinion as to the fairness of the consideration to be received by any particular holder of Company Common Shares.

Deutsche Bank will be paid a fee for its services as financial advisor to the Company in connection with the Transaction, a portion of which becomes payable upon delivery of this opinion (or would have become payable if Deutsche Bank had advised the Board of Directors that it was unable to render this opinion) and a substantial portion of which is contingent upon consummation of the Transaction. The Company has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the “DB Group”). One or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) and other financial services to Ontario Teachers Pension Plan Board, an affiliate of Parent (“OTPP”), and its affiliates and portfolio companies for which they have received, and in the future may receive, compensation, including having acted as joint bookrunner with respect to a term loan and revolving credit facility for GNC Corporation, an affiliate of OTPP, in March 2011, as joint bookrunner with respect to the initial public offering, and multiple subsequent offerings, of class A common stock of GNC Holdings Inc., an affiliate of OTPP (“GNC”), by GNC and certain of its shareholders, including an affiliate of OTPP, commencing in March 2011, as financial advisor to AOT Bedding Super Holdings LLC (“AOT”), an affiliate of OTPP, in connection with the acquisition of a majority stake by Advent International announced in October 2012, as joint bookrunner with respect to an offering of 8.125% senior unsecured notes by AOT in October 2012, and as joint lead arranger and joint bookrunner with respect to a term loan and asset-backed loan for AOT in October 2012. In addition, one or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) and other financial services to the Company or its affiliates for which they have received, and in the future may receive, compensation, including having acted as joint bookrunner in connection with the Company’s initial public offering of 9,500,000 Company Common Shares in October 2010. Members of the DB Group also have acted as joint lead

Board of Directors

SeaCube Container Leasing Ltd.

January 18, 2013

arranger and administrative agent with respect to, and as a lender under, the $150,000,000 amended and restated revolving credit facility of Container Leasing International, LLC, a subsidiary of the Company, since November 2010 (under which the DB Group has an aggregate credit commitment of approximately $50,000,000 as of the date hereof). Further, a member of the DB Group is a lender to CLI Funding IV LLC, a subsidiary of the Company (“CLIF IV”), pursuant to a credit agreement under which the DB Group has an aggregate commitment of approximately $100,000,000 as of the date hereof. As a condition to its willingness to proceed with the Transaction, Parent has required the appropriate member of the DB Group and the other lenders to CLIF IV to waive the change of control provisions contained in, and to permit the incurrence of subordinated indebtedness under, the documentation related to the CLIF IV indebtedness. At your request, the appropriate members of the DB Group entered into discussions with Parent regarding such waivers and, with your knowledge and permission, have agreed to provide such waivers in connection with the completion of the Transaction, for which such members of the DB Group may receive consideration. Finally, one or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) and other financial services to Fortress Investment Group LLC (“Fortress”), an affiliate of the Company, portfolio companies owned by funds managed by affiliates of Fortress, and their respective affiliates for which they have received, and in the future may receive, compensation. The DB Group may also provide investment and commercial banking services to OTPP, the Company, Fortress and their respective affiliates and portfolio companies in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of OTPP, the Company, Fortress and their respective affiliates and portfolio companies for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

Based upon and subject to the foregoing assumptions, limitations, qualifications and conditions, it is Deutsche Bank’s opinion as investment bankers that, as of the date hereof, the Transaction Consideration is fair, from a financial point of view, to the holders of Company Common Shares, excluding Parent and its affiliates.

Very truly yours,

/s/ Deutsche Bank Securities Inc.

DEUTSCHE BANK SECURITIES INC.

Annex D

VOTING AGREEMENT, dated as of January 18, 2013, between 2357575 Ontario Limited, an Ontario, Canada corporation (“Parent”), and Seacastle Operating Company Ltd., a Bermuda exempted company (the “Shareholder”), a shareholder of SeaCube Container Leasing Ltd., a Bermuda exempted company (the “Company”) (this “Agreement”).

WHEREAS, Parent, SC Acquisitionco Ltd., a Bermuda exempted company (“Acquisition Sub”), and the Company, propose to enter into an Agreement and Plan of Amalgamation, dated as of the date hereof (as the same may be amended or supplemented, the “Plan of Amalgamation”) providing for, among other things, the Amalgamation, and Parent, Acquisition Sub and the Company propose to enter into an Amalgamation Agreement substantially in the form attached as an exhibit to the Plan of Amalgamation (as the same may be amended or supplemented, the “Amalgamation Agreement”);

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth in the Plan of Amalgamation;

WHEREAS, the Shareholder beneficially owns (as defined under Rule 13d-3 of the Exchange Act) and is entitled to vote the number of Common Shares set forth on Schedule A hereto (such Common Shares being referred to herein as the “Subject Shares”); and

WHEREAS, as a condition to its willingness to enter into the Plan of Amalgamation and the Amalgamation Agreement, Parent has requested that Shareholder enter into this Agreement, and the Shareholder wishes to enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Representations and Warranties of the Shareholder. The Shareholder hereby represents and warrants to Parent as follows:

(a) Authority; Execution and Delivery; Enforceability. The Shareholder has all requisite power and authority to execute this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Shareholder of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Shareholder. The Shareholder has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally and to the effect of general principles of equity. The execution and delivery by the Shareholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with or violate any provision of the Shareholder’s memorandum of association, bye-laws or other similar organizational documents, as applicable, or (ii) except where it would not interfere with the Shareholder’s ability to perform its obligations hereunder, require any consent or other action by any Person under, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of any material right or benefit under, or result in the creation of any Lien upon any of the properties or assets of the Shareholder under, any provision of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which any properties or assets of the Shareholder are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any Order or Law applicable to the Shareholder or the properties or assets of the Shareholder. No consent, approval, order, authorization or permit of, or registration, declaration or filing with, or notification to, any

Governmental Entity is required to be obtained or made by or with respect to the Shareholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

(b) The Subject Shares. The Shareholder is the record and beneficial owner of, and has good and valid title to, the Subject Shares, free and clear of any Liens. The Shareholder has the sole right to vote such Subject Shares, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement, commitment or restriction with respect to the voting, pledge or disposition of such Subject Shares, except as contemplated by this Agreement. The Shareholder further represents that any proxies heretofore given in respect of the Subject Shares are revocable, and represents and declares that all such proxies are hereby revoked. The Shareholder does not beneficially own (as defined under Rule 13d-3 of the Exchange Act) any Common Shares other than the Subject Shares and does not have any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company.

(c) Reliance by Parent and the Company. The Shareholder understands and acknowledges that Parent and the Company have entered into the Plan of Amalgamation in reliance upon such Shareholder’s execution and delivery of this Agreement.

SECTION 2. Covenants of the Shareholder. From and after the date hereof until the Expiration Time, the Shareholder hereby covenants and agrees as follows:

(a) At any meeting of the shareholders of the Company, however called, or at any adjournment thereof or postponement thereof, to seek the Requisite Company Vote with respect to the approval of the Plan of Amalgamation and the Amalgamation Agreement, the Shareholder shall appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for the purpose of establishing a quorum and the Shareholder shall vote (or cause to be voted), the Subject Shares in favor of granting the Requisite Company Vote and in favor of any other matter reasonably related to the consummation or facilitation of the transactions contemplated by the Plan of Amalgamation.

(b) At any meeting of shareholders of the Company, however called, or at any adjournment or postponement thereof, the Shareholder shall vote (or cause to be voted), the Subject Shares against, and shall not consent to (and shall cause the Subject Shares not to be consented to), any or all of the following (or any agreement to enter into, effect, facilitate or support any of the following): (i) any merger or amalgamation agreement, or any merger, amalgamation, or sale or transfer of any material assets of the Company (other than the Plan of Amalgamation, Amalgamation Agreement and the Amalgamation), (ii) any reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, (iii) any Takeover Proposal and (iv) any amendment of the Memorandum of Association or the Bye-Laws or other proposal or transaction involving the Company or any Subsidiary of the Company, which amendment or other proposal or transaction could reasonably be expected to, in any manner, impede, frustrate, breach, interfere with, delay, adversely affect, prevent or nullify any provision of the Plan of Amalgamation, the Amalgamation Agreement or the Amalgamation or change in any manner the voting rights of any shares of the capital of the Company (collectively, “Frustrating Transactions”). The Shareholder shall not commit or agree to take any action inconsistent with the foregoing.

(c) Other than this Agreement, the Shareholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, “Transfer”), or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Common Shares to any person (other than pursuant to the Amalgamation) or (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust or otherwise, with respect to any Common Shares and shall not commit or agree to take any of the foregoing actions; provided that the Shareholder may Transfer any Common Shares to an Affiliate of the Shareholder so long as such Affiliate delivers to Parent prior to such Transfer a written undertaking, in form reasonably satisfactory to Parent, that it will be bound by the terms of this Agreement.

(d) The Shareholder shall not, and shall use its reasonable best efforts to cause its officers, directors, shareholders, employees, agents, advisors and other representatives (the “Shareholder’s Representatives”) not to, directly or indirectly, (i) solicit, initiate, encourage or take any other action to facilitate any inquiries with respect to a potential Takeover Proposal or Frustrating Transaction or the submission of any Takeover Proposal or Frustrating Transaction, (ii) enter into any agreement with respect to any Takeover Proposal or Frustrating Transaction or (iii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to any Takeover Proposal or Frustrating Transaction. The Shareholder promptly (and in any event within 24 hours) shall advise Parent orally and in writing of any Takeover Proposal or Frustrating Transaction or inquiry made to the Shareholder with respect to or that is reasonably likely to lead to any Takeover Proposal or Frustrating Transaction, on the timing and with the same amount of detail as is required under the Plan of Amalgamation with respect to any Takeover Proposal or Frustrating Transaction received by the Company.

(e) The Shareholder shall not, nor shall the Shareholder authorize any Shareholder’s Representative to, issue any press release or make any other public statement with respect to this Agreement, the Plan of Amalgamation, the Amalgamation Agreement or the Amalgamation without the prior written consent of Parent, except as may be required by applicable Law, Order or stock exchange rule.

(f) The Shareholder hereby (i) waives, and agrees not to exercise or assent to, any appraisal rights under Section 106 of the Companies Act in connection with the Amalgamation and (ii) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the Company relating to the negotiation, execution and delivery of the Plan of Amalgamation or the Amalgamation Agreement or the consummation of the Amalgamation.

(g) In furtherance of this Agreement, the Shareholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of the Subject Shares with respect to any Transfer not permitted hereunder.

(h) The Shareholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC and in the Information Statement or the Proxy Statement the Shareholder’s identity and ownership of the Subject Shares, this Agreement and the nature of such Shareholder’s obligations under this Agreement.

(i) The Shareholder agrees that for the period commencing on the Closing Date and expiring on the second anniversary of the Closing Date neither the Shareholder nor any of the Shareholder’s controlled Affiliates will, directly or indirectly, solicit or cause to be solicited for purposes of employment, offer to hire or engage as a consultant, entice away, or offer to enter into any contract with, or hire or engage as a consultant or enter into any contract with, any person who is an officer or employee of the Company or any of its Subsidiaries, or otherwise induce or attempt to induce any such person to terminate or otherwise cease his or her employment relationship with the Company or any of its Subsidiaries, during the period of such person’s employment or the six (6) month period following any termination of such employment; provided, however, that the foregoing provision will not prevent the Shareholder or any of its controlled Affiliates from (i) soliciting employees through (x) any general solicitation for employment where the solicitation is not specifically directed at officers or employees of the Company or its Subsidiaries or (y) a recruitment or executive search firm that has been instructed not to solicit officers or employees of the Company or its Subsidiaries; and (ii) hiring any such person who responds to any such solicitation.

(j) The Shareholder agrees that it will promptly notify Parent of the number of new Common Shares with respect to which beneficial ownership is acquired by Shareholder, if any, after the date hereof and before the expiration of this Agreement (the “New Shares”). The Shareholder also agrees that any New Shares acquired or purchased by it shall be subject to the terms of this Agreement to the same extent as if they constituted Subject Shares.

SECTION 3. Granting of Irrevocable Proxy and Voting Instructions. In connection with the execution of this Agreement, to facilitate the agreements referred to in Section 2 above, the Shareholder hereby appoints Parent and any designee of Parent, or any one of them, the true and lawful attorneys in fact, agents and proxies of the Shareholder to represent the Shareholder at any meeting of the shareholders of the Company at which the Amalgamation is being considered, and at any postponements and adjournments of such meeting, or to execute on behalf of the Shareholder any action by consent of the shareholders of the Company in the name of the Shareholder in accordance with Section 2 of this Agreement. The Shareholder affirms that the irrevocable proxy is coupled with an interest and is granted in order to secure Shareholder’s performance under this Agreement and also in consideration of Parent entering into this Agreement and the Plan of Amalgamation, and that until the termination of this Agreement such proxy may not be revoked. If Shareholder fails for any reason to be counted as present, consent or vote the Subject Shares in accordance with the requirements of Section 2(a) and (b) above (or anticipatorily breaches such section), then Parent shall have the right to cause to be present, consent or vote the Subject Shares in accordance with the provisions of Section 2(a) and (b). The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

SECTION 4. Termination. (a) This Agreement shall terminate upon the earliest of (i) the termination of this Agreement by the mutual written consent of Parent and the Shareholder, (ii) the Effective Time and (iii) the termination of the Plan of Amalgamation in accordance with its terms (each of the foregoing, the “Expiration Time”).

(b) Notwithstanding the foregoing, (i) termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of this Agreement and (ii) Sections 2(e), (f) and 6 of this Agreement shall survive the termination of this Agreement. In no event shall any of the representations, warranties, covenants and other agreements in this Agreement (other than the covenants and other agreements set forth in Sections 2(e), (f) and 6), including any rights arising out of any breach of such representations, warranties, covenants and other agreements (other than the covenants and other agreements set forth in Sections 2(e), (f) and 6), survive the Effective Time.

SECTION 5. Additional Matters. (a) The Shareholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further documents and other instruments as are necessary or advisable to effectuate, carryout and comply with all of the terms of this Agreement and the transactions contemplated hereby.

(b) The Shareholder is executing this Agreement solely in its capacity as the record holder and beneficial owner of such Shareholder’s Common Shares, and nothing in this Agreement shall limit or otherwise restrict any officer or director of the Shareholder or any of its Affiliates from taking or not taking any action in his or her capacity as an officer of the Company or any Subsidiary of the Company or a member of the Company Board of Directors (or any committee thereof) or the board of directors of any Subsidiary of the Company (or any committee thereof).

SECTION 6. General Provisions.

(a) Amendments; Waiver. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

(b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given (and shall be deemed to have been given upon receipt) if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.7 of the Plan of Amalgamation and to the Shareholder at its address as set forth in the Company’s share records (or at such other address for a party as shall be specified by like notice).

(c) Interpretation. When a reference is made in this Agreement to a Section or subsection, such reference shall be to a Section or subsection of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.

(d) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

(e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective against Parent when one or more counterparts have been signed by Parent and delivered to the Shareholder. This Agreement shall become effective against the Shareholder when one or more counterparts have been executed by the Shareholder and delivered to Parent. Each party need not sign the same counterpart.

(f) Entire Agreement; No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(g) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of laws.

(h) Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by Parent without the prior written consent of the Shareholder or by the Shareholder without the prior written consent of Parent, and any purported assignment without such consent shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permissible assigns.

(i) Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(j) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) irrevocably and unconditionally consent and submit to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware and the federal courts of the United States of America located in the State of Delaware in any action or dispute among the parties that arises out of or is related to this Agreement or any transaction contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than the Court of Chancery of the State of Delaware or a federal court of the United States of America located in the State of Delaware.

(k) Waiver of Trial by Jury. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(k).

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each party has duly executed this Agreement, all as of the date first written above.

2357575 ONTARIO LIMITED

By:	/s/ John Sheedy
Name:	John Sheedy
Title:	Authorized Signatory

[Signature Page to Voting Agreement]

SEACASTLE OPERATING COMPANY LTD.

By:	/s/ Gregg F. Carpene
Name:	Gregg F. Carpene
Title:	Vice President

[Signature Page to Voting Agreement]

Schedule A

8,525,000 Common Shares

PRELIMINARY COPY

SEACUBE CONTAINER LEASING LTD. C/O [ ]

VOTE BY INTERNET - www.[            ].com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, Proxy Cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - [            ]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your Proxy Card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to American Stock Transfer (AST), c/o Content Critical, 800 Central Boulevard, Carlstadt, New Jersey 07072 – Hot Line # 201-528-4200.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

DETACH AND RETURN THIS PORTION ONLY

SEACUBE CONTAINER LEASING LTD.

The Board of Directors recommends you vote FOR each of the following proposals:		For	Against	Abstain

1

To approve and adopt the Agreement and Plan of Amalgamation, dated as of January 18, 2013, by and among 2357575 Ontario Limited, the Company and SC Acquisitionco Ltd., a subsidiary of 2357575 Ontario Limited (together with the Bermuda Amalgamation Agreement set forth on Exhibit A thereto, the “Amalgamation Agreement”) and to approve the amalgamation of the Company and SC Acquisitionco Ltd. (the “Amalgamation”) upon the terms and conditions set forth in the Amalgamation Agreement.

		☐	☐	☐

2

To approve an adjournment of the Special General Meeting, if necessary or appropriate in the view of the Board of Directors, to solicit additional proxies in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation if there are not sufficient votes at the time of such adjournment to approve and adopt the Amalgamation Agreement and to approve the Amalgamation.

		☐	☐	☐

3	To approve, on a non-binding, advisory basis, certain compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Amalgamation.	☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the meeting or any postponement, adjournment or delay thereof. The Common Shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made this proxy will be voted FOR each of proposals 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special General Meeting: The Notice, Proxy Statement and Annual Report are available at www.[            ].com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL GENERAL MEETING OF SHAREHOLDERS

[            ], 2013

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the Special General Meeting of the Members to be held on the [            ] day of [            ], 2013 and at any adjournment thereof.

Signed this [            ] day of [            ], 2013

Member(s)

The availability of this proxy is governed by Bermuda law. This proxy does not revoke any prior powers of attorney except for prior proxies with respect to the shares of Common Shares represented by this proxy given in connection with this Special General Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” the approval and adoption of the Amalgamation Agreement and approval of the amalgamation of the Company and SC Acquisitionco Ltd. upon the terms and conditions of the Amalgamation Agreement, “FOR” the approval of an adjournment of the Special General Meeting, if necessary or appropriate in the view of the chairman of the Special General Meeting, to allow the Board of Directors to solicit additional proxies in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the amalgamation if there are not sufficient votes at the time of such adjournment to approve and adopt the Amalgamation Agreement and to approve the amalgamation, and “FOR” the approval, on a non-binding, advisory basis, of certain compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Amalgamation.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.